SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
ISCO INTERNATIONAL, INC.
(Name Of Registrant As Specified In Its Charter)
(Name Of Person(S) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share

	(2)	Aggregate number of securities to which transaction applies: 40,000,000 shares of common stock

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.25 (the average of the high and low trading prices of ISCO's common stock on AMEX on November 27, 2007)

	(4)	Proposed maximum aggregate value of transaction: $10,000,000

	(5)	Total fee paid: $2,000

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

1001 Cambridge Drive
Elk Grove Village, Illinois 60007

                               , 200_
Dear Stockholder:

On behalf of the board of directors, I cordially invite you to attend a Special Meeting of Stockholders of ISCO International, Inc., to be held at                central time on, at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018.

The matters that we expect will be acted upon at the meeting are described in the attached Proxy Statement and include:

(1)
To approve the merger of ISCO International, Inc. with Clarity Communication Systems Inc. (“Clarity”) and the issuance of shares of our common stock to Jim Fuentes, the sole shareholder of Clarity and one of our directors, and the issuance of shares of our common stock from our 2003 Equity Incentive Plan, as amended (the “Plan”) to Clarity Rightsholders to satisfy certain employee rights and interests, as described in the Proxy Statement;

(2)	To increase the number of authorized shares of common stock permitted by our certificate of incorporation, as described in the Proxy Statement;

(3)	To approve the increase in the amount of shares of common stock available under the Plan, as described in the Proxy Statement;

(4)	To approve the issuance of shares of common stock upon the conversion of notes issued in accordance with our debt restructuring in June 2007, as described in the Proxy Statement; and

(5)           To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt any of the Proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE PROPOSALS IN THE PROXY STATEMENT.

It is important that your shares be represented whether or not you are able to be present at the Special Meeting.  Please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope.  Your vote is very important, regardless of the amount of stock that you own.

We believe your support for the proposals described in the Proxy Statement is essential for us to continue with our business strategy.  Please return your proxy card as soon as possible.

Sincerely,

Ralph Pini
Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                         , 200

To the Stockholders of
ISCO International, Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of ISCO International, Inc. (the “Company”), a Delaware corporation, will be held at                  central time on                                      , at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018 for the following purposes:

(1)
To approve the merger of ISCO International, Inc. with Clarity Communication Systems Inc. (“Clarity”) and the issuance of shares of our common stock to Jim Fuentes, the sole shareholder of Clarity and one of our directors, and the issuance of shares of our common stock from our 2003 Equity Incentive Plan, as amended (the “Plan”) Clarity Rightsholders to satisfy certain employee rights and interests, as described in the Proxy Statement;

(2)	To increase the number of authorized shares of common stock permitted by our certificate of incorporation, as described in the Proxy Statement;

(3)	To approve the increase in the amount of shares of common stock available under the Plan, as described in the Proxy Statement;

(4)	To approve the issuance of shares of common stock upon the conversion of notes issued in accordance with our debt restructuring in June 2007, as described in the Proxy Statement; and

(5)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt any of the Proposals.

    The board of directors has fixed the close of business on November 30, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting.  Only stockholders of record of the Company as of the close of business on November 30, 2007 will be entitled to vote at the Special Meeting.  The Company will maintain a complete list of its stockholders entitled to vote at the Special Meeting at its headquarters located at 1001 Cambridge Drive, Elk Grove Village, IL for ten days prior to the date of the Special Meeting.  If the Company has to adjourn the Special Meeting, then it will take action on the items described above on the date to which the Special Meeting is adjourned.

By Order of the Board,

Frank Cesario, Secretary

Elk Grove Village, IL
, 200_

i

ii

iii

1001 CAMBRIDGE DRIVE
ELK GROVE VILLAGE, ILLINOIS 60007

PROXY STATEMENT – GENERAL INFORMATION

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors” or “Board”) of ISCO International, Inc., a Delaware corporation (sometimes referred to in the Proxy Statement as the “Company”, “ISCO”, “we”, “us”, or “our”), for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at        central time on                         , 200_ at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018, and any adjournment or postponement thereof.  This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about , 200 .

Record Date and Outstanding Shares.  The Board has fixed the close of business on November 30, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.  As of the Record Date, the Company had outstanding approximately 201 million shares of common stock, par value $0.001 per share, (the “Common Stock”).

Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Special Meeting.  As of the Record Date, none of the Company’s preferred stock, par value $0.001 per share, was outstanding.

Matters To Be Voted On.  Stockholders will be asked to approve the following proposals (collectively, the “Proposals”):

(1)           To approve (the “Merger Proposal”) the merger (the “Merger”) of ISCO International, Inc. with Clarity Communication Systems Inc. (“Clarity”) pursuant to the Agreement and Plan of Merger dated November 13, 2007 (the “Merger Agreement”), the issuance of shares of Common Stock to Jim Fuentes, the sole shareholder of Clarity and one of our directors, and the issuance of shares of Common Stock from our 2003 Equity Incentive Plan (the “Plan”), as amended, to certain Clarity rightsholders (the “Rightsholders”) to satisfy certain employee rights and interests;

(2)           To approve (the “Charter Amendment”) the increase in the number of authorized shares of Common Stock permitted by our certificate of incorporation;

(3)           To approve (the “Plan Amendment”) the increase in the amount of shares of Common Stock available under the Plan; and

(4)
To approve (the “Note Issuance”) the issuance of shares of Common Stock upon the conversion of the amended and restated notes (the “Notes”)  issued in connection with our debt restructuring in June 2007 (the “Restructuring”).

We may also transact other business as may properly come before the special meeting or any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt any of the Proposals.

Voting of Proxies.  Mr. Ralph Pini and Mr. Frank Cesario, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of the Company to serve in such capacity.  Mr. Pini is serving as the Company’s interim Chief Executive Officer and is also a member of the Board and Mr. Cesario is the Company’s Chief Financial Officer.  Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this Proxy Statement.

    Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted.  Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date.  Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Special Meeting.

        Required Votes.  The affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required to approve each of the Proposals.

Quorum; Abstentions and Broker Non-Votes.  A majority of the shares of Common Stock issued and outstanding as of the Record Date is required to transact business at the Special Meeting.  Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting.

Abstentions and broker non-votes will be included in determining the presence of a quorum.  If your shares are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares.  The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process.  Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares.  Although rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, your broker does not have discretionary authority to vote your shares for each of the Proposals.  If your broker does not receive voting instructions from you regarding those proposals, your shares will not be voted on the Proposals.

Stockholder List.  A list of stockholders entitled to vote at the Special Meeting, arranged in alphabetical order, showing the address and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Special Meeting during ordinary business hours commencing on                                    and continuing through the date of the Special Meeting at the principal offices of the Company, 1001 Cambridge Drive, Elk Grove Village, Illinois 60007.

Recommendation.  The Board of Directors recommends that you vote“FOR” all of the Proposals.

Revocation of Proxies.  If you wish to change your vote, please send a later-dated, signed proxy card to our Corporate Secretary at ISCO, prior to the date of the Special Meeting or attend the Special Meeting and vote in person.  You also may revoke your proxy by sending a notice of revocation to our Corporate Secretary at the address of ISCO’s corporate headquarters, provided such revocation is received prior to the Special Meeting.

Solicitation of Proxies.  The Company will pay all expenses relating to this proxy solicitation.  The Company reserves the right to retain a solicitation agent to assist in the solicitation of proxies.  The Company will also request banks, brokers and other intermediaries holding shares of the Company’s Common Stock beneficially owned by others to send this Proxy Statement to, and obtain proxies from, the beneficial owners and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in so doing.  Solicitation of proxies by mail may be supplemented through solicitation by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of the Company.  No additional compensation will be paid to the Company’s directors, officers or employees for soliciting votes in connection with the special meeting.

  Who Can Help Answer Your Questions?
    If you have questions about the Special Meeting or would like additional copies of this Proxy Statement, you should contact our Corporate Secretary, Frank Cesario, 1001 Cambridge Drive, Elk Grove Village, Illinois 60007, telephone (847) 391-9400.

  A Warning About Forward-Looking Statements
    The Company makes forward-looking statements in this document.  These forward-looking statements are subject to risks and uncertainties, including those that are enumerated under the heading “Risk Factors” in this Proxy Statement, the Company’s Annual Report to Stockholders on Form 10-K for the year ended December 31, 2006, as updated in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and in the Company’s other filings with the Securities and Exchange Commission.  Such risks and uncertainties could cause actual results to differ materially from those projected.  Therefore, there can be no assurance that such statements will prove to be correct.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “believes,” “anticipates,” “expects,” “looks,” and “intends,” or the negative of such terms and similar terminology.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

SUMMARY OF THE ACQUISITION AND MATERIAL TERMS OF THE MERGER

The following summary provides an overview of the acquisition of all of the outstanding stock of Clarity through a merger in which our wholly-owned subsidiary, ISCO Illinois, Inc. (“Merger Subsidiary”) will merge with and into Clarity with Clarity being the surviving corporation and a wholly-owned subsidiary of our Company.  We will issue shares of our Common Stock in connection with the Merger as described herein.  This overview is not a complete summary of the transaction and may not contain all of the information that is important to you.  You should carefully read this Proxy Statement and the attached annexes in their entirety.  A copy of the Merger Agreement is attached to this Proxy Statement as Appendix Aand is incorporated herein by reference.

  The Companies

ISCO International, Inc.

1001 Cambridge Drive

Elk Grove Village, IL 60007

847-391-9400

ISCO is a leading global supplier of radio frequency management and interference-control systems for the wireless telecommunications industry.  By integrating state-of-the-art filtering, duplexing and low noise amplifier technology, ISCO’s product portfolio is able to improve the performance of new and existing cellular deployments.  ISCO now offers software-based, adaptive filtering solutions targeted at increasing the performance of CDMA and WCDMA wireless systems worldwide.  ISCO maintains a website at http://www.iscointl.com.  The information contained therein is not incorporated into this Proxy Statement.

Clarity Communication Systems Inc.

2640 White Oak Circle, Suite C

Aurora, IL 60502-4809

630-499-1234

Clarity is a leading provider of applications and platforms for the wireless industry.  Its portfolio of applications for mobile devices includes end-to-end Push-to-Talk (“PTT”) solutions and Location-Based Services (“LBS”).  Where2Talk, its latest product, combines PTT and LBS into one application.  Clarity also offers custom development services that utilizes its core technologies and accelerates development time in an effort to help customers introduce new products and services quickly and cost-effectively.  Founded in 1998, Clarity is a privately held company with headquarters in the Chicago area.  Clarity maintains a website at http://www.claritycsi.com . The information contained therein is not incorporated into this Proxy Statement.

Clarity is owned by a single stockholder, Mr. Fuentes.  However, certain employees, former employees, advisors and consultants hold rights to receive either cash or the same consideration Mr. Fuentes or Clarity receives in the event of a change in control of Clarity pursuant to Clarity’s Non-Qualified Phantom Stock Plan, as amended (the “Phantom Plan”).  In addition, pursuant to separate At-Risk Compensation Plans (collectively, the “At-Risk Plan”), Mr. Fuentes and certain employees each agreed to suspend receipt of his or her salary for employment with Clarity for two and a half months in exchange for an amount equal to his or her accrued suspended salary (the “Suspended Salary”) in cash plus an equal amount to be paid in equity securities (the “Enhanced Benefits”) received upon an acquisition of Clarity.  The Suspended Salary would be paid by Clarity through its line of credit upon approval of, but prior to closing of the Merger.

  The Merger

ISCO and Clarity have agreed to the acquisition of Clarity by ISCO under the terms of the Merger Agreement that is described in this Proxy Statement.  A special committee of disinterested members of our Board of Directors reviewed and negotiated the terms of the merger, received a fairness opinion by an independent financial advisor with respect to the financial terms of the Merger, and recommended to the full Board of Directors (excluding Mr. Fuentes) that it approve the Merger.  In addition, in accordance with the rules of the American Stock Exchange (“AMEX”), the Audit Committee of our Board of Directors reviewed the terms of the Merger and recommended to the full Board of Directors that it approve the Merger.  The full Board of Directors (excluding Mr. Fuentes) has approved the Merger on the terms and subject to the conditions of the Merger Agreement.

In addition, the board of directors and the sole stockholder of Clarity have approved the Merger on the terms and subject to the conditions of the Merger Agreement.

In the Merger, newly created ISCO Illinois, Inc. (“Merger Subsidiary”) will merge with and into Clarity with Clarity being the surviving corporation and a wholly-owned subsidiary of ISCO.  In connection with the Merger, we are issuing shares of Common Stock in exchange for all of the shares of Clarity stock and to satisfy certain obligations of Clarity to its Rightsholders.  We have attached the Merger Agreement to this Proxy Statement as Appendix A. We encourage you to carefully read the Merger Agreement in its entirety because it is the legal document that governs the Merger.  For a description of the material terms of the Merger Agreement, please see the section titled “THE MERGER AGREEMENT” beginning on page 51 of this Proxy Statement.

  Merger and Rights Consideration

Pursuant to the Merger Agreement, ISCO will issue up to an aggregate of 40 million shares (the “Shares”) of ISCO common stock in exchange for all of Clarity’s stock, which is held entirely by Mr. Fuentes, and satisfaction of the rights under the Phantom Plan and the Enhanced Benefits under the At-Risk Plan.  Of the total number of Shares ISCO may issue in the Merger, 20 million Shares would be issuable upon closing (subject to adjustment if the amount of total liabilities, subject to certain exceptions, on Clarity’s closing balance sheet, including Clarity’s line of credit, exceeds $1.5 million), 2.5 million Shares would be issuable on each of the first and second anniversaries of closing (the “Time-Based Shares”) (subject to any indemnification claims), and 3.75 million Shares would be issuable on each of the first dates on which ISCO’s equity market capitalization first equals or exceeds $125,000,000, $175,000,000, $225,000,000 and $275,000,000 within the three year period after closing of the Merger for at least 40 of the 45 consecutive trading days ISCO’s market capitalization equals such thresholds (the “Market-Based Shares”).  The exact number of Shares issuable to Mr. Fuentes and the Rightsholders will depend on, among other things, whether any of the Time-Based Shares are used to satisfy indemnification claims or whether one or more Rightsholders forfeit their shares because their employment with ISCO following the closing of the Merger is terminated.  In the event one or more Rightsholders forfeit their Shares prior to the closing of the Merger, the Shares allocated to Mr. Fuentes and the remaining Rightsholders will be adjusted upward on a pro-rata basis.  Mr. Fuentes will be allocated approximately 65% of the Shares.  No single Rightsholder will be allocated more than 2.75% of the Shares.  Assuming Mr. Fuentes is issued all of the shares he is eligible to receive in connection with the Merger, Mr. Fuentes will beneficially own approximately 11% of ISCO’s outstanding Common Stock.  We will pay off the amount of Clarity’s outstanding line of credit at closing, which we expect to be approximately $1,000,000.  For additional information please see the section titled “THE MERGER AGREEMENT – Merger and Rights Consideration” beginning on page 51 of this Proxy Statement.

In addition, we have agreed to reimburse certain professional fees and expenses of Clarity relating to the Merger up to an aggregate of $375,000.

 Financing Condition

We will require additional capital as part of the costs anticipated with the Merger, as well as to support any significant quarterly revenue increases in the form of working capital or in any greater than expected expansion of our business and product offering that are expected to provide additional revenue opportunities.  Further, as a condition to closing of the Merger, we will be required to obtain $1.5 million in financing to fund the initial operations of the combined entity, which we expect to obtain through one of our existing lenders and on terms substantially similar to our current debt arrangements.  The primary covenant in our existing debt arrangement involves the right of the lenders to receive debt repayment from the proceeds of new financing activities.  In the event we need to look to sources other than our existing lenders for the financing required in the Merger, this covenant may restrict our ability to obtain new sources of financing and/or to apply the proceeds of such financing event toward the integration of the combined company until our existing debt is repaid in full.  For a description of our debt arrangements, please see the Note Issuance Proposal beginning on page 68 of the Proxy Statement or our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, a copy of which is attached as Appendix Eto this Proxy Statement.  For additional information regarding the financing, please see the section titled “THE MERGER AGREEMENT – Financing Condition” beginning on page 53 of this Proxy Statement.

  Other Conditions

In addition to the financing condition described above, the consummation of the Merger will depend on the satisfaction or waiver of a number of closing conditions by both ISCO and Clarity, including obtaining ISCO stockholder approval of the Merger, the issuance of the Shares, and the transactions contemplated thereby.  These conditions are described in more detail in the section titled “THE MERGER AGREEMENT - Other Conditions Required for Closing” beginning on page 53 of this Proxy Statement.

  Covenants and Other Agreements

The Merger Agreement contains certain covenants and agreements among the parties.  For instance, Clarity has agreed to certain restrictions on the operations of its business and a no solicitation provision.  In addition, the Merger Agreement contains certain other covenants and agreements, including, among others, covenants relating to:

•	Access by ISCO to Clarity and Clarity information;

•	Clarity maintaining the confidentiality of all non-public information of Clarity and ISCO and their respective operations;

•	Obligations to provide prompt notice to the other party upon the occurrence of certain events;

•	ISCO using its commercially reasonable efforts to cause the shares of Common Stock issuable in connection with the Merger to be approved for listing on AMEX;

•	ISCO taking commercially reasonable efforts to file a registration statement on Form S-8 prior to closing of the Merger; and

•	Clarity taking commercially reasonable efforts to obtain by December 1, 2007 acknowledgements and releases from the Rightsholders regarding their share allocations.

The covenants and agreements are described in more detail in the section titled “Other Covenants and Agreements on page 55 of this Proxy Statement.

  Termination of the Merger Agreement

ISCO and Clarity can mutually agree to terminate the Merger Agreement at any time without completing the Merger.  In addition, either party may terminate the Merger Agreement if the Merger is not completed by January 31, 2008, or under other circumstances set forth in the Merger Agreement and described in this Proxy Statement.  For additional information please see the section titled “THE MERGER AGREEMENT – Termination of the Merger Agreement beginning on page 58 of this Proxy Statement.

  Indemnification

    ISCO, its officers, directors, employees, stockholders, successors, representatives and certain other parties will be entitled to indemnification in the event of losses resulting from, among other things, breaches of Clarity’s representations and warranties, failure to perform covenants under the Merger Agreement and Clarity tax obligations solely and exclusively as provided in the Merger Agreement, other than for fraud.  ISCO and these other parties will not be entitled to indemnification until the cumulative amount of all losses pursuant to indemnification claims exceeds $150,000, and then only to the extent of any amounts that exceed $150,000.  The length of time in which to bring an indemnification claim and the amount by which ISCO or another indemnified party may be indemnified are subject to certain caps and time limits. For additional information regarding indemnification, please see the section titled “THE MERGER AGREEMENT – Indemnification beginning on page 59 of this Proxy Statement.

  Employment Agreement with Jim Fuentes and Other Interests of Mr. Fuentes

In connection with the proposed Merger, ISCO and Mr. Fuentes intend to enter into an employment agreement for a term of 24 months following closing of the proposed transaction whereby Mr. Fuentes would earn an annual salary of $240,000.  Pursuant to the terms of the employment agreement, Mr. Fuentes will assist our Chief Executive Officer in the coordination and integration of Clarity’s operations with our business and perform such other duties as the Chief Executive Officer may assign to Mr. Fuentes.  The employment agreement would be subject to customary for-cause termination and severance payments in the event of termination without cause, and allows for the parties to modify or extend the employment agreement as may be mutually agreed.  Mr. Fuentes will continue to serve on our Board at least for the remainder of his term.

In addition, we intend to enter into a registration rights agreement with Mr. Fuentes and certain Clarity Rightsholders pursuant to which we would agree to register the shares of Common Stock they receive in connection with the Merger for resale under the Securities Act on a Registration Statement on Form S-3, or other available form to be filed by us within 30 days after the closing of the Merger, subject to certain conditions.  Assuming Mr. Fuentes is issued all of the shares he is eligible to receive in connection with the Merger, Mr. Fuentes would beneficially own approximately 11% of our outstanding Common Stock.

For additional information on these agreements, please see the section titled “THE MERGER AGREEMENT – Related Agreements beginning on page 60.

  Risk Factors

In evaluating the Merger, the Merger Agreement or the issuance of the Shares, you should carefully read this Proxy Statement and especially consider the factors discussed in the section entitled “Risk Factors” on page 23 of this Proxy Statement.

  Material United States Federal Income Tax Consequences of the Merger

The Merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  Assuming the Merger qualifies as such a reorganization, for U.S. federal income tax purposes, Mr. Fuentes will generally not recognize a gain or loss with respect to his Clarity Common Stock exchanged in the Merger for shares of our common stock and the right to receive the Time-Based Shares and the Market-Based Shares, if any.  However, a portion of the Time-Based Shares and the Market-Based Shares, if any, may be treated as taxable interest income to Mr. Fuentes at the time such shares are issued.

ISCO stockholders will not exchange their ISCO Common Stock in the Merger and accordingly will not recognize any taxable gain or loss as a result of the Merger.

Tax matters are very complicated.  The tax consequences of the Merger to Mr. Fuentes will depend on his particular circumstances.  Mr. Fuentes is urged to consult his tax advisors to determine the U.S. federal, state, local, foreign or other tax consequences of the Merger to him.  For additional information please see the section titled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 48.

  Dissenters’ or Appraisal Rights
     No dissenters’ or appraisal rights are available under applicable Delaware or Illinois law to either our stockholders or to the sole Clarity stockholder.

  Regulatory Matters

We believe the Merger and the transactions contemplated by the Merger Agreement are not subject to any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the Merger Proposal with the Secretary of State of the State of Illinois and the Charter Amendment with the Secretary of State of the State of Delaware as well as compliance with applicable federal and state securities laws and the application for listing of the shares issuable in connection with the Merger with AMEX.

  Related Proposals

Approval of the Merger is conditioned on the approval of certain related proposals we are asking our stockholders to consider at the Special Meeting and described in this Proxy Statement.

Increase in Authorized Shares of Common Stock pursuant to the Charter Amendment (see page 61).  We are also seeking your consent to amend our certificate of incorporation to increase the number of shares of common stock that we are authorized to issue to 500 million shares of common stock from 250 million shares of common stock pursuant to the Charter Amendment described in this Proxy Statement.  In addition to the Shares that will be paid as consideration in connection with the Merger, we issued convertible notes (the “Amended and Restated Notes”) to our two lenders, Alexander Finance, L.P. (“Alexander”) and Manchester Securities Corporation (“Manchester” and together with Alexander, the “Lenders”) in connection with our June 2007 debt restructuring.  The Amended and Restated Notes and associated financing documents contain provisions that require us to increase the number of authorized shares under our certificate of incorporation to a number that would permit the Lenders to convert their Amended and Restated Notes into shares of Common Stock (the “Conversion Shares”).  Without the approval of the Charter Amendment we will not be able to issue the Shares in connection with the Merger, and as a result the Merger will not be consummated, or issue the Conversion Shares.  Further, if we are unable to issue the Conversion Shares, the interest rate on the Amended and Restated Notes will increase and we will be required to repay the Amended and Restated Notes, including any accrued interest thereon, upon the maturity date of the Amended and Restated Notes whether or not we have sufficient cash resources to do so.  In addition, increasing the number of authorized shares of Common Stock will give us flexibility to compensate our directors and employees, including officers, finance future acquisitions, and raise additional capital in the future, if necessary, through sales of shares of Common Stock and future stock splits and stock dividends, if any, if the Board of Directors deems it in the our best interest to do so.

Increase in Available Shares of Common Stock pursuant to the Plan Amendment (see page 63). In addition, we would like to increase the amount of shares of Common Stock we have available under the Plan, primarily to be able to satisfy our obligation to issue Shares pursuant to the Merger Agreement to Rightsholders who will be new employees of the combined entity after the Merger pursuant to the terms and conditions governed by the Plan and with shares registered under the Securities Act.  In addition, we seek to increase the amount of Common Stock available under the Plan to continue to be able to attract and retain quality employees within the combined entity.

  Recommendation of ISCO’s Board of Directors

After careful consideration, our Board of Directors (other than Mr. Fuentes) based on the recommendation of the Special Committee of disinterested directors, has determined that the Merger is advisable, fair to and in the best interests of ISCO and its stockholders and recommends that you vote “FOR” adoption of the Merger Proposal.  Our Board of Directors considered a number of factors in determining to approve the Merger Agreement and the issuance of the Shares pursuant to the Merger Agreement.  These considerations are described in the section entitled “Reasons for the Merger” beginning on page 41 of this Proxy Statement.

In addition, the Board of Directors has determined that the other Proposals are advisable, fair to and in the best interests of, ISCO and its stockholders and recommends that you vote “FOR” adoption of the other Proposals.

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT

Why am I receiving these materials?

You are receiving this Proxy Statement because you own shares of ISCO Common Stock.  Our Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the Special Meeting of stockholders.

When and where is the special meeting?

The Special Meeting of ISCO stockholders will be held on                         , beginning at ____ Central Time at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL.

What matters will be voted on at the special meeting?

As a stockholder of ISCO you will be asked to consider and vote on the following proposals (the “Proposals”):

(1)           To approve (the “Merger Proposal”) the merger (the “Merger”) of ISCO International, Inc. with Clarity Communication Systems Inc. (“Clarity”) pursuant to the Agreement and Plan of Merger dated November 13, 2007 (the “Merger Agreement”), the issuance of shares of Common Stock to Jim Fuentes, one of our directors, and the issuance of shares of Common Stock from our 2003 Equity Incentive Plan (the “Plan”), as amended, to certain Clarity rightsholders (the “Rightsholders”) to satisfy certain employee rights and interests;

(2)           To approve (the “Charter Amendment”) the increase in the number of authorized shares of Common Stock permitted by our certificate of incorporation;

(3)           To approve (the “Plan Amendment”) the increase in the amount of shares of Common Stock available under the Plan; and

(4)           To approve (the “Note Issuance”) the issuance of shares of Common Stock upon the conversion of the amended and restated notes (the “Notes”) issued in connection with our debt restructuring in June 2007 (the “Restructuring”).

In addition, we may transact such other business as may properly come before the meeting or any adjournment or postponement thereof, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt any of the Proposals.

What is the proposed Merger?

The proposed transaction is the merger of Clarity Communication Systems Inc. with a wholly-owned subsidiary of ISCO (“Merger Subsidiary”) pursuant to the Merger Agreement.  Once the Merger Proposal has been approved and adopted by ISCO’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Subsidiary will merge with and into Clarity.  Clarity will be the surviving corporation in the Merger and thereby become a wholly-owned subsidiary of ISCO.  A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A, which we encourage you to read in its entirety.

Why does ISCO wish to conduct the Merger with Clarity?

We believe that the growth provided by an acquisition will strengthen our Company, diversify our product and service solutions and allow us to be more competitive as we continue to move toward a more software driven business model within the wireless telecommunications industry.  The telecommunications industry, particularly the wireless segment, has been consolidating for several years and continues to do so.  Inherent benefits in a larger entity size include cost efficiencies in operations and sourcing, as well as diversity of products and markets, all of which would allow us to reduce our reliance on any particular element of the organization in the face of fluctuating customer spending patterns.  For a more detailed discussion on our reasons for conducting the Merger, as well as other considerations that factored into our decision, please see the section titled “Reasons for Merger” beginning on page 41 of this Proxy Statement.

What is the relationship among the proposals?

Approval of the Merger is conditioned on the approval of certain related proposals we are asking our stockholders to consider at the Special Meeting and described in this Proxy Statement, in particular an amendment (the “Charter Amendment”) to our certificate of incorporation to increase in the number of shares of Common Stock authorized for issuance and an amendment (the “Plan Amendment”) to our 2003 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of Common Stock available for issuance under the Plan.  Without the approval of the Charter Amendment, we will not be able to issue shares of Common Stock in the Merger, and therefore, we will not be able to complete the Merger.  In addition, without the approval of the Charter Amendment, we will not be able to issue shares of Common Stock upon conversion of the Amended and Restated Notes.  In that event, the interest rate on the Amended and Restated Notes will increase and we will need to repay the Amended and Restated Notes at maturity, which we may not have sufficient cash resources available to do.  Further, if the Note Issuance is not approved. as a result of the failure to approve the Charter Amendment or otherwise, our ability to secure the $1.5 million of additional financing required by the Merger Agreement may be adversely affected.  For additional information on the Charter Amendment please see the description of the proposal beginning on page 61 of this Proxy Statement.

Without the approval of the Plan Amendment, we will not be able to issue shares of Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), to the Rightsholders of Clarity who are expected to become employees of the combined company following the Merger.  An exemption from registration for the issuance of such shares may not be available in that event.  For additional information on the Plan Amendment, please see the description of the proposal beginning on page 65 of this Proxy Statement.

What will ISCO stockholders receive if the Merger occurs?

ISCO stockholders will continue to own their existing ISCO shares.  However, those shares will represent a smaller proportion of the outstanding shares of the combined company due to the issuance of ISCO Common Stock to Mr. Fuentes and the Clarity Rightsholders in connection with the Merger.  As a result of the Merger, depending upon whether all time and market capitalization milestones are reached, we estimate that current ISCO stockholders will own approximately 83% of ISCO’s Common Stock following the Merger (which does not account for any shares of ISCO Common Stock that may be issued upon conversion of the Amended and Restated Notes pursuant to the Note Issuance).

What will Clarity receive if the Merger occurs?

Pursuant to the Merger Agreement, ISCO will issue up to an aggregate of 40 million shares (the “Shares”) of ISCO Common Stock in exchange for all of Clarity’s stock, which is held entirely by Mr. Fuentes, and satisfaction of the rights under the Phantom Plan and the Enhanced Benefits under the At-Risk Plan.  Of the total number of Shares ISCO may issue in the Merger, 20 million Shares would be issuable upon closing (subject to adjustment if the amount of total liabilities, subject to certain exceptions, on Clarity’s closing balance sheet, including Clarity’s line of credit, exceeds $1.5 million), 2.5 million Time-Based Shares would be issuable on each of the first and second anniversaries of closing (subject to any indemnification claims pursuant to the Merger Agreement), and 3.75 million Market-Based Shares would be issuable on each of the first dates on which ISCO’s equity market capitalization first equals or exceeds $125,000,000, $175,000,000, $225,000,000 and $275,000,000 for at least 40 of the 45 consecutive trading days ISCO’s market capitalization equals such thresholds within the three year period after closing of the Merger.  The exact number of Shares issuable to Mr. Fuentes and the Rightsholders will depend on, among other things, whether any of the Time-Based Shares are used to satisfy indemnification claims or whether one or more Rightsholders forfeit their shares because their employment with ISCO following the closing of the Merger is terminated.  In the event one or more Rightsholders forfeit their Shares prior to the closing of the Merger, the Shares allocated to Mr. Fuentes and the remaining Rightsholders will be adjusted upward on a pro-rata basis.  Mr. Fuentes will be allocated approximately 65% of the Shares.  Subject to the possibility of this reallocation, no single Rightsholder will be allocated more than 2.75% of the Shares.  Assuming Mr. Fuentes is issued all of the Shares he is eligible to receive in connection with the Merger, Mr. Fuentes will beneficially own approximately 11% of ISCO’s outstanding common stock.  For additional information please see the section titled “THE MERGER AGREEMENT – Merger and Rights Consideration” beginning on page 51 of this Proxy Statement.

How does ISCO’s Board of Directors recommend that I vote my shares?

The Board of Directors recommends that you vote“FOR” all of the Proposals.

You should read the Risk Factors section beginning on page 23 of this Proxy Statement for a discussion of the material risks pertinent to and surrounding the Merger.  In addition, in considering the proposed Merger, you should be aware that some of our directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally.  See the section titled “Interests of Directors and Officers in the Merger” beginning on page 47 of this Proxy Statement.

Did ISCO receive a fairness opinion in connection with the Merger?

The Special Committee of ISCO’s Board of Directors engaged Appraisal Economics, Inc. (“AEI”) as its independent financial advisor to assist the Special Committee in determining whether to recommend to the full Board to approve the Merger and the transactions contemplated thereby.  AEI rendered a fairness opinion to the Special Committee regarding its opinion as to the fairness, from a financial point of view to ISCO and its stockholders, of the consideration payable in connection with the Merger.  A summary of AEI’s fairness opinion is described in the section titled “Opinion of Appraisal Economics, Inc., Financial Advisor to ISCO’s Special Committee of the Board of Directors” beginning on page 42.  The full text of AEI’s fairness opinion is attached to the Proxy Statement as Appendix B.

How is ISCO paying for the Merger?

ISCO will be issuing new shares of Common Stock in the Merger in exchange for all of the capital stock of Clarity and to satisfy certain obligations to Clarity employees and interests triggered upon a change of control of Clarity.  ISCO will pay off Clarity’s outstanding line of credit at closing, which we expect to be approximately $1.0 million.  As a condition to the Merger, ISCO will obtain financing in an aggregate amount of $1.5 million, which is expected to come from one of ISCO’s existing lenders on terms expected to be substantially similar to ISCO’s existing debt.  For a description of ISCO’s current debt arrangement, please see the Note Issuance Proposal beginning on page 68 of the Proxy Statement and ISCO’s Current Report on Form 10-Q for the quarter ended September 30, 2007 attached as Appendix E to this Proxy Statement.

When do you expect the Merger to be completed?

Assuming ISCO’s stockholders approve the Merger Proposal, the Charter Amendment and the Plan Amendment, the Merger will be completed within three business days after the satisfaction or waiver of the other conditions to closing of the Merger.  For a description of these conditions, please see page 53 of the Proxy Statement.

Who is entitled to vote?

Holders of the Company’s Common Stock of record at the close of business on November 30, 2007, the record date, will be entitled to one vote per share.  On the record date, ISCO had approximately 201 million shares of Common Stock outstanding.

What vote is required to approve the Merger Proposal and the other Proposals?

The affirmative vote of a majority of the shares of Common Stock issued and outstanding present, in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Merger Proposal as well as the other Proposals.

What happens if the Merger Proposal is not approved?

If the Merger Proposal is not approved, or if the Charter Amendment or the Plan Amendment are not approved, we will not be able to close the Merger and the transaction will be abandoned.

What if the Note Issuance is not approved?

If the Note Issuance is not approved, we will be unable to issue the Conversion Shares upon conversion of the Amended and Restated Notes.  Further, if we are unable to issue the Conversion Shares, the interest rate on the Amended and Restated Notes would increase and we would be required to repay the Amended and Restated Notes, including any accrued interest thereon, upon the maturity date of the Amended and Restated Notes, whether or not we have sufficient cash resources to do so.  Further, if the Note Issuance is not approved, our ability to secure the $1.5 million of additional financing required by the Merger Agreement may be adversely affected.

What will happen if I abstain from voting or fail to vote?

Each of the Proposals requires the affirmative vote of a majority of the shares of ISCO’s Common Stock present in person or by proxy and entitled to vote at the Special Meeting.  Therefore, a failure to vote or an abstention will have the effect of a vote against each of the Proposals.

If my shares are held in “street name” by my broker will my broker vote my shares for me?

If you hold your shares in “street name,” your bank or broker cannot vote your shares with respect to any of the Proposals without specific instructions from you, which are sometimes referred to in this Proxy Statement as the broker “non-vote” rules.  If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not count for purposes of determining the number of votes cast at the Special Meeting.  Your broker can vote your shares only if you provide instructions on how to vote.  You should instruct your broker to vote your shares in accordance with directions you provide to your broker.

What do I do if I want to change my vote?

If you wish to change your vote, please send a later-dated, signed proxy card to our Corporate Secretary at ISCO prior to the date of the Special Meeting or attend the Special Meeting and vote in person.  You also may revoke your proxy by sending a notice of revocation to our Corporate Secretary at the address of ISCO’s corporate headquarters, provided such revocation is received prior to the Special Meeting.

Who can help answer my questions?

If you have questions about any of the Proposals, you may write or call ISCO International, Inc. at 1001 Cambridge Drive, Elk Grove Village, IL 60007 (847) 391-9400, Attention: Frank Cesario.  You may also obtain additional information about ISCO from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information”.

SELECTED HISTORICAL FINANCIAL INFORMATION

  Selected Historical Financial Information of ISCO

The following selected historical consolidated financial data should be read in conjunction with ISCO’s consolidated financial statements and related notes and ISCO’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in ISCOs Annual Report on Form 10-K for the year ended December 31, 2006 attached as Appendix Fto this Proxy Statement, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which is attached asAppendix Eto this Proxy Statement.  The consolidated statement of operations data for the years ended December 31, 2004, 2005 and 2006 and the consolidated balance sheet data as of December 31, 2005 and 2006 have been derived from audited consolidated financial statements, which are included in Appendix Fto this Proxy Statement.  The consolidated statement of operations data for the years ended December 31, 2002 and 2003 and the consolidated balance sheet data as of December 31, 2002 and 2003 have been derived from audited consolidated financial statements not included or incorporated by reference in this Proxy Statement.  The consolidated statement of operations data for the nine months ended September 30, 2006 and September 30, 2007 and the consolidated balance sheet data as of September 30, 2007 have been derived from unaudited condensed consolidated financial statements provided inAppendix Eto this Proxy Statement and, in the opinion of ISCO, include all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of this information when read in conjunction with the ISCO audited consolidated financial statements and related notes provided in this Proxy Statement.  The consolidated statement of operations data presented below is not necessarily indicative of results for any future period.

CONSOLIDATED STATEMENT OF
OPERATIONS DATA
	Unaudited nine months ended Sept 30, 2007	Unaudited nine months ended Sept 30, 2006	Year ended Dec 31, 2006	Year ended Dec 31, 2005	Year ended Dec 31, 2004	Year Ended Dec 31, 2003	Year Ended Dec 31, 2002

Net sales	$6,300,357	$11,205,308	$14,997,320	$10,264,428	$2,621,933	3,238,402	$3,662,805
Costs and expenses:
Cost of sales	3,633,283	6,739,266	9,066,929	5,121,650	1,527,554	1,639,540	3,565,140
Research and development	2,004,003	1,390,374	2,011,652	1,767,447	1,119,406	988,425	2,737,084
Selling and marketing	1,808,800	2,472,426	3,207,882	1,861,065	1,164,830	959,798	2,201,195
General and administrative	3,185,141	3,152,764	4,287,080	3,691,070	4,757,935	5,614,492	7,972,948

Operating loss	(4,330,870)	(2,549,522)	(3,576,223)	(2,176,804)	(5,947,792)	(5,963,853)	(12,813,562)
Other income (Expense)
Interest income	70,387	97,885	118,590	77,383	8,660	5,087	62,954
Interest expense	(759,501)	(646,344)	(907,351)	(877,461)	(1,028,169)	(1,197,309)	(327,224)

Total other expense, net	(689,114)	(548,459)	(788,761)	(800,078)	(1,019,509)	(1,192,222)	(264,270)

Net loss	$(5,019,984)	$(3,097,981)	$(4,364,984)	(2,976,882)	$(6,967,301)	(7,156,075)	$(13,077,832)

Basic and diluted loss per
common share	$(0.03)	$(0.02)	$(0.02)	$(0.02)	$(0.04)	$(0.05)	$(0.09)
Weighted average number of
common shares outstanding	193,433,000	184,705,000	185,506,261	170,786,657	158,977,249	148,080,749	142,884,921

CONSOLIDATED BALANCE
SHEET DATA

	Unaudited as of	Unaudited as of
	Sept 30, 2007	Sept 30, 2006	Year ended Dec 31, 2006	Year ended Dec 31, 2005	Year ended Dec 31, 2004	Year Ended Dec 31, 2003	Year Ended Dec 31, 2002
Cash and cash equivalents	$2,782,761	$4,173,382	$2,886,476	$3,486,430	$402,391	346,409	$216,119

Working capital	6,816,455	(847,927)	(1,422,309)	6,396,541	979,413	735,840	1,333,827

Total assets	22,460,653	27,468,474	26,875,195	22,905,633	17,133,752	17,723,035	19,183,000

Total debt, with related parties	15,363,070	16,166,712	5,131,762	10,520,369	7,500,000	5,000,000	2,000,000

Stockholders’ equity	5,797,377	8,720,182	8,164,192	10,530,716	7,247,635	10,943,247	15,380,306

  Selected Historical Financial Information of Clarity

The following selected historical consolidated financial data should be read in conjunction with the Clarity consolidated financial statements and related notes included elsewhere in this Proxy Statement, and “Clarity Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Proxy Statement.  The consolidated statement of operations data for the year ended December 31, 2006 and the consolidated balance sheet data as of December 31, 2006 have been derived from Clarity’s audited consolidated financial statements, included elsewhere in this Proxy Statement.  The consolidated statement of operations data for the years ended December 31, 2002, 2003, 2004, and 2005 and the consolidated balance sheet data as of December 31, 2002, 2003, 2004, and 2005 have been derived from unaudited consolidated financial statements not included in this Proxy Statement.  The consolidated statement of operations data for the nine months ended September 30, 2006 and 2007, respectively, and the consolidated balance sheet data as of September 30, 2007 have been derived from the unaudited condensed consolidated financial statements included elsewhere in this Proxy Statement and, in the opinion of Clarity, include all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of this information when read in conjunction with the Clarity audited consolidated financial statements and related notes included elsewhere in this Proxy Statement.  The consolidated statement of operations data presented below are not necessarily indicative of results for any future period.

CONSOLIDATED STATEMENT OF
OPERATIONS DATA
	Unaudited nine months ended Sept 30, 2007	Unaudited nine months ended Sept 30, 2006	Year ended Dec 31, 2006	Unaudited Year ended Dec 31, 2005	Unaudited Year ended Dec 31, 2004	Unaudited Year Ended Dec 31, 2003	Unaudited Year Ended Dec 31, 2002

Net sales	$2,852,911	$7,692,158	$8,983,165	$9,856,500	$6,174,459	9,126,655	$8,577,615
Costs and expenses:
Cost of sales	1,180,516	2,467,115	3,025,314	4,469,774	1,797,031	2,109,282	4,814,252
Research and development	2,330,075	3,026,874	4,131,878	2,862,636	2,759,326	4,359,558	1,273,398
Selling and marketing	269,185	272,559	383,774	243,354	170,456	218,033	105,336
General and administrative	930,088	1,064,109	1,402,909	1,654,015	1,237,875	1,514,887	1,564,649

Operating income (loss)	(1,856,953)	861,501	39,290	626,721	209,771	924,895	819,980
Other income (expense)
Interest income (expense), net	(58,578)	26,680	29,324	13,271	11,073	36,254	87,067
Other income (expense), net	91,806	-	-	(27,595)	(1,010)	(13,130)	(18,013)

Total other income (expense), net	33,228	26,680	29,324	(14,324)	10,063	23,124	69,054

Net income (loss)	$(1,823,725)	$888,179	$68,614	612,397	$219,834	948,019	$889,034

Basic and diluted income (loss) per
common share	$(1,824)	$888	$68	$612	$220	$948	$889
Weighted average number of
common shares outstanding	1,000	1,000	1,000	1,000	1,000	1,000	1,000

CONSOLIDATED BALANCE
SHEET DATA

	Unaudited as of	Unaudited as of	As of	As of	Unaudited as of	Unaudited as of	Unaudited as of
	Sept 30, 2007	Sept 30, 2006	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002
Cash and cash equivalents	$199,537	$1,480,390	$1,547,831	$3,592,770	$490,689	2,535,529	$3,306,393

Working capital	(2,399,095)	1,662,950	(607,114)	2,911,548	2,595,309	2,635,221	2,569,967

Total assets	852,604	2,329,650	2,730,072	5,793,930	3,026,132	3,324,915	3,862,824

Total debt, with related parties	2,074,712	-	2,000,000	-	-	-	-

Stockholders’ equity (deficit)	(2,095,477)	2,543,585	(276,689)	3,278,409	2,739,815	2,820,473	2,917,356

SELECTED QUARTERLY FINANCIAL INFORMATION

The following selected quarterly financial data should be read in conjunction with ISCO’s consolidated financial statements and related notes and ISCO’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in ISCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which is attached as Appendix E to this Proxy Statement, with respect to ISCO, and the Clarity consolidated financial statements and related notes included elsewhere in this Proxy Statement, and “Clarity Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Proxy Statement, with respect to Clarity.  The information for the quarters ended September 30, 2006 and 2007 have been derived from unaudited consolidated financial statements included elsewhere in this Proxy Statement.  The information for other quarters have been derived from unaudited consolidated financial statements not included in or incorporated into this Proxy Statement.  The selected quarterly financial information presented below is intended to be a summary only and is not necessarily indicative of results for any future period.

  Selected ISCO Quarterly Financial Information

	2007 Quarter Ended
	March 31	June 30	September 30
	(in thousands of U.S. dollars except per share amounts)
Net Sales	$953	$3,423	$1,924
Gross Profit	244	1,720	703
Net Loss	(2,397)	(832)	(1,791)
Loss per Share	$(0.01)	$(0.00)	$(0.01)

	2006 Quarter Ended
	March 31			June 30	September 30	December 31
	(in thousands of U.S. dollars except per share amounts)
Net Sales		$1,326		$3,446	$6,433	$3,792
Gross Profit		495		1,387	2,583	1,464
Net Loss		(1,700)		(1,231)	(167)	(1,267)
Loss per Share		$(0.01)		$(0.01)	$(0.00)	$(0.01)

	2005 Quarter Ended
	March 31		June 30		September 30	December 31
	(in thousands of U.S. dollars except per share amounts)
Net Sales		$3,293	$2,484		$2,037	$2,450
Gross Profit		1,372	1,290		1,265	1,216
Net Loss		(482)	(811)		(596)	(1,088)
Loss per Share		$0.00	$(0.01)		$0.00	$(0.01)

  Selected Clarity Quarterly Financial Information

	2007 Quarter Ended
	March 31	June 30			September 30
	(in thousands of U.S. dollars except per share amounts)
Net Sales	$1,163		$928		$762
Gross Profit	771		525		377
Net Loss	(740)		(610)		(473)
Loss per Share	$(740)		$(610)		$(473)
	2006 Quarter Ended
	March 31	June 30			September 30	December 31
	(in thousands of U.S. dollars except per share amounts)
Net Sales	$3,731		$2,705		$1,256		$1,291
Gross Profit	2,720		1,920		576		742
Net Income (Loss)	1,354		455		(931)		(809)
Loss per Share	$1,354		$455		$(931)		$(809)

	2005 Quarter Ended
	March 31	June 30			September 30	December 31
	(in thousands of U.S. dollars except per share amounts)
Net Sales	$2,313	2,538		2,569		2,435
Gross Profit	1,175	1,424		1,477		1,310
Net Loss	254	250		190		(82)
Loss per Share	$254	250		190		(82)

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

    The accompanying unaudited pro forma combined consolidated financial statements present financial information from the ISCO and Clarity unaudited pro forma combined consolidated statement of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 and the unaudited pro forma combined consolidated balance sheet as of September 30, 2007 is based on the historical balance sheets of ISCO and Clarity as of that date.  The unaudited pro forma combined consolidated statement of operations is presented as if the Merger had occurred on the first day of the period (i.e., October 1, 2007).  The unaudited pro forma combined consolidated balance sheet gives effect to the transaction as if it occurred on September 30, 2007.  The unaudited pro forma combined consolidated financial data are based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for information purposes only.  The unaudited pro forma combined consolidated financial data are not necessarily indicative of the financial position or operating results that would have been achieved had the Merger been consummated as of the dates indicated, nor are they necessarily indicative of future financial position or operating results.  This information should be read in conjunction with the historical financial statements and related notes of ISCO and Clarity included this Proxy Statement.

Unaudited Pro Forma Balance Sheets as of September 30, 2007
	As of September 30, 2007
	Historical		Pro Forma
	ISCO	Clarity	Adjustments		Combined
Assets:
Current Assets:
Cash and Equivalents
Inventory	2,782,761	199,537	(375,000)	A	2,607,298
Accounts Receivable, net	3,820,067	-			3,820,067
Prepaid Expenses and Other	889,908	274,524			1,164,432
Total Current Assets	80,485	74,925			155,410
Property and Equipment	7,573,221	548,986	(375,000)		7,747,207
Less: Accumulated Depreciation	1,407,530	819,421	(99,183)	B	2,127,768
Net Property and Equipment	(909,363)	(588,303)	20,347	B,K	(1,477,319)
Restricted Certificates of Deposit	498,167	231,118	(78,836)		650,449
Goodwill	170,648	-			170,648
Intangible assets, net	13,370,000	-	7,525,353	C	20,895,353
Total Assets	848,617	72,500	100,000	C	1,021,117
	22,460,653	852,604	7,171,517		30,484,774
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable
Inventory-related material purchase accrual	224,087	172,543			396,630
Employee-related accrued liability	84,607	-			84,607
Accrued professional services	184,730	350,635			535,365
Other accrued liabilities and current deferred revenue	46,000	-	400,000	D	446,000
Current Portion of LT Debt, including related interest, with related parties	217,342	350,191			567,533
Total Current Liabilities	-	2,074,712	(2,074,712)	E	-
	756,766	2,948,081	(1,674,712)		2,030,135

Deferred facility reimbursement	91,250	-			91,250
Deferred revenue - non current	128,040	-			128,040
Notes and related accrued interest with related parties	15,363,070	-			15,363,070
Accued interest payable, with related parties	324,150	-			324,150
Stockholders’ equity:
Preferred stock	-
Common stock	200,508	1,000	24,000	F,G	225,508
Treasury Stock	(64,600)				(64,600)
Additional paid-in capital	175,086,385	9,000	6,716,000	F,G	181,811,384
Accumulated deficit	(169,425,256)	(2,105,477)	2,106,229	F,K	(169,424,504)
Total Shareholders’ Equity	5,797,377	(2,095,477)	8,846,229		12,548,129
Total Liabilities and Shareholders’ Equity	22,460,653	852,604	7,171,517		30,484,774

			-
A - $375,000 to be paid upon closing for Clarity’s reimbursable transaction costs						Asset	Liability	Equity
B - Assets that are not expected to be included in the transaction (leased autos), net of accumulated depreciation						(375,000)
C - Total cost estimated at $7,525,000, including $6,750,000 in equity value (20 million up front shares plus 5 million time vest shares x $0.27 per share closing price of ISCO stock on AMEX)						(79,588)
plus $375,000 paid for Clarity’s closing reimbursable costs plus an estimated $400,000 of transaction fees						7,525,353			Goodwill
to be paid directly by ISCO						100,000			Other Intang
D - Estimated transaction fees to be paid directly by ISCO
E - Liabilities that are excluded from the transaction - notes and related accrued interest to related party (sole shareholder) of Clarity.							400,000
							(2,074,712)
F - Termination of historical capital accounts of seller ($1,000 common stock, $9,000 APIC, and $2,105,477 of negative retained earnings.								2,095,477
G - Recording of newly issued stock of $25,000 common stock and $6,725,000 of APIC.								6,750,000
K - Impact of adjustments in the income statement for the period.						752		752
Average of five closing days prior to September 30, 2007 was $0.27 per share on AMEX.						7,171,517	(1,674,712)	8,846,229	-

Unaudited Pro Forma Statements of Operations as of September 30, 2007

	Nine Month Period Ended September 30, 2007
		Historical				Pro Forma
	ISCO		Clarity	Adjustments			Combined

Net Sales	6,300,357		2,852,911				9,153,268
Costs and Expenses:
Cost of Sales	3,633,283		1,180,516				4,813,799
Research and Development	2,004,003		2,330,075	10,000	B,C		4,344,078
Selling and Marketing	1,808,800		269,185				2,077,985
General and Administrative	3,185,141		930,088	(10,752)	B,C		4,104,477
Total Costs and Expenses	10,631,227		4,709,864	(752)			15,340,339

Operating (Loss) Income	(4,330,870)		(1,856,953)	752			(6,187,071)

Other Income (Expense):
Interest Expense, net of interest income	(689,114)		(58,578)	74,712	E		(672,980)
Other Income (Expense)			91,806				91,806
Other Income (Expense), net	(689,114)		33,228	74,712			(581,174)

Net Loss (Income)	(5,019,984)		(1,823,725)	75,464			(6,768,245)

Basic and diluted loss per share	$(0.03)		$(0.09)				$(0.03)

Weighted average number of common shares outstanding	193,433,000		20,000,000				213,433,000

E - Eliminate interest on note receivable with related party that would not relate to the combined entity
B,C - Reduced amortization related to fixed assets not included in the transaction less estimated additional intangible asset amortization

Pro Forma Balance Sheets as of December 30, 2006
	Historical		Pro Forma
	ISCO	Clarity	Adjustments		Combined
Assets:
Current Assets:
Cash and Equivalents	2,886,476	1,547,831	(375,000)	A	4,059,307
Inventory	6,368,599	-			6,368,599
Accounts Receivable, net	2,554,716	734,014			3,288,730
Prepaid Expenses and Other	168,741	107,802			276,543
Total Current Assets	11,978,532	2,389,647	(375,000)		13,993,179
Property and Equipment	1,334,203	819,421	(99,183)	B	2,054,441
Less: Accumulated Depreciation	(811,167)	(573,996)	15,320	B,K	(1,369,843)
Net Property and Equipment	523,036	245,425	(83,863)		684,598
Restricted Certificates of Deposit	162,440	-			162,440
Goodwill	13,370,000	-	7,525,552	C	20,895,552
Intangible assets, net	841,187	95,000	100,000	C	1,036,187
Total Assets	26,875,195	2,730,072	7,166,689		36,771,956

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	1,172,844	82,280			1,255,124
Inventory-related material purchase accrual	328,663	-			328,663
Employee-related accrued liability	284,653	302,505			587,158
Accrued professional services	93,000	-	400,000	D	493,000
Other accrued liabilities and current deferred revenue	225,724	611,976			837,700
Current Portion of LT Debt, including related interest, with related parties	11,295,957	2,000,000	(2,000,000)	E	11,295,957
Total Current Liabilities	13,400,841	2,996,761	(1,600,000)		14,797,602

Deferred facility reimbursement	102,500	-			102,500
Deferred revenue - non current	75,900	-			75,900
Notes and related accrued interest with related parties	5,131,762	-			5,131,762
Stockholders’ equity:
Preferred stock	-
Common stock	189,622	1,000	24,000	F,G	214,622
Treasury Stock	-				-
Additional paid-in capital (net of unearned compensation)	172,379,842	9,000	8,466,000	F,G	180,854,842
(Accumulated deficit)/Retained Earnings	(164,405,272)	(276,689)	276,689	F,K	(164,405,272)
Total Shareholders’ Equity	8,164,192	(266,689)	8,766,689		16,664,192
Total Liabilities and Shareholders’ Equity	26,875,195	2,730,072	7,166,689		36,771,956
						Asset	Liability	Equity
A - $375,000 to be paid upon closing for Clarity’s reimbursable transaction costs						(375,000)
B - Assets that are not expected to be included in the transaction (leased autos), net of accumulated depreciation						(83,863)
C - Total cost estimated at $9,275,000, including $8,500,000 in equity value (20 million up front shares plus 5 million time vest shares x $0.34 per share closing						7,525,552			Goodwill
price of ISCO stock on AMEX) plus $375,000 paid for Clarity’s reimbursable closing costs plus estimated $400,000 of transaction fees						100,000			Other Intang
to be paid directly by ISCO.
D - Estimated transaction fees to be paid directly by ISCO							400,000
E - Liabilities that are excluded from the transaction - notes and related accrued interest to related party (sole shareholder) of Clarity.							(2,000,000)
F - Termination of historical capital accounts of seller ($1,000 common stock, $9,000 APIC, and $276,689 of negative retained earnings.								266,689
G - Recording of newly issued stock of $25,000 common stock and $8,475,000 of APIC.								8,500,000
K - Impact of adjustments in the income statement for the period.						-		-
						7,166,689	(1,600,000)	8,766,689	-
Average of five closing days prior to December 31, 2007 was $0.34 per share on AMEX.

Pro Forma Statement of Operations as of December 30, 2006
	Twelve Month Period Ended December 31, 2006
		Historical				Pro Forma
	ISCO		Clarity	Adjustments			Combined
Net Sales	14,997,320		8,983,165				23,980,485
Costs and Expenses:
Cost of Sales	9,066,929		3,025,314				12,092,243
Research and Development	2,011,652		4,131,878	15,320	B,C		6,158,850
Selling and Marketing	3,207,882		383,774				3,591,656
General and Administrative	4,287,080		1,402,909	(15,320)	B,C		5,674,669
Total Costs and Expenses	18,573,543		8,943,875	-			27,517,418

Operating (Loss) Income	(3,576,223)		39,290	-			(3,536,933)

Other Income (Expense):
Interest Expense, net of interest income	(788,761)		29,324	-			(759,437)
Other Income (Expense)	-		-				-
Other Income (Expense), net	(788,761)		29,324	-			(759,437)

Net Loss (Income)	(4,364,984)		68,614	-			(4,296,370)

Basic and diluted loss per share	$(0.02)		$0.00				$(0.02)

Weighted average number of common shares outstanding	185,506,000		20,000,000				205,506,000

B,C - Reduced amortization related to fixed assets not included in the transaction less estimated additional intangible asset amortization

COMPARATIVE PER SHARE INFORMATION

The following table sets forth for ISCO and Clarity common stock, certain historical, pro forma combined consolidated and pro forma equivalent per share financial information.  The pro forma data in the table are derived from, and should be read in conjunction with, the “Unaudited Pro Forma Combined Consolidated Financial Data” and related notes thereto beginning on page 18.  ISCO’s historical per share information is derived from the audited consolidated financial statements for the year ended December 31, 2006 contained in ISCO’s Annual Report on Form 10-K for the year ended December 31, 2006 and the unaudited interim financial statements for the nine months ended September 30, 2007 which are attached as Appendix Fand Appendix E, respectively, to this Proxy Statement.  Clarity’s historical per share information is derived from the audited financial statements for the year ended December 31, 2006 and the unaudited interim financial statements for the nine months ended September 30, 2007 contained elsewhere in this Proxy Statement.

The unaudited pro forma combined consolidated per share information does not purport to represent what the actual results of operations of the combined company would have been had the Merger been in effect for the periods described below or to project the future results of the combined company after the Merger.

Comparative Per Share Data

			ISCO	Clarity	Unaudited Pro Forma Consolidated	Pro Forma Equivalent per ISCO Share
Net loss
	Per share (basic and diluted)		$ (0.03)	$(1,824.00)	$ (0.04)	$(0.08)
Book Value per share			$ 0.03	$(2,095.00)	$ 0.06	$(0.02)
Clarity	1,000	shares
ISCO	40,000,000	shares of ISCO per share of Clarity, including performance shares
Ratio	40,000

RISK FACTORS

You should carefully consider the risk factors described below, the matters discussed under “A Warning About Forward-Looking Statements” on page 2 of this Proxy Statement, and all other information contained in this Proxy Statement before deciding whether to vote to approve the Merger Proposal.  If any of the following risks, as well as other risks and uncertainties that are not currently known to ISCO or Clarity or that are currently not believed by ISCO or Clarity to be material, actually occur, the business, financial condition and results of operation of the combined company could be materially and adversely affected.  As Clarity’s operations will combined with those of ISCO’s upon consummation of the Merger, we believer the risk factors described below relating to the business and operations of Clarity may continue to be risks for the combined company.

RISK FACTORS RELATING TO CLARITY

Clarity had a net loss during 2007 that raises doubts about its ability to continue as a going concern

Clarity was founded in 1998 and generated profitable results until 2007 when Clarity posted a substantial loss of $1.8 million through the first nine months (ended September 30, 2007) of the current year.  In addition, Clarity is changing its business model from an almost exclusively custom product development outsourced engineering function to an entity providing both custom engineering services and selling finished products and hosted services to customers.  It is possible that Clarity may continue to experience net losses and cannot be certain if or when Clarity will again become profitable, even if the Merger is consummated.

These conditions raise substantial doubt about Clarity’s ability to continue as a going concern.  The accompanying consolidated financial statements have been prepared assuming Clarity will continue as a going concern and do not include any adjustments relating to the recoverability of reported assets or liabilities should Clarity be unable to continue as a going concern.

If Clarity fails to obtain necessary funds for its operations, Clarity may be unable to maintain or improve on its technology position and unable to develop and commercialize its products

During October 2007, Clarity drew on its line of credit that is guaranteed by Clarity’s sole shareholder up to $1.5 million.  As of November 30, 2007, approximately $610,000 has been drawn down under the line of credit.  Borrowings on this line of credit are subject to the approval of the lending institution.  In addition, Clarity owes its sole shareholder $2 million plus accrued interest in the form of a shareholder note executed on December 31, 2006 and payable upon demand.  Clarity lacks the credit facilities or immediate cash flows needed to repay these liabilities.

Clarity’s continued existence is therefore dependent upon Clarity’s ability to raise funds through borrowings.  Although Clarity believes that it will be able to secure suitable financing for its operations, there can be no guarantee that such financing will be available on reasonable terms, or at all.  As a result, there is no assurance that Clarity will be able to continue as a going concern.

The actual amount of future funding requirements will depend on many factors, including: the amount and timing of future revenues, the level of product marketing and sales efforts to support Clarity’s commercialization plans, the magnitude of research and product development programs, the ability to improve or maintain product margins, consummation of the Merger and the receipt of the $1.5 million in financing required under the Merger Agreement, and the costs involved in protecting patents or other intellectual property.

Clarity has limited experience in sales and marketing

Clarity’s sales and marketing experience to date is very limited.  Clarity may be required to further develop its marketing and sales force in order to effectively demonstrate the advantages of Clarity’s products over other products.  Clarity also may elect to enter into arrangements with third parties regarding the commercialization and marketing of Clarity’s products.  If Clarity enters into such agreements or relationships, Clarity would be substantially dependent upon the efforts of others in deriving commercial benefits for Clarity’s products.  Clarity may be unable to establish adequate sales and distribution capabilities, including entering into marketing arrangements or relationships with third parties on financially acceptable terms, and any such third party may not be successful in marketing Clarity’s products.  There is no guarantee that Clarity’s sales and marketing efforts will be successful, which would have a material adverse effect on Clarity’s business, operating results and financial condition.

Unsuccessful management of Clarity’s growth may cause a material, adverse effect on Clarity’s business

Growth may cause a significant strain on management, operational, financial and other resources.  The ability to manage growth effectively may require Clarity to implement and improve its operational, financial, and management information systems and expand, train, manage and motivate employees.  These demands may require the addition of new management personnel and the development of additional expertise by management.  Any increase in resources devoted to product development and marketing and sales efforts could have an adverse effect on financial performance in future fiscal quarters.  If Clarity were to receive substantial customer orders, Clarity may have to expand current facilities, which could cause an additional strain on Clarity’s management personnel and development resources.  The failure of the management team to effectively manage growth could have a material adverse effect on Clarity’s business, operating results and financial condition.

TECHNOLOGY AND MARKET RISKS

Clarity is dependent on wireless telecommunications and any adverse changes in the industry could have a material adverse effect on Clarity’s business

The principal target market for Clarity’s products is wireless telecommunications.  The devotion of substantial resources to the wireless telecommunications market creates vulnerability to adverse changes in this market.  Adverse developments in the wireless telecommunications market, which could come from a variety of sources, including future competition, new technologies or regulatory measures, could affect the competitive position of wireless systems.  Any adverse developments in the wireless telecommunications market may have a material adverse effect on Clarity’s business, operating results and financial condition.

Clarity is dependent on the acceptance of push-to-talk and location-based services and related applications

Increased sales of products are dependent on a number of factors, one of which is the acceptance and demand for location-based features and push-to-talk services.  Further, the spending patterns of wireless operators and OEMs is beyond management’s control and depends on a variety of factors, including access to financing, the status of federal, local and foreign government regulation and deregulation, changing standards for wireless technology, the overall demand for wireless services, competitive pressures and general economic conditions.  The expansion of wireless services and applications, and related networks to support them, may take years to complete.  The magnitude and timing of capital spending by these operators for constructing, rebuilding or upgrading their systems significantly impacts the demand for Clarity’s products.  Any decrease or delay in capital spending patterns in the wireless telecommunications industry, whether because of a general business slowdown or a reevaluation of the prospective demand for data and other services, would delay the build-out of these networks and may significantly harm Clarity’s business prospects.

Rapid technological change and future competitive technologies could negatively affect Clarity’s operations

The field of telecommunications is characterized by rapidly advancing technology.  Clarity’s success will depend in large part upon Clarity’s ability to keep pace with advancing its solutions in light of applications and services offered by competitors.  Rapid changes have occurred, and are likely to continue to occur, in the development of wireless telecommunications.  Development efforts may be rendered obsolete by the adoption of alternative solutions to current wireless operator problems or by technological advances made by others, which could have a material adverse effect on Clarity’s business, operating results, and financial condition.

BUSINESS RISKS

Dependence on a limited number of customers

Sales to three customers accounted for nearly 100% of Clarity’s total revenues for 2006.  During 2006, Clarity’s top three customers were Alcatel-Lucent Technologies, Autodesk and Lockheed Martin, respectively.  In addition, a significant amount of Clarity’s technical and managerial resources have been focused on working with these and a limited number of other operators and OEMs.  The loss of any of these large customers might have a material adverse effect on Clarity’s business, operating results, and financial condition.

    Clarity expects that if its products achieve market acceptance, a limited number of wireless service providers and OEMs will account for a substantial portion of revenue during any period.  Sales of many of Clarity’s products depend in significant part upon the decisions of prospective and current customers to adopt and expand their use of these products.  Wireless service providers, wireless equipment OEMs and Clarity’s other customers are significantly larger than Clarity is, and are able to exert a high degree of influence over Clarity in negotiating customer contracts.  Customers’ orders are affected by a variety of factors such as new product introductions, regulatory approvals, end user demand for wireless services, customer budgeting cycles, inventory levels, customer integration requirements, competitive conditions and general economic conditions.  The loss of any such customer or the failure to attract new customers would have a material adverse effect on Clarity’s business, operating results and financial condition.

Clarity has lengthy sales cycles which may result in inconsistent revenues and be difficult to predict

Prior to selling products to customers, Clarity may be required to undergo lengthy approval and purchase processes.  Technical and business evaluation by potential customers can take up to a year or more for products based on new technologies.  The length of the approval process is affected by a number of factors, including, among others, the complexity of the product involved, priorities of the customers, budgets and regulatory issues affecting customers.  Clarity may not obtain the necessary approvals or ensuing sales of such products may not occur.  The length of customers’ approval processes or delays could make Clarity’s quarterly revenues and earnings inconsistent and difficult to predict.

Loss of, or failure to attract or retain key personnel could have a material adverse effect on Clarity

Clarity’s success depends in large part upon its ability to attract and retain highly qualified management, engineering, manufacturing, marketing, sales and R&D personnel.  Due to the specialized nature of Clarity’s business, it may be difficult to locate and hire qualified personnel.  The loss of services of any of Clarity’s key personnel, or the failure to attract and retain other key personnel, could have a material adverse effect on Clarity’s business, operating results and financial condition.

Failure of products to perform properly might result in significant warranty expenses

In general, Clarity’s products and services carry a warranty of one or two years, limited to replacement of the product or refund of the cost of the product.  In addition, Clarity offers its customers extended warranties.  Repeated or widespread quality problems could result in significant warranty expenses and/or the loss of customer confidence.  The occurrence of such quality problems could have a material adverse effect on Clarity’s business, operating results and financial condition.

Intense competition, and continued consolidation in the wireless telecommunications industry could create stronger competitors and harm Clarity’s business

The wireless telecommunications applications market is very competitive.  Many of these companies have substantially greater financial resources, larger research and development staffs and greater manufacturing and marketing capabilities than Clarity does.  Clarity’s products compete directly with products which embody existing and future competing commercial technologies.  Other emerging wireless technologies may also provide similar functionality, potentially at lower prices and/or superior performance, and may therefore compete with Clarity’s products.  Failure of Clarity’s products to improve performance sufficiently, reliably, or at an acceptable price or to achieve commercial acceptance or otherwise compete with existing and new technologies, would have a material adverse effect on Clarity’s business, operating results and financial condition.

LEGAL RISKS

Intellectual property and patent protection and infringement may be costly

Clarity’s success will depend in part on Clarity’s ability to obtain patent protection for Clarity’s products and processes, to preserve trade secrets and to operate without infringing upon the patent or other proprietary rights of others and without breaching or otherwise losing rights in the technology licenses upon which many of Clarity’s products are based.

Clarity’s participation in litigation or patent office proceedings in the U.S. or other countries to enforce patents issued or licensed to Clarity, to defend against infringement claims made by others or to determine the ownership, scope or validity of Clarity’s proprietary rights of others, could result in substantial cost to, and diversion of effort by, Clarity.  The parties to such litigation may be larger, better capitalized than Clarity is and better able to support the cost of litigation.  An adverse outcome in any such proceedings could subject us to significant liabilities to third parties, require Clarity to seek licenses from third parties and/or require Clarity to cease using certain technologies, any of which could have a material adverse effect on Clarity’s business, operating results and financial condition.

Government regulations may have a material adverse effect on Clarity’s business

Although Clarity believes that its wireless telecommunications products themselves are not subject to licensing by, or approval requirements of, the Federal Communications Commission (“FCC”), wireless operators and OEMs are subject to FCC licensing and the radio equipment into which Clarity’s products would be incorporated must meet specified technical standards and is subject to FCC approval.  The ability to sell Clarity’s wireless telecommunications products is dependent on the ability of wireless equipment manufacturers and wireless operators to obtain and retain the necessary FCC approvals and licenses.  In order for them to be acceptable to equipment manufacturers and to operators, the characteristics, quality and reliability of Clarity’s products must enable them to meet FCC technical standards.  Clarity may be subject to similar regulations of foreign governments.  Any failure to meet such standards or delays by equipment manufacturers and wireless operators in obtaining the necessary approvals or licenses could have a material adverse effect on Clarity’s business, operating results and financial condition.  In addition, Clarity’s products may be covered by the U.S.  Department of Commerce’s export regulation list.  Therefore, exportation of Clarity’s products to certain countries may be restricted or subject to export licenses.

Clarity is subject to governmental labor, safety and discrimination laws and regulations with substantial penalties for violations.  In addition, employees and others may bring suit against Clarity for perceived violations of such laws and regulations.  Defending against such complaints could result in significant legal costs for Clarity.  Although Clarity endeavors to comply with all applicable laws and regulations, Clarity may be the subject of complaints in the future, which could have a material adverse effect on Clarity’s business, operating results and financial condition.

RISK FACTORS RELATING TO ISCO

RISKS RELATED TO OUR OPERATIONS, INCLUDING RESPECT TO THE MERGER

We have a history of losses that raises doubts about our ability to continue as a going concern

We were founded in October 1989 and through 1996 we were engaged principally in research and development, product testing, manufacturing, marketing and sales activities.  Since 1996, we have been actively selling products to the marketplace and we continue to develop new products for sale.  We have incurred net losses since inception.  As of September 30, 2007, our accumulated deficit was approximately $169 million.  We have only recently begun to generate revenues from the sale of our ANF and RF² products, having sold more in the two years ended December 31, 2006 than in the fourteen years of company history prior to 2005.  Although we showed a substantial improvement in revenues and we have indicated the expectation of continued improvement in the future, it is nonetheless possible that we may continue to experience net losses, such as during the third quarter of 2007, and cannot be certain if or when we will become profitable.

These conditions raise substantial doubt about our ability to continue as a going concern.  The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments relating to the recoverability of reported assets or liabilities should we be unable to continue as a going concern.

If we fail to obtain necessary funds for our operations, we may be unable to maintain or improve on our technology position and unable to develop and commercialize our products

To date, we have financed our operations primarily through public and private equity and debt financings, and most recently through several financings with affiliates of our two largest shareholders.  As a condition to closing the proposed acquisition of Clarity, we will be required to obtain $1.5 million in financing to fund the initial operations of the combined entity, which we expect to obtain through one of our existing lenders and on terms substantially similar to our current debt arrangements.  Additionally, we may have additional working capital requirements that may require additional financial resources.  As such, we will require additional capital.  We intend to look into augmenting our existing capital position by continuing to evaluate potential short-term and long-term sources of capital whether from debt, equity, hybrid, or other methods.  The primary covenant in our existing debt arrangement involves the right of the lenders to receive debt repayment from the proceeds of new financing activities.  This covenant may restrict our ability to obtain new sources of financing and/or to apply the proceeds of a financing event toward operations until the debt is repaid in full.

Our continued existence is therefore dependent upon our continued ability to raise funds through the issuance of our equity securities or borrowings.  Our plans in this regard are to obtain other debt and equity financing until such time as profitable operation and positive cash flow are achieved and maintained.  Although we believe, based on the fact that we have raised funds through sales of common stock and from borrowings over the past several years, that we will be able to secure suitable additional financing for our operations, there can be no guarantee that such financing will continue to be available on reasonable terms, or at all.  As a result, there is no assurance that we will be able to continue as a going concern.

    The actual amount of future funding requirements will depend on many factors, including: the amount and timing of future revenues, the level of product marketing and sales efforts to support our commercialization plans, the magnitude of research and product development programs, the ability to improve or maintain product margins, the completion of the proposed merger with Clarity, Clarity’s successful integration into our business as well as any other merger and acquisition activity, and the costs involved in protecting patents or other intellectual property.

The Merger is subject to conditions to closing that could result in the Merger being delayed or not consummated, which could negatively affect our stock price and future business and operations
    The Merger is subject to conditions to closing as set forth in the Merger Agreement, including obtaining the approval of our stockholders.  If any of the conditions to the Merger are not satisfied or, where permissible, not waived, the merger will not be consummated.  If the Merger is not completed for any reason, our ongoing business may be adversely affected and will be subject to a number of risks, including:

•	the market price of our Common Stock might decline to the extent that the current market price reflects a market assumption that the Merger will be completed; and
•	we must pay the costs related to the Merger, such as legal and accounting, even if the even if the Merger is not completed.
In addition, any delay in the consummation of the Merger or any uncertainty about the consummation of the Merger may adversely affect the future business, growth, revenue and results of operations of our Company or the combined company.

Risks involved in future acquisitions, including the risk that we may not successfully integrate the Clarity business or realize the anticipated benefits from the Merger, which could adversely affect our business, financial condition and results of operations

In the future, we may pursue acquisitions to obtain products, services and technologies that we believe would complement or enhance our current product or services offerings.  On November 13, 2007, we announced the signing of a definitive Merger Agreement to acquire Clarity.  There is no assurance that the proposed Merger will be consummated, and if the proposed Merger is consummated, there is no assurance that we will be able to successfully integrate Clarity’s business into our own.  At the present time, no other definitive agreements or similar arrangements exist with respect to any other acquisition.  An acquisition, such as the Merger with Clarity, may not produce the revenue, earnings or business synergies as anticipated and may attach significant unforeseen liabilities, and an acquired product, service or technology might not perform as expected.  Our management could spend a significant amount of time and effort in identifying and completing the acquisition and may be distracted from the operations of the business.  In addition, management would probably have to devote a significant amount of resources toward integrating the acquired business with the existing business, and that integration may not be successful.  The process is resource intensive, both in time and financial resources, and thus incorporates a cost to the company.

Failure to attract and retain of key personnel could have a material adverse effect on our business

Our success depends on our ability to attract and retain the appropriate personnel needed to operate our business.  During October 2007, we announced the departure of our CEO and our subsequent search for his replacement.  Our success depends, in part, on finding an appropriate person to fill this necessary role within our Company.

Additionally, the value of the Clarity acquisition to our stockholders rests in large part on the continuity of the key personnel within the Clarity organization.  While we believe we have devised appropriate incentives to retain Clarity’s employees, there can be no guarantee that they will choose to remain with our Company after the Merger is complete, should it be completed, which may have an adverse impact on our operations and financial condition.

The indemnification obligations under the Merger Agreement are limited, which means we could have unreimbursed liabilities related to the acquisition

Our Company, our officers, directors, employees, stockholders  and other related parties, will be entitled to indemnification in the event of losses resulting from, among other things, breaches of Clarity’s representations and warranties, failure to perform covenants under the Merger Agreement and Clarity tax obligations solely and exclusively as provided in the Merger Agreement, other than for fraud.  Our Company and other indemnified parties will not be entitled to indemnification until the cumulative amount of all losses exceed $150,000, after which such party will only be entitled to any amounts that exceed $150,000.  In addition, the length of time in which our Company and other indemnified parties have a right to bring an indemnification claim and the amount to which a party may be indemnified are subject to certain caps as set forth in the Merger Agreement.  Further, indemnification may be satisfied by withholding Time-Based Shares of Common Stock issuable in connection with the Merger, which would not provide us with any cash to either pay or offset the liability that was the subject of the indemnification claim.

The issuance of additional shares of Common Stock will result in dilution to our existing stockholders

If stockholders approve the issuances of Common Stock pursuant to the proposed merger with Clarity and in connection with our June 2007 debt restructuring, and if we issue the full number of shares issuable pursuant to these two transactions, we will be issuing up to approximately 98.5 million additional shares of Common Stock (subject to certain anti-dilution adjustments), or approximately 49% of the total number of shares currently outstanding as of November 30, 2007.  As a result, these issuances will be dilutive to existing stockholders and may have an adverse effect on the market value of our common stock.

    Further, as of November 30, 2007, we had outstanding options to purchase 4.9 million shares of Common Stock at a weighted average exercise price of $0.41 per share (fewer than 0.1 million of which have not yet vested) issued to employees, directors and consultants pursuant to the 2003 Equity Incentive Plan and its predecessor 1993 Stock Option Plan, as amended, the merger agreement with Spectral Solutions, and individual agreements with management and directors.  In addition, on the same date we had 3.8 million unvested shares of restricted stock outstanding.  In order to attract and retain key personnel, we may issue additional securities, including grants of restricted shares, in connection with or outside our company employee benefit plans, or may lower the price of existing stock options.  The exercise of options and notes for Common Stock and the issuance of additional shares of Common Stock, shares of restricted stock and/or rights to purchase Common Stock at prices below market value would be dilutive to existing stockholders and may have an adverse effect on the market value of our Common Stock.

As a result of the issuances described above, the sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect the market price for our Common Stock.  It could also impair our ability to raise money through the sale of additional shares of Common Stock or securities convertible into shares of our Common Stock.

Failure to manage our growth may have a material adverse effect on our business

Growth may cause a significant strain on our management, operational, financial and other resources.  The ability to manage growth effectively may require us to implement and improve our operational, financial, manufacturing and management information systems and expand, train, manage and motivate employees.  These demands may require the addition of new management personnel and the development of additional expertise by management.  Any increase in resources devoted to product development and marketing and sales efforts could have an adverse effect on financial performance in future fiscal quarters.  If we were to receive substantial orders, we may have to expand current facilities, which could cause an additional strain on our management personnel and development resources.  The failure of the management team to effectively manage growth could have a material adverse effect on our business, operating results and financial condition.  In addition, the proposed acquisition of Clarity will require substantial attention and resources in order to integrate Clarity’s operations into our business and distract management from other areas of our business.

The Internal Revenue Service may disagree with the anticipated federal income tax consequences of the Merger

    The Merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Code.  Assuming the Merger qualifies as such a reorganization, for U.S. federal income tax purposes, Mr. Fuentes will generally not recognize a gain or loss with respect to his Clarity common stock exchanged in the Merger for shares of our Common Stock and the right to receive the Time-Based Shares and the Market-Based Shares, if any.  However, a portion of the Time-Based Shares and the Market-Based Shares, if any, may be treated as taxable interest income to Mr. Fuentes at the time such shares are issued.

No assurance can be given that the Internal Revenue Service will not challenge the income tax consequences of the acquisition.  Neither we nor Clarity have applied for, or expect to obtain, a ruling from the Internal Revenue Service or an opinion of legal counsel as to the U.S. federal income tax consequences of the Merger.

OTHER BUSINESS RISKS

We have limited experience in manufacturing, sales and marketing and dependence on third party manufacturers

For us to be financially successful, we must either manufacture our products in substantial quantities, at acceptable costs and on a timely basis or enter into outsourcing arrangements with qualified manufacturers that will allow us the same result.  Currently, our manufacturing requirements are met by third party contract manufacturers.  The efficient operation of our business will depend, in part, on our ability to have these and other companies manufacture our products in a timely manner, cost-effectively and in sufficient volumes while maintaining the required quality.  Any manufacturing disruption could impair our ability to fulfill orders and could cause us to lose customers.

    In the event that we are unable to maintain manufacturing arrangements on acceptable terms with qualified manufacturers then we would have to produce our products in commercial quantities in our own facilities.  Although to date we have produced limited quantities of our products for commercial installations and for use in development and customer field trial programs, production of large quantities of our products at competitive costs presents a number of technological and engineering challenges.  We may be unable to manufacture such products in sufficient volume.  We have limited experience in manufacturing, and substantial costs and expenses may be incurred in connection with attempts to manufacture larger quantities of our products.  We may be unable to make the transition to large-scale commercial production successfully.

    Our sales and marketing experience to date is very limited.  We may be required to further develop our marketing and sales force in order to effectively demonstrate the advantages of our products over other products.  We also may elect to enter into arrangements with third parties regarding the commercialization and marketing of our products.  If we enter into such agreements or relationships, we would be substantially dependent upon the efforts of others in deriving commercial benefits from our products.  We may be unable to establish adequate sales and distribution capabilities, we may be unable to enter into marketing arrangements or relationships with third parties on financially acceptable terms, and any such third party may not be successful in marketing our products.  There is no guarantee that our sales and marketing efforts will be successful.

Dependence on a limited number of customers

Sales to three customers accounted for 98%, 97%, and 94% of our total revenues for 2006, 2005 and 2004, respectively.  During 2006, our top three customers were Verizon Wireless, Alltel Corporation, and Bluegrass Cellular Corporation, respectively.  In addition, a significant amount of our technical and managerial resources have been focused on working with these and a limited number of other operators and OEMs.  The loss of any of these large customers might have a material adverse effect on our business, operating results, and financial condition.

We expect that if our products achieve market acceptance, a limited number of wireless service providers and OEMs will account for a substantial portion of revenue during any period.  Sales of many of our products depend in significant part upon the decisions of prospective and current customers to adopt and expand their use of these products.  Wireless service providers, wireless equipment OEMs and our other customers are significantly larger than we are, and are able to exert a high degree of influence over us.  Customers’ orders are affected by a variety of factors such as new product introductions, regulatory approvals, end user demand for wireless services, customer budgeting cycles, inventory levels, customer integration requirements, competitive conditions and general economic conditions.  The failure to attract new customers would have a material adverse effect on our business, operating results and financial condition.

We have lengthy sales cycles which could make revenues and earnings inconsistent and difficult to trend

Prior to selling products to customers, we may be required to undergo lengthy approval and purchase processes.  Technical and business evaluation by potential customers can take up to a year or more for products based on new technologies.  The length of the approval process is affected by a number of factors, including, among others, the complexity of the product involved, priorities of the customers, budgets and regulatory issues affecting customers.  We may not obtain the necessary approvals or ensuing sales of such products may not occur.  The length of customers’ approval process or delays could make our quarterly revenues and earnings inconsistent and difficult to trend.

We are dependant on limited sources of supply

Certain parts and components used in our RF products are only available from a limited number of sources.  Our reliance on these limited source suppliers exposes us to certain risks and uncertainties, including the possibility of a shortage or discontinuation of certain key components and reduced control over delivery schedules, manufacturing capabilities, quality and costs.  Any reduced availability of such parts or components when required could materially impair the ability to manufacture and deliver products on a timely basis and result in the cancellation of orders, which could have a material adverse effect on our business, operating results and financial condition.

In addition, the purchase of certain key components involves long lead times and, in the event of unanticipated increases in demand for our products, we may be unable to manufacture products in quantities sufficient to meet customers’ demand in any particular period.  We have few guaranteed supply arrangements with our limited source suppliers, do not maintain an extensive inventory of parts or components, and customarily purchase parts and components pursuant to actual or anticipated purchase orders placed from time to time in the ordinary course of business.

Related to this topic, we produce substantially all of our products through third-party contract manufacturers.  Like raw materials, the elimination of any of these entities or delays in the fulfillment process, for whatever reason, may impact our ability to fulfill customer orders on a timely basis and may have a material adverse effect on our business, operating results, or financial condition.

To satisfy customer requirements, we may be required to stock certain long lead-time parts and/or finished product in anticipation of future orders, or otherwise commit funds toward future purchase.  The failure of such orders to materialize as forecasted could limit resources available for other important purposes or accelerate the requirement for additional funds.  In addition, such excess inventory could become obsolete, which would adversely affect financial performance.  Business disruption, production shortfalls or financial difficulties of a limited source supplier could materially and adversely affect us by increasing product costs or reducing or eliminating the availability of such parts or components.  In such events, the inability to develop alternative sources of supply quickly and on a cost-effective basis could materially impair the ability to manufacture and deliver products on a timely basis and could have a material adverse effect on our business, operating results and financial condition.

Failure of products to perform properly might result in significant warranty expenses

In general, our products carry a warranty of one or two years, limited to replacement of the product or refund of the cost of the product.  In addition, we offer our customers extended warranties.  Repeated or widespread quality problems could result in significant warranty expenses and/or the loss of customer confidence.  The occurrence of such quality problems could have a material adverse effect on our business, operating results and financial condition.

The wireless telecommunications equipment market is very competitive.  Many of our competitors have substantially greater financial resources, larger research and development staffs and greater manufacturing and marketing capabilities than we do.  Our products compete directly with products which embody existing and future competing commercial technologies.  Other emerging wireless technologies may also provide protection from RF interference and offer enhanced range to wireless communication service providers, potentially at lower prices and/or superior performance, and may therefore compete with our products.  High performance RF solutions may not become a preferred technology to address the needs of wireless communication service providers.  Failure of our products to improve performance sufficiently, reliably, or at an acceptable price or to achieve commercial acceptance or otherwise compete with existing and new technologies, would have a material adverse effect on our business, operating results and financial condition.

RISKS RELATED TO OUR COMMON STOCK AND CHARTER PROVISIONS

Volatility of common stock price

The market price of our Common Stock, like that of many other high-technology companies, has fluctuated significantly and is likely to continue to fluctuate in the future.  Since January 1, 2007 and through September 30, 2007, the price of our common stock has ranged from a low of $0.15 per share to a high of $0.35 per share.  Announcements by us or others regarding the receipt of customer orders, quarterly variations in operating results, acquisitions or divestitures, additional equity or debt financings, results of customer field trials, scientific discoveries, technological innovations, litigation, product developments, patent or proprietary rights, government regulation and general market conditions may have a significant impact on the market price of our Common Stock.  In addition, fluctuations in the price of our Common Stock could affect our ability to maintain the listing of our Common Stock on the American Stock Exchange.

Concentration of our stock ownership

At the time of this filing, officers, directors and principal stockholders (holding greater than 5% of outstanding shares) together control more than 50% of the outstanding voting power on a fully diluted basis.  The two largest stockholders, along with their affiliates, are also our lenders, holding all of our outstanding debt instruments.  Consequently, these stockholders, if they act together, would be able to exert significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as the Merger Proposal and the Note Issuance Proposal.  In addition, this concentration of ownership may delay or prevent a change of control of us, even if such a change may be in the best interests of our stockholders.  The interests of these stockholders may not always coincide with our interests or the interests of other stockholders.  Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

Certain provisions in our charter documents have an anti-takeover effect

There exist certain mechanisms that may delay, defer or prevent such a change of control.  For instance, our Certificate of Incorporation and By-Laws provide that (i) our Board of Directors has authority to issue series of our preferred stock with such voting rights and other powers as the Board of Directors may determine and (ii) prior specified notice must be given by a stockholder making nominations to the Board of Directors or raising business matters at stockholders meetings.  The effect of the anti-takeover provisions in our charter documents may be to deter business combination transactions not approved by our Board of Directors, including acquisitions that may offer a premium over market price to some or all stockholders.

The reporting requirements of a public company could result in significant cost to us and divert attention from other activities

As a public company, we are required to comply with various reporting obligations.  These obligations change from time to time, and currently include full compliance with Section 404 of the Sarbanes-Oxley Act for our fiscal year ending December 31, 2007.  The process of achieving full compliance might involve the commitment of significant resources, including substantial levels of management attention.  If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to achieve and maintain adequate internal controls over financial reporting, our business, results of operations and financial condition, and investors’ confidence in us, could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports and current reports.  Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing.  In addition, we are required under applicable law and regulations to integrate our systems of internal controls over financial reporting.  We plan to evaluate our existing internal controls with respect to the standards adopted by the Public Company Accounting Oversight Board.  During the course of our evaluation, we may identify areas requiring improvement and may be required to design enhanced processes and controls to address issues identified through this review.  This could result in significant delays and cost to us and require us to divert substantial resources, including management time, from other activities.

TECHNOLOGY AND MARKET RISKS

We are dependent on wireless telecommunications

The principal target market for our products is wireless telecommunications.  The devotion of substantial resources to the wireless telecommunications market creates vulnerability to adverse changes in this market.  Adverse developments in the wireless telecommunications market, which could come from a variety of sources, including future competition, new technologies or regulatory decisions, could affect the competitive position of wireless systems.  Any adverse developments in the wireless telecommunications market may have a material adverse effect on our business, operating results and financial condition.

We are dependent on the enhancement of existing networks and the build-out of next-generation networks, and the capital spending patterns of wireless network operators

Increased sales of products are dependent on a number of factors, one of which is the build-out of next generation (3G and 4G) enabled wireless communications networks as well as enhancements of existing infrastructure.  Building wireless networks is capital intensive, as is the process of upgrading existing equipment.  Further, the capital spending patterns of wireless network operators is beyond management’s control and depends on a variety of factors, including access to financing, the status of federal, local and foreign government regulation and deregulation, changing standards for wireless technology, the overall demand for wireless services, competitive pressures and general economic conditions.  The build-out of next-generation networks may take years to complete.  The magnitude and timing of capital spending by these operators for constructing, rebuilding or upgrading their systems significantly impacts the demand for our products.  Any decrease or delay in capital spending patterns in the wireless communication industry, whether because of a general business slowdown or a reevaluation of the prospective demand for data and other services, would delay the build-out of these networks and may significantly harm business prospects.

Our success depends on the market’s acceptance of our products

Our RF products, including our ANF and RF² products, have not been sold in very large quantities and a sufficient market may not develop for these products.  Customers establish demanding specifications for performance, and although we believe we have met or exceeded these specifications to date, there is no guarantee that the wireless service providers will elect to use these solutions to solve their wireless network problems.  Although we have enjoyed substantial revenue growth between 2005 and the beginning of 2007, there is no assurance that we will continue to receive orders from these customers.

Rapid technological change and future competitive technologies could negatively affect our operations

The field of telecommunications is characterized by rapidly advancing technology.  Our success will depend in large part upon our ability to keep pace with advancing our high performance RF technology and efficient, readily available low cost materials technologies.  Rapid changes have occurred, and are likely to continue to occur, in the development of wireless telecommunications.  Development efforts may be rendered obsolete by the adoption of alternative solutions to current wireless operator problems or by technological advances made by others.

LEGAL RISKS

Intellectual property and patent protection and infringement may be costly

Our success will depend in part on our ability to obtain patent protection for our products and processes, to preserve trade secrets and to operate without infringing upon the patent or other proprietary rights of others and without breaching or otherwise losing rights in the technology licenses upon which any of our products are based.  We have applied for patents for inventions developed internally and acquired patent rights in connection with the purchase of the Adaptive Notch Filtering business unit of Lockheed Martin Canada.  One of the patents is jointly owned with Lucent Technologies, Inc.  We believe there are a large number of patents and patent applications covering RF products and other products and technologies that we are pursuing.  Accordingly, the patent positions of companies using RF technologies, including us, are uncertain and involve complex legal and factual questions.  The patent applications filed by us or others may not result in issued patents or the scope and breadth of any claims allowed in any patents issued to us or others may not exclude competitors or provide competitive advantages.  In addition, patents issued to us, our subsidiaries or others may not be held valid if subsequently challenged or others may claim rights in the patents and other proprietary technologies owned or licensed by us.  Others may have developed, or may in the future develop, similar products or technologies without violating any of our proprietary rights.  Furthermore, the loss of any license to technology that we might acquire in the future may have a material adverse effect on our business, operating results and financial condition.

Some of the patents and patent applications owned by us are subject to non-exclusive, royalty-free licenses held by various U.S. governmental units.  These licenses permit these U.S. government units to select vendors other than us to produce products for the U.S.  Government, which would otherwise infringe our patent rights that are subject to the royalty-free licenses.  In addition, the U.S.  Government has the right to require us to grant licenses (including exclusive licenses) under such patents and patent applications or other inventions to third parties in certain instances.

Older patent applications in the U.S. are currently maintained in secrecy until patents are issued.  In foreign countries and for newer U.S. patent applications, this secrecy is maintained for a period of time after filing.  Accordingly, publication of discoveries in the scientific literature or of patents themselves or laying open of patent applications in foreign countries or for newer U.S. patent applications tends to lag behind actual discoveries and filing of related patent applications.  Due to this factor and the large number of patents and patent applications related to RF materials and technologies, and other products and technologies that we are pursuing, comprehensive patent searches and analyses associated with RF technologies and other products and technologies that we are pursuing are often impractical or not cost-effective.  As a result, patent and literature searches cannot fully evaluate the patentability of the claims in our patent applications or whether materials or processes used by us for our planned products infringe or will infringe upon existing technologies described in U.S. patents or may infringe upon claims in patent applications made available in the future.  Because of the volume of patents issued and patent applications filed relating to RF technologies and other products and technologies that we are pursuing, we believe there is a significant risk that current and potential competitors and other third-parties have filed or will file patent applications for, or have obtained or will obtain, patents or other proprietary rights relating to materials, products or processes used or proposed to be used by us.  In any such case, to avoid infringement, we would have to either license such technologies or design around any such patents.  We may be unable to obtain licenses to such technologies or, if obtainable, such licenses may not be available on terms acceptable to us or we may be unable to successfully design around these third-party patents.

Our participation in litigation or patent office proceedings in the U.S. or other countries to enforce patents issued or licensed to us, to defend against infringement claims made by others or to determine the ownership, scope or validity of the proprietary rights of us and others, could result in substantial cost to, and diversion of effort by, us.  The parties to such litigation may be larger, better capitalized than we are and better able to support the cost of litigation.  An adverse outcome in any such proceedings could subject us to significant liabilities to third parties, require us to seek licenses from third parties and/or require us to cease using certain technologies, any of which could have a material adverse effect on our business, operating results and financial condition.

Litigation may be costly and divert management’s attention

We have no active lawsuits, or any pending or threatened to the best of our knowledge.  The act of defending against any potential claim may be costly and divert management attention.  If we are not successful in defending against whatever claims and charges may be made against us in the future, there may be a material adverse effect on our business, operating results and financial condition.

Government regulations may have a material adverse effect on our business

Although we believe that our wireless telecommunications products themselves are not subject to licensing by, or approval requirements of, the FCC, the operation of base stations is subject to FCC licensing and the radio equipment into which our products would be incorporated is subject to FCC approval.  Base stations and the equipment marketed for use therein must meet specified technical standards.  The ability to sell our wireless telecommunications products is dependent on the ability of wireless base station equipment manufacturers and wireless base station operators to obtain and retain the necessary FCC approvals and licenses.  In order for them to be acceptable to base station equipment manufacturers and to base station operators, the characteristics, quality and reliability of our base station products must enable them to meet FCC technical standards.  We may be subject to similar regulations of foreign governments.  Any failure to meet such standards or delays by base station equipment manufacturers and wireless base station operators in obtaining the necessary approvals or licenses could have a material adverse effect on our business, operating results and financial condition.  In addition, certain RF filters are on the U.S.  Department of Commerce’s export regulation list.  Therefore, exportation of such RF filters to certain countries may be restricted or subject to export licenses.

We are subject to governmental labor, safety and discrimination laws and regulations with substantial penalties for violations.  In addition, employees and others may bring suit against us for perceived violations of such laws and regulations.  Defending against such complaints could result in significant legal costs for us.  Although we endeavor to comply with all applicable laws and regulations, we may be the subject of complaints in the future, which could have a material adverse effect on our business, operating results and financial condition.

Environmental liability may involve substantial expenditures

Certain hazardous materials may be used in research, development and to the extent of any manufacturing operations.  As a result, we are subject to stringent federal, state and local regulations governing the storage, use and disposal of such materials.  It is possible that current or future laws and regulations could require us to make substantial expenditures for preventive or remedial action, reduction of chemical exposure, or waste treatment or disposal.  We believe we are in material compliance with all environmental regulations and to date have not had to incur significant expenditures for preventive or remedial action with respect to the use of hazardous materials.

However, our operations, business or assets could be materially and adversely affected by the interpretation and enforcement of current or future environmental laws and regulations.  In addition, although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, there is the risk of accidental contamination or injury from these materials.  In the event of an accident, we could be held liable for any damages that result.  Furthermore, the use and disposal of hazardous materials involves the risk that we could incur substantial expenditures for such preventive or remedial actions.  The liability in the event of an accident or the costs of such actions could exceed available resources or otherwise have a material adverse effect on the business, results of operations and financial condition.  We carry property and worker’s compensation insurances in full force and effect through nationally known carriers which include pollution cleanup or removal and medical claims for industrial incidents.

PROPOSAL 1 – APPROVAL OF THE MERGER OF ISCO INTERNATIONAL, INC.
WITH CLARITY COMMUNICATION SYSTEMS INC.
  Background

On November 13, 2007, the Merger Agreement was entered into by and among ISCO, ISCO Illinois, Inc. (“Merger Subsidiary”), a wholly-owned subsidiary of ISCO, Clarity Communication Systems Inc. and Jim Fuentes, for himself and as the representative of Clarity’s Rightsholders.

Jim Fuentes is the sole stockholder of Clarity.  However, certain employees, former employees, advisors and consultants (collectively, the “Rightsholders”) hold rights to receive either cash or the same type of consideration Mr. Fuentes or Clarity receives in the event of a change in control of Clarity pursuant to Clarity’s Non-Qualified Phantom Stock Plan, as amended (the “Phantom Plan”).  Further, Mr. Fuentes and certain of the Rightsholders are also entitled to receive equity consideration (“Enhanced Benefits”) in the event of a change in control of Clarity pursuant to the at risk compensation arrangements (collectively, the “At-Risk Plan”).

Mr. Fuentes is currently a director of ISCO and will enter into an employment agreement with ISCO upon closing of the Merger.  Due to the nature of Mr. Fuentes’ relationship with ISCO, the Board deemed the potential transaction with Clarity to be a related party transaction subject to ISCO’s related party transaction approval process.

Pursuant to Rule 712 of the AMEX Company Guide, we are required to seek approval of the issuance of shares of Common Stock to Mr. Fuentes in connection with the Merger.

  Related Party Transaction Approval Process and Establishment of Special Committee

Statement of Principles

ISCO’s Board of Directors is required to pre-approve any transactions with related parties, as those terms are defined by AMEX, the Public Company Accounting Oversight Board, the Securities and Exchange Commission (e.g., Item 404 of Regulation S-K), or any other qualified entity.

When in doubt, all members of the organization are required to disclose the information and the Board will determine the appropriate course of action, if any.  In making this determination the Board has the authority to engage the Company’s counsel or other legal counsel as it deems appropriate and necessary.  Company management is prohibited from engaging in any related party transaction without the express approval of the Board of Directors.

Procedures

Requests or applications to enter into related party transactions must be submitted to the Chairman of the Board, who will then process the request using reasonable judgment, including but not limited to submission for review to the full Board of Directors.  The Chairman will enter any such communications into the minutes of the next Board meeting and include a current status and/or resolution.  In addition, pursuant to AMEX rules, the Audit Committee of the Board must review and approve any such transaction, as is noted in its charter.

Establishment of Special Committee

Mr. Fuentes informed Mr. Thode, ISCO’s Chief Executive Officer, of his potential interest in evaluating a possible strategic combination with ISCO, who in turn disclosed such interest to the Chairman of the Board and other members of the Board.  Upon learning of Mr. Fuentes’ interest, the full Board resolved to establish a special committee of disinterested directors (the “Special Committee”) to evaluate, review and negotiate the terms of what became the Merger and to recommend to the full Board whether to approve the Merger and the transactions contemplated thereby.  The Special Committee consisted of directors of ISCO who the Board determined were independent in this matter and did not have a personal interest in the Merger, outside that of which is created solely as a result of their service on ISCO’s Board of Directors.  The Special Committee consisted of Mr. John Thode, who was ISCO’s chief executive officer at the time the Special Committee was established, Mr. Ralph Pini, the Chairman of ISCO’s Board of Directors, and Dr. George Calhoun.  Mr. Fuentes was not at any time a member of the Special Committee and did not participate in the activities of the Special Committee, except to the extent of any negotiations with the Special Committee as the sole stockholder and director of Clarity.

The Board of Directors and management of ISCO regularly discuss ISCO’s business, competitive position and strategic direction.  They review alternatives for growth, both organic and through transaction, in an effort to strengthen the Company and maximize shareholder value.

  Material Contacts

On May 14, 2007, Mr. John Thode, then CEO of ISCO, and Mr. Jim Fuentes, CEO of Clarity and Director of ISCO, had a preliminary conversation about a potential strategic partnership or combination between the entities.  Mr. Fuentes described a need for his company to expand commercial and financial resources in the commercial solutions area.  Mr. Thode described a need for ISCO to accelerate the extension of the AIM platform into software, ideally into a handset application.  Mr. Thode notified ISCO’s Board of Directors of this communication via email.

On May 21, 2007, Mr. Thode summarized this initial discussion for the rest of ISCO’s Board of Directors, and after consulting the Company’s legal counsel who reviewed the role and duties of the Board of Directors in a related-party transaction with a director and the Board of Directors’ responsibility to ISCO’s stockholders, recommended that a Special Committee of the Board be established to consider the potential benefits and any adverse consequences of some type of strategic arrangement with Clarity, as well as any proposed terms.  Mr. Fuentes was not present for this discussion.  The Board of Directors identified Mr. Fuentes’ personal interest in any transaction, that any transaction would be between related parties, and determined that Mr. Fuentes be excluded from any communication on the topic, except as the representative of Clarity.  In addition, the Board identified certain Board members who it determined were independent of any transaction with Clarity and had the ability to perform their fiduciary obligations involved in serving on a Special Committee, which would be responsible, in part, for leading any direct communications or negotiations with Clarity, as potential members of the Special Committee.

Between May 21, 2007 and June 8, 2007, limited discussions between Mr. Thode, Mr. Cesario (ISCO’s Chief Financial Officer), Mr. Fuentes and Mr. Bill Jenkins (Clarity’s Vice President of Strategy and Product Management), took place to learn more about Clarity’s products and services.  Robert W. Baird & Co. (“Baird”), Clarity’s investment banker engaged to assist in the possible sale of Clarity, provided a summary overview of Clarity’s business.

On June 8, 2007, ISCO’s Board of Directors created a Special Committee of disinterested directors as described in the section “Related Party Transaction Approval Process and Establishment of Special Committee” above.  The members of the Special Committee consisted of three directors who the Board determined had no personal interest in any potential transaction and were knowledgeable about Clarity’s business.  They were Mr. Thode, Dr. George Calhoun, and Mr. Ralph Pini.  The Special Committee was directed to analyze any potential transaction with Clarity, review the terms of the transaction, share information with the Board of Directors, participate in any negotiations should they be appropriate, and make one or more recommendations of appropriate action to the Board of Directors, subject to additional approval by the Audit Committee pursuant to AMEX rules on related party transactions.  It was determined that other disinterested members of the Board of Directors would be welcome to participate in Special Committee meetings but not have a formal vote on Special Committee matters.  The duties and obligations of the Special Committee were discussed with legal counsel and confirmed with the committee members.  Mr. Thode was named Chairman of the Special Committee.  In addition, the Special Committee determined that ISCO’s legal counsel, Pepper Hamilton, LLP, did not have any relationship with Clarity or Mr. Fuentes and could act as counsel for the Special Committee.

For the next two weeks, discussions occurred between Mr. Thode, Mr. Cesario, and Clarity representatives Jim Fuentes and Bill Jenkins.  Both sides shared their respective strategic plans and identified needs to make their respective companies more competitive.  Clarity expressed a desire to quickly expand its selling and operations capabilities to provide product solutions to customers, as opposed to the almost exclusively custom product development it had focused on during its history.  ISCO expressed a desire to accelerate the conversion of its AIM platform to software, as well as to push deeper into software-based solutions for wireless telecommunications.

Discussions ceased during June 2007 as ISCO focused on restructuring its credit line arrangement with its lenders, which was announced on June 26, 2007.  In the course of restructuring ISCO’s credit line arrangement, ISCO notified its lenders that it was in discussions with Clarity about a possible transaction.

Discussions between ISCO and Clarity resumed on July 5, 2007, when Mr. Fuentes contacted Mr. Cesario.  Mr. Fuentes expressed his desire to continue toward a strategic combination with ISCO, citing the rapid addition of sales and operational assets as a significant potential benefit to Clarity.  Mr. Cesario and Mr. Fuentes discussed the type of due diligence data that would be required in order to further consider a strategic combination.  Limited information from Clarity was provided to ISCO over the following two weeks.  Mr. Cesario reported this discussion to Mr. Thode who then reported it to the Special Committee and the other disinterested members of the Board.

On July 19, 2007, Mr. Thode and Mr. Cesario summarized what they had learned about Clarity from discussions with Mr. Fuentes and Mr. Jenkins, to the Special Committee and other disinterested members of the Board.  Mr. Thode and Mr. Cesario expressed a view that the arrangement that offered the greatest potential to meet each side’s strategic needs would be a combination of the entities through a merger and described potential synergies between the companies.  They described their view that the discussions involved cross selling products and utilizing R&D resources, and in light of the limited administrative staffs of both entities, any arrangement would essentially involve all of the employees of each company in some fashion.  As both companies’ value was determined to be based on human knowledge and expertise, in order to have value the entities must continue, and thus described a merger of the two companies into one.  They explained that Mr. Fuentes asked for a nonbinding letter of intent to confirm basic deal concepts prior to performing detailed due diligence in order to ensure the entities were of like mind.  The Special Committee determined that detailed due diligence would be required before it could truly understand the pros and cons of a potential combination, and that a non-binding letter of intent may align the parties, and facilitate the gathering of additional information.  Management was then instructed to execute along this course.

Between July 19, 2007 and mid-August 2007, representatives of Clarity, including Baird, and Mr. Thode discussed the potential terms of a merger and the terms of a non-binding letter of intent.

As of mid-August 2007, the companies had not agreed upon a nonbinding letter of intent but expressed continued interested in gathering more data and evaluating whether a transaction would be beneficial for both sides.  Clarity began to provide further limited diligence materials that were requested by ISCO.  This limited diligence review continued through the rest of August 2007.  The parties were able to identify economic terms desired by each side and create the basis for discussions for a potential transaction.  ISCO indicated that it had a limited amount of cash available and wanted to explicitly align the performance of a combined entity by using stock as consideration.  Clarity described the need for financial assets to defray any transaction expenses, but otherwise agreed to a deal for equity consideration as Mr. Fuentes expressed optimism in the value of a combined entity.

On August 23, 2007, Mr. Cesario and Mr. Thode summarized to the Special Committee the results of the diligence process to date.  They described the information that was obtained concerning Clarity’s legal structure and Board minutes/actions, shareholder structure, financial condition, contracts, customers, vendors, employees, assets and liabilities.  Mr. Cesario created a repository for the diligence materials collected from Clarity and shared such data with ISCO’s legal counsel.

After the Special Committee meeting on August 23, 2007, Mr. Thode and Mr. Cesario had further discussions with ISCO’s lenders regarding the proposed transaction and received an oral non-binding consent from the lenders to the deal structure to satisfy the requirement under ISCO’s line of credit arrangement to seek consent from the lenders prior to issuing or assuming additional debt, which Clarity and ISCO had discussed as part of the terms of the potential transaction.

On August 27, 2007, ISCO’s Special Committee decided it had gathered sufficient information to present a nonbinding letter of intent to Clarity, based largely on points discussed during the prior weeks of discussions (as described above) for purposes of gathering additional diligence materials.  Mr. Thode presented this proposal to Clarity.

On August 28, 2007, ISCO and Clarity entered into a letter of intent for a transaction, subject to, among other things, the completion of additional due diligence, a no-solicitation period granted to ISCO by Clarity until September 30, 2007, the rendering of a fairness opinion to ISCO’s Special Committee and full Board of Directors, completion of an audit of Clarity’s financial statements, commitment from ISCO’s lenders for funding of the combined entity, and approvals on both sides.  This agreement included a period of exclusivity between ISCO and Clarity, ending on September 30, 2007, and included substantial due diligence procedures, which provided, among other things, that within two weeks after receipt of due diligence materials, ISCO would notify Clarity whether ISCO intended to proceed with a transaction and toward a definitive agreement.  This nonbinding letter of intent outlined economic terms of ISCO providing 40 million shares of Common Stock to Clarity – 20 million up front, 10 million vesting over two years and subject to continued employment conditions, and 10 million subject to certain market capitalization thresholds for 45 consecutive days during the following three year period.  It was agreed by the parties that a portion of these shares would be used to satisfy certain employee compensation plan obligations that would be triggered in the event of a change in control of Clarity.  In addition, ISCO was to assume a $2 million shareholder note, provide up to $750,000 in cash to offset documented and reasonable Clarity transaction costs and assume a credit line that Clarity did not have but was contemplating possibly needing for a short period of time.  Finally, Mr. Fuentes was to have a two year contract to serve as an employee of ISCO following the transaction.

During the next two weeks Clarity provided due diligence materials to ISCO and its legal counsel to review and ISCO’s management and legal counsel conducted their due diligence review.

On September 14, 2007, ISCO’s Special Committee met to consider the data that had been gathered, the risks and opportunities associated with Clarity’s business, potential synergies, and potential transaction costs and cash requirements throughout a transaction process and beyond.  After reviewing the duties and obligations of the Special Committee with legal counsel, Mr. Cesario and Mr. Thode shared revised financial forecasts and the results of authorized customer contact, as well as a more complete view of the assets and liabilities of Clarity.  Mr. Cesario and Mr. Thode noted that financial performance had been significantly below expectations based on earlier discussions and review of Clarity financial data as certain opportunities had not yet materialized, and explained that Clarity would likely need more cash than expected and for a longer period of time, which would be ISCO’s obligation should a transaction be consummated.  Ultimately, the Special Committee considered whether to maintain, change, or terminate the transaction process with Clarity.  After a detailed review, the Special Committee decided that there remained value in a potential combination and decided to present a revised letter of intent to Clarity, with the ability for the entities to terminate without completing a transaction, including requiring final approval of ISCO’s Board of Directors.The nonbinding letter of intent was revised to tie more of the consideration to equity capitalization performance measures to relieve ISCO of some of the risk and allow for the repayment by ISCO of a credit line to be utilized by Clarity for operation funding, but offset this use of cash by eliminating the assumption of the shareholder note and reducing the amount of cash to be provided to cover Clarity’s closing costs.

After the meeting of September 14, 2007, Mr. Thode held discussions with ISCO’s lenders to review the proposed revised terms of the transaction, including the elimination of the assumption of the shareholder note and the extension of debt financing to ISCO to pay off Clarity’s line of credit at closing of the Merger.  One of ISCO’s lenders, Alexander Finance, L.P. indicated its willingness to provide up to $1.5 million for this purpose.

On September 21, 2007, ISCO and Clarity entered into a revised letter of intent, reflecting adjusted economic elements based on the preliminary diligence findings and updated cash needs and expectations of the business.  Upon agreement of the revised letter of intent, Mr. Cesario was instructed by the Special Committee to engage an independent auditor to audit Clarity’s financial statements as well as an independent appraisal firm to provide a fairness opinion.  ISCO then engaged Grant Thornton, LLP (“Grant Thornton”), ISCO’s independent registered public accounting firm to conduct the audit of Clarity’s financial statements and Appraisal Economics, Inc. (“AEI”) to render the fairness opinion.  The Special Committee indicated a preference for an outside professional investment advisor that had no prior relationship with ISCO or Clarity, due to the related party nature of the potential transaction.  A number of candidates were identified and evaluated.  Based on reviews of clients and competencies including AEI’s reputation and experience on the valuation of companies, a direct interview process and reference checks, AEI was selected as providing the most value to ISCO, the Special Committee, the Board of Directors, ISCO’s stockholders and the transaction process overall.  To the best knowledge of ISCO management and the Board of Directors, there has never been a relationship between ISCO, or its affiliates, and AEI.

During the next few weeks, diligence review continued, including legal and accounting diligence.  On October 8, 2007, Grant Thornton began its field work at Clarity’s offices.  AEI also began its evaluation of Clarity and the proposed transaction during this time.  ISCO’s legal counsel continued to conduct due diligence and draft a definitive merger agreement.

    On October 10, 2007, Mr. John Thode submitted his resignation as CEO to ISCO’s Board of Directors.  ISCO considered the appropriate disclosure to the marketplace, and its Board of Directors concluded that it should disclose the advanced stage of the Clarity relationship as well.  On October 15, 2007, both a non-binding letter of intent between the parties and Mr. Thode’s resignation were disclosed via press release and Current Report on Form 8-K.  During this time ISCO also announced that Mr. Ralph Pini, ISCO’s Chairman of the Board of Directors would serve as interim chief executive officer of ISCO until a permanent successor to Mr. Thode could be found.

On October 12, 2007, a draft definitive merger agreement was sent to Clarity, its legal counsel and Baird for review.

On October 22, Clarity, through its legal counsel, provided a number of preliminary comments to the draft merger agreement.  Many of these points related to rights and obligations specified in the draft definitive agreement as well as the type and amount of indemnities to be provided by each side to the other (primarily from Clarity to ISCO).  Between October 22, 2007 and October 24, 2007, representatives from the parties discussed various alternatives to achieve each party’s interests.

On October 24, 2007, ISCO’s Special Committee, with its legal counsel and Mr. Cesario, met to consider deal points raised by Clarity pertaining to the draft merger agreement.  Mr. Cesario and ISCO’s legal counsel explained the points that were raised and provided recommendations, as well as certain potential alternatives to the two positions that had been advanced (ISCO’s initial draft and Clarity’s requested changes).  After discussion of the individual and overall elements, the Special Committee directed Mr. Cesario to present ISCO’s reply to these points, with the expectation of moving forward in the negotiations if agreement on these points could be reached.

On October 26, 2007, ISCO’s Special Committee, with its legal counsel, Mr. Cesario, and independent financial advisors from AEI, met to discuss the fairness opinion document that was provided on October 25, 2007 and the underlying assumptions and analysis.  Mr. Joe Kettel of AEI led the presentation of their analysis.  Mr. Kettel described the nature of the engagement, his understanding of the consideration to be offered, the processes and tools employed, the information that was used, and expressed that AEI was able to conduct an appropriate, independent review of the financial nature of the transaction for ISCO, its Board of Directors and stockholders.  Key assumptions were analyzed, including pro forma changes that would result should certain assumptions be changed as discussed (e.g., future revenue and discount rate).  Members of the Special Committee, as well as other disinterested directors who were in attendance, asked questions and engaged in a discussion with AEI about its report and analysis.  Ultimately the Special Committee agreed with the findings presented by Appraisal Economics, that the transaction was fairly priced from a valuation perspective.

Revised drafts of the definitive merger agreement were circulated between the parties during the last week of October 2007.

On November 2, 2007, the Audit Committee of ISCO’s Board of Directors met with representatives of Grant Thornton for Grant Thornton’s presentation of the results of the audit of Clarity’s financial statements.

Later on November 2, 2007, the Special Committee, with its legal counsel and Mr. Cesario, again reviewed the duties and obligations of the Special Committee, and then considered what it believed to be the final points that had to be resolved in order for a definitive agreement to be agreeable to the Special Committee and ISCO’s Board of Directors.  After a careful review of the history, positions, and data, the Special Committee analyzed the risks and requirements of each point, and which could and could not be compromised.  Ultimately, Mr. Cesario was instructed to present to Clarity the decision on those points with an intention to move forward with a final agreement pending agreement on the open points.

Negotiations on the terms of the definitive merger agreement continued between the parties between November 2 and November 12, 2007 on several open points.  During this time, Mr. Cesario kept ISCO’s lenders informed about the status of the proposed transaction as well as open deal points.  Toward the end of this period, Mr. Cesario also showed the revised draft definitive merger agreement and related open deal points to AEI, who determined that the assumptions contained in its fairness opinion still applied and no changes were necessary to the fairness opinion.

On November 12, 2007, ISCO’s Special Committee, with its legal counsel and Mr. Cesario, met to review a further revised definitive merger agreement.  After a review of goals, management confirmed it believed the revised definitive agreement was in near final form with all material issues resolved.  After confirming with legal counsel the duties and responsibilities of the Special Committee, the Special Committee reviewed the terms of the proposed transaction, the risks and opportunities that would go with it, and the final deal points as presented by management and described in the draft definitive agreement.  The Special Committee unanimously recommended to the Board of Directors (excluding Mr. Fuentes) and to the Audit Committee that the transaction be consummated as described.

On November 12, 2007, subject to the formal recommendation and approval of the Audit Committee, the Board of Directors (excluding Mr. Fuentes) considered the merger transaction and supporting materials and determined it was in the best interest of ISCO’s stockholders to proceed with the transaction.  The Special Committee and the Board of Directors considered the fairness opinion rendered by AEI and considered whether there were any circumstances, including such circumstances specific to ISCO as well as to the capital markets and the wireless telecommunications industry generally, that would undermine the assumptions contained in the fairness opinion.  It was determined that the fairness opinion dated October 25, 2007 remained valid and applicable.  Because of scheduling limitations, the Audit Committee was not able to formally meet prior to this Board of Directors Meeting.  Because of a lack of a quorum of Audit Committee members at the appropriate portion of this full Board of Directors meeting, the Board approved of this transaction and instructed Mr. Cesario to execute the definitive agreement subject to the formal recommendation of the Audit Committee.

On November 13, 2007, the Audit Committee met with the Company’s legal counsel and Mr. Cesario, considered its duties and obligations, considered the merger transaction as proposed, considered the related party nature of the transaction and controls employed during the process, considered the results of the audit and the comments provided by the independent auditors, as well as other factors, and recommended that the Company proceed with the transaction.  Mr. Cesario shared the Audit Committee’s approval with the full Board of Directors prior to signing the definitive agreement.

On November 13, 2007, Mr. Cesario on behalf of ISCO and Mr. Fuentes on behalf of Clarity, himself and as representative of the Rightsholders, executed a Definitive Merger Agreement, which is attached as Appendix A to this Proxy Statement and announced the agreement to the public via press release and on a Current Report on Form 8-K filed with the SEC.

  Reasons for Merger

In reaching its decision to approve the merger, ISCO’s Special Committee and Board of Directors consulted with ISCO’s management and advisors, and considered the following potentially positive factors:

•
The telecommunications industry, particularly the wireless segment, has been consolidating for years and continues to do so.  The Merger offers an opportunity for ISCO to become a larger, more competitive company.  Inherent benefits in entity size include cost efficiencies in operations and sourcing, as well as diversity of products and markets, to reduce the reliance on any particular element of the organization in the face of fluctuating customer spending patterns.

•
ISCO’s competitors are growing larger, in many cases through acquisition, and thus are more difficult to compete against.  By increasing its own size, ISCO expects to be in a better position to compete with these entities.

•
ISCO’s customers and potential customers are also growing via merger.  By becoming a larger entity with a larger breadth of product and serve offerings, ISCO believes it would be more likely to be selected as a vendor by these entities.

•
ISCO is moving toward a more software-driven business model within wireless telecommunications industry, including a view into mobile devices.  Clarity has built significant capabilities in the field of mobile device applications, including assembling a strong, skilled employee base and competency over the years.  The Merger may significantly improve ISCO’s ability to expand its AIM platform into a handset application and related derivatives.

•
The customer bases between the two companies appear highly complementary.  There may be significant cross-selling opportunities in bringing the product lines of both companies to the combined customer base.

•	Each entity offers a different set of solutions to the marketplace, thus reducing the risk of adding one solution while diminishing the value of another.

•
The expansion of product and market breadth would reduce the reliance on any one product, market or customer.  ISCO has experienced a relatively concentrated customer base for several years.  This combination would reduce the reliance on any single customer and reduce the risk profile of the combined entity.

•	Each entity has a highly entrepreneurial culture and their respective facilities are geographically close, thus increasing the probability of a successful integration.

•
The structure of the transaction ties combined company performance in the future to the cost of the transaction, as 37% of the shares issuable in connection with the Merger are tied to future increases in the combined entity’s value as measured by its market capitalization.  Should these projected increases not occur, this large portion of the consideration in the Merger (15 million shares out of a maximum possible issuance of 40 million shares) would not be paid.

•
The combined entity affords greater opportunity for larger and longer-term customer orders with longer revenue recognition cycles, which is viewed as potentially reducing the volatility of ISCO’s revenues and common stock valuation.

The Board of Directors and Special Committee also considered the following potentially adverse effects:

•	2007 was the lowest revenue Clarity ever posted and its first significant operating loss.

•
Clarity was shifting from its historical revenue base (almost exclusively providing custom product development services) to offering products and hosted services to customers.  It did not have a significant track record of success in these new areas.

•
The combined entity would have greater cash requirements to operate than ISCO as a standalone entity, and thus the pressure on the combined entity for additional revenues and/or funding in the near term will be significant.

•	ISCO will need its lenders to lend an additional $1.5 million to cover transaction costs and initial working capital of the combined entity.

•
The volatility in the telecommunications marketplace, and while a positive in terms of expanded product offerings and customer bases, the resulting entity would have greater assets in this marketplace and thus be more intensely subject to macro trends in the wireless telecommunications industry.

•	Dilution to ISCO’s stockholders as a result of the equity to be issued in the proposed transaction.

•
ISCO has a modest amount of cash in the bank and Clarity has a net deficit.  A combined entity would start without a significant amount of cash, even after additional debt financing to resolve certain liabilities and transaction costs.

•	Despite the attempt to incentivize Clarity employees to stay after a merger, there could be no assurance that they would indeed stay with the combined entity.

•
The additional strain on ISCO’s personnel in integrating an entity, in light of the thin staffing at ISCO and particularly in light of the recent departure of Mr. Thode as ISCO’s CEO and related CEO search process.

  Opinion of Appraisal Economics Inc., Financial Advisor to ISCO’s Special Committee of the Board of Directors

FAIRNESS OPINION

Appraisal Economics Inc. (“AEI”) was retained by the Special Committee to render a fairness opinion in connection with its proposed acquisition of Clarity. The Special Committee chose to retain AEI based on AEI’s reputation and experience in the valuation of telecommunications companies. Specifically, the Special Committee requested AEI to determine whether the consideration that would be paid by the Company in connection with the acquisition of Clarity was fair to the Company’s stockholders from a financial point of view. On October 26, 2007, at a meeting of the Special Committee of the Board of Directors, held to evaluate the acquisition, AEI rendered the opinion (the “Fairness Opinion”), which Fairness Opinion was distributed to the Special Committee, to the effect that, as of the date of the Fairness Opinion (October 25, 2007 or the “Report Date”) and based on and subject to the matters described in its opinion, the consideration to be paid by the Company in connection with the acquisition is fair, from a financial point of view to the Company stockholders.

    The full text of AEI’s written Fairness Opinion to the Special Committee, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B. AEI has consented to the inclusion of its Fairness Opinion in the proxy statement. You are encouraged to read the Fairness Opinion carefully in its entirety. The Fairness Opinion was provided to the Special Committee in connection with its evaluation of the acquisition and relates only to the fairness to the stockholders, from a financial point of view, of the consideration to be paid by the Company, and does not address any other aspect of the acquisition and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the acquisition. The Fairness Opinion is neither a recommendation nor advice as to whether the Company stockholders should exercise their right to vote their shares for or against the transaction. The summary of AEI’s Fairness Opinion in this proxy statement is qualified in its entirety by reference to the full text of the Fairness Opinion.

In conducting the analysis and arriving at its opinion, AEI reviewed such materials and considered such financial and other factors as deemed relevant under the circumstances, including:

•	a copy of the Letter of Intent for Purchase of Clarity Stock dated August 28, 2007 and the Amendment to the Letter of Intent dated September 21, 2007;
•
unaudited financial statements of Clarity for the years ended December 31, 2002 through 2006, and for the interim period ended June 30, 2007 (the periods of 2006 and 2007 were audited during October 2007 by Grant Thornton, LLP, with no material changes from the financial statements as presented to AEI);

•
certain internal financial and operating information, including financial projections for Clarity prepared by the management of Clarity and financial projections for Clarity prepared by the management of ISCO;

•
market traded security prices and publicly available financial and operating data concerning certain companies whose business description was deemed comparable to Clarity or otherwise relevant to the inquiry;

•	information regarding acquisitions of other companies in the telecommunications industry;
•	ISCO stock price history on and before the Report Date to determine the value of the merger consideration;
•	published studies of discounts to be applied to restricted stock in order to determine the value of the time-based equity consideration;
•	application of a Monte Carlo simulation model to determine the value of the market cap-based equity consideration; and
•	other financial studies, analyses, and investigations as deemed appropriate.

In addition, AEI discussed with the senior management of ISCO and Clarity; (i) the recent history and prospects for Clarity's business, (ii) the terms of the Transaction, and (iii) such other matters as deemed relevant.

As part of its review and analysis and in arriving at its opinion, AEI relied upon the accuracy and completeness of the financial and other information provided to it by ISCO and Clarity.  AEI did not undertake any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Clarity except as noted.  AEI assumed that the final terms of the transaction will be substantially similar to those described to it and included in the Fairness Opinion. The Fairness Opinion is necessarily based on economic, financial, and market conditions as they exist and can only be evaluated as of the date of the Fairness Opinion. The Fairness Opinion does not address and should not be construed to address the merits of the transaction and alternative financing strategies.

AEI and all of its employees are independent of ISCO and Clarity and have no current financial interest in these parties or in the transaction. It was retained by ISCO to render the Fairness Opinion in connection with the transaction and will receive a fee for such services. AEI’s fee for the engagement is in no way contingent upon the results reported in the Fairness Opinion.

AEI’s opinion and financial analyses were only one of many factors considered by the Special Committee in their evaluation of the acquisition and should not be viewed as determinative of the views of the Special Committee with respect to the decision to pursue the acquisition or the consideration to be paid in connection with the acquisition.

Valuation Analysis

The following is a summary of the financial analysis performed by AEI in connection with the preparation of its opinion. No company or security used in the analysis is directly comparable to Clarity.  In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected company or market data. The analysis performed is not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by the analysis.  Furthermore, AEI considered all of the shares of ISCO common stock, including those which may be issued in connection with the transaction, including the time-based and performance based shares, as merger consideration for valuation purposes.

AEI concluded that Clarity's business enterprise value is between $5.2 million and $8.2 million, with a most applicable value of $7.0 million and, net of $1.0 million in assumed debt, a fair market value of equity of approximately $6.0 million as of September 30, 2007 (the “Valuation Date”).  Fair market value is defined as the amount at which property would change hands between a willing seller and a willing buyer when neither is acting under compulsion, and when both have reasonable knowledge of the relevant facts. The fair market value presented in the Fairness Opinion is, to the best of AEI’s knowledge, the latest fair market value established for Clarity's total equity, prior to closing.

AEI utilized the discounted cash flow method of the income approach with support from the guideline public company method and the guideline transaction method of the market approach to determine the business enterprise value of Clarity.

Income Approach - Discounted Cash Flow Method

AEI was provided with budgeted sales and expenses for 2007 through 2011 (the ''Projection Period"'). The time frame beyond the Projection Period was denoted as the residual period. AEI estimated the free operating cash flow (“FCF”) for each year of the Projection Period and discounted it to present value using an appropriate discount rate of 22 percent and then estimated the present value of the estimated FCF for the residual period. The sum of these two components is the business enterprise value of the company. The annual FCF was discounted to present value at a rate of 22.0 percent using a mid-year discounting convention. To estimate the discount rate for Clarity, AEI used the sized based method to best consider the relative small size of Clarity. Details of the discount rate computation are captured in the Appraisal Economics Inc. Fairness Opinion.  AEI tested the sensitivity of its model by varying the discount rate and revenue projection.

AEI determined a residual value of the enterprise at the end of the discrete forecast period and discounted it to present value. The residual value analysis requires the determination of the value of all prospective cash flow generated by the business after a discrete forecast period. This model states that the value of an income stream is determined by the following equation: RV= (CF x (1+g)) / (k-g) where,

RV = residual value in the last year of the projection;

CF = cash flow in the last year of the projection;

k = discount rate; and

g = residual cash flow annual growth rate.

AEI used a residual cash flow annual growth rate of 5.0 percent in its model. The term "k-g" is known as the capitalization rate, equal to 17.0 percent in the analysis. AEI discounted the resulting residual value to present value. The present values from both the Projection Period and the residual value were added to obtain the business enterprise value.

AEI concluded a business enterprise value of $7.3 million (rounded) for Clarity as of the Valuation Date using the discounted cash flow method of the income approach.

Market Approach - Guideline Public Company Method

AEI compared Clarity to similar (or "guideline") companies that are publicly traded on a stock market or exchange. The use of valuation ratios calculated from the selected guideline companies provided an indication of Clarity's fair market value of equity.  AEI selected the following six guideline companies: PCTEL, Inc.; Smith Micro Software Inc.; MMS Communications Corporation; CalAmp Corp; Openwave Systems, Inc.; and Wind River Systems, Inc.  It should be noted that Clarity is substantially smaller then the guideline public companies, having only $1.2 million in total assets, as such, no company was considered directly comparable to Clarity.

AEI computed the market value of equity for the guideline companies relative to certain valuation metrics, such as total assets, revenue and income. These ratios were then applied to Clarity to obtain an indication of its market value of equity.  A company’s size, growth, and profitability were critical elements in selecting appropriate valuation multiples. Given Clarity's lack of consistent profitability, AEI utilized the revenue multiple in determining an indication of value. Furthermore, AEI applied multiples in line with the median of the multiples of the selected guideline companies to Clarity’s trailing twelve- month revenue and 2007E revenue.

AEI concluded a business enterprise value of $5.2 million for Clarity as of the Valuation Date using the guideline public company method of the market approach.

Market Approach - Guideline Transaction Method

AEI computed valuation ratios from the observed purchase prices paid in the acquisition of companies, operating within the wireless telecommunications industry. Then AEI applied the valuation ratios to Clarity, similar to the guideline company method.

Although none of the companies identified within the guideline transactions have operations with the same scope as Clarity, AEI selected 16 transactions involving the acquisition of companies operating in the mobile, wireless, telecommunication industry announced between April 2004 and October 2007. The majority of the transactions identified represent acquisitions of privately held companies, whereby access to the transaction details are limited
In evaluating the guideline transactions, AEI applied multiples in line with the median of the implied multiples of the selected guideline transactions.  AEI utilized the revenue multiple in determining an indication of value as this data was consistently available throughout the guideline transaction sample.

AEI concluded a business enterprise value of $8.2 million (rounded) for Clarity as of the Valuation Date using the guideline transaction method of the market approach.

Summary of Equity Value

Based upon the income approach, the indicated business enterprise value of Clarity as of the valuation date is $7.3 million. The income approach is a forward-looking analysis based upon industry data and expectations of company performance. Prospective investors in the company typically analyze the prospective income and cash flows available from such an investment. While AEI considered the results from the two market approaches, it relied more heavily upon the income approach as the guideline companies and the guideline transactions in the market approach vary from Clarity, primarily in terms of its relative size.

INDICATED FAIR MARKET VALUE OF EQUITY

(Amounts in Thousands of U.S. Dollars)

	Indicated	Applied	Weighted
	BEV	Weight	BEV
Guideline Company Approach	$5,200	0.25	$1,300
Guideline Transaction Approach	8,200	0.25	2,050
Income Approach	7,300	0.50	3,650
Concluded business enterprise value (BEV)		1.00	$7,000
Less: Assumed interest bearing debt at closing			1,000
Fair market value			$6,000

As a result of its analysis, AEI concluded that a fair market value of Clarity’s equity of  $6.0 million as of the Valuation Date

Consideration to be Paid by ISCO

The following figure outlines the purchase price terms of the proposed transaction, which AEI concluded as $6.4 million as of the Report Date.  Details of AEI’s analysis for both the Time-Based Equity Consideration and Market Cap-Based Equity Consideration follow.

TRANSACTION ANALYSIS
(Amounts in Thousands of U.S. Dollars, Except Share Amounts)

	Share Amount (Millions)	Total Equity Value as of the Report Date

Closing Consideration	20	$4,200
Time-Based Equity Consideration	5	790
Market Cap Based-Equity Consideration	15	1,460
Total Equity Consideration		6,450
Total Equity Consideration (rounded)		$6,400
AEI’s Closing Consideration Analysis

As of the Report Date, 20 million shares represent a total equity value of $4.2 million at a price of $0.21 per share.  This share price was the closing market price for a share of ISCO stock on the Report Date and about the median share price during the prior 90 trading days.
AEI’s Time-Based Equity Consideration Analysis

As of the Report Date, the 5 million shares at a price of $0.21 per share represent a total equity value of $1.05 million, prior to a discount for lack of marketability. The Time-Based Equity Consideration is similar to restricted shares prior to reaching the vesting periods (one year from closing of the proposed Transaction for 2.5 million shares and two years from closing of the proposed Transaction for 2.5 million shares). AEI reviews published studies on discounts for lack of marketability of common stocks as an indication of a reasonable marketability discount for the equity. These studies are grouped into two categories:  restricted stock studies and private-to-public stock studies.

The restricted stock studies report the discounts observed on restricted stock of companies that also had otherwise identical publicly traded stock.  The only difference between the two classes of stock is a restriction prohibiting transfer for periods of up to two years.  The private-to-public studies consider the discounts observed between transactions in stocks of various companies before and after the companies’ stocks became publicly traded.  The discounts observed in these studies range from 20 percent to 51 percent, with a median across all studies of approximately 34 percent.

Based on its analysis and consideration of the marketability studies, AEI selected a marketability discount of 25 percent for the equity value of the Time-Based Equity Consideration, resulting in a value of $790 thousand as of the Report Date.

AEI’s Market Cap-Based Equity Consideration Analysis

AEI used a Monte Carlo analysis to simulate the expected value of the Market Cap-Based Equity Consideration.  Each trial of its analysis represents the simulated results for each tranche from closing.

The expected payout to the Market Cap-Based Equity Consideration is estimated by simulating the ISCO’s risk-neutral price drift on a weekly basis (that is, over 52 simulated periods per year) during the three-year term of the Market Cap-Based Equity Consideration.

Each tranche is dependent on whether ISCO’s market cap exceeds a certain threshold.  In AEI’s Monte Carlo analysis, the stock price prevailing as of the Report Date ($0.21) was used as the “baseline” from which to calculate the implied stock prices and corresponding market cap as the target thresholds are met for each tranche.  Subsequent to the Report Date, the AEI analysis simulates stock price returns on a weekly basis, which are then used to calculate the indicated fair market value for each tranche.

The simulation was performed for 100,000 trials.  For each trial, the indicated value of the Market-Cap Based Equity Consideration was recorded using the following steps.  First, the simulation determined when each tranche vests.  When each tranche does vest, the payoff to that tranche was computed based on the projected share price on that vesting date.  Once the simulation determines the payoff for each tranche, AEI computed the present value of the payoff for each tranche using the risk-free rate.

Based on its analysis, AEI concluded the fair market value of each tranche of the Market Cap-Based Equity Consideration as of the Report Date, as shown in the following figure, resulting in a total fair market value of $1.46 million.

FAIR MARKET VALUE SUMMARY
(Amounts in Millions of U.S. Dollars, Except Share Amounts)

	Market Cap Threshold	Vested Shares (Millions)	Fair Market Value/Share	Total Fair Market Value (Millions)
Tranche 1	$125	3.75	$0.13	$0.49
Tranche 2	175	3.75	0.1	0.37
Tranche 3	225	3.75	0.09	0.34
Tranche 4	275	3.75	0.07	0.26
				$1.46

Conclusion

Relative to the concluded fair market value of Clarity’s equity of $6.0 million as of the Valuation Date, AEI deemed the total equity consideration of $6.4 million as a fair purchase price for Clarity’s total equity.  As a result, AEI believes the total consideration to be paid by ISCO in this transaction is fair, from a financial point of view, to ISCO stockholders.

  Interests of Directors and Officers in the Merger

Mr. Fuentes, the sole shareholder of Clarity and a party to the Merger Agreement is a member of ISCO’s Board of Directors.  Mr. Fuentes was elected to the Board in November 2003 and served as Chairman of the Board from January 2006 until June 2007, when Mr. Ralph Pini became Chairman of the Board.  Mr. Fuentes will be issued approximately 65% of the 40,000,000 shares of Common Stock issuable in connection with the Merger.  Assuming Mr. Fuentes is issued all of the shares he is eligible to receive in connection with the Merger, Mr. Fuentes will beneficially own approximately 11% of ISCO’s outstanding common stock.  In addition, Mr. Fuentes is expected to become an employee of the Company upon the consummation of the Merger pursuant to an employment agreement (please see the Section entitled “Employment Agreement with Jim Fuentes” below).  Further, Mr. Fuentes will be released from his obligation to guaranty up to $1,500,000 drawn under Clarity’s line of credit arrangement.  In his current capacity as a non-employee director, Mr. Fuentes receives compensation from the Company as consideration for his service on the Board.  For specific terms of Mr. Fuentes’ compensation, please see the Director Compensation section of the Company’s Proxy Statement pursuant to Section 14(a), filed on April 27, 2007.  As of November 30, 2007, Mr. Fuentes beneficially owned 296,250 shares of Common Stock, including a restricted stock grant of 28,750 shares that were not vested and outstanding options to purchase 160,000 shares of Common Stock which were currently exercisable, representing less than 1% of our outstanding Common Stock as of the date of the mailing of this Proxy Statement.  Mr. Fuentes intends to continue to serve on ISCO’s Board at least for the remainder of his term, though he will not be considered independent under AMEX rules and no longer serve on any Board committees.

No other director or officer of ISCO will have any personal interest in the Merger.

  Accounting Treatment of the Transaction

The Merger is expected to be accounted for as a business combination utilizing the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.  ISCO’s management has made a preliminary allocation of the estimated purchase price based on preliminary estimates of fair values as set forth in the ISCO unaudited pro forma condensed combined financial statements.  Any excess of the estimated purchase price over the fair value of net assets acquired will be accounted for as goodwill.

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment are present).

  Ownership of ISCO After the Merger

Based on the number of shares of ISCO common stock issued and outstanding on November 30, 2007, and assuming the combined entity achieves all milestones in order for Mr. Fuentes and the Rightsholders to receive all of the 40,000,0000 Shares they are eligible to receive in connection with the Merger, Mr. Fuentes and the Rightsholders will own an aggregate of approximately between 11% and 17% of the issued and outstanding ISCO Common Stock following the Merger, depending on whether all Time-Based and Market-Based Shares are issued.

  Dissenters’ Rights

No dissenters’ rights or appraisal rights are available under applicable Delaware law or Illinois law to either our stockholders or to the sole Clarity shareholder.

  Material United States Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the Merger to Mr. Fuentes with respect to his exchange of shares of Clarity common stock for shares of ISCO Common Stock and the right to receive the Time-Based Shares and the Market-Based Shares, if any, (collectively, the “Additional Shares”).  This discussion assumes that Mr. Fuentes is a citizen or resident of the United States for U.S. federal income tax purposes and that he holds his Clarity common stock as a capital asset.  This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Mr. Fuentes in light of his individual circumstances or address any such consequences with respect to shares of Clarity common stock received by Mr. Fuentes as compensation, if any.  This discussion does not address the tax consequences of any consideration or payment received by Mr. Fuentes in connection with the Merger other than the receipt of shares of our Common Stock and the rights to the Additional Shares in exchange for Mr. Fuentes’ Clarity common stock.

This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect.  This discussion is not binding on the Internal Revenue Service, or the IRS, and there can be no assurance that the IRS or a court will agree with the conclusions stated herein.  No ruling has been or will be sought from the IRS, and no opinion has been or will be sought from counsel, as to the U.S. federal income tax consequences of the Merger.  In addition, this discussion does not address any state, local, foreign, or other tax consequences of the Merger.

Mr. Fuentes is urged to consult his tax advisors as to the specific tax consequences to him of the Merger in light of his particular circumstances, including the applicability and effect of U.S. federal, state, local, and foreign income and other tax laws.

Tax Consequences

The Merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Code.  Assuming the Merger qualifies as such a reorganization, the following are the material U.S. federal income tax consequences of the Merger to Mr. Fuentes.

Exchange of Clarity Common Stock for ISCO Common Stock and the Right to the Additional Shares

Except as discussed below with respect to any portion of the Additional Shares that may be treated as imputed interest, Mr. Fuentes will generally not recognize gain or loss for U.S. federal income tax purposes on his receipt of ISCO Common Stock or the rights to receive the Additional Shares in exchange for his Clarity common stock in the Merger.

Basis and Holding Period

The aggregate tax basis of the ISCO Common Stock and the rights to the Additional Shares received by Mr. Fuentes pursuant to the Merger will be the same as the aggregate tax basis of the Clarity common stock exchanged therefor.  The tax basis will be allocated among the ISCO Common Stock and the rights to the Additional Shares as though Mr. Fuentes received the maximum number of shares that can be issued under the rights to receive the Additional Shares.

    An adjustment to the basis in the ISCO Common Stock received and the rights to receive the Additional Shares might be made once it becomes known how many shares, if any Mr. Fuentes is entitled to receive under the rights to receive the Additional Shares. It is unclear how this adjustment should be made, or that any adjustment is required. The IRS has not issued guidelines on how a stockholder should make this adjusment. Mr. Fuentes is urged to consult his own tax advisor as to his allocation of tax basis.

The holding period of the ISCO Common Stock and the rights to receive the Additional Shares in the hands of Mr. Fuentes will include the holding period of the Clarity common stock exchanged therefor.

Conversion of the Rights to Receive the Additional Shares into Shares of ISCO Common Stock

Upon the conversion of the rights to receive the Additional Shares:

•	no gain or loss would be recognized, except that any portion of such Additional Shares that is treated as imputed interest (as described below) will be taxed as ordinary interest income;

•
the tax basis in the ISCO Common Stock received on conversion will be determined initially as set forth above under the section titled “Basis and Holding Period” and will be increased by the portion of such stock treated as imputed interest; and

•
the holding period of the ISCO Common Stock received will include the holding period of the rights to receive the Additional Shares, except that the portion of the additional shares of ISCO Common Stock received which represents the receipt of imputed interest, as described below, will begin a new holding period upon receipt of such additional shares.

When Mr. Fuentes sells or otherwise disposes of the ISCO Common Stock received upon the closing of the Merger or upon conversion of the rights to receive the Additional Shares, he generally will recognize capital gain or loss in an amount equal to the difference between the amount he realizes for the shares and his tax basis in the shares.  Individuals generally are entitled to a reduced rate of tax on capital gains with respect to property held for more than one year.

Imputed Interest on the Additional Shares

Under current law, the deferred receipt of additional shares in a reorganization, such as the Additional Shares, requires that a portion of the additional shares may be treated as interest income.  Where there is no express provision for interest, as is the case here, under the current regulations interest may be imputed under Section 483 of the Code.  Thus, if additional shares become payable more than one year after the Merger, a portion of any shares payable more than six months after the date of the Merger will constitute ordinary interest income.  The amount of such interest income will be calculated by taking the fair market value of any additional shares issued and discounting such amount from the date of issuance back to the time of the Merger using the imputed interest rate under the Code.  The imputed interest rate will be the “applicable federal rate” provided under Section 1274(d) of the Code as of the time of the Merger.  Thus, the longer the period of time until the additional shares are received, the greater the proportion of such shares that will be treated as ordinary interest income.  Each additional share received will be deemed to represent its pro rata share of the interest income.  Upon the issuance of any additional shares, ISCO will report to Mr. Fuentes and to the IRS the amount of such interest income as required by the Code.

Reporting Requirements

Mr. Fuentes will be required to retain records pertaining to the Merger and will be required to file with his U.S. federal income tax return for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger.

THE DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.  MOREOVER, THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES.  IN ADDITION, THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, LOCAL, OR OTHER TAX CONSEQUENCES OF THE MERGER AND DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER.

MR. FUENTES IS URGED TO CONSULT HIS TAX ADVISOR AS TO THE U.S.  FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE MERGER.

  Differences in the Rights of Security Holders

Mr. Fuentes, the sole stockholder of Clarity, is already a stockholder of ISCO.  In the Merger, his shares of Clarity common stock, which represent all of the issued and outstanding shares of Clarity capital stock, will be converted into the right to receive shares of ISCO’s Common Stock.  Clarity Rightsholders do not hold any shares of Clarity’s capital stock and will not vote to approve the Merger or the transactions contemplated thereby.  After the Merger, the Rightsholders will become stockholders of ISCO.

    The following description of ISCO’s Common Stock is qualified in its entirety by reference to ISCO’s Certificate of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

Our Certificate of Incorporation currently authorizes 250,000,000 shares of Common Stock and 300,000 shares of preferred stock.  As of November 30, 2007, there were approximately 201,000,000 shares of Common Stock outstanding and no shares of preferred stock outstanding.  Holders of Common Stock will be entitled to one vote per share on all matters submitted to a vote of stockholders.

Subject to the rights of holders of any outstanding shares of our preferred stock, the holders of outstanding shares of our Common Stock will be entitled to the dividends and other distributions as may be declared from time to time by our Board of Directors from legally available funds.  Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights.  Subject to the rights of holders of any shares of our outstanding preferred stock, upon our liquidation, dissolution or winding up and after payment of all prior claims, the holders of shares of our Common Stock outstanding at that time will be entitled to receive pro rata all of our assets.  All shares of our Common Stock currently outstanding are fully paid and nonassessable.

Our Board of Directors, without further stockholder approval, may issue our preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series.  The rights, preferences, limitations and restrictions of different series of our preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters.  Our Board of Directors may authorize the issuance of our preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation.  In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of our preferred stock are outstanding.  Our Board of directors, without stockholder approval, can also issue our preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock.  Our issuance of our preferred stock may delay, defer or prevent a change in our control.  We have no present intention to issue shares of our preferred stock.

  Regulatory Matters Related to the Merger

We believe the Merger and the transactions contemplated by the Merger Agreement are not subject to any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the Merger Proposal with the Secretary of State of the State of Illinois and the Charter Amendment with the Secretary of State of the State of Delaware as well as compliance with applicable federal and state securities laws and the application for listing of the shares issuable in connection with the Merger with AMEX.

  Listing of Common Stock on AMEX

The Company’s shares are currently listed on AMEX.  Pursuant to the Agreement, ISCO will use commercially reasonable efforts to cause the Shares to be approved for listing on AMEX, subject to official notice of issuance.

THE MERGER AGREEMENT

The descriptions contained in this Proxy Statement regarding the material terms of the Merger Agreement are qualified in their entirety by reference to the full text of the Merger Agreement attached hereto as Appendix Aand incorporated herein by reference.  You should carefully read the full text of the Merger Agreement for a more complete understanding of the Merger Agreement and the transactions contemplated thereby.

  Effective Time of Merger

The Merger Agreement provides that the closing of the Merger will take place within three business days after the date on which all conditions to closing set forth in the Merger Agreement have been met or waived.  On the Closing Date, Merger Subsidiary will cause the Merger to be consummated under Illinois Law by filing articles of merger in customary form and substance with the Secretary of State of the State of Illinois and make all other filings or recordings required by Illinois law in connection with the Merger.  The Merger will become effective at such time (the “Effective Time”) as the articles of merger are accepted by the Illinois Secretary of State or at such later time as is specified in the articles of merger.  Following the closing, Merger Subsidiary will cease to exist and Clarity will continue to operate its business as a wholly-owned subsidiary of ISCO.

  Merger and Rights Consideration

Pursuant to the Merger Agreement, ISCO will issue up to an aggregate of 40 million shares (the “Shares”) of ISCO Common Stock in exchange for all of Clarity’s stock, which is held entirely by Mr. Fuentes, and satisfaction of the rights under the Phantom Plan and the Enhanced Benefits under the At-Risk Plan.  Of the total number of Shares ISCO may issue in the Merger, 20 million Shares would be issuable upon closing (subject to adjustment if the amount of total liabilities on Clarity’s closing balance sheet, subject to certain exceptions, exceeds $1.5 million), 2.5 million Shares would be issuable on each of the first and second anniversaries of closing (the “Time-Based Shares”) (subject to any indemnification claims pursuant to the Merger Agreement), and 3.75 million Shares would be issuable on each of the first dates on which ISCO’s equity market capitalization first equals or exceeds $125,000,000, $175,000,000, $225,000,000 and $275,000,000 within the three year period after closing of the Merger for at least 40 of the 45 consecutive trading days ISCO’s market capitalization equals such thresholds (the “Market-Based Shares”).  The exact number of Shares issuable to Mr. Fuentes and the Rightsholders will depend on, among other things, whether any of the Time-Based Shares are used to satisfy indemnification claims or whether one or more Rightsholders forfeit their shares because their employment with ISCO following the closing of the Merger is terminated.  In the event one or more Rightsholders forfeit their Shares prior to the closing of the Merger, the Shares allocated to Mr. Fuentes and the remaining Rightsholders will be adjusted upward on a pro-rata basis.  Mr. Fuentes will be allocated 65% of the Shares.  No single Rightsholder will be allocated more than 2.75% of the Shares.  Assuming Mr. Fuentes is issued all of the shares he is eligible to receive in connection with the Merger, Mr. Fuentes will beneficially own approximately 11% of ISCO’s outstanding common stock.  Any Suspended Salary owing to a Rightsholder pursuant to the At-Risk Plan will be paid by Clarity through its line of credit prior to closing of the Merger.  ISCO will pay off the amount of Clarity’s outstanding line of credit at the closing of the Merger, which is expected to be approximately $1,000,000.

In addition, ISCO has agreed to reimburse certain professional advisors of Clarity up to an aggregate of $375,000 for fees and expenses related to the Merger.

  Representations and Warranties

The Merger Agreement contains customary representations and warranties made by Clarity to us and to Merger Subsidiary, and by us and Merger Subsidiary to Clarity for the purpose of allocating certain risks associated with the acquisition.  The representations and warranties of Clarity include, but are not limited to, representations and warranties relating to:

•	due organization, standing and power, and other corporate matters;

•	capitalization and ownership of Clarity and absence of restrictions or encumbrances with respect to capital stock;

•	completeness and correctness of financial statements;

•	taxes;

•	litigation and compliance with laws;

•	employee benefit plans, labor and employees;

•	business activities, restrictions and governmental authorizations;

•	authorization, execution and delivery of the Merger Agreement;

•
absence of any conflicts or violations under organizational documents, contracts with third parties or law as a result of entering into and carrying out the obligations contained in the Merger Agreement;

•	required consents and approvals;

•	licenses and permits;

•	the assets, real property and contracts of Clarity;
•	intellectual property;

•	environmental matters;

•	insurance;

•	brokers’ fees;

•	customers; suppliers; products and warranties;

•	conduct of the business and the absence of certain changes or events; and

•	accuracy of information and undisclosed liabilities.

Our representations and warranties and the representations and warranties of Merger Subsidiary include, but are not limited to, representations and warranties relating to:

•	due organization, standing and power, and other corporate matters;

•	authorization, execution and delivery of the Merger Agreement;

•	funds or borrowing capability available to consummate the merger;

•	conflicts or violations under organizational documents, contracts or law;

•	SEC filings;

•	required consents and approvals;

•	acknowledgement regarding forward-looking statements;

•	brokers’ fees;

•	reservation of sufficient shares; and

•	litigation.
    These representations and warranties are made by the parties to each other, are qualified by specific disclosures made to the other parties in connection with the Merger Agreement, may not survive the closing or survive for a limited period of time and may not form the basis for any claims under the Merger Agreement after the acquisition is completed.  Moreover, the representations and warranties are subject to materiality and knowledge qualifiers contained in the Merger Agreement, and are made only as of the date of the Merger Agreement and the closing date of the acquisition.

  Financing Condition

    We will require additional capital as part of the costs anticipated with the Merger, as well as to support any significant quarterly revenue increases in the form of working capital or in any greater than expected expansion of our business and product offerings that are expected to provide additional revenue opportunities.  Further, as a condition to the closing of the Merger, we will be required to obtain $1.5 million in financing to fund the initial operations of the combined entity, which we expect to obtain through one of our existing lenders and on terms substantially similar to our current debt arrangements.  The primary covenant in our existing debt arrangement involves the right of the lenders to receive debt repayment from the proceeds of new financing activities.  In the event we need to look to sources other than our existing lenders for the financing required in the Merger, this covenant may restrict our ability to obtain new sources of financing and/or to apply the proceeds of such financing event toward the integration of the combined company until our existing debt is repaid in full.  As of the time of mailing of the Proxy Statement, we have not completed arrangements for this financing.  For a description of our debt arrangements, please see the Note Issuance Proposal beginning on page 68 of the Proxy Statement or our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, a copy of which is attached as Appendix Eto this Proxy Statement.

  Other Conditions

The consummation of the Merger will depend on the satisfaction or waiver of a number of closing conditions, including, but not limited to, the following:

•	there being no legal prohibition to the merger;

•	the Merger and the issuance of the Shares will have been approved by our stockholders;

•	the Shares will have been approved for listing on AMEX; and

•	we will have entered into definitive loan documents to fund the initial operations of the combined entity in the aggregate amount of $1,500,000.

In addition, the following closing conditions must be met prior to our obligation to close:

•	the accuracy of Clarity’s representations and warranties;

•	Clarity must have in all material respects performed or complied with all agreements and covenants as required by the Merger Agreement;

•	Clarity has not experienced a material adverse effect on its business, financial condition or prospects;

•	each Clarity employee who will continue employment with ISCO after the closing of the Merger having entered into a non-competition and non-solicitation agreement;

•	full payment or release and forgiveness of all Clarity indebtedness, subject to certain exceptions;

•	Clarity will have made arrangements with its professional advisors to reduce the amount of its transaction costs to $375,000 or Clarity will agree to pay any transaction costs in excess of $375,000;

•	ISCO having received all Rule 145 Affiliate Letters;

•	receipt of resignations of all Clarity officers and directors;

•	none of Clarity’s Key Employees (as defined in the Merger Agreement) have terminated their employment with Clarity or have refused employment following the closing of the Merger;

•	ISCO will have received acknowledgments from all Rightsholders;

•	all documents to be delivered by Clarity at the closing of the transaction have been received; and

•	Clarity’s delivery of other certificates, documents and other instruments as we may reasonably request.

In addition, the following closing conditions must be met prior to Clarity’s obligation to close:

•	the accuracy of our and Merger Subsidiary’s representations and warranties;

•	we and Merger Subsidiary must have in all material respects performed all material agreements and covenants as required by the Merger Agreement;

•	we have delivered all certificates and payments, including reimbursement of up to $375,000 of Clarity’s transaction costs;

•	we have delivered the payoff amount to American Chartered Bank to pay Clarity’s line of credit;

•	all documents to be delivered by us and Merger Subsidiary at the closing of the Merger have been received; and

•	we have delivered all other certificates, documents and instruments as Clarity may reasonably request.

 In addition to the above conditions, the stockholders are required to approve the following three proposals as set forth in this Proxy Statement in order to carry out the intent of the Merger Agreement:

•	the entering into the Merger and the issuance of the Shares pursuant to the Merger Agreement;

•	amendment of our certificate of incorporation to increase the number of shares of Common Stock we are authorized to issue and to enable us to issue the Shares; and

•
the amendment of our 2003 Equity Incentive Plan to increase the number of shares of Common Stock available for issuance and enable us to issue Shares to Rightsholders who will become our employees following the Merger, to receive registered shares of Common Stock.

Each of the conditions listed above may be waived by the party or parties whose obligation to complete the acquisition of the assets are so conditioned.  At present, we have not considered waiving any specific closing conditions and we do not anticipate that it will be necessary for us to waive any of the obligations of Clarity that are a condition to our obligation to complete the acquisition.  However, we reserve the right to waive any such closing conditions in our sole discretion.  Furthermore, we do not believe that there is any material uncertainty as to the satisfaction of any of the closing conditions to the Merger Agreement.  In the event that we or Clarity waive any conditions, we do not intend to re-solicit stockholder votes to approve the acquisition.  Accordingly the waiver of any of the conditions by us could give rise to additional business or other risks.

  Covenants and Other Agreements

Except as otherwise expressly contemplated by the Merger Agreement or as required by applicable law, or to the extent that ISCO otherwise consents in writing, from and after the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the effective time of the Merger, Clarity will carry on its business in the usual, regular and ordinary course and in material compliance with all applicable laws, pay its debts and taxes when due, pay or perform other material obligations when due, and use commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization, keep available the services of its present executive officers and employees and consultants, and preserve its relationships with its employees, consultants, customers, suppliers, licensors, licensees, lessors and others with which it has significant business dealings.

In addition, without the prior written consent of ISCO, subject to certain exceptions, which consent will not be unreasonably withheld or delayed, Clarity has agreed that from and after the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the effective time of the Merger, Clarity will not do any of the following:

•	enter into any new line of business material to Clarity;

•
declare, set aside or pay any dividends on or make any other distributions in respect of any capital stock, or combine, split or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•
authorize for issuance, issue, deliver, sell, pledge or otherwise encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights (including stock appreciation rights or phantom stock rights), rights to purchase or otherwise) any securities of Clarity or rights to acquire such securities, or enter into any other agreements or commitments of any character obligating it to issue any such securities or rights, or enter into any amendment of any term of any currently outstanding securities of Clarity or rights to acquire such securities;

•	purchase, redeem or otherwise acquire or offer to redeem, purchase, or otherwise acquire, directly or indirectly, any securities of Clarity;

•	cause, permit or propose to adopt any amendments to Clarity’s charter documents;

•
adopt or implement any stockholder rights plan, “poison pill,” or other anti-takeover plan, arrangement or mechanism that, in each case, is applicable to ISCO or Merger Subsidiary or the transactions contemplated by the Merger Agreement;

•
acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or purchasing a material portion or all of the assets of, or by any other manner, any business or any person or any division thereof, or otherwise acquire or agree to acquire any assets that are or are expected to be material, individually or in the aggregate, to the business of Clarity, or solicit or participate in any negotiations with respect to any of the foregoing;

•
enter into, modify or amend in a manner materially adverse to Clarity, or terminate any material contract or waive, release or assign any material rights or claims thereunder, in each case, in a manner materially adverse to Clarity;

•
enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any material joint venture, strategic partnership or alliance;

•
sell, lease, license, mortgage, pledge, encumber or otherwise dispose of any properties or assets except for the sale, lease, license, encumbrance or disposition of property or assets that are not material, individually or in the aggregate, to the business of Clarity, in each case, in the ordinary course of business and in a manner consistent with past practices, including with respect to the terms and conditions of any such sale, lease, license, encumbrance or other disposition;

•
with the exception of the Merger, adopt a plan of complete or partial liquidation dissolution, merger, consolidation, recapitalization, reorganization, or other restructuring of Clarity, or organize or form any subsidiary or similar entity over which Clarity will have control;

•
except as required by the Merger Agreement, incur, assume or prepay any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for, any such indebtedness of another person, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practices;

•
make any payments, loans, extensions of credit or financing, advances or capital contributions to, or investments in, any other person, other than (i) employee loans, advances, or payments for bona fide travel and entertainment expenses reimbursement made in the ordinary course of business consistent with past practices or (ii) extensions of credit or financing to, or extended payment terms for, customers made in the ordinary course of business consistent with past practices;

•
sell, transfer or lease any properties or assets (whether real, personal or mixed, tangible or intangible) to, or enter into any contract, arrangement or understanding with or on behalf of, any officer, director or employee of Clarity or any affiliate of any of Clarity, or any business entity in which Clarity or any such affiliate, or any relative of any such person, has any material, direct or indirect interest;

•	commit any capital expenditure or expenditures in excess of $10,000 in the aggregate above the capital expenditures set forth in Clarity’s fiscal 2007 budget forecasts;

•
except as required by changes in GAAP or applicable law requirements, and as concurred by ISCO’s independent auditors, (i) make any change in Clarity’s methods or principles of accounting or (ii) revalue any of Clarity’s assets, including writing down the value of inventory or writing-off notes or accounts receivable;

•
(i) fail to file on a timely basis, including allowable extensions, with the appropriate governmental authorities, all tax returns required to be filed, (ii) fail to timely pay or remit (or cause to be paid or remitted) any taxes due in respect of such tax returns, (iii) adopt or change any accounting method in respect of taxes, (iv) enter into any agreement or arrangement, or settle or compromise any claim or assessment in respect of, taxes, or make or change any election with respect to taxes, (v) file any amended tax return or (vi) consent to any extension or waiver of the statutory period of limitations period applicable to any claim or assessment in respect of taxes;

•
commence, settle or compromise any pending or threatened legal proceeding, or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability, obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise) by or against Clarity or relating to any of its businesses, properties or assets (whether real, personal or mixed, tangible or intangible), other than the settlement, compromise, payment, discharge or satisfaction of legal Proceedings, claims or other liabilities (i) reflected or reserved against in full in Clarity’s financial statements or (ii) the settlement, compromise, discharge or satisfaction of which does not include any obligation (other than the payment of money) to be performed by Clarity following the effective time of the Merger and that does not involve the payment, individually or in the aggregate, of an amount exceeding $10,000;

•
except as required by applicable law or any contract or agreement currently binding on the Company, (i) adopt, amend, modify, or increase in any manner the amount of compensation or fringe benefits of, pay or grant any bonus, change of control, severance or termination pay to any officer, employee or director of Clarity, (ii) adopt or amend in any manner, any Clarity benefit plan, including without limitation the Clarity Phantom Plan, (iii) fail to make any required contribution to any Clarity benefit plan, (iv) make any contribution, other than regularly scheduled contributions, to any Clarity benefit plan, (v) authorize cash payments in exchange for any benefits or rights, (vi) allocate bonus awards under a Clarity benefit plan in a manner or amount not consistent with past practices, (vii) enter into or amend any employment agreement, arrangement or understanding with any employee or director or any indemnification agreement or arrangement with any employee or director, (viii) enter into any collective bargaining or amend or extend any existing collective bargaining agreement, or (ix) hire any employees or retain any consultant other than in the ordinary course of business consistent with past practices or hire, elect or appoint any officers or directors;

•
(i) grant any exclusive rights with respect to any Clarity intellectual property, (ii) divest any Clarity intellectual property, except if such divestiture or divestures, individually or in the aggregate, are not material to Clarity, (iii) enter into any material contract, agreement or license that adversely affects, or could reasonably be expected to adversely affect, any patents or applications therefor, in each case, of Clarity or any of its affiliates, or (iv) abandon or permit to lapse any rights to any United States patent or patent application;

•
enter into any contract, agreement, arrangement or understanding with a customer that contains any material non-standard terms, including but not limited to, non-standard discounts, provisions for unpaid future deliverables, non-standard service requirements or future royalty payments, other than as is consistent with past practices;

•
enter into any contract, arrangement or understanding to do any of the foregoing or authorize, recommend, take, commit, or agree in writing or otherwise to take, or announce an intention to take, any of the actions described above, or any other action that results or is reasonably likely to (i) result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, (ii) result in any representation or warranty of Clarity contained in the Merger Agreement that is qualified as to materiality becoming untrue or incorrect or any representation or warranty not so qualified becoming untrue or incorrect in any material respect (provided that representations made as of a specific date shall be required to be so true and correct, subject to qualifications, as of such date only), (iii) prevent Clarity from performing, or cause Clarity not to perform, its covenants or agreements hereunder, or (iv) otherwise materially impair the ability of Clarity to consummate the transactions contemplated hereby in accordance with the terms hereof or materially delay such consummation; or

•	take, or agree or fail to take, any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code.

      Clarity has agreed that from and after the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement or the effective time of the Merger, Clarity will not, nor will it authorize or knowingly permit any of its directors, officers or other employees, affiliates, or any investment banker, attorney or other advisor or representative retained by it or any of them to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or induce the making, submission or announcement of, an “Acquisition Proposal”, (ii) furnish to any person any non-public information relating to Clarity or afford access to the business, properties, assets, books or records of Clarity to any person (other than ISCO, Merger Subsidiary or any of their respective designees) in connection with an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (other than to notify such person as to the existence of these non-solicitation provisions), (iv) approve, endorse or recommend an Acquisition Proposal, (v) enter into any letter of intent, memorandum of understanding or other agreement, contract or arrangement contemplating or otherwise relating to an Acquisition Proposal, or (vi) terminate, amend or waive any rights under any “standstill” or other similar agreement between Clarity and any person (other than ISCO).  Furthermore, Clarity has terminated any and all pending discussions or negotiations relating to any Acquisition Proposal and represents and warrants that it had the legal right to terminate such negotiations without the payment of any fee or penalty or the incurrence of any continuing liability on Clarity’s behalf.

For purposes of the Merger Agreement, “Acquisition Proposal” means, whether directly or indirectly solicited or unsolicited by Clarity or Mr. Fuentes, any offer, proposal or any third party indication of interest or intent relating to any transaction or series of related transactions involving a merger, consolidation, share exchange, business combination, sale of a majority or all the assets of, sale of shares of Clarity’s capital stock or similar transaction or any combination of the foregoing involving Clarity (other than the transactions contemplated by the Merger Agreement and the issuance of shares of capital stock pursuant to the Rights outstanding on the date of the Merger Agreement).

•	access by ISCO to the business, properties, personnel and other information of Clarity prior to the closing of the Merger;

•	Clarity maintaining the confidentiality of all non-public information of Clarity and ISCO and their respective operations;

•	consultations between the parties with respect to any public statements regarding the Merger;

•	obligations to provide prompt notice to the other party of the following:

•	material breaches of representations, warranties or covenants contained in the Merger Agreement;

•	legal proceedings that seek to prohibit or materially impair the consummation of the Merger and

•	with respect to Clarity, any material adverse effect;

•	ISCO using its commercially reasonable efforts to cause its Common Stock to be issued or issuable pursuant to the Merger Agreement to be approved for listing on AMEX;

•	ISCO taking all action necessary to hold the Special Meeting;

•	ISCO taking commercially reasonable efforts to file a registration statement on Form S-8 prior to the closing of the Merger;

•	Clarity taking commercially reasonable efforts to obtain by December 1, 2007 acknowledgements and releases from the Rightsholders regarding their share allocations; and

•	responsibilities with respect to filing tax returns and allocations of taxes.

  Termination of the Merger Agreement

The Merger Agreement may be terminated by either party upon the occurrence of any of the following events:

•	the mutual written consent of both us and Clarity;

•	by either us or Clarity if the merger shall not have been consummated by January 31, 2008 with specified exceptions;

•	by either us or Clarity upon specified adverse actions by governmental authorities; or

•	by either us or Clarity if the special meeting of our stockholders is held but we do not obtain our Stockholders’ approval of the Merger Proposal, the Charter Amendment and the Plan Amendment.

    The Merger Agreement may be terminated by us upon the occurrence of any of the following events:

•	any material adverse effect against Clarity; and

•
if Clarity has breached any of its covenants of obligations under the Merger Agreement or if any of Clarity’s representations or warranties have become untrue or incorrect and cannot be cured by the closing date, upon certain circumstances.

The Merger Agreement may be terminated by Clarity upon the occurrence of any of the following events:

•
if we or Merger Subsidiary have breached any of our covenants or obligations under the Merger Agreement or if any of our representations or warranties were untrue or incorrect and cannot be cured by the closing date, upon certain circumstances.

 Indemnification

ISCO, its officers, directors, employees, stockholders, advisers, agents, affiliates (including the surviving corporation), successors, heirs, permitted assigns and representatives (each, an “ISCO Indemnified Party”) will be entitled to indemnification in the event of losses resulting from, among other things, breaches of Clarity’s representations and warranties, failure to perform covenants under the Merger Agreement and Clarity tax obligations solely and exclusively as provided in the Merger Agreement, other than for fraud.  ISCO Indemnified Party will not be entitled to indemnification until the cumulative amount of all losses exceed $150,000, after which such ISCO Indemnified Party will only be entitled to any amounts that exceed $150,000.  For purposes of determining indemnification amounts, the parties will give effect to applicable materiality and knowledge qualifiers and for purposes of indemnification for breaches of representations and warranties in which materiality is readily quantifiable, materiality is defined as any fact or occurrence, or series of related facts and occurrences, with a dollar value in excess of $20,000.

The length of time in which to bring an indemnification claim and the amount by which an ISCO Indemnified Party may be indemnified are subject to certain caps as follows:

(i)           for breaches of representations (the “General Representations”) other than Two-Year Representations or Three Year Representations (as those terms are defined below), any losses entitling an ISCO Indemnified Party will be satisfied out of up to an aggregate of 2,000,000 Time-Based Shares.  After the Time-Based Shares that vest one year after Closing (the “First Time-Based Shares”) are distributed, the ISCO Indemnified Parties will have no further right to receive indemnification with respect to General Representations;

(ii)            ISCO Indemnified Parties’ right to receive indemnification for breaches of representations relating to due organization, no conflict with law, no conflict with agreements, necessary consents and brokers (collectively, the “Two-Year Representations”) will be satisfied out of the Time-Based Shares; provided that (x) a portion of the First Time-Based Shares will also be available to satisfy other indemnification rights of the ISCO Indemnified Parties, (y) once the First Time-Based Shares are distributed, the ISCO Indemnified Parties will have no further right to use such First Time-Based Shares to satisfy indemnification claims with respect to the Two-Year Representations, and (z) once the Time-Based Shares are fully distributed, the ISCO Indemnified Parties will have no further right to receive indemnification with respect to the Two-Year Representations;

    (iii)           ISCO Indemnified Parties’ right to receive indemnification for (x) breaches of representations relating to Clarity’s capitalization, authority, no conflict with charter documents, and taxes, (y) claims by current and former security holders, and (z) tax obligations will be satisfied first out of the Time-Based Shares.  If the Time-Based Shares are not sufficient to satisfy these claims, Mr. Fuentes will be obligated to satisfy the remaining amounts of any such claims (A) brought in the first year after closing of the Merger up to an aggregate liability equal to the lesser of $3,000,000 and 75% of Mr. Fuentes’ Share Value (as defined in the Merger Agreement) less the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims (the “First Year Cap”), (B) brought in the second year after closing of the Merger up to an aggregate liability equal to the lesser of $2,000,000 and 50% of Mr. Fuentes’ Share Value less the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims (the “Second Year Cap”) and (C) brought in the third year after closing of the Merger up to an aggregate liability equal to the lesser of $1,000,000 and 25% of Mr. Fuentes’ Share Value less the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims (the “Third Year Cap”).  If and to the extent that any of the First Year Cap, the Second Year Cap or the Third Year Cap are met, then ISCO Indemnified Parties will not be entitled to any further indemnification.

“Share Value” is defined in the Merger Agreement as the sum of (a) “Liquidated Value” plus (b) “Held Value”.  “Liquidated Value” is defined in the Merger Agreement as the net (i.e. after taxes and commissions) proceeds received by Mr. Fuentes from the sale of any Shares actually received by him in connection with the Merger.  “Held Value” is defined in the Merger Agreement as the value of Shares actually received by Mr. Fuentes in that he holds at the time of the indemnification claim, as valued based on the average 10-day closing price for the Shares at the time the claim was finally resolved and paid.
  Amendments

The Merger Agreement may be amended or waived in writing and signed by all parties to the agreement either before or after its approval by ISCO stockholders.  However, the Merger Agreement may not be amended after its approval by ISCO stockholders if, under applicable law, such amendment would require further approval by ISCO stockholders, unless such approval is obtained.

  Representative

Pursuant to the Merger Agreement, Mr. Fuentes was appointed, authorized and empowered to act as the representative of the Rightsholders in connection with, and to facilitate the consummation of the Merger and the other transactions contemplated thereby.  The authority of the representative will include the power and authority to (a) take all action necessary in connection with the defense, payment and/or settlement of any claims for indemnification pursuant to the Merger Agreement, (b) take such actions and to execute and deliver such amendments, modifications, waivers and consents in connection with the Merger Agreement and the other transactions contemplated thereby as the representative, in his reasonable discretion, may deem necessary or desirable to give effect to the intentions of the Merger Agreement, (c) give and receive all notices required to be given under the Merger Agreement, (d) take any and all additional action as is contemplated to be taken by the representative by the terms of the Merger Agreement and (e) take all actions necessary or appropriate in the judgment of the representative for the accomplishment of any of the foregoing.  The representative will receive no compensation for his services as the representative, however the reasonable costs and expenses of the representative in addressing indemnification or other matters on behalf ot he Rightsholders will be reimbursed by using Time-Based Shares up to an aggregate value of $10,000.

  Expenses

The reasonable costs and expenses of the Representative in addressing indemnification or other matters on behalf of the Rightsholders will be reimbursed by using Time-Based Shares up to an aggregate value of $10,000.  Otherwise, each party to the Merger Agreement will bear its own costs and expenses in connection with the Merger.

  Related Agreements

  Employment Agreement with Jim Fuentes

In connection with the Merger, ISCO intends to enter into certain other transaction documents, including employment and registration rights agreements with Mr. Fuentes.  Pursuant to the proposed employment agreement, Mr. Fuentes will report to ISCO’s Chief Executive Officer (“CEO”) to assist the CEO in the coordination and integration of the surviving corporation’s operations with the combined entity and perform such other duties as the CEO may assign to Mr. Fuentes.  During the term of the employment agreement, Mr. Fuentes’ base salary will be $240,000 per year.  The term of the employment agreement is for two years; provided, however, that upon the eighteen-month anniversary of the start of his employment and each day thereafter, the term of the agreement will be extended for one additional day unless and until ISCO provides written notice to Mr. Fuentes that such extension will not occur.  If Mr. Fuentes’ employment ceases due to a termination by ISCO other than for Cause or by Mr. Fuentes for Good Reason (as those terms are defined in the employment agreement), then subject to Mr. Fuentes’ compliance with certain covenants, Mr. Fuentes will receive (i) monthly severance payments equal to 1/12th of his annual base salary for the lesser of: (x) three months or (y) the number of whole months remaining in the term of the agreement as of the date of his termination and (ii) any accrued but unpaid base salary and any accrued but unused vacation as of the date of Mr. Fuentes’ termination.  Mr. Fuentes will continue to serve on ISCO’s Board at least for the remainder of his term as director.  A copy of the form of employment agreement is attached as Exhibit B to the Merger Agreement, which is attached to this Proxy Statement as Appendix A.

    In addition, ISCO intends to enter into a registration rights agreement with Mr. Fuentes and certain Clarity Rightsholders pursuant to which ISCO will agree to register the Shares they receive in connection with the Merger for resale under the Securities Act, on a Registration Statement on Form S-3, or other available form, to be filed by ISCO within 30 days after the closing of the Merger, subject to certain conditions.  A copy of the form of registration rights agreement is attached as Exhibit C to the Merger Agreement, which is attached to this Proxy Statement as Appendix A.

  Vote and Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the Merger Proposal is required for approval of this proposal.

Our Board of Directors recommends a vote “FOR” the approval of the Merger Proposal.

PROPOSAL 2 – AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Board of Directors has adopted a resolution approving and recommending to the Company’s stockholders for their approval, a proposal to amend (the “Charter Amendment”) the Company’s certificate of incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares the Company is permitted to issue to 500,000,000 shares of Common Stock.  The Certificate of Incorporation currently permits the Company to issue up to 250,000,000 shares of Common Stock.  The Charter Amendment is necessary to provide us with sufficient shares of Common Stock to issue up to the 40,000,000 shares of Common Stock issuable in connection with the Merger described in the Merger Proposal above and up to the 58,492,461 shares of Common Stock issuable upon conversion the Amended and Restated Notes in connection with our June 2007 debt restructuring described in the Note Issuance Proposal below.  In addition, the Charter Amendment will provide us with additional shares of Common Stock to use for general corporate purposes.  A copy of the full text of the Charter Amendment is attached to this Proxy Statement as Appendix C.

  Reasons for the Proposal to Increase the Authorized Shares of Stock

It is important to the Company’s future that the amendment to the Certificate of Incorporation be approved.  Without the approval of the Charter Amendment, the Company will not be able to complete the Merger or issue shares of Common Stock upon conversion of the Amended and Restated Notes.  Stockholders are urged to consider the following:

•
Approval of the proposed Charter Amendment will allow the Company to use its Common Stock to undertake future financings and pursue strategic business opportunities, including the Merger with Clarity.  The Board of Directors believes that the flexibility to engage in such transactions is essential to the Company’s growth and viability; and

•
Equity-based compensation is a key aspect of the Company’s hiring and retention strategy.  The additional shares of capital stock authorized by the proposed Charter Amendment may be used by the Company to attract and retain qualified directors, officers and other employees.

As of November 30, 2007, there were 250 million shares of Common Stock authorized for issuance under the Certificate of Incorporation, of which approximately 201 million shares of Common Stock were issued and outstanding.  In addition, as of such date, not including any shares of Common Stock issuable pursuant to the Merger or to the Note Issuance, there were 13,752,351 shares of Common Stock reserved for issuance as follows:

•	4,871,643 authorized but unissued shares of Common Stock have been reserved for future issuance upon exercise of outstanding options; and

•	8,880,708 shares of Common Stock are reserved for issuance under the Plan pursuant to future awards.

In June 2007, the Company entered into an agreement with its Lenders to restructure the Company’s outstanding debt.  At the time of the restructuring, the Company owed the Lenders $10.2 Million in principal and accrued interest.  Pursuant to the restructuring, all then outstanding notes issued to the Lenders were amended and restated (the “Amended and Restated Notes”) into notes convertible into shares of our Common Stock.  As part of our obligations under the Amended and Restated Notes, we are obligated to seek stockholder approval to amend our Certificate of Incorporation to increase our authorized capital stock because we did not then have enough shares of Common Stock authorized for issuance if the Lenders converted the Amended and Restated Notes.

Assuming the Amended and Restated Notes are not converted until maturity, approximately 58,492,461 shares of Common Stock would be required to be issued upon conversion, for both principal and interest.  This amount represents approximately 28% of the approximately 201 million shares of Common Stock currently issued and outstanding and would be approximately 19% of our Common Stock on a fully-diluted basis if we issue all of the Shares issuable in connection with the Merger.

Failure to approve the Charter Amendment could have a material adverse effect on the Company.  The terms of the restructuring provide that if the Company does not increase its authorized capital stock by June 26, 2008, the interest rate on the Amended and Restated Notes will increase to an annual rate of 15%.  Further, obtaining approval of the Charter Amendment is a precursor to being able to register the shares issuable upon conversion (the “Conversion Shares”) of the Amended and Restated Notes for resale under the Securities Act.  If we are unable to register the Conversion Shares by the 15 month anniversary of the issuance date of the Amended and Restated Notes, the then-current interest rate will increase by a rate of 1% per annum each month thereafter until the Conversion Shares are registered, up to the default rate of the lower of 20% per annum or the highest amount permitted by law.  If we are unable to issue the Conversion Shares, then we will need to be able to repay the Amended and Restated Notes, including all accrued but unpaid interest thereon, upon maturity.  There is no assurance that we will have sufficient cash resources to repay the Amended and Restated Notes in such circumstance.  Further, if the Note Issuance is not approved, as a result of the failure to approve the Charter Amendment or otherwise, our ability to secure the $1.5 million of additional financing required by the Merger Agreement may be adversely affected.

In addition, if stockholders do not approve the Charter Amendment we will not be able to complete the Merger.  Further, without the Charter Amendment, the Company does not have enough authorized shares of Common Stock available for issuance in connection with future business purposes, including future financing transactions, acquisitions, strategic business alliances and equity incentive awards for our employees.  Approval of the Charter Amendment will provide the Company with the flexibility to consummate potential financings or strategic business opportunities involving the issuance of additional shares of Common Stock, or securities convertible into shares of Common Stock, in a timely manner and to take advantage of other favorable financial or strategic business opportunities.  If the Company’s stockholders fail to approve the Charter Amendment, the Company will be limited in its ability to act promptly with respect to potential financing or strategic business opportunities when such opportunities are presented.

  Effect of Increase

The additional shares of Common Stock (other than the shares described above that have been reserved for issuance) may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine without further approval of the stockholders.  Stockholders will not realize any dilution in their percentage of ownership of our Company or their voting rights as a result of the foregoing change.

However, issuances of significant numbers of additional shares of Common Stock in the future, such as pursuant to the Merger and/or the Note Issuance, (i) will dilute stockholders’ percentage ownership of our Company and, (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.  If the Proposal is approved, it will become effective upon filing a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

  Vote and Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the Charter Amendment is required for approval of this proposal.

Our Board of Directors recommends a vote “FOR” the approval of the Charter Amendment.

PROPOSAL 3 – INCREASE IN THE NUMBER OF SHARES AVAILABLE
FOR DISTRIBUTION UNDER THE 2003 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve an amendment (the “Plan Amendment”) to ISCO’s 2003 Equity Incentive Plan, as amended, (the “Plan”), which was adopted, subject to stockholder approval, by the Board of Directors to increase the number of shares of Common Stock reserved for issuance under the Plan to 47,011,468 shares of Common Stock for which options and stock grants may be granted under the Plan.

    Pursuant to Rule 711 of the AMEX Company Guide, the Company is required to obtain the consent of the Stockholders prior to amending the Plan to increase the number of shares available for issuance.  The Board approved an amendment to the Plan to fix the number of shares reserved under the Plan at 47,011,468 shares, subject to stockholder approval.   By approving this Plan Amendment Proposal, we would be able to issue to current employees of Clarity, who will become employees of our Company after the Merger, registered shares of our Common Stock on a Form S-8, as satisfaction of the Shares issuable to such employees in connection with the Merger.  Without the approval of the Plan Amendment, we will not be able to issue shares of Common Stock registered under the Securities Act, to the Rightsholders of Clarity who are expected to become employees of the combined company following the Merger.  An exemption from registration for the issuance of such shares may not be available in that event.  In addition, if the Plan Amendment is approved, we will be able to issue the portion of the consideration in connection with the Merger to such new employees of ISCO pursuant to terms and conditions governed by the Plan.

  Purpose of the Plan

The Company believes that its growth and long-term success depend in large part upon attracting, retaining and motivating key personnel, and that such retention and motivation can be achieved in part through the grant of stock-based awards.  The Company also believes that stock-based awards will play an important role in our success by encouraging and enabling the directors, officers and other employees of the Company, upon whose judgment, initiative and efforts the Company depends, to acquire a proprietary interest in the Company’s long-term performance.  The Company anticipates that providing these persons with a direct stake in the Company will ensure a closer identification of the interests of the participants in the Plan with those of the Company, thereby stimulating the efforts of these participants to promote our future success and strengthen their desire to remain with the Company.

The following is a summary of the material terms and conditions of the Plan, as proposed to be amended, and is qualified in its entirety by the provisions contained in the Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix D.

  Description of Amendment

The proposed Plan amendment to the Plan would fix the number of shares of Common Stock for which options or stock grants can be granted under the Plan at 43,398,673 (47,011,468 if one were to include those shares granted under the predecessor 1993 Plan).  Prior to the proposed amendment, the maximum number of shares that could be issued under the Plan was 28,398,673.  The proposed Plan Amendment would help the Company to continue to realize the purpose for which the Plan was adopted, especially in regards to attracting and retaining key personnel needed for the integration of Clarity’s business with ours.  The proposed amendment would also permit us to issue shares of Common Stock pursuant to the Merger Agreement that are registered under the Securities Act and upon terms and conditions governed by the Plan.  Extending the Plan to those employees joining the Company pursuant to the Clarity Merger for possible future grants also aligns their interests in the success of the Company with ours.  The text of the Plan Amendment is as follows:

“(a) Shares Subject to the Plan.  The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company.  The maximum number of Shares that may be subject to Options or Restricted Shares under the Plan is 38,398,673, plus an additional number of Shares not to exceed 5,000,000, which additional number will be equal to the number of Shares subject to options granted under the ISCO International, Inc.  Amended and Restated 1993 Stock Option Plan that expire, are forfeited, or are cancelled after the date of the Company’s 2005 Annual Meeting.  The Company shall reserve for purposes of the Plan out of its authorized and unissued Shares that total number of Shares.  No Participant may receive an award of Options or SARs under the Plan with respect to more than 2,000,000 Shares in any calendar year.”

The following table shows the amounts that will be received by or allocated to each of the following under the Proposal being acted upon:

 New Plan Benefits
ISCO INTERNATIONAL
2003 EQUITY INCENTIVE PLAN

Name and Position	Dollar Value ($)(1)		Number of Units(2)
Ralph Pini (Interim Chief Executive Officer)	$—	(3)	—
Executive Group(4)	—		—
Non-Executive Director Group(5)	—	(5)	—	(5)
Non-Executive Officer Employee Group(3)	—		—

(1)	The value of an award is based on the closing price of the Company’s Commons Stock on AMEX on the date of grant.
(2)	The number of shares of restricted Common Stock that the listed persons may receive may be subject to certain time-based and market capitalization-based requirements.
(3)
The Compensation Committee of the Board of Directors has indicated its intent to grant Mr. Pini the equivalent of $500 per week in restricted stock upon the conclusion of his service as Interim Chief Executive Officer.

(4)
Awards under the Plan are discretionary and no awards are currently planned with respect to any other employee or director, other than awards pursuant to the non-employee director compensation policy described below and elsewhere in this Proxy Statement.  Therefore, new plan benefits to anyone are not determinable.

(5)
Pursuant to the Company’s Non-Employee Director compensation policy, Non-Employee Directors will receive on an annual basis, in addition to certain cash payments, a grant of 25,000 restricted shares of the Company’s common stock for service on the Board, a grant of 12,500 restricted shares of common stock for service as the chairman of the Board of Directors or one of the Board’s three committees, and a grant of 7,500 restricted shares of Common Stock for service on a Board committee.   Awards for service in 2007 have already been made and no new awards are expected to existing members of the Board until the next Annual Meeting of Stockholders.

In addition, if all time and market capitalization milestones in connection with the contingent consideration issuable in the Merger are issued, the Clarity Rightsholders who become employees of ISCO will receive an aggregate of 13,132,991 shares of Common Stock.

The maximum number of shares of Common Stock with respect to which awards may be made under the Plan is currently 28,398,673.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar event, adjustments may be made in the Board’s discretion to the number of shares reserved for issuance under the Plan and to the number, kind and price of shares covered by outstanding awards.  Shares subject to forfeited, cancelled or expired awards granted under the Plan will again become available for issuance under the Plan.  In addition, shares surrendered in payment of any exercise price or in satisfaction of any withholding obligation arising in connection with an award granted under the Plan will again become available for issuance under the Plan.

  Administration

    The Board may administer the Plan either directly or through appointment of a committee of two or more Non-Employee Directors.  Presently, the Compensation Committee of the Board administers the Plan.  The Board or the appointed committee interprets the Plan, selects award recipients, determines the number of shares subject to each award and establishes the price, vesting and other terms of each award.  While there are no predetermined performance formulas or measures or other specific criteria used to determine recipients of awards under the Plan, awards are based generally upon consideration of the grantee’s position and responsibilities, the nature of services provided, the value of the services to us, the present and potential contribution of the grantee to our success, the anticipated number of years of service remaining and other factors which the Board or the appointed committee deems relevant.

The number of currently eligible participants in the Plan is approximately 53.  If the Merger is consummated, it is expected that the total number of persons eligible to participate in the Plan will be approximately 96.

The Plan has no specified term, although incentive stock options will not be granted more than 10 years after the most recent increase in the number of shares subject to the Plan.

  Stock Options

The Plan permits the grant of incentive stock options to our employees and the employees of our subsidiaries.  The Plan also provides for the grant of non-qualified stock options to our employees, directors, and consultants and other individuals who perform services for us (as well as to employees, directors, consultants and service providers of our subsidiaries).  The exercise price of any incentive stock options granted under the Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant.  Options granted under the Plan may be exercised by payment in cash, through an exchange for shares of Common Stock owned by the option holder for more than six months, that have a fair market value on the date of exercise equal to the option exercise price or through such other means as the Board or the appointed committee may accept.

Under the Plan, each option is exercisable at such time and to such extent as specified in the pertinent option agreement between the Company and the option recipient.  However, no option shall be exercisable with respect to any shares of Common Stock more than ten years after the date of grant of such award.  Unless otherwise specified by the Board or the appointed committee with respect to a particular option, all options are non-transferable, except upon death.

Upon or in anticipation of a change of control of the Company, the Board or the appointed committee, may: (i) cause outstanding options to become immediately exercisable, (ii) provide for the cancellation of options in exchange for comparable options to purchase shares in a successor corporation, and/or (iii) provide for the cancellation of options in exchange for a cash and/or other substitute consideration.

  Stock Appreciation Rights

The Plan also provides for the grant of stock appreciation rights, either alone or in tandem with stock options.  A stock appreciation right entitles its holder to a cash payment of the excess of the fair market value of our Common Stock on the date of exercise, over the fair market value of our Common Stock on the date of the grant.  A stock appreciation right issued in tandem with a stock option will have the same term as the stock option.  The term of a stock appreciation right granted alone, without an option, will be established by the Board or the appointed committee, in the award agreement governing the stock appreciation right.

Upon, or in anticipation of a change of control of the Company, the Board or the appointed committee, may: (i) cause outstanding stock appreciation rights to become immediately exercisable, and/or (ii) provide for the cancellation of stock appreciation rights in exchange for a cash and/or other substitute consideration.

  Restricted Shares

The Plan also provides for the grant of restricted shares.  Restricted shares are shares of our Common Stock issued to an individual that will be forfeited if certain vesting conditions established by the Board or the appointed committee at the time of grant (such as a specified period of continued employment or the fulfillment of specified individual or corporate performance goals) are not met.  Restricted shares may be sold under the Plan (at their full value or at a discount), or may be granted solely in consideration for services.

Upon, or in anticipation of an event of a change of control of the Company, the Board or the appointed committee may: (i) cause restrictions on restricted shares to lapse, (ii) cancel restricted shares in exchange for restricted shares of a successor corporation, and/or (iii) redeem restricted shares for cash or other substitute consideration.

  Amendment of Plan

The Board may amend, alter or discontinue the Plan at any time, but, for certain actions with respect to a change in control of the Company, no amendment, alteration or discontinuation will be made which would impair the rights of a participant with respect to an award under the Plan, without such participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of shares reserved for the purposes of the Plan (except for certain event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the shares), or (ii) change the persons or class of persons eligible to receive equity awards under the Plan.

  Effect of Federal Income Taxation

The following summary of tax consequences with respect to stock options, stock appreciation rights and restricted shares that may be granted under the Plan is not comprehensive and is based upon laws and regulations in effect on the date of this proxy.  Such laws and regulations are subject to change.

Stock options granted under the Plan may be either incentive stock options intended to qualify under Section 422 of the Code (“ISOs”) or non-qualifying stock options (“NQSOs”).  There are generally no federal income tax consequences either to the option holder or to the Company upon the grant of a stock option.  On exercise of an ISO, the option holder will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the option holder under the alternative minimum tax provisions of the Internal Revenue Code.  Generally, if the option holder disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the option holder will recognize ordinary income and the Company will then be entitled to a tax deduction equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less).  Otherwise, the Company will not be entitled to any tax deduction upon disposition of such shares, and the entire gain realized by the option holder will be treated as a long term capital gain.

On exercise of a NQSO, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the option holder as ordinary income and will generally be deductible by the Company.

Under federal tax law, there are generally no federal income tax consequences to an employee of the Company due to the grant of stock appreciation rights.  The employee will generally recognize ordinary income upon exercise of a stock appreciation right in an amount equal to the amount of cash, or the fair market value of the shares (determined at the time of exercise), the employee receives upon exercise.

Under federal tax law, in the absence of an election made under section 83(b) of the Internal Revenue Code, there are generally no federal income tax consequences to an employee of the Company due to the grant of restricted shares.  The employee will generally recognize ordinary income upon the date on which the shares are no longer subject to a substantial risk of forfeiture.  The amount of income recognized by the employee will be equal to the excess of the fair market value of the shares on the date on which they are first free from the substantial risk of forfeiture over the amount, if any, the employee paid for the shares.  The Company will be entitled to a deduction in the same amount at that time.  The employee will have a basis in the shares equal to the amount, if any, he or she paid for the shares plus the amount of income he or she recognized in respect of the shares.  The later disposition of restricted shares will generally result in a capital gain or loss for the employee.  Such a disposition will have no tax consequences for the Company.

The tax treatment of restricted shares is different if the employee makes an election under section 83(b) of the Internal Revenue Code with respect to the restricted shares.  If an employee makes such an election, he will recognize compensation income, and the Company will be entitled to a deduction at the time the employee receives the restricted shares, even though the shares remain subject to a substantial risk of forfeiture.  The amount of income to be recognized by the employee, and deducted by the Company, will be the excess of the fair market value of the restricted shares determined at the time of the employee’s receipt of the shares, (without regard to the restrictions to which the shares are subject), over the amount, if any, the employee paid for the shares.  The employee will have a basis in the shares equal to the sum of the amount of income recognized in respect of the shares plus the amount, if any, the employee paid for the shares.  The subsequent vesting or forfeiture of restricted shares with respect to which an 83(b) election has been made will have no tax consequence for the Company or the employee.  An election under section 83(b) must be made by the employee no later than 30 days after the employee first receives the restricted shares.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer of the Company or to one of the next-four highest paid executive officers of the Company, unless the excess compensation is considered to be “performance-based”.  Among other requirements contained in Section 162(m), the material terms of a compensation plan in which such officers participate, including the number of shares available for grant and the number of shares that may be issued to one person, must be approved by stockholders for awards or compensation provided under the plan to be considered “performance-based”.  The Company intends that its deductions for amounts paid pursuant to ISOs, NQSOs and stock appreciation rights granted under the Plan will not be limited by Section 162(m) because such awards qualify as performance-based compensation.  However, restricted shares awarded under the Plan may not qualify as performance-based compensation for purposes of 162(m) and therefore, may be subject to the limits of Section 162(m).

  Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s 1993 Plan and under the 2003 Equity Incentive Plan as of November 30, 2007.  The table does not include the additional shares requested for issuance under the Plan in this Plan Amendment Proposal.

Plan Category	Number of Securities to be issued upon exercise of outstanding Options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans approved by security holders	7,529,768	$0.37	8,880,780	(1)
Equity compensation plans not approved by security holders	1,100,000	0.43	—	(2)
Total	8,629,768	$0.38	8,880,708	(1)

(1)
The 1993 Plan terminated in August 2003 and was replaced by the Plan.  At the Annual Meeting of Stockholders held December 2005, the Company’s stockholders voted to approve the allocation of 12 million shares of Common Stock to the plan, included above, and also clarified the use of up to 5 million shares in the Plan that were allocated to the 1993 Plan but were ultimately unused.

(2)
These securities represent shares of Common Stock issuable upon exercise of stock options granted to John Thode pursuant to a letter agreement dated January 6, 2006.  Such options were issued outside the Plan.

  Vote and Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the Plan Amendment is required for approval of this proposal.

Our Board of Directors recommends that you vote “FOR” the approval of the Plan Amendment.

PROPOSAL 4 – APPROVAL OF ISSUANCE OF SHARES TO LENDERS UPON CONVERSION OF NOTES

On June 26, 2007, the Company, Manchester, Alexander, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation entered into an amendment to the November 10, 2004 Third Amended and Restated Loan Agreement, as amended, with corresponding amendments to the Fourth Amended and Restated Guaranties and the Fourth Amended and Restated Security Agreement and notes issued by the Company in favor of the Lenders (the “Notes” and together with the Third Amended and Restated Loan Agreement, the Fourth Amended and Restated Guaranties and the Fourth Amended and Restated Security Agreement, the “Loan Documents”) in conjunction with the restructuring of the Notes (the “Restructuring”).  The transaction was conducted pursuant to Section 3(a)(9) of the Securities Act, as amended (the “Securities Act”).  Pursuant to Rule 713 of the AMEX Company Guide, we are seeking the approval of our stockholders for the issuance of up to 58,492,461 shares of Common Stock issuable upon conversion of the Amended and Restated Notes,  plus any additional shares of Common Stock issuable upon conversion as a result of certain anti dilution adjustments.

The Company issued amended and restated Notes (the “Amended and Restated Notes”) in an aggregate principal amount, including accrued interest on the Notes, of approximately $10.2 Million to replace all of the existing Notes under the Company’s line of credit arrangement and reflect the amendments to the Loan Documents, including: (i) the extension of the termination dates and maturity dates for all the Notes from August 1, 2007 to August 1, 2009; (ii) the reduction of the interest rate on each of the Notes from 9% to 7% per annum; (iii) provision for the conversion of the aggregate principal amount outstanding on each of the Amended and Restated Notes at the election of the Lenders, together with all accrued and unpaid interest thereon into shares (the “Conversion Shares”) of the Company’s Common Stock at an initial conversion price of $0.20 per share.  In addition, pursuant to the amendments to the Loan Documents, each of Manchester and Alexander has immediately converted $750,000 in principal amount and accrued interest outstanding under the Notes each lender held prior to the Restructuring, into shares (the “Initial Conversion Shares”) of Common Stock at a conversion price of $0.18, the 10 day volume weighted average closing price of the Company’s Common Stock on the AMEX as of June 21, 2007.

Before the Lenders may exercise their respective rights to convert the Amended and Restated Notes into the Conversion Shares, the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended and (ii) approve the issuance of the Conversion Shares pursuant to Rule 713 of the AMEX Company Guide as well as to obtain the approval of AMEX to list the Initial Conversion Shares and the Conversion Shares on AMEX.  The Company is required to obtain these approvals within one year of the issuance date of the Amended and Restated Notes.  In the event that these required approvals are not obtained by that time, then the interest rate on the Amended and Restated Notes will increase to a rate of 15% per annum.  Pursuant to the Registration Rights Agreement, as described below, if the Initial Conversion Shares and Conversion Shares are not registered for resale under the Securities Act by the 15 month anniversary of the issuance date of the Amended and Restated Notes, then the then-current interest rate will increase by a rate of 1% per annum each month thereafter until the Initial Conversion Shares and Conversion Shares are registered, up to the default rate of the lower of 20% per annum or the highest amount permitted by law.  If we are required to repay the Amended and Restated Notes in cash at maturity, we may not have sufficient cash resources to do so, which would result in a default on the Amended and Restated Notes.  Further, if the Note Issuance is not approved, our ability to secure the $1.5 million of additional financing required by the Merger Agreement may be adversely affected.

The conversion rate of the Amended and Restated Notes is subject to customary anti-dilution protections, which could increase the number of shares issuable upon conversion.  The Amended and Restated Notes do not contain market or trading-based ratchet or reset provisions.  The Company has the right to redeem the Amended and Restated Notes in full in cash at any time beginning June 26, 2009.

The Amended and Restated Notes are secured on a first priority basis by all of the Company’s intangible and tangible property and assets.  Payment of the Amended and Restated Notes is guaranteed by the Company’s two subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation.

In connection with the Restructuring, the Company entered into a Registration Rights Agreement with Manchester and Alexander.  Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement under the Securities Act covering the resale of the shares of Initial Conversion Shares and the Conversion Shares with the Securities and Exchange Commission within 30 days after both of the stockholders’ approvals and AMEX approval have occurred.  The Registration Rights Agreement contains customary covenants, including registration delay payments, in addition to certain interest rate increases under the Amended and Restated Notes, under certain events, for failing to maintain the effectiveness of a registration statement covering the resale of the Initial Conversion Shares and the Conversion Shares.

Assuming the Amended and Restated Notes are not converted until maturity, approximately 58,492,461 shares of Common Stock would be required to be issued upon conversion, for both principal and interest.  This amount is approximately 27.9% of the approximately 201,000,000 shares of Common Stock currently issued and outstanding as of November 30, 2007.  As of November 30, 2007, the Lenders, including their affiliates, beneficially owned in the aggregate approximately 106,492,839, or 48%, of the Company’s outstanding shares, including the Initial Conversion Shares.  As a result of this transaction, the combined holdings of the Lenders would be approximately 60% of the outstanding Common Stock as of November 30, 2007 on a fully converted basis (excluding the Shares issuable in conjunction with the Merger). The number of shares issuable upon conversion of the Amended and Restated Notes is subject to certain anti-dilution adjustments, which may increase the number of shares issuable upon conversion.

Copies of the full text of the amendments to the Loan Documents, the Registration Rights Agreement and the Amended and Restated Notes are attached as to exhibits 10.1 to 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which is attached to the Proxy Statement as Appendix E.

  Interest of Certain Persons in Issuance of Shares

The Lenders, to whom the shares would be issued upon conversion of the Amended and Restated Notes, each own in excess of 5% of the issued and outstanding shares of the Company and are considered affiliates of the Company.  Pursuant to Rule 713 of the AMEX Company Guide, stockholder approval is required before the Company can issue stock upon the conversion of the Amended and Restated Notes as described above.  In addition, as a result of their current combined ownership of the Company’s outstanding Common Stock, if all shares of Common Stock issued and outstanding as of November 30, 2007 vote on the Note Issuance, a total of approximately 13,500,001 shares of Common Stock, or 6.7% of the number of shares of Common Stock issued and outstanding as of November 30, 2007, will be required to approve the Note Issuance.

  Effect of Issuance

The Company’s current stockholders will suffer a dilution of voting rights and tangible book value per share of the Common Stock as the result of any such issuance of Common Stock upon conversion of the Amended and Restated Notes.  The extent of dilution of voting rights and the per share book value will depend on the number of shares issued.  However, the ability to issue shares of Common Stock upon the Conversion of the Amended and Restated Notes will allow the Company to use its cash resources for other purposes rather than for repayment of principal and interest on the Amended and Restated Notes.

  Vote and Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the Note Issuance is required for approval of this proposal.

Our Board of Directors recommends that you vote FOR the approval of the Note Issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

  Beneficial Ownership of ISCO Common Stock Prior to the Merger

At the close of business on the ISCO record date, directors and executive officers of ISCO and their affiliates collectively, beneficially owned approximately 6,141,702 shares of issued and outstanding Common Stock, collectively representing approximately 3.0% of the shares of Common Stock outstanding on that date.  In addition, ISCO’s two largest stockholders together beneficially own approximately 106,492,839 shares of Common Stock, or 48% of the shares of Common Stock outstanding on that date.  The affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required to approve each of the Proposals.

The first table below sets forth information regarding the beneficial ownership of Common Sock as of November 30, 2007 prior to the Merger, except as otherwise indicated in the relevant footnote, by (1) each person or group that the Company knows beneficially owns more than 5% of Common Stock, (2) each of the Company’s directors and director nominees, (3) the Named Executive Officers, and (4) all current Executive Officers and directors as a group.  The second table below sets forth the information regarding beneficial ownership of Common Stock immediately after giving effect to the Merger.  Unless otherwise indicated, the address of each person identified below is c/o the Company at its principal executive offices.

The percentages of beneficial ownership shown in the first table below are based on approximately 201,000,000 shares of Common Stock outstanding as of November 30, 2007 and in the second table are based on approximately 224,000,000 shares of Common Stock that would be outstanding immediately after giving effect to the 20,000,000 shares issuable at the closing of the Merger and approximately 3,000,000 Time-Based Shares to be issued to Mr. Fuentes in connection with the Merger (excluding shares of Common Stock issuable upon conversion of the Amended and Restated Notes pursuant to the Notes Issuance), in each case unless otherwise stated.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power.  In addition, shares of Common Stock which a person has the right to acquire upon the exercise of stock options and/or warrants within 60 days of the date of this table are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person.  Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

At the close of business on November 30, 2007, a single stockholder owned 1000 shares of issued and outstanding Clarity common stock, representing 100% of the shares of Clarity common stock outstanding on that date.

	Number of Shares
Name	of Common Stock
	Beneficially Owned		Percent of Class
Alexander Finance L.P.	84,064,846	(1)	35.5%
Elliott Associates L.P.	55,523,835	(2)	23.5%
Elliott International L.P.	19,904,159	(2)	8.4%

John Thode	2,157,500	(3)	1.1%
Amr Abdelmonem	1,349,499	(4)	*
George Calhoun	1,086,083	(5)	*
Frank Cesario	751,370	(6)	*
Mike Fenger	232,000	(7)	*
Jim Fuentes	296,250	(8)	*
Ralph Pini	239,000	(9)	*
John Owings	30,000	(10)	*
All Directors and Officers as a Group (8 persons)	6,141,702	(11)	3.0%

*	Less than 1%.
(1)
Includes affiliates.  As reflected in an SEC filing dated June 2007.  The address for Alexander Finance, L.P. is 1560 Sherman Avenue Evanston, IL 60201.  Also presumes conversion of 36 million shares in convertible debt.

(2)
Includes affiliates.  As reflected in SEC filings dated June 2007 for Elliott Associates, L.P. and Elliott International, L.P.  Also presumes conversion of 36 million shares in convertible debt.  The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019 and the address of Elliott International, L.P. is c/o Elliott International Capital Advisors, Inc. 712 Fifth Avenue New York, New York 10019.

(3)	Includes outstanding options to purchase 1,100,000 shares of common stock that were vested as of November 30, 2007.
(4)	Includes outstanding options to purchase 262,499 shares which were exercisable as of November 30, 2007.
(5)
Includes a restricted stock grant of 22,500 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 920,833 shares which were exercisable as of November 30, 2007.

(6)	Includes a restricted stock grant of 187,500 shares that were not vested as of November 30, 2007, or within 60 days of such date.
(7)
Includes a restricted stock grant of 20,000 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 110,000 shares which were exercisable as of November 30, 2007.

(8)
Includes a restricted stock grant of 28,750 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 160,000 shares which were exercisable as of November 30, 2007.

(9)
Includes a restricted stock grant of 26,250 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 110,000 shares which were exercisable as of November 30, 2007.

(10)	Includes a restricted stock grant of 30,000 shares that were not vested as of November 30, 2007, or within 60 days of such date.
(11)	Includes outstanding restricted stock grants and options as described above.

Beneficial Ownership of ISCO Common Stock Immediately After Giving Effect to the Merger

	Number of Shares
Name	of Common Stock
	Beneficially Owned		Percent of Class
Alexander Finance L.P.	84,064,846	(1)	32.3%
Elliott Associates L.P.	55,523,835	(2)	21.3%
Elliott International L.P.	19,904,159	(2)	7.7%

John Thode	2,157,500	(3)	1.0%
Amr Abdelmonem	1,349,499	(4)	*
George Calhoun	1,086,083	(5)	*
Frank Cesario	751,370	(6)	*
Mike Fenger	232,000	(7)	*
Jim Fuentes	16,784,059	(8)	7.5%
Ralph Pini	239,000	(9)	*
John Owings	30,000	(10)	*
All Directors and Officers as a Group (8 persons)	22,629,511	(11)	10.0%

*	Less than 1%.
(1)
Includes affiliates.  As reflected in an SEC filing dated June 2007.  The address for Alexander Finance, L.P. is 1560 Sherman Avenue Evanston, IL 60201.  Also presumes conversion of 36 million shares in convertible debt.

(2)
Includes affiliates.  As reflected in SEC filings dated June 2007 for Elliott Associates, L.P. and Elliott International, L.P.  Also presumes conversion of 36 million shares in convertible debt.  The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019 and the address of Elliott International, L.P. is c/o Elliott International Capital Advisors, Inc. 712 Fifth Avenue New York, New York 10019.

(3)	Includes outstanding options to purchase 1,100,000 shares of common stock that were vested as of November 30, 2007.
(4)	Includes outstanding options to purchase 262,499 shares which were exercisable as of November 30, 2007.
(5)
Includes a restricted stock grant of 22,500 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 920,833 shares which were exercisable as of November 30, 2007.

(6)	Includes a restricted stock grant of 187,500 shares that were not vested as of November 30, 2007, or within 60 days of such date.
(7)
Includes a restricted stock grant of 20,000 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 110,000 shares which were exercisable as of November 30, 2007.

(8)
Includes a restricted stock grant of 28,750 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 160,000 shares which were exercisable as of November 30, 2007.  Includes 16,487,809 shares from the proposed merger with Clarity out of the 20 million shares that are to be provided up front and 3.3 million of the shares that vest based solely on the passage of time, and excluding the remaining 1.7 million shares that have additional performance requirements and the 15 million performance shares that vest upon attainment of certain market capitalization goals in the future.

(9)
Includes a restricted stock grant of 26,250 shares that were not vested as of November 30, 2007, or within 60 days of such date, as well as outstanding options to purchase 110,000 shares which were exercisable as of November 30, 2007.

(10)	Includes a restricted stock grant of 30,000 shares that were not vested as of November 30, 2007, or within 60 days of such date.
(11)	Includes outstanding restricted stock grants and options as described above.

CLARITY BUSINESS

History

Clarity was founded in 1998 by its current president, CEO and sole shareholder, Jim Fuentes.  Mr. Fuentes acquired licenses to technology assets from Lucent Technologies (now Alcatel-Lucent Technologies) and built a company on providing highly effective, low cost handset applications for mobile devices in the wireless telecommunications sector.  Building on success in creating over the air functionality applications for mobile devices, Clarity leveraged its proprietary product and development methodologies into new applications, including Push-To-Talk (PTT) and Location-Based Services (LBS).  Today Clarity offers a unique product that combines both technologies into a single application – Where2Talk.  Clarity’s facilities and executive offices are located at 2640 White Oak Circle, Aurora, IL 60502.  The main telephone number is (630) 499-1234, and website is http://www.claritycsi.com.  The information contained therein is not incorporated into this report.

  Business Strategy and Technology Summary

Clarity’s strategic goal is to become a leader in creating mobile device applications for the wireless telecommunications industry.  Clarity built platform assets in the very young fields of PTT and LBS, but Clarity’s core competency lies in the methodology for developing and delivering applications in this environment.  Clarity created the Clarity Application Server Suite (CLASS) as a product foundation of both hardware and middleware for developing high availability applications that meet the exacting standards of the telecommunications industry.  CLASS offers a reusable platform for many of the elements of a completed product.  In addition, Clarity developed the Rapid Application Deployment in Client Languages (RADiCL) as a foundation for mobile device applications themselves.  This open architecture supports third party plug-in applications as needed in the development process, and isolates device hardware from the execution environment, thus enabling more rapid application development and easier porting between devices.

Clarity expects to leverage these design assets to quickly allow for new application development, and thus able to quickly adapt to changing technologies, environments, and customer requirements.  Clarity believes that it can deliver highly valuable solutions to both OEMs and operators.

As Clarity primarily sells software (excluding very limited hardware support in the form of preconfigured network servers as needed), Clarity has little current need for extensive manufacturing capabilities.  Instead, Clarity’s products are preloaded on handsets or provided via download.  As such, Clarity does not typically carry any meaningful amount of inventory, nor has Clarity been forced to invest in significant manufacturing assets.

  Industry Demands and Clarity Solutions

The demand for faster, more robust applications within mobile devices has been growing substantially, and is expected to continue for the foreseeable future.  Mobile devices offer tremendous convenience in delivering value added applications.  The number of mobile devices shipped annually has been quoted by industry experts to exceed one billion units per year, and the growth of various technologies for delivering services to such devices (traditional wireless such as cellular and including next generation data application architectures such as WCDMA, WiFi, WiMax, and others) has created a very large and dynamic industry.

With the proliferation of data applications, consumers grow increasingly reliant on their mobile devices for a variety of tasks.  From child protection to fleet tracking, LBS services can improve our lives, safety and efficiency.  Clarity therefore offers its Whereabouts application, which allows real time tracking of devices that are set up on the system.  Until now, customers have been forced to choose between carrying around an additional GPS (global positioning system) device and pay an additional cost or accepted limited features being offered through less robust offerings.  Today Clarity offers the capability of using the GPS device imbedded in the mobile device with the connection and reporting tools already imbedded in that device as an optional service.  Clarity believes this convenience will provide substantial value to customers.

Despite Nextel’s previous success (now part of Sprint Nextel) with respect to PTT features, the market has been slow to provide substantial PTT features through mobile devices in any scale.  Clarity believes that a limitation of deploying PTT more broadly is less an issue of competition among rival companies offering PTT applications than an issue of operator acceptance and end user demand, particularly a concern about potential costs to overall operator networks.  In response to Clarity’s perception that end user demand is unsatisfied, Clarity offers the InTouch solution.  The InTouch platform interfaces with the existing packet data network, without requiring a costly overhaul, and thus allows PTT to be added at little cost and with limited maintenance requirements.

Clarity realized that the combination of these technologies might be precisely what the market wanted, creating the Where2Talk platform.  Combining PTT and LBS technologies, Where2Talk allows for a geographically-based call to be conducted from the handset.  This feature allows a person at a console to locate emergency workers in the vicinity of an event using advanced mapping technologies, who then can be quickly connected and organized.  The initial trial of this solution is expected to occur during early 2008 with the Department of Homeland Security (“DHS”), and Clarity believes this feature has significant application throughout the field of public safety as well as in commercial applications.

  Competitive Landscape and Barriers

Push-to-Talk (PTT)

Nextel proved value in providing PTT to consumers, and the basic technology is broadly available.  However, relatively few PTT applications are currently offered to consumers.  Clarity views the primary limitation in providing PTT to consumers is from the network operators themselves who would have to support such a system.  Clarity offers a solution to this problem by providing a fully hosted service, in which it maintains the network servers required for the applications to function and connect to the mobile devices using VOIP (voice over internet protocol).  Larger operators may choose not to allow applications outside of their immediate control and thus may not enable PTT features via this hosted approach.

Location-Based Services (LBS)

The primary suppliers of LBS services are specific devices that are used within the vehicle to provide real time LBS applications (such as maps, directions, and fleet tracking).  There have recently been increases in limited mobile device applications offering some form of LBS-based features, but the industry remains relatively young.  The primary barrier to providing LBS applications on a mobile device is to prove a need for the application and then prove that the application will not otherwise interfere with the network or device.  This can be a time-consuming process, particularly for a small company.

Combined Solution

Clarity does not believe there are significant combinations of the LBS and PTT technologies on the market today.  DHS indicated that it selected Clarity for its 2008 trial because DHS could not find another solution in the marketplace that offered this combination of technologies in a single platform.  Proving a new technology to the wireless telecommunications industry can be a very long process that may never succeed, particularly for a small company.  Clarity believes that it needs to parlay success from early adopters and look for opportunities to partner with other entities to maximize the opportunity for this type of platform to be adopted.

Company Highlights

Sales and Marketing

Clarity has historically focused its sales and marketing efforts on serving the needs of OEMs by offering outsourced engineering services in the form of custom product development.  Over the past year, Clarity has broadened its scope by selling products and hosted services directly to operators, and is now making inroads into the field of public safety.

Because Clarity is relatively new to providing solutions to operators, sales to three customers accounted for nearly 100% of its total revenues for 2006.  Those customers were Alcatel-Lucent Technologies, Autodesk, and Lockheed Martin, respectively.  In addition, a significant amount of Clarity’s technical and managerial resources have been focused on working with these and a limited number of other operators and OEMs.

Research and Development

Clarity is currently developing related products that are synergistic with its core offerings and which utilize Clarity’s core technical competencies in quickly and efficiently producing applications that meet the very high quality standard required by the telecommunications industry.

Intellectual Property and Patents

Clarity has only two patent applications today, relying on Clarity’s proprietary processes for developing applications as its primary competitive advantage.  In addition, Clarity’s PTT solutions incorporates licensed technology from Alcatel-Lucent Technologies.  As Clarity launches applications commercially, it expects to file more patent applications to protect those distinct applications and processes.  Clarity believes that its success will depend in part upon the protection of its proprietary information and the ability to operate without infringing on the proprietary rights of others.

Government Regulations

Although Clarity believes that its wireless telecommunications products themselves are not licensed or governed by approval requirements of the Federal Communications Commission (“FCC”), the operation of the radio equipment into which Clarity products would be incorporated is subject to FCC approval.  In order to be acceptable to OEMs and to operators, the characteristics, quality, and reliability of Clarity’s products must enable them to meet FCC technical standards.

As a company that does not have significant manufacturing needs, Clarity believes it is in material compliance with all environmental regulations and to date has not had to incur significant expenditures for preventive or remedial action with respect to the use of hazardous materials.

Employees

As of November 15, 2007, Clarity had a total of 38 employees.  Clarity also periodically employs other consultants and independent contractors on as as-needed basis.  None of Clarity’s employees are covered by a collective bargaining agreement.  Clarity believes that its relationship with its employees is good.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS OF CLARITY

The following discussion should be read in conjunction with the Condensed Consolidated Financial Statements for Clarity beginning on page 80  of this Proxy Statement.  These Condensed Consolidated Financial Statements present the results of operations and financial position of Clarity for the three-month period ended September 30, 2007 and the full year ended December 31, 2006.  In addition to historical information, the following discussion may contain forward looking information that involves risks and uncertainties.  All amounts presented, except share data, are rounded to the nearest thousand dollars.

General

Clarity has shifted from being an almost exclusively custom product development engineering services firm for mobile device applications to an entity that provides both custom engineering services and direct solutions and services to OEM and wireless operator customers.  The latter category includes Clarity’s push-to-talk, location-based services, and combined offerings.

The wireless telecommunications industry is subject to risks beyond Clarity’s control that can negatively impact customer capital spending budgets and/or spending patterns.  In addition, Clarity does not have significant history in providing products and hosted services directly to customers, an area of Clarity’s business where, assuming adequate resources are available, Clarity expects significant growth and future revenue regardless of whether the Merger is consummated.  However, Clarity has an immediate need for an infusion of new capital.  Further, Clarity currently lacks sufficient sales and operations personnel in order achieve these goals and will be unable to hire sufficient personnel unless Clarity receives additional resources or consummates the Merger with ISCO.  For these and other reasons, Clarity’s financial statements have been prepared assuming Clarity will continue as a going concern.

During October 2007, Clarity announced that it signed a letter of intent to merge with ISCO International, Inc.  ISCO has significant experience in providing products and services directly to operators in the wireless field and would expand Clarity’s product offerings to include hardware.  Clarity views significant synergies in the combined company’s product platforms, customer bases, and sales channels.

Clarity was founded in 1998 as a private entity, has a single shareholder, and files tax returns as a subchapter S corporation.  Clarity’s facilities and principal executive offices are located at 2640 White Oak Circle, Aurora, IL 60504 and telephone number is (630) 499-1234.

Results of Operations

Three Months Ended September 30, 2007 and 2006

Net sales decreased $494,000 or 39%, to $762,000 for the three months ended September 30, 2007 from $1,256,000 for the same period in 2006.  Custom product development for handset applications was significantly lower during 2007 than any of the past several years as customers decide what to outsource and what to keep, and the rate of acceptance for products and hosted services offered directly to customers has taken longer than Clarity expected.

Cost of sales decreased by $296,000, or 43%, to $385,000 for the three months ended September 30, 2007 from $681,000 for the same period in 2006.  The decrease in cost of sales was due to the reduction in sales volume.

Research and development (“R&D”) expenses decreased by $479,000 or 44%, to $609,000 for the three months ended September 30, 2007, from $1,088,000 for the same period in 2006.  This decrease was due to the substantial completion of Clarity’s Whereabouts and WhereToTalk products during the period, as well as spending limits imposed by weaker revenue during 2007.

Selling and marketing expenses decreased by $22,000, or 31%, to $48,000 for the three months ended September 30, 2007, from $70,000 for the same period in 2006.  The decrease in expense was attributable to the loss of one person in this area between the relevant time periods.  As selling end products and services to customers remains new to Clarity, this area is still very lightly staffed.

    General and administrative expenses decreased by $129,000, or 38%, to $209,000 for the three months ended September 30, 2007, from $338,000 for the same period in 2006.  This decrease was attributable to a decrease in a number of areas of cost and not any one item in particular.  During 2007, Clarity implemented significant spending reduction and delay efforts to compensate for lower revenue, including the two-and-half month suspension of salary for certain Clarity employees, including for Mr. Fuentes, Clarity’s chief executive officer.

Nine Months Ended September 30, 2007 and 2006

Net sales decreased $4,839,000, or 63%, to $2,853,000 for the nine months ended September 30, 2007 from $7,692,000 for the same period in 2006.  Custom product development for handset applications was significantly low for Clarity during 2007 than any of the past several years as customers decide what to outsource and what to keep, and the rate of acceptance for products and hosted services offered directly to customers has taken longer than Clarity expected.

Cost of sales decreased by $1,286,000, or 52%, to $1,181,000 for the nine months ended September 30, 2007 from $2,467,000 for the same period in 2006.  The decrease in cost of sales was due to the reduction in revenue, above, and combined with relative inefficiencies of underutilized staff related to significantly lower revenue.

Our R&D expenses decreased by $696,000 or 23%, to $2,331,000 for the nine months ended September 30, 2007, from $3,027,000 for the same period in 2006.  This decrease was due to the substantial completion of Clarity’s Whereabouts and WhereToTalk products during the period, as well as spending limits imposed by weaker revenue during 2007.

Selling and marketing expenses decreased by $4,000, or 1%, to $269,000 for the nine months ended September 30, 2007, from $273,000 for the same period in 2006.  The decrease in expense was negligible during the nine month period but included a relatively higher level of spending early during the period that has decreased as 2007 has continued, related to the need to conserve cash and lower staffing levels.

General and administrative expenses decreased by $134,000 or 13%, to $930,000 for the nine months ended September 30, 2007, from $1,064,000 for the same period in 2006. decrease was attributable to a decrease in a number of areas of cost and not any one item in particular.  During 2007, Clarity implemented significant spending reduction and delay efforts to compensate for lower revenue, including the two-and-half month suspension of salary for certain Clarity employees during the third quarter of 2007, including for Mr. Fuentes, Clarity’s chief executive officer.

Liquidity and Capital Resources

As of September 30, 2007, Clarity’s cash and cash equivalents were $0.2 million, a decrease of $1.3 million from the balance at December 31, 2006 of $1.5 million.

During the nine month period ended September 30, 2007, Clarity utilized approximately $0.9 million in cash from the realization of receivables and unbilled revenue, net.  In addition, Clarity increased its accrued payables and expenses by $0.3 million, net of additions.

The continuing development of, and expansion in, sales of Clarity’s product lines will require a commitment of funds.  The actual amount of Clarity’s future funding requirements will depend on many factors, including: the closing of the Merger with ISCO and successful integration of the combined company, the amount and timing of future revenues, the level of product marketing and sales efforts to support commercialization plans, the magnitude of research and product development programs, the ability to improve or maintain product margins, and the costs involved in protecting patents or other intellectual property.

In addition, Clarity is required to make regular monthly payments of all accrued and unpaid interest due as of each payment date.  However, if the Merger occurs, ISCO will pay off any outstanding amounts under the line of credit.  Clarity has no other available sources of funds. The interest rate may vary over time pursuant to The Wall Street Journal Prime Index (the “Index”) such that the interest rate for the line of credit will be 0.5% less than the Index.  The minimum interest rate permitted under the line of credit is 5.25% and the maximum interest rate is the maximum rate allowed by law.  In the event of default, the interest rate under the line of credit will increase by 5.0% above the then current rate.  Clarity will pay outstanding amounts under the line of credit in one payment of all outstanding principal plus all accrued and unpaid interest on July 16, 2008.  In addition, Clarity is required to make regular monthly payments of all accrued and unpaid interest due as of each payment date.  However, if the Merger occurs, ISCO will pay off any outstanding amounts under the line of credit.  Clarity has no other available sources of funds.

MARKET PRICE OF AND DIVIDENDS ON CLARITY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Clarity has 1,000 shares of common stock issued and outstanding as of November 30, 2007 and such shares are held by a single shareholder, Jim Fuentes.  There are no other shares of common stock available for issuance under Clarity’s articles of incorporation.  As a result, there is no established public trading market for Clarity’s common stock.

Under Clarity’s line of credit arrangement, Clarity may not, without the prior written consent of its lender, pay any dividends on Clarity’s stock (other than dividends payable in stock) provided, however that, so long as no event of default under the line of credit has occurred and is continuing or would result from the payment of dividends, if Clarity is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Clarity may pay cash dividends on its stock to its shareholder from time to time in amounts necessary to enable the shareholder to pay income taxes and make estimated income tax payments to satisfy the shareholder’s liabilities under federal and state law which arise solely from the shareholder’s status as shareholder of a Subchapter S Corporation because of the shareholder’s ownership of shares of Clarity’s stock, or purchase or retire any of Clarity’s outstanding shares or alter or amend Clarity’s capital structure.
EQUITY COMPENSATION PLAN INFORMATION OF CLARITY

The following table gives information about Clarity’s common stock that may be issued upon the exercise of options, warrants and rights under any equity compensation plan as of November 30, 2007.

Plan Category	Number of Securities to be issued upon exercise of outstanding Options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans approved by security holders	533	$	N/A	0
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	533	$	N/A	0)

    Note: This table represents the equivalent of 533 shares of Clarity common stock issuable upon a change in control of Clarity to Rightsholders under the Phantom Stock Plan and to certain Rightsholders and Mr. Fuentes pursuant to the At-Risk Compensation Plan based on 1,000 shares of Clarity common stock issued and outstanding.  These equivalent shares of Clarity common stock would never be issued since pursuant to the terms of the Phantom Stock Plan and the At-Risk Compensation Plan, shares of a company acquiring Clarity are to be issued to satisfy the obligations under these plans.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Clarity Communication Systems Inc.

We have audited the accompanying balance sheets of Clarity Communication Systems Inc., an Illinois S-Corporation (the "Company") as of December 31, 2006 and December 31, 2005, and the related statement of operations, changes in stockholder equity (deficit) and cash flows for the year ended December 31, 2006 .  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clarity Communication Systems Inc. as of December 31, 2006 and 2005  and the related results of their operations and their cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B, the Company incurred a net loss of $1.8 million during the nine month period year ended September 30, 2007, and, during 2006 and 2007 the Company incurred debt that cannot be satisfied with existing funding commitments.  These factors, among others, as discussed in Note B to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Grant Thornton LLP

Chicago, Illinois
November 30, 2007

FINANCIAL INFORMATION FOR CLARITY COMMUNICATION SYSTEMS INC. FOR THE YEAR ENDED DECEMBER 31, 2006

Clarity Communication Systems, Inc.
BALANCE SHEETS
December 31,

ASSETS	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$ 1,547,831	$ 3,592,770
Accounts receivable	734,014	1,667,519
Prepaid expenses and other current assets	107,802	166,780

Total current assets	2,389,647	5,427,069

PROPERTY AND EQUIPMENT, NET	245,425	241,861

INTANGIBLE ASSETS, net of accumulated amortization	95,000	125,000

TOTAL ASSETS	$ 2,730,072	$ 5,793,930

Clarity Communication Systems, Inc.
BALANCE SHEETS - CONTINUED
December 31,

LIABILITIES AND STOCKHOLDER (DEFICIT) EQUITY	2006	2005

CURRENT LIABILITIES
Accounts payable	$ 82,280	$ 162,365
Accrued expenses	302,505	824,748
Deferred revenue and other accrued liabilities	611,976	1,528,408
Note payable to sole stockholder	2,000,000	-

Total current liabilities	2,996,761	2,515,521

Total liabilities	2,996,761	2,515,521

STOCKHOLDER (DEFICIT) EQUITY
Common stock, $1.00 par value; 1,000 shares
authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	9,000	9,000
Retained (deficit) earnings	(276,689)	3,268,409

Total stockholder (deficit) equity	(266,689)	3,278,409

TOTAL LIABILITIES AND
STOCKHOLDER (DEFICIT) EQUITY	$ 2,730,072	$ 5,793,930

Clarity Communication Systems, Inc.
STATEMENT OF OPERATIONS
Year ended December 31,

2006

Net sales	$ 8,983,165

Operating expenses
Cost of sales	3,025,314
Development	4,131,878
Selling and marketing	383,774
General and administrative	1,402,909

Total operating expenses	8,943,875

Net operating income	39,290

Other income (expense)
Interest income	29,324
Other income (expense), net	-

Other income, net	29,324

NET INCOME	$ 68,614

Clarity Communication Systems, Inc.
STATEMENT OF CHANGES IN STOCKHOLDER (DEFICIT) EQUITY
Year ended December 31, 2006

		Additional		Total
	Common	paid-in	Retained	stockholder
	stock	capital	(deficit) earnings	(deficit) equity

Balance at January 1, 2006	$ 1,000	$ 9,000	$ 3,268,409	$ 3,278,409

Stockholder distributions	-	-	(3,613,712)	(3,613,712)

Net income			68,614	68,614

Balance at December 31, 2006	$ 1,000	$ 9,000	$ (276,689)	$ (266,689)

Clarity Communication Systems, Inc.
STATEMENT OF CASH FLOWS
Year ended December 31,

2006
Cash flows from operating activities
Net income	$ 68,614
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	105,327
Changes in assets and liabilities
Accounts receivable	933,505
Prepaid expenses and other assets	58,978
Accounts payable	(80,085)
Accrued expenses	(522,243)
Deferred revenue	(916,431)

Net cash used in operating activities	(352,335)

Cash flows from investing activities
Purchases of property and equipment	(78,892)

Net cash used in investing activities	(78,892)

Cash flows from financing activities
Distributions to stockholder	(3,613,712)
Proceeds from note payable	2,000,000

Net cash used in financing activities	(1,613,712)

Net decrease in cash and cash equivalents	(2,044,939)

Cash and cash equivalents at beginning of year	3,592,770

Cash and cash equivalents at end of year	$ 1,547,831

Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes	$ -
Interest	-

NOTES TO FINANCIAL INFORMATION FOR CLARITY COMMUNICATION SYSTEMS INC. FOR THE YEAR ENDED DECEMBER 31, 2006

NOTE A - DESCRIPTION OF BUSINESS

Clarity Communication Systems, Inc. (“Clarity” or the “Company”) develops communications products within wireless communication systems. The Company provides solutions to OEMs and wireless operators on a contract basis and also develops unique products, including Push-to-Talk and/or location-based solutions. Its products and services are typically client applications downloaded onto wireless handsets, as well as the infrastructure to support such applications in certain circumstances.  The Company has historically marketed its products and services to cellular and wireless telecommunications service providers and OEM’s located primarily in the United States.

NOTE B – REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  Based upon unaudited financial information, the Company has sustained substantial losses in the nine months ending September 30, 2007, of $1.8 million and has negative working capital and a retained deficit $2.4 million and $2.1 million, respectively, as of September 30, 2007.  In addition, the Company has used, rather than provided, cash in its operations.

The Company continues to seek alternative financing solutions and is evaluating strategic alternatives, including the potential sale of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  Interest income is earned on the certificates of deposit for the benefit of the Company.

Concentration of Credit Risk

One customer (a Fortune 500 company in the telecommunications industry) accounted for 100% of accounts receivable as of December 31, 2006 and 2005.  Sales to the one customer for the year ended December 31, 2006 was 94% of total revenues.

Accounts Receivable

The majority of the Company’s accounts receivable is due from companies in the telecommunications industry. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts receivable are typically due within 30 days or 45 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms, are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance could be materially different if economic conditions change or actual results deviate from historical trends.  As of December 31, 2006 and 2005, accounts receivable were fully collectible and no allowance for doubtful accounts was required.

Revenue recognition

The Company recognizes revenue for contract product development arrangements when certain performance milestones are achieved, as determined by the buyer.

Certain of the Company’s customer arrangements encompass multiple deliverables. Accounting for these arrangements is in accordance with Emerging Issues Task Force (“EITF”) No. 00-21,“Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). If the deliverables meet the criteria in EITF 00-21, the deliverables are separated into separate units of accounting, and revenue is allocated to the deliverables based on their relative fair values. The criteria specified in EITF 00-21 are that the delivered item has value to the customer on a stand-alone basis, there is objective and reliable evidence of the fair value of the undelivered item, and if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the vendor. Applicable revenue recognition criteria is considered separately for each separate unit of accounting.

Management applies judgment to ensure appropriate application of EITF 00-21, including value allocation among multiple deliverables, determination of whether undelivered elements are essential to the functionality of delivered elements and timing of revenue recognition, among others. For those arrangements where the deliverables do not qualify as a separate unit of accounting, revenue from all deliverables is treated as one accounting unit and recognized over the term of the arrangement.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and are depreciated over the estimated useful lives of the assets using both straight line and accelerated methods. The accelerated method used is the double declining balance method. Software is amortized over 3 years utilizing the straight-line method. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the asset or the term of the lease.  The useful lives assigned to property and equipment for the purpose of computing depreciation follow:
Automobiles	5 years
Office equipment	3 to 5 years
Furniture and fixtures	5 years
Leasehold improvements	Life of lease

Expenditures for major additions improvements are capitalized while maintenance and repairs are expensed as incurred.

Long-Lived Assets and Long-Lived Assets to Be Disposed Of

In accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

The Company, with the consent of its stockholder, has elected, under the Internal Revenue Code, to be taxed as an S-Corporation. The stockholder of an S-Corporation is taxed on the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in the Company’s financial statements.

Advertising Costs

Advertising costs are charged to expense in the period incurred.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

Cash and cash equivalents are reported at their fair values in the balance sheets. The carrying amounts reported in the balance sheets for accounts receivable, accounts payable, and accrued expenses approximate their fair values due to the short-term nature of these financial instruments. Notes payable have an interest rate that approximates current market values; therefore, the carrying value approximate fair value.

New Accounting Pronouncements

In February 2007, the Financial Accounting Standards board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159. “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases. This statement is effective for the Company beginning January 1, 2008. The Company does not expect SFAS 159 to have a material impact on the financial statements.

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We plan to adopt the provisions of SFAS 157 on January 1, 2008. We are evaluating the potential impact of SFAS 157, but at this time do not anticipate that it will have an impact on the financial statements when adopted.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment as of December 31 is as follows:

	2006	2005
Equipment	$ 406,275	$ 353,067
Furniture and Fixtures	164,272	164,273
Leasehold Improvements	124,008	124,008
Automobiles	99,183	99,182
Construction in progress	25,683	-
Less accumulated depreciation and amortization	(573,996)	(498,669)
Net property and equipment	$ 245,425	$ 241,861

Depreciation and amortization expense for the year ended December 31, 2006 was $75,327.

NOTE E - INTANGIBLES

In 2004, the Company entered into an agreement to license the rights to certain software equipment developed and manufactured by another company. The purchase price paid for the license was $150,000, which represented its fair value. This amount was recorded as an intangible asset and is being amortized over the period of its estimated benefit life of 5 years. At December 31, 2006 and 2005, accumulated amortization was $55,000 and $25,000. Amortization expense recognized for the year ended December 31, 2006 is $30,000.

NOTE F - COMMITMENTS AND CONTINGENCIES

The Company leases its facilities and office space, as well as some testing and office equipment. Under the terms of its lease in Aurora, IL, which expires July 2009, the Company is responsible for proportionate real estate taxes and operating expenses.

Future minimum payments under non-cancelable leases are as follows:

Years ending December 31,
2007	$ 172,226
2008	177,393
2009	105,267

NOTE G – PHANTOM STOCK PLAN

In February 2004, the Company established the Clarity Communication Systems, Inc. Phantom Stock Plan (“Plan”).  Eligibility and the granting of awards in the Plan are at the discretion of the sole stockholder.  Rights under the Plan only vest in the event of a change in control, as defined in the Plan.  In the event of employment termination with the Company, or death, the rights granted to the employee under the Plan also terminate and are forfeited.  As of December 31, 2006, a change in control event was not probable, and as such, no expense has been recognized in the financial statements.

NOTE H – NOTE PAYABLE TO SOLE STOCKHOLDER

On December 31, 2006, the Company received $2,000,000 of debt financing in the form of a note with its sole stockholder.  Interest is stated at 4.7% per annum and the note and accrued interest is due upon demand.  There are no financial covenants or collateral associated with this note.

NOTE I – EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan covering all employees who meet prescribed service requirements. The plan provides for deferred salary contributions by the plan participants and the opportunity for a Company contribution. During 2006, the Company made no contribution to employee accounts under the plan.

NOTE J – SUBSEQUENT EVENT

On November 13, 2007, the Company and ISCO International, Inc. (“ISCO”), entered into a Plan of Merger, pursuant to which ISCO would acquire the Company (the “Merger”).

Pursuant to the Merger Agreement, ISCO would issue up to an aggregate of 40.0 million shares of ISCO common stock (closing common stock price was $0.24 as of November 13, 2007) in exchange for all of the Company’s stock.  Of the total number of shares ISCO may issue in the merger, 20.0 million shares would be issuable upon closing (subject to adjustment if the amount of total liabilities on Clarity’s closing balance sheet, subject to certain exceptions, exceeds $1.5 million), 2.5 million shares would be issuable on each of the first and second anniversaries of closing (subject any indemnification claims pursuant to the Merger Agreement) and 3.75 million shares would be issuable on each of the first dates on which ISCO’s equity market capitalization first equals or exceeds $125,000,000, $175,000,000, $225,000,000 and $275,000,000 within the three year period after closing of the Merger for at least 40 of the 45 consecutive trading days ISCO’s market capitalization equals such thresholds.

In the event the Merger is completed, the participants in the Phantom Stock Plan are eligible to receive benefits.  The sole stockholder would receive approximately 65% of the shares issued in connection with the Merger while the Phantom Stock Plan participants would receive approximately 35% of the shares issued in connection with the Merger.

During 2007, the Company entered into a credit line arrangement with American Chartered Bank.  The first draw on this credit line took place during October 2007.  As of November 30, 2007, approximately $0.6 million had been drawn on this credit line.

UNAUDITED FINANCIAL INFORMATION FOR CLARITY COMMUNICATION SYSTEMS INC. FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

Clarity Communication Systems, Inc.
BALANCE SHEETS

	September 30,	December 31,
ASSETS	2007	2006

CURRENT ASSETS
Cash and cash equivalents	$ 199,537	$ 1,547,831
Accounts receivable	274,524	734,014
Prepaid expenses and other current assets	74,925	107,802

Total current assets	548,986	2,389,647

PROPERTY AND EQUIPMENT, NET	231,118	245,425

INTANGIBLE ASSETS, net of accumulated amortization	72,500	95,000

TOTAL ASSETS	$ 852,604	$ 2,730,072

Clarity Communication Systems, Inc.
BALANCE SHEETS - CONTINUED

	September 30,	December 31,
LIABILITIES AND STOCKHOLDER (DEFICIT) EQUITY	2007	2006

CURRENT LIABILITIES
Accounts payable	$ 172,543	$ 82,280
Accrued expenses	350,635	302,505
Deferred revenue and other accrued liabilities	350,191	611,976
Note and accrued interest payable to sole stockholder	2,074,712	2,000,000

Total current liabilities	2,948,081	2,996,761

Total liabilities	2,948,081	2,996,761

STOCKHOLDER (DEFICIT) EQUITY
Common stock, $1.00 par value; 1,000 shares
authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	9,000	9,000
Retained (deficit) earnings	(2,105,477)	(276,689)

Total stockholder (deficit) equity	(2,095,477)	(266,689)

TOTAL LIABILITIES AND
STOCKHOLDER (DEFICIT) EQUITY	$ 852,604	$ 2,730,072

Clarity Communication Systems, Inc.
STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2007

Net sales	$ 2,852,911

Operating expenses
Cost of sales	1,180,516
Development	2,330,075
Selling and marketing	269,185
General and administrative	930,088

Total operating expenses	4,709,864

Net operating income	(1,856,953)

Other income (expense)
Interest income (expense), net	(58,578)
Other income (expense), net	91,806

Other income, net	33,228

NET INCOME	$ (1,823,725)

Clarity Communication Systems, Inc.
STATEMENT OF CHANGES IN STOCKHOLDER (DEFICIT) EQUITY
Nine Months Ended September 30, 2007

		Additional		Total
	Common	paid-in	Retained	stockholder
	stock	capital	(deficit) earnings	(deficit) equity

Balance at January 1, 2006	$ 1,000	$ 9,000	$ (276,689)	$ (266,689)

Stockholder distributions	-	-	(5,063)	(5,063)

Net income			(1,823,725)	(1,823,725)

Balance at December 31, 2006	$ 1,000	$ 9,000	$ (2,105,477)	$ (2,095,477)

Clarity Communication Systems, Inc.
STATEMENT OF CASH FLOWS
Nine Months Ended September 30, 2007

Cash flows from operating activities
Net income	$ (1,823,725)
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	36,807
Changes in assets and liabilities	443,687

Net cash used in operating activities	(1,343,231)

Cash flows from investing activities
Purchases of property and equipment	-

Net cash used in investing activities	-

Cash flows from financing activities
Distributions to stockholder	(5,063)
Other financing activities	-

Net cash used in financing activities	(5,063)

Net decrease in cash and cash equivalents	(1,348,294)

Cash and cash equivalents at beginning of year	1,547,831

Cash and cash equivalents at end of year	$ 199,537

Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes	$ -
Interest	-

NOTES TO UNAUDITED FINANCIAL INFORMATION FOR CLARITY COMMUNICATION SYSTEMS INC.
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

NOTE A - DESCRIPTION OF BUSINESS

Clarity Communication Systems, Inc. (“Clarity” or the “Company”) develops communications products within wireless communication systems. The Company provides solutions to OEMs and wireless operators on a contract basis and also develops unique products, including Push-to-Talk and/or location-based solutions. Its products and services are typically client applications downloaded onto wireless handsets, as well as the infrastructure to support such applications in certain circumstances.  The Company has historically marketed its products and services to cellular and wireless telecommunications service providers and OEM’s located primarily in the United States.

NOTE B – REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  Based upon unaudited information, the Company has sustained substantial losses in the nine months ending September 30, 2007, of $1.8 million and has negative working capital and a retained deficit $2.4 million and $2.1 million, respectively, as of September 30, 2007.  In addition, the Company has used, rather than provided, cash in its operations.

The Company continues to seek alternative financing solutions and is evaluating strategic alternatives, including the potential sale of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  Interest income is earned on the certificates of deposit for the benefit of the Company.

Concentration of Credit Risk

One customer (a Fortune 500 company in the telecommunications industry) accounted for 100% of accounts receivable as of December 31, 2006.  Sales to three customers (Alcatel-Lucent Technologies, Autodesk, and Lockheed Martin) accounted for nearly 100% of total revenue during 2006.

Accounts Receivable

The majority of the Company’s accounts receivable is due from companies in the telecommunications industry. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts receivable are typically due within 30 days or 45 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms, are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance could be materially different if economic conditions change or actual results deviate from historical trends.  As of September 30, 2007 and December 31, 2006, accounts receivable were fully collectible and no allowance for doubtful accounts was required.

Revenue recognition

The Company recognizes revenue for contract product development arrangements when certain performance milestones are achieved, as determined by the buyer.

Certain of the Company’s customer arrangements encompass multiple deliverables. Accounting for these arrangements is in accordance with Emerging Issues Task Force (“EITF”) No. 00-21,“Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). If the deliverables meet the criteria in EITF 00-21, the deliverables are separated into separate units of accounting, and revenue is allocated to the deliverables based on their relative fair values. The criteria specified in EITF 00-21 are that the delivered item has value to the customer on a stand-alone basis, there is objective and reliable evidence of the fair value of the undelivered item, and if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the vendor. Applicable revenue recognition criteria is considered separately for each separate unit of accounting.

Management applies judgment to ensure appropriate application of EITF 00-21, including value allocation among multiple deliverables, determination of whether undelivered elements are essential to the functionality of delivered elements and timing of revenue recognition, among others. For those arrangements where the deliverables do not qualify as a separate unit of accounting, revenue from all deliverables is treated as one accounting unit and recognized over the term of the arrangement.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and are depreciated over the estimated useful lives of the assets using both straight line and accelerated methods. The accelerated method used is the double declining balance method. Software is amortized over 3 years utilizing the straight-line method. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the asset or the term of the lease.  The useful lives assigned to property and equipment for the purpose of computing depreciation follow:

Automobiles	5 years
Office equipment	3 to 5 years
Furniture and fixtures	5 years
Leasehold improvements	Life of lease

Expenditures for major additions improvements are capitalized while maintenance and repairs are expensed as incurred.

Long-Lived Assets and Long-Lived Assets to Be Disposed Of

In accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

The Company, with the consent of its stockholder, has elected, under the Internal Revenue Code, to be taxed as an S-Corporation. The stockholder of an S-Corporation is taxed on the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in the Company’s financial statements.

Advertising Costs

Advertising costs are charged to expense in the period incurred.

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

Cash and cash equivalents are reported at their fair values in the balance sheets. The carrying amounts reported in the balance sheets for accounts receivable, accounts payable, and accrued expenses approximate their fair values due to the short-term nature of these financial instruments. Notes payable have an interest rate that approximates current market values; therefore, the carrying value approximate fair value.

New Accounting Pronouncements

In February 2007, the Financial Accounting Standards board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159. “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases. This statement is effective for the Company beginning January 1, 2008. The Company does not expect SFAS 159 to have a material impact on the financial statements.

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We plan to adopt the provisions of SFAS 157 on January 1, 2008. We are evaluating the potential impact of SFAS 157, but at this time do not anticipate that it will have an impact on the financial statements when adopted.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment as of September 30 is as follows:
2007
Property and Equipment	$ 819,421
Less accumulated depreciation and amortization	(588,303)
Net property and equipment	$ 231,118

NOTE E – NOTE PAYABLE TO SOLE STOCKHOLDER

On December 31, 2006, the Company received $2,000,000 of debt financing in the form of a note with its sole stockholder.  Interest is stated at 4.7% per annum and the note and accrued interest is due upon demand.  There are no financial covenants or collateral associated with this note.

NOTE F – SUBSEQUENT EVENT

On November 13, 2007, the Company and ISCO International, Inc. (“ISCO”), entered into a Plan of Merger, pursuant to which ISCO would acquire the Company (the “Merger”).

Pursuant to the Merger Agreement, ISCO would issue up to an aggregate of 40.0 million shares of ISCO common stock (closing common stock price was $0.24 as of November 13, 2007) in exchange for all of the Company’s stock.  Of the total number of shares ISCO may issue in the merger, 20.0 million shares would be issuable upon closing (subject to adjustment if the amount of total liabilities on Clarity’s closing balance sheet, subject to certain exceptions, exceeds $1.5 million), 2.5 million shares would be issuable on each of the first and second anniversaries of closing (subject any indemnification claims pursuant to the Merger Agreement) and 3.75 million shares would be issuable on each of the first dates on which ISCO’s equity market capitalization first equals or exceeds $125,000,000, $175,000,000, $225,000,000 and $275,000,000 within the three year period after closing of the Merger for at least 40 of the 45 consecutive trading days ISCO’s market capitalization equals such thresholds.

In the event the Merger is completed, the participants in the Phantom Stock Plan are eligible to receive benefits.  The sole stockholder would receive approximately 65% of the shares issued in connection with the Merger while the Phantom Stock Plan participants would receive approximately 35% of the shares issued in connection with the Merger.

During 2007, the Company entered into a credit line arrangement with American Chartered Bank.  The first draw on this credit line took place during October 2007.  As of November 30, 2007, approximately $0.6 million had been drawn on this credit line.

MISCELLANEOUS AND OTHER MATTERS

  Solicitation

The cost of this proxy solicitation will be borne by ISCO.  The regular employees of ISCO may solicit proxies in person or by telephone or facsimile.  ISCO may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the ISCO’s expense.  Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by ISCO for their reasonable out-of-pocket expenses of solicitation.

  Stockholder Proposals for 2008 Annual Meeting

With respect to ISCO’s 2008 Annual Meeting of Stockholders, ISCO intends to mail next year’s Proxy Statement to our stockholders on or about April 30, 2008.  Applicable law requires any stockholder proposal intended to be presented at our 2008 Annual Meeting of Stockholders to be received by us at our executive offices in Elk Grove Village, Illinois on or before January 30, 2008 in order to be considered for inclusion in our Proxy Statement and form of proxy for that annual meeting.

With respect to ISCO’s 2008 Annual Meeting of Stockholders, if ISCO is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in ISCO’s Proxy Statement, by January 30, 2008 then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the Proxy Statement.

The total amount estimated to be spent in connection with the solicitation of security holders is approximately $100,000.

  Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at: Judiciary Plaza Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  You can request copies of these documents by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available at the SEC’s website at http://www.sec.gov.  This website address is included in this document as an inactive textual reference only.

You may also obtain information about us, including copies of our SEC reports, through our website at http://www.iscointl.com.  This website address is included in this document as an inactive textual reference only.  Any documents, references, links or other materials of any kind contained or referred to on such website are not part of this Proxy Statement.

You should rely on the information contained in this Proxy Statement to vote on the Proposals.  We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.  You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

In addition, if you have questions about the Special Meeting or would like additional copies of this Proxy Statement or any of our other filings with the SEC at no cost to you, you should contact our Corporate Secretary, Frank Cesario, 1001 Cambridge Drive, Elk Grove Village, Illinois 60007, telephone (847) 391-9400.

  Other Matters

Our Board of Directors does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Special Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

ISCO INTERNATIONAL, INC.

☑	Please mark your votes as in this example.	FOR	AGAINST	ABSTAIN
1.
To approve the merger of ISCO International, Inc. with Clarity Communication Systems Inc. and the issuance of shares of our common stock to Jim Fuentes and the issuance of shares of our common stock from our 2003 Equity Incentive Plan, as amended to Clarity Rightsholders to satisfy certain employee rights and interests, as described in the Proxy Statement.

2.	To increase the number of authorized shares of common stock permitted by our certificate of incorporation, as described in the Proxy Statement.
3.	To approve the increase in the amount of shares of common stock available under the Plan, as described in the Proxy Statement.
4.	To approve the issuance of shares of common stock upon the conversion of notes issued in accordance with our debt restructuring in June 2007, as described in the Proxy Statement.

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt any of the Proposals.

The undersigned hereby appoints Mr. Ralph Pini and Mr. Frank Cesario and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of common stock held of record by the undersigned on November 30, 2007 at the Special Meeting of Stockholders of ISCO International, Inc. described in the Proxy Statement, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person.  If the undersigned hold(s) any of the shares of the Company in a fiduciary,  custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE ______________________________                                                                                                          DATE: __________________________

SIGNATURE ______________________________                                                                                                          DATE: __________________________

Note:  Please sign name(s) exactly as appearing hereon.  When signing as attorney, executor, administrator or other fiduciary, please give your full title as such.  Joint owners should each sign personally.  When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

  Please check this box if you plan to attend the meeting.

PROXY
ISCO INTERNATIONAL, INC.
1001 CAMBRIDGE DRIVE – ELK GROVE VILLAGE, ILLINOIS 60007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR _____________, _____________, 200_, SPECIAL MEETING OF STOCKHOLDERS

On behalf of the board of directors, I cordially invite you to attend a Special Meeting of Stockholders of

ISCO International, Inc., to be held at 10:00 am central time on Thursday, December 27, 2007, at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018.

The matters that we expect will be acted upon at the meeting are described in the attached Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL
OF THE PROPOSALS IN THE PROXY STATEMENT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THIS PROXY CARD.

It is important that your shares be represented whether or not you are able to be present at the Special Meeting.  Please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope.

Your vote is very important, regardless of the amount of stock that you own.

We believe your support for the proposals described in the Proxy Statement is essential for us to continue with our business strategy.  Please return your proxy card as soon as possible.

INDEX OF APPENDICES

  Appendix A –Merger Agreement

  Appendix B –Opinion of Appraisal Economics Inc.

  Appendix C –Form of Amendment to Certificate of Incorporation

  Appendix D –ISCO International, Inc. 2003 Equity Incentive Plan, as amended

  Appendix E –ISCO International, Inc. Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2007

  Appendix F –ISCO International, Inc. Annual Report on Form 10-K for the Year Ended December 31, 2006

APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ISCO INTERNATIONAL, INC.

ISCO ILLINOIS, INC.

CLARITY COMMUNICATION SYSTEMS INC.

AND

JAMES FUENTES

(FOR HIMSELF AND AS REPRESENTATIVE OF THE RIGHTSHOLDERS)

DATED AS OF NOVEMBER 13, 2007

Page

AGREEMENT AND PLAN OF MERGER 1

RECITALS 1

ARTICLE I DEFINITIONS 2
1.1.                                                                                                                            Certain Definitions.2
1.2.                                                                                                                            List of Additional Defined Terms.9

ARTICLE II THE MERGER 11
2.1.                                                                                                                            The Merger.11
2.2.                                                                                                                            Effective Time of the Merger.12
2.3.                                                                                                                            Closing; Closing Deliveries.12
2.4.                                                                                                                            Articles of Incorporation and Bylaws of the Surviving Corporation.14
2.5.                                                                                                                            Directors and Officers.15
2.6.                                                                                                                            Effect on Capital Stock and Rights and Enhanced Benefits.15
2.7.                                                                                                                            At-Risk Plan.19
2.8.                                                                                                                            Further Action.20
2.9.                                                                                                                            Reorganization Status.20
2.10.                                                                                                                            Rightsholder Notes.20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 20
3.1.                                                                                                                            Organization.20
3.2.                                                                                                                            Capitalization.21
3.3.                                                                                                                            Authority; No Conflict; Necessary Consents.21
3.4.                                                                                                                            Financial Statements.23
3.5.                                                                                                                            Absence of Certain Changes or Events.23
3.6.                                                                                                                            Taxes.25
3.7.                                                                                                                            Title to Properties.27
3.8.                                                                                                                            Intellectual Property.28
3.9.                                                                                                                            Restrictions on Business Activities.32
3.10.                                                                                                                            Governmental Authorizations.32
3.11.                                                                                                                            Litigation.32
3.12.                                                                                                                            Compliance with Laws.33
3.13.                                                                                                                            Environmental Matters.33
3.14.                                                                                                                            Brokers’ and Finders’ Fees.33
3.15.                                                                                                                            Related Party Transactions.33
3.16.                                                                                                                            Employee Benefit Plans and Compensation.33
3.17.                                                                                                                            Contracts.36
3.18.                                                                                                                            Insurance.38
3.19.                                                                                                                            Accounts Receivable.38
3.20.                                                                                                                            Warranties; Products Liability.39
3.21.                                                                                                                            Customers.39
3.22.                                                                                                                            Suppliers.39
3.23.                                                                                                                            Labor and Employment.39
3.24.                                                                                                                            Export Control Laws.41
3.25.                                                                                                                            Foreign Corrupt Practices Act.41
3.26.                                                                                                                            Powers of Attorney.42
3.27.                                                                                                                            Change of Control; Severance; Bonus Payments.42
3.28.                                                                                                                            Financial Projections.42
3.29.                                                                                                                            Books and Records.42
3.30.                                                                                                                            Tax Advice.42
3.31.                                                                                                                            Disclosures.42

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER

SUBSIDIARY 43
4.1.                                                                                                                            Organization; Good Standing; Capitalization of Merger Subsidiary.43
4.2.                                                                                                                            Authority; No Conflict; Necessary Consents.43
4.3.                                                                                                                            Capitalization.44
4.4.                                                                                                                            Availability of Funds.44
4.5.                                                                                                                            Litigation.44
4.6.                                                                                                                            SEC Filings.45
4.7.                                                                                                                            Brokers’ and Finders’ Fees.45
4.8.Parent’s and Merger Subsidiary’s Acknowledgement Regarding Forward-Looking Statements. 45
4.9.                                                                                                                            Compliance with Laws.45
4.10.                                                                                                                            Issuance of Shares.46

ARTICLE V CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME 46
5.1.                                                                                                                            Conduct of Business by the Company Prior to Closing.46
5.2.                                                                                                                            Control of Business.50

ARTICLE VI ADDITIONAL AGREEMENTS 50
6.1.                                                                                                                            No Solicitation.50
6.2.Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants. 50
6.3.                                                                                                                            Public Disclosure.51
6.4.                                                                                                                            Regulatory Filings.52
6.5.                                                                                                                            State Anti-Takeover Law.52
6.6.                                                                                                                            Third-Party Consents.52
6.7.                                                                                                                            Notification of Certain Matters.52
6.8.                                                                                                                            Rights and Enhanced Benefits.53
6.9.                                                                                                                            Indebtedness; Releases.54
6.10.                                                                                                                            Resignations.54
6.11.                                                                                                                            Rightsholders Agreements.54
6.12.                                                                                                                            Meeting of Parent Stockholders.54
6.13.                                                                                                                            Proxy Statement and Registration Statement.55
6.14.                                                                                                                            AMEX Listing.56
6.15.                                                                                                                            Tax Matters.56
6.16. Satisfaction of Obligations; Termination or Exchange of Certain
Agreements and Plans. 57
6.17.                                                                                                                            Company Transaction Expenses.58
6.18.                                                                                                                            Affiliates.58
6.19.                                                                                                                            Authorized Shares.58
6.20.                                                                                                                            Additional Actions; Further Assurances.58
6.21.                                                                                                                            Section 16 of the Exchange Act.59
6.22.                                                                                                                            Tax-Free Reorganization Status.59

ARTICLE VII CONDITIONS TO THE MERGER 59
7.1.                                                                                                                            Conditions to the Obligations of Each Party to Effect the Merger.59
7.2.Additional Conditions to the Obligations of Parent and Merger Subsidiary. 60
7.3.                                                                                                                            Additional Conditions to the Obligations of the Company and Seller.62

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER 63
8.1.                                                                                                                            Termination.63
8.2.                                                                                                                            Notice of Termination; Effect of Termination.64
8.3.                                                                                                                            Amendment.65
8.4.                                                                                                                            Extension; Waiver.65

ARTICLE IX INDEMNIFICATION 65
9.1.                                                                                                                            Survival of Representations and Warranties.65
9.2.                                                                                                                            Indemnification of Parent Indemnified Parties.65
9.3.                                                                                                                            Limitation on Indemnification; Mechanics.67
9.4.                                                                                                                            Indemnification Procedures – Non-Third Party Claims.69
9.5.                                                                                                                            Indemnification Procedures – Third Party Claims.69
9.6.                                                                                                                            Other Reductions in Indemnity Payments.70
9.7.                                                                                                                            No Contribution.71
9.8.                                                                                                                            Effect of Investigation.71
9.9.                                                                                                                            Subrogation.71
9.10.                                                                                                                            Exclusive Remedies.71
9.11.                                                                                                                            No Double Recovery.72
9.12.                                                                                                                            Mitigation.72

ARTICLE X GENERAL PROVISIONS 72
10.1.                                                                                                                            No Other Representations and Warranties.72
10.2.                                                                                                                            Notices.72
10.3.                                                                                                                            Interpretation.73
10.4.                                                                                                                            Counterparts.73
10.5.                                                                                                                            Attorneys’ Fees.74
10.6.                                                                                                                            Entire Agreement; Third-Party Beneficiaries.74
10.7.                                                                                                                            Severability.74
10.8.                                                                                                                            Other Remedies; Specific Performance.74
10.9.                                                                                                                            Expenses.74
10.10.                                                                                                                            Rules of Construction.74
10.11.                                                                                                                            Assignment.75
10.12.                                                                                                                            Time.75
10.13.                                                                                                                            Governing Law; Jurisdiction.75
10.14.                                                                                                                            Waiver of Jury Trial.75

ARTICLE XI THE REPRESENTATIVE 76
11.1.                                                                                                                            Authorization.76
11.2.                                                                                                                            Reliance.76
11.3.                                                                                                                            Compensation; Exculpation.76
11.4.                                                                                                                            Expenses76

Exhibits and Schedules
Exhibit A                      Allocation Schedule
Exhibit B                      Form of Employment Agreement
Exhibit C                      Form of Registration Rights Agreement
Exhibit D                      Form of Affiliate Letter
Exhibit E                      Form of Confidentiality, Non-Competition and Intellectual Property Agreement
Exhibits F-1
   and F-2                      Forms of Phantom Stock Plan/At-Risk Acknowledgement
Exhibit G                      Form of Restricted Stock Award Agreement
Exhibit H                      Financial Statements Certificate

Schedule 2.3(c)(v) delivered prior to Closing

Company Disclosure Letter
Parent Disclosure Letter

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 13, 2007, by and among ISCO International, Inc., a Delaware corporation (“Parent”), ISCO Illinois, Inc., an Illinois corporation and a direct wholly-owned subsidiary of Parent (“Merger Subsidiary”), Clarity Communication Systems Inc., an Illinois corporation (the “Company”), and for the purposes described herein, James Fuentes (“Seller”), for himself and as the representative (the “Representative”) of the Rightsholders (as defined herein).

RECITALS

WHEREAS, Seller is the sole holder of all the shares of the Company’s issued and outstanding capital stock;

WHEREAS, the Company has implemented (i) a Nonqualified Phantom Stock Plan (the “Company Rights Plan”) pursuant to which holders (individually, a “Rightsholder” and collectively, the “Rightsholders”) of rights (“Rights”) are each entitled to receive upon a change of control of the Company a payout of such consideration received by the Company or its affiliates in such change of control in the allocations set forth next to each such Rightsholder’s name listed on the Allocation Schedule and (ii) an At-Risk Compensation Plan (the “At-Risk Plan”) pursuant to which Seller and certain Rightsholders have each agreed to suspend receipt of their respective salaries for employment with the Company in exchange for an amount equal to their accrued suspended salary (the “Suspended Salary”) in cash plus an equal amount to be paid in equity securities (the “Enhanced Benefit”) received in an acquisition of the Company in the amounts set forth next to Seller and each such Rightsholder’s name listed on the Allocation Schedule;

WHEREAS, it is proposed that the acquisition of the Company by Merger Subsidiary be accomplished by the merger of Merger Subsidiary with and into the Company, with the Company being the Surviving Corporation, in accordance with the applicable provisions of Illinois Law;

WHEREAS, the Company, prior to the Closing Date, may issue a note to each Rightsholder (the “Rightsholder Notes”) in partial satisfaction of their respective Rights under the Company Rights Plan and in full satisfaction of their respective Enhanced Benefits under the At-Risk Plan (to the extent applicable).

WHEREAS, each share of the capital stock and all other outstanding securities of the Company will thereupon be cancelled and converted into the right to receive the consideration as set forth herein, all upon the terms and subject to the conditions set forth herein;

WHEREAS, Parent, Merger Subsidiary, the Company and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

WHEREAS, the boards of directors of Parent, Merger Subsidiary and the Company deem it advisable and in the best interest of their respective stockholders to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions provided for herein and have each approved, in accordance with applicable provisions of Applicable Law, this Agreement and the transactions contemplated hereby, including the acquisition of the Company by Parent through the Merger;

WHEREAS, Seller, as the Company’s sole stockholder, upon recommendation of the board of directors of the Company, has approved this Agreement and the Merger;

WHEREAS, Seller is a also a director of Parent and as a result, Parent has created a special committee that has reviewed, negotiated and recommended to the full board of directors of Parent that Parent approve the terms and conditions of the Merger set forth in this Agreement and the transactions contemplated hereby;

WHEREAS, in accordance with AMEX rules on related party transactions, the Audit Committee of the board of directors of Parent has approved the Merger and the transactions contemplated hereby and recommended to the full board of directors of Parent that Parent approve the terms and conditions of the Merger set forth in this Agreement and the transactions contemplated hereby;

WHEREAS, in accordance with AMEX rules, as well as Parent’s charter documents and equity incentive plan documents, the board of directors of Parent has resolved to submit to Parent’s stockholders for their approval (i) an increase in the number of shares of Parent Common Stock available for issuance under its certificate of incorporation, as amended, (ii) an increase in the number of shares available for issuance under Parent’s 2003 Equity Incentive Plan, as amended, (iii) this Agreement and the Merger and the issuance of the shares of Parent Common Stock to make the Payments pursuant to the Agreement (collectively, the “Parent Stockholder Approval”); and

WHEREAS, the Merger is intended to constitute a “reorganization” within the meaning of Code Section 368(a), and this Agreement sets forth a “plan of reorganization” within the meaning of Treas. Reg. §§ 1.368-2(g) and 1.368-3.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Subsidiary, the Company and Seller hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.           Certain Definitions.   For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Acquisition Proposal” shall mean, whether directly or indirectly solicited or unsolicited by the Company or Seller, any offer, proposal or any third party indication of interest or intent relating to any transaction or series of related transactions involving a merger, consolidation, share exchange, business combination, sale of a majority or all the assets of, sale of shares of capital stock of the Company or similar transaction or any combination of the foregoing involving the Company (other than the transactions contemplated by this Agreement and the issuance of shares of capital stock pursuant to the Rights outstanding on the date of this Agreement).

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Allocation Schedule” shall mean a schedule, attached hereto as Exhibit A, setting forth (a) the amount of Suspended Salary owing to each beneficiary under the At-Risk Plan, (b) the number of shares of Parent Common Stock to be paid to satisfy the Enhanced Benefits owing to each beneficiary under the At-Risk Plan, (c) the number of Shares of Parent Common Stock allocated to Seller and each Rightsholder at Closing, (d) the number of First Time-Based Shares allocated to Seller and each Rightsholder, (e) the number of Second Time-Based Shares allocated to Seller and each Rightsholder, (f) the number of Market-Based Shares allocated to Seller and each Rightsholder, and (g) Seller’s and each Rightsholder’s Indemnification Percentage (in each case, as such amounts and percentages may be updated from time to time in accordance with Section 2.6(h)).

“AMEX” shall mean the American Stock Exchange.

“Applicable Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, treaty, constitution, principle of common law, ordinance, code, edict, decree, directive, published guidance, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois.

“Change of Control” shall mean, except as to a transaction or series of transactions relating to or involving Parent’s existing lenders or any Affiliates thereof, any of the following:

(a)           the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);

(b)           any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the capital stock of Parent (measured by voting power rather than number of shares); or

(c)           the consolidation of Parent with, or merging of Parent with or into, any Person, or the consolidation of any Person with, or the merging of any Person with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding capital stock of Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for capital stock of the surviving or transferee Person constituting a majority of the outstanding shares of such capital stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Closing Balance Sheet” shall mean a balance sheet of the Company dated as of the Closing Date prepared in a manner consistent with the Company’s past accounting practices and will be accompanied by a certification of the Company’s Chief Executive Officer that the Closing Balance Sheet presents fairly, completely and accurately the Company’s assets, liabilities and working capital of the Company as of the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Common Stock” shall mean the class of common stock, par value $1.00 per share, of the Company.

“Company Material Adverse Effect” shall mean any change, circumstance, development, effect, event, fact or occurrence that, individually, or when taken together with all such other changes, circumstances, developments, effects, events, facts or occurrences that exist or have occurred prior to the date of determination of the Company Material Adverse Effect, has caused, resulted in or had, or is reasonably likely to cause, result in or have, a material and adverse effect on the assets (whether real, personal or mixed, tangible or intangible), business, financial condition or results of operations of the Company excluding changes, circumstances, developments, effects, events, facts or occurrences directly or indirectly resulting from (a) matters generally affecting the businesses in which the Company operates, (b) matters generally affecting the economy of the United States and/or any country in which the Company sells products or services, (c) military action or any act of terrorism, (d) the disclosure of the transactions contemplated by this Agreement, (e) changes in Applicable Law, (f) changes in accounting rules or requirements or the interpretation thereof, or (g) compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement (including the taking of any action expressly required by this Agreement or acts or omissions of the Company or Seller or any of their Affiliates taken with the prior written consent of Parent).

“Contract” shall mean any contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense, permit, franchise or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing.

“Credit Line” shall mean that certain line of credit by and between the Company and American Chartered Bank dated July 16, 2007.

“Delaware Law” shall mean the General Corporation Law of the State of Delaware and any other applicable law of the State of Delaware.

“Employees” shall mean all employees of the Company as of the date hereof and at the Closing Date.

“Environmental Law” shall mean any and all Applicable Law relating to occupational safety and health, the environment, or emissions, discharges or releases of Hazardous Substances into the environment, including ambient air, surface water, groundwater or land, or otherwise relating to the handling of Hazardous Substances or the investigation, clean-up or other remediation thereof.

“Environmental Matters” shall mean any liability or obligation arising under Environmental Law, whether arising under theories of contract, tort, negligence, successor or enterprise liability, strict liability or other legal or equitable theory, including (i) any failure to comply with an applicable Environmental Law or Environmental Permit and (ii) any liability or obligation arising from the manufacture, processing, distribution, treatment, storage, disposal, transport, presence of, release or threatened release of, or exposure of persons or property to, Hazardous Substances.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“First Year Cap” shall mean (a) the lesser of (x) $3,000,000 and (y) 75% of  Seller’s Total Share Value, minus (b) the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims by Parent Indemnified Parties pursuant to the terms of this Agreement.

“Governmental Authority” shall mean any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Hazardous Substance” shall mean any “hazardous substance,” “hazardous waste,” “pollutant,” “contaminant” or “toxic substance” (as defined or regulated by any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and regulations promulgated thereunder, or any analogous state and local laws and regulations), petroleum and petroleum products, polychlorinated biphenyls or asbestos.

“Illinois Law” shall mean the Business Corporation Act of Illinois and any other applicable law of the State of Illinois.

“Indebtedness” shall mean an amount equal to, as of the Closing Date, the then outstanding principal of, and accrued and unpaid interest on, and any premiums, prepayment fees and penalties due upon prepayment and full satisfaction of, all bank or other third party indebtedness for borrowed money of the Company, including the Seller’s Note, indebtedness under any bank credit agreement and any other related agreements but excluding all amounts due after the Closing Date under capital and operating leases and trade payables.

“Indemnification Percentage” shall mean, with respect to Seller and each Rightsholder, a percentage equal to (a) the number of Time-Based Shares allocated to such Person pursuant to the Allocation Schedule as of the Closing, divided by (b) 5,000,000; provided, however, that if Seller or one or more Rightsholders forfeit shares of Parent Common Stock pursuant to the terms set forth herein, with respect to Seller or of such Rightsholders’ Restricted Stock Agreement, then the Indemnification Percentage for Seller and each remaining Rightsholder shall be adjusted so that it equals (1) the number of Time-Based Shares allocated to Seller or such Rightsholder as set forth on the Allocation Schedule that have not then (x) vested in accordance with Section 2.6 or (y) been used to satisfy indemnification claims in accordance with Section 9.2(b), divided by (2) the total number of Time-Based Shares that have not then (x) vested in accordance with Section 2.6, (y) been used to satisfy indemnification claims in accordance with Section 9.2(b) or (z) been forfeited by Seller or a Rightsholder, as applicable.

“Key Employee” shall mean Seller, Bill Jenkins and Dennis Hansen.

“Knowledge” shall mean with respect to the Company, with respect to any matter in question, the actual knowledge of James Fuentes or any other Key Employee.

“Legal Proceedings” shall mean any action, claim, suit, litigation, proceeding (public or private), criminal prosecution, audit or investigation by or before any Governmental Authority.

“Liability” or “Liabilities” shall mean all indebtedness, obligations and other liabilities, whether direct or indirect, and any loss, damage (including direct, incidental, consequential and special damages), cost, deficiency, Lien, penalty, fine, cost or expense (including any litigation expenses), or any diminution in value of any real or personal property (excluding any depreciation), or contingent liability, loss contingency, unpaid expense, claim, guaranty or endorsement (other than endorsements for deposits or collection of checks in the ordinary course of business).

“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Market Price” shall mean the price per share of Parent Common Stock determined as follows:

(a)           If the Parent Common Stock is listed for trading on one or more securities exchanges, the closing price or last price per share of the Parent Common Stock on the principal securities exchange on which the Parent Common Stock is then listed for trading.

(b)           If the Parent Common Stock is not listed for trading on a securities exchange on such date but is traded in the over-the-counter market, then the average of the closing bid and ask prices per share for the Parent Common Stock in the over-the-counter market as reported by Bloomberg or, if no closing bid and ask prices are reported for the Parent Common Stock by Bloomberg, the average of the bid and ask prices per share of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC or its successor.

(c)           If the Parent Common Stock is not publicly traded on such date, then as the Representative and Parent agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen by the Representative and Parent from a panel of persons qualified by education and training to pass on the matter to be decided.

“Non-Continuing Rightsholders” shall mean the following Rightsholders who will not be continuing employment with Parent or the Surviving Corporation following the Closing Date: Dennis Johnson, Dan Kennelly, Gerald L. Zielinski, Jo-Fang Hsueh, Terry Piatak, and Mike Foley.

“Parent Common Stock” shall mean the class of common stock, par value $0.001 per share of Parent.

“Parent’s Total Equity Market Capitalization” as of any date shall mean the product of (A) the Market Price multiplied by (B) the sum of (i) the total number of shares of Parent Common Stock issued and outstanding on such date plus (ii) the total number of shares of Parent Common Stock issuable upon the conversion or exercise of options or warrants convertible into or exercisable for Parent Common Stock.

“Payments” shall mean the Initial Merger Consideration, the Contingent Merger Consideration, the Initial Rights Payments, the Contingent Rights Payments, and the Enhanced Benefits, as may be adjusted from time to time pursuant to the terms of this Agreement.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Pre-Closing Tax Period” shall mean all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.

“Related Party Transaction” shall mean any transaction, agreement, relationship, arrangement, or understanding between the Company and any stockholder, director, officer or other Affiliate of the Company, or any immediate family member of a stockholder, director, officer or Affiliate of the Company with respect to or involving (a) any property, real or personal, or right, tangible or intangible (including Company Intellectual Property), which is used in the business of the Company, (b) any money owed to the Company or money owed by the Company or any Affiliate, (c) any contract or other arrangement, written or oral, with the Company, other than as an at-will employee, or (d) any direct or indirect interest in any Company Material Contract.

“Restricted Stock Award Agreements” shall mean the Restricted Stock Award Agreements to be executed after the Closing by each Rightsholder in substantially the form attached hereto as Exhibit G in connection with the issuance of the Contingent Rights Payments.

“SEC” shall mean the United States Securities and Exchange Commission, or any successor thereto.

“Second Year Cap” shall mean (a) the lesser of (x) $2,000,000 and (y) 50% of  Seller’s Total Share Value, minus (b) the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims by Parent Indemnified Parties pursuant to the terms of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller’s Liquidated Share Value” shall mean the aggregate amount of net proceeds (i.e. after applicable taxes and commissions, if any) received by Seller from the sale of any shares of Parent Common Stock actually received by Seller pursuant to the terms of this Agreement.

“Seller’s Held Share Value” shall mean the aggregate value of the shares of Parent Common Stock actually received by Seller pursuant to the terms of this Agreement that are held by Seller at the time a Three-Year Indemnification Matter is finally resolved in accordance with the terms of this Agreement, as valued in accordance with Section 9.2(c) hereof.

“Seller’s Note” shall mean that certain Promissory Note in the aggregate principal amount of Two Million Dollars ($2,000,000) by and between Seller and the Company dated as of December 31, 2006.

“Seller’s Total Share Value” shall mean (a) Seller’s Liquidated Share Value, plus (b) Seller’s Held Share Value.  For purposes of example only, if (x) Seller receives 12,000,000 shares of Parent Common Stock pursuant to this Agreement, Seller sells 2,000,000 shares for net proceeds of $500,000 (z) Seller’s remaining 10,000,000 shares of Parent Common Stock are worth $3,000,000 at the time the indemnification claim in question is finally resolved as determined in accordance with this Agreement, then Seller’s Total Share Value shall equal $3,500,000 (i.e. $500,000 of Seller’s Liquidated Share Value and $3,000,000 of Seller’s Held Share Value).

“Subsidiary” shall mean, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Third Year Cap” shall mean (a) the lesser of (x) $1,000,000 and (y) 25% of  Seller’s Total Share Value, minus (b) the aggregate value of Time-Based Shares already used to satisfy prior indemnification claims by Parent Indemnified Parties pursuant to the terms of this Agreement.

“Three-Year Company Representations” shall mean the representations and warranties of the Company set forth in Sections 3.2, 3.3(a), 3.3(b)(i), 3.6, and 3.30.

“Time-Based Shares” shall mean, collectively, the First Time-Based Shares and the Second Time-Based Shares.

“Transaction Documents” shall mean this Agreement, the Phantom Stock Plan/At-Risk Acknowledgements, the Non-Competition Agreements, the Employment Agreement, the Restricted Stock Award Agreements, the Registration Rights Agreement, the Allocation Schedule, and the Affiliate Letter.

“Two-Year Company Representations” shall mean the representations and warranties of the Company set forth in Sections 3.1, 3.3(b)(ii), 3.3(b)(iii), 3.3(c) and 3.14.

1.2.           List of Additional Defined Terms.  The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms identified below:

Term	Defined in Section
Affiliate Letter	6.17
Agreement	Preamble
Articles of Incorporation	2.4
Articles of Merger	2.2(a)
At-Risk Plan	Recitals
Certificate	2.6(g)
Change of Control Valuation	2.6(m)
Claim Notice	9.4(a)
Closing	2.3(a)
Closing Date	2.3(a)
Closing Reimbursement	2.2(c)(v)
Company	Preamble
Company Balance Sheet	3.4
Company Benefit Plan	3.16(a)
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Charter Documents	3.1(b)
Company Disclosure Letter	Preamble to Art. III
Company Financials	3.4
Company Intellectual Property	3.8(a)
Company Material Contract	3.17(a)
Company Permits	3.10
Company Products and/or Services	3.8(a)
Company Registered Intellectual Property	3.8(a)
Company Rights Plan	Recitals
Company Source Code	3.8(i)
Company Survival Date	9.1
Company Transaction Expenses	2.3(c)(v)
Contingent Merger Consideration	2.6(d)(ii)
Contingent Rights Payments	2.6(e)(iii)
Customer Information	3.8(k)
Effective Time	2.2(a)
Employment Agreement	2.3(b)(ii)
End Date	8.1(b)
Enhanced Benefit	Recitals
Environmental Permits	3.13
ERISA	3.16(a)
ERISA Affiliate	3.16(a)
Export Approvals	3.24
FCPA	3.25
Financial Statements Certificate	7.2(l)
Financials	3.4
First Time-Based Shares	2.6(d)(ii)(A)
401(k) Plan	6.16(c)
Fraud Claim Exception	9.3(d)
GAAP	3.4
Illinois Secretary of State	2.2(a)
Indemnity Claim Dispute Notice	9.4(b)
Indemnified Party	9.4(a)
Indemnitor	9.4(b)
Identified Payments	2.10
Initial Merger Consideration	2.6(d)(i)
Initial Rights Payments	2.6(e)(i)
Intellectual Property	3.8(a)
Intellectual Property Rights	3.8(a)
Interim Financials	3.4
Losses	9.2
Lease Documents	3.7(b)
Market-Based Shares	2.6(d)(ii)(B)
Merger Subsidiary	Preamble
Merger	2.1
Necessary Governmental Consents	3.3(c)
Non-Competition Agreements	7.2(d)
Notice of Third Party Claim	9.5
Open Source	3.8(h)
Other Company Representations	9.3(c)(i)
Parent	Preamble
Parent Disclosure Letter	Preamble to Art. IV
Parent-Filed Returns	6.15(a)
Parent’s 401(k) Plan	6.16(c)
Parent Indemnified Party	9.2
Parent Indemnified Parties	9.2
Parent SEC Reports	4.6
Parent Stockholder Approval	Recitals
Parent Stockholders’ Meeting	6.11
Pay-Off Amount	2.3(b)(vi)
Phantom Stock Plan/At-Risk Acknowledgements	7.2(j)
Plan	3.16(a)
Proxy Statement	6.13
Real Property	3.7(a)
Related Party Transactions	3.15
Relevant Group	3.6(a)(i)
Representative	Preamble
Required Consents	6.6
Rights	Recitals
Rightsholder(s)	Recitals
Rightsholder Notes	Recitals
Second Time-Based Shares	2.6(d)(ii)(A)
Seller	Preamble
Seller Cap	9.3(a)
Seller-Filed Returns	6.15(a)
Seller Threshold Amount	9.3(a)
Shrink-Wrapped Code	3.8(a)
Significant Customer	3.21
Significant Supplier	3.22
Source Code	3.8(a)
Surviving Corporation	2.1
Suspended Salary	Recitals
Tax or Taxes	3.6(a)(ii)
Tax Benefit	9.6
Tax Return	3.6(a)(iii)
Third Party Claim	9.5
Three-Year Indemnification Matters	9.3(c)(iii)
Threshold Amount	9.3(a)
Threshold Claim Exceptions	9.3(b)
Title Claim Exception	9.3(d)
Transfer Taxes	6.15(e)
WARN Act	3.23(d)

ARTICLE II

THE MERGER

2.1.           The Merger.Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Illinois Law, at the Effective Time, Merger Subsidiary shall be merged with and into the Company (the “Merger”), whereupon the separate corporate existence of Merger Subsidiary shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent.  (The Company as the surviving corporation of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation”).  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Illinois Law.  Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

2.2.           Effective Time of the Merger.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Merger Subsidiary shall cause the Merger to be consummated under Illinois Law by filing articles of merger (“Articles of Merger”) in customary form and substance with the Secretary of State of the State of Illinois (the “Illinois Secretary of State”) and make all other filings or recordings required by Illinois Law in connection with the Merger.  The Merger shall become effective at such time (the “Effective Time”) as the Articles of Merger are accepted by the Illinois Secretary of State or at such later time as is specified in the Articles of Merger.

(b)           Pursuant to the transactions contemplated by this Agreement and subject to the terms and conditions set forth herein, including Sections 2.6(d) and 2.6(e), and in any applicable Transaction Document, Parent shall issue up to an aggregate of 40,000,000 shares of Parent Common Stock, including 20,000,000 shares of Parent Common Stock at Closing, up to an aggregate of 5,000,000 Time-Based Shares (as defined in Section 2.6(d)(ii)(A)) and up to an aggregate of 15,000,000 shares of Market-Based Shares (as defined in Section 2.6(d)(ii)(B)).

2.3.           Closing; Closing Deliveries.

(a)           Closing Date.  The consummation of the Merger (the “Closing”) shall take place at a closing to occur at the offices of Pepper Hamilton LLP, 600 Fourteenth Street, N.W., Washington, D.C. 20005, within three Business Days after the date on which all conditions to Closing set forth in Article VII have been met or waived (to the extent that any such condition may be waived under this Agreement and Applicable Law, and other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver, to the extent permitted by this Agreement and Applicable Law, of such conditions), or at such other location, date and time as Parent, Merger Subsidiary and the Company shall mutually agree upon in writing, with the date upon which the Closing shall actually occur pursuant hereto being referred to in this Agreement as the “Closing Date.”

(b)           Closing Obligations and Deliveries – the Company.  At the Closing, the Company shall:

(i)           deliver to Parent a certificate, duly executed by the corporate secretary of the Company, dated the Closing Date, to the effect that: (A) the Company Charter Documents attached to such certificate are true, complete and correct, and were in full force and effect in the form as attached to such certificate on the date of this Agreement and on the Closing Date, (B) a copy of the resolutions of the board of directors and Seller, as the Company’s sole stockholder, as attached to such certificate are true, complete and correct on the date of this Agreement and on the Closing Date, (C) Seller is the sole holder of record of the shares of capital stock of the Company, (D) the number of Rights and Enhanced Benefits, as applicable, set forth next to the name of each Rightsholder and Seller, as applicable, set forth on the Allocation Schedule correctly represent the number of Rights and/or Enhanced Benefits held of record by such Rightsholder or by Seller, as applicable, on the date of this Agreement and on the Closing Date, and there are no other Rights or Enhanced Benefits outstanding, (E) the Allocation Schedule accurately represent the amounts payable to each holder of capital stock of the Company, Rights, or Enhanced Benefits in connection with the transactions contemplated by the Merger based upon the rights and privileges of the shares of capital stock of the Company, Rights, or Enhanced Benefits held by such holder as reflected in the Company Charter Documents (as defined herein) and other instruments or agreements defining the rights of holders of securities of the Company, Rights, or Enhanced Benefits, and (F) the officers or officers of the Company executing this Agreement and the other documents delivered in connection with the transactions contemplated by this Agreement to be executed and delivered by the Company are incumbent officers and the signatures on this Agreement and such documents are their genuine signatures;

(ii)           deliver, or cause to be delivered to Parent, the Employment Agreement (the “Employment Agreement”) executed by Seller in substantially the form attached hereto as Exhibit B;

(iii)           deliver, or cause to be delivered to Parent the certificate representing all of the issued and outstanding shares of the Company’s capital stock owned by Seller;

(iv)           deliver, or cause to be delivered to Parent, all of the other certificates, resignations, agreements and releases and other documents and instruments set forth in Article VII;

(v)           deliver, or cause to be delivered to Parent, the Registration Rights Agreement executed by Seller; and

(vi)           deliver, or cause to be delivered to Parent, a pay-off letter from American Chartered Bank setting forth the amount necessary to pay off the Credit Line in full at Closing (the “Pay-Off Amount”).

(c)           Closing Obligations and Deliveries - Parent.  At the Closing, Parent shall:

(i)           deliver to Seller certificates representing the Initial Merger Consideration (as defined herein) in partial consideration for the exchange of all of the shares of Company Common Stock in the amounts set forth on the Allocation Schedule;

(ii)           deliver to Seller, certificates representing the Enhanced Benefit (less any withholding) in the amount set forth on the Allocation Schedule;

(iii)           deliver to the Rightsholders, certificates representing the Initial Rights Payment (as defined herein) (less any withholding) to the Rightsholders in the amounts set forth on the Allocation Schedule;

(iv)           deliver to the Rightsholders receiving Enhanced Benefits, certificates representing the Enhanced Benefits (less any withholding) to certain Rightsholders in the amounts set forth on he Allocation Schedule;

(v)           deliver to the parties identified on Schedule 2.3(c)(v) pursuant to instructions set forth thereon an amount in cash up to a maximum of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Closing Reimbursement”) to cover certain of the Company’s transaction fees and expenses solely and directly related to the Merger (“Company Transaction Expenses”);

(vi)           deliver, or cause to be delivered to Seller the Employment Agreement executed by Parent;

(vii)           deliver to Seller a certificate, duly executed by the corporate secretary of Parent, dated the Closing Date, to the effect that: (A) the copy of the resolutions of the board of directors of Parent, the board of directors or managers, as applicable, of the Merger Subsidiary and Parent, as the sole stockholder or member, as applicable, of the Merger Subsidiary, attached to such certificate with respect to the Merger are true, complete and correct and in effect on the Closing Date and (B) the officer or officers of Parent executing this Agreement and the other documents delivered in connection with the transactions contemplated by this Agreement to be executed and delivered by Parent are incumbent officers and the signatures on this Agreement and such documents are their genuine signatures;

(viii)           deliver to Seller the Registration Rights Agreement executed by Parent; and

(ix)           pay to American Chartered Bank the Pay-Off Amount and deliver to Seller a full and unconditional release of Seller’s personal obligations under the Credit Line, such release to be in form and substance reasonably satisfactory to Seller and Parent.

2.4.           Articles of Incorporation and Bylaws of the Surviving Corporation.

At the Effective Time, (i) the articles of incorporation (the “Articles of Incorporation”) of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to be identical to the Articles of Incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time, until thereafter amended as provided under Illinois Law and such Articles of Incorporation; provided that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: “The name of the corporation is Clarity Communication Systems Inc.”, and (ii) the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (other than any express references to the name of Merger Subsidiary in such bylaws, which shall be amended to refer to the Surviving Corporation) until thereafter amended in accordance with Illinois Law and as provided in the Articles of Incorporation of the Surviving Corporation and such bylaws.

2.5.           Directors and Officers.

The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold such office in accordance with the provisions of Illinois Law and the Articles of Incorporation and bylaws of the Surviving Corporation.  Notwithstanding the above, other than James Fuentes, no current officer or director of the Company as of the date hereof shall remain an officer and/or director of the Company as of and after the Effective Time.

2.6.           Effect on Capital Stock and Rights and Enhanced Benefits.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of capital stock, other securities, Rights or Enhanced Benefits of the Company:

(a)           Treasury Stock.  All shares of capital stock of the Company, if any, held in the Company’s treasury shall be cancelled and cease to exist and no cash or other consideration shall be delivered in exchange therefore.

(b)           Subsidiary and Parent-Owned Stock.  All shares of capital stock of the Company, if any, held by any direct or indirect wholly-owned Subsidiary of the Company shall be cancelled and cease to exist and no cash or other consideration shall be delivered in exchange therefor.  All shares of capital stock of the Company, if any, held by Parent, or any direct or indirect wholly-owned Subsidiary of Parent shall be canceled and cease to exist and no cash or other consideration shall be delivered in exchange therefore.

(c)           Merger Subsidiary Shares.  At the Effective Time, each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation, and all of such shares shall be held by Parent.

(d)           Conversion of Company Securities.  In exchange for the cancellation of shares of Company Common Stock, such shares shall be converted into the right by Seller to receive in the Merger the shares of Parent Common Stock allocated to Seller on the Allocation Schedule (as updated in accordance with the terms hereof) as follows:

(i)           Initial Merger Consideration.  Subject to the conditions to Closing set forth herein, at the Effective Time, Seller shall receive the shares of Parent Common Stock (the “Initial Merger Consideration”) allocated to Seller on the Allocation Schedule (as updated in accordance with the terms hereof) under the heading “Closing Shares”.

(ii)           Contingent Merger Consideration.  Seller shall be eligible to receive future consideration in the Merger (the “Contingent Merger Consideration”) as follows:

(A)           Time-Based.  Subject to the conditions set forth herein, on the first anniversary of the Closing Date, Seller shall receive the shares of Parent Common Stock allocated to Seller on the Allocation Schedule (as updated in accordance with the terms hereof) under the heading “First Time-Based Shares” representing his portion of first time-based shares (the “First Time-Based Shares”) and on the second anniversary of the Closing Date, Seller shall receive the shares of Parent Common Stock allocated to Seller on the Allocation Schedule (as updated in accordance with the terms hereof) under the heading “Second Time-Based Shares” representing his portion of second time-based shares (the “Second Time-Based Shares”).

(B)           Market-Based.  Subject to the conditions set forth herein, Seller shall receive the shares of Parent Common Stock allocated to Seller on the Allocation Schedule (as updated in accordance with the terms hereof) under the heading “Market-Based Shares” representing his portion of shares of Parent Common Stock issuable if the thresholds set forth in this Section 2.6(d)(ii)(B) are met (the “Market-Based Shares”).  Twenty-Five Percent (25%) of Seller’s Market-Based Shares shall become issuable on the first date on which Parent’s Total Equity Market Capitalization first equals or exceeds each of the following thresholds within a three year period from the Closing Date for at least Forty (40) of the Forty-Five (45) consecutive trading days (and such Market-Based Shares shall be issued to Seller within Twenty (20) Business Days of such date):

(1)           One Hundred Twenty-Five Million Dollars ($125,000,000);

(2)           One Hundred Seventy-Five Million Dollars ($175,000,000);

(3)           Two Hundred Twenty-Five Million Dollars ($225,000,000); and

(4)           Two Hundred Seventy-Five Million Dollars ($275,000,000).

(e)           Further Obligations With Respect to Rights and Enhanced Benefits.  Subject to the conditions set forth herein and in Restricted Stock Award Agreements or Phantom Stock Plan/At-Risk Acknowledgements, as applicable, executed by Parent and Rightsholders pursuant to which:

(i)           Subject to the conditions to Closing set forth herein, at the Effective Time, each Rightsholder shall receive at Closing the shares of Parent Common Stock allocated to such Rightsholder on the Allocation Schedule (as updated in accordance with the terms hereof) under the heading “Closing Shares” in satisfaction of a portion of their respective Rights (the “Initial Rights Payments”) in accordance with the Company Rights Plan the number of shares of Parent Common Stock equal to such Rightsholder’s portion of the Initial Rights Payment set forth next to such Rightsholders name on the Allocation Schedule.

(ii)           at Closing, Seller and the Rightsholders listed on the Allocation Schedule shall receive the shares of Parent Common Stock in the amount set forth next to Seller’s and such Rightsholder’s name on the Allocation Schedule (as updated in accordance with the terms hereof) under the heading “At-Risk Shares” in full satisfaction of the Company’s obligation to Seller and such Rightsholder for Enhanced Benefits under the At-Risk Plan. For purposes of valuing the shares to be received by an applicable Rightsholder in satisfaction of Enhanced Benefits, the value of each of such shares of Parent Common Stock shall be equal to the average Market Price of Parent Common Stock for the consecutive ten day trading period ending the second trading day prior to the Closing Date.

(iii)           after Closing, each Rightsholder shall be eligible to receive from Parent contingent Rights payments (“Contingent Rights Payments”) consisting of the Time-Based Shares and the Market-Based Shares allocated to such Rightsholder on the Allocation Schedule (as updated in accordance with the terms hereof) under the headings “Time-Based Shares” and “Market-Based Shares” (respectively) in full satisfaction of the remainder of such Rightsholder’s Rights, which Contingent Rights Payments shall be based on, and subject to, the same time and market capitalization thresholds and related mechanics, as applicable, set forth in Section 2.6(d)(ii).

(f)           Adjustment to Initial Merger Consideration and Rights Payment.  Notwithstanding anything to the contrary herein and unless waived by Parent in its sole discretion, if the amount of total liabilities, except for the Rightsholder Notes, if any, on the Closing Balance Sheet delivered to Parent at Closing as an exhibit to the Financial Statements Certificate pursuant to Section 7.2(l) exceeds One Million Five Hundred Thousand Dollars ($1,500,000), the sum of the number of shares of Parent Common Stock comprising the Initial Merger Consideration and the Initial Rights Payments at Closing shall be reduced on a pro-rata basis among Seller and the Rightsholders by an amount equal to (i) the amount by which such total liabilities exceed One Million Five Hundred Thousand Dollars ($1,500,000), divided by (ii) the average Market Price of Parent Common Stock for the consecutive ten day trading period ending the date immediately prior to the Closing Date.  For the avoidance of doubt, it is understood and agreed that (i) the liabilities set forth on the Closing Balance Sheet shall include the amount outstanding under the Credit Line and (ii) prior to the Closing, the Company shall use the Credit Line to pay the Suspended Salary, including any withholding amounts, portion of the At-Risk Plan in accordance with the terms of this Agreement.

(g)           Cancellation; Right to Consideration/Payments.  All shares of capital stock, other securities of the Company, Rights, and Enhanced Benefits when converted or exchanged as provided in this Article II, shall be retired, shall cease to be outstanding and shall automatically be cancelled, and the holder of a certificate or other instrument evidencing such security of the Company, Rights, or Enhanced Benefits (“Certificate”) that, immediately prior to the Effective Time represented such shares of capital stock, other security of the Company, Rights, or Enhanced Benefits shall cease to have any rights with respect thereto, except the right to receive the Payments, in accordance with Article II, applicable to the shares, other securities, Rights, or Enhanced Benefits represented by such Certificate.  The Payments set forth in this Article II and paid in accordance with the terms herein shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares, other securities, Rights, or Enhanced Benefits, and there shall be no registration of transfers on the records of the Surviving Corporation of any shares of capital stock, other securities of the Company, Rights, or Enhanced Benefits that were outstanding immediately prior to the Effective Time.

(h)           Allocation Schedule.  Attached hereto as Exhibit A is the current draft of the Allocation Schedule based on currently available information.  One Business Day prior to the Closing, the Company shall deliver to Parent an updated Allocation Schedule, which Allocation Schedule shall be updated to reflect (a) the final number of shares under the heading “At-Risk Shares” and (b) the final number of shares of Parent Common Stock to be issued at Closing, the final number of Time-Based Shares and the final number of Market-Based Shares (and, in each case, the related allocations thereof), which numbers and related allocations shall be adjusted to reflect (i) the final number of shares under the heading “At-Risk Shares”, (ii) certain expenses incurred by the Company in connection with the transactions contemplated hereby, (iii) any adjustment pursuant to Section 2.7(f) and (iv) any Rightsholders or Non-Continuing Rightsholder ceasing to be eligible to receive Payments hereunder pursuant to the terms of the Company Rights Plan and/or the At-Risk Plan between the date hereof and the Closing.  Subsequent to the Closing, if Seller or one or more Rightsholders forfeit shares of Parent Common Stock pursuant to the terms hereof, in the case of Seller, or of such Rightsholders’ Restricted Stock Award Agreement, in the case of such Rightsholder, then the Representative shall as soon as reasonably practicable prepare a revised Allocation Schedule reflecting the forfeited shares of Parent Common Stock as well as revised Indemnification Percentages (if applicable).  The Company represents, warrants and agrees that (i) the Allocation Schedule, as updated in accordance with this Section 2.6(h), complies with (and will comply with) and does not (and will not) violate any provision of the Company Charter Documents, the Company Rights Plan, the At-Risk Plan or any other agreement, arrangement or understanding to which the Company and any holder or holders of capital stock, other securities of the Company, Rights or Enhanced Benefits are parties, in each case as in effect as of the Closing Date, and (ii) the Allocation Schedule will be used by Parent and the Representative for all purposes of determining the amounts to which any holder of capital stock, other securities of the Company, Rights, or Enhanced Benefits is entitled with respect to the Payments and each of Parent and the Representative shall be entitled to assume the accuracy of such Allocation Schedule at and after the Closing.

(i)           Exchange Procedures.  As soon as reasonably practicable after execution of this Agreement, the parties hereto shall mutually agree to the exchange procedures in connection with the surrender of Certificates.  Upon surrender of a Certificate or Certificates for cancellation to the Company prior to the Effective Time (who shall deliver such Certificates to Parent), or Parent after the Effective Time or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by Parent, the holder of such Certificate, subject to Section 2.6(j), shall be entitled to receive upon the Effective Time in exchange therefor the portion of the Payments  applicable to the shares of capital stock, other securities of the Company, Rights, or Enhanced Benefits represented by such Certificate as indicated in the Allocation Schedule, as applicable, and upon the Effective Time the Certificate so surrendered shall forthwith be cancelled.  Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the Payments into which such shares of the capital stock, other securities of the Company, Rights, or Enhanced Benefits shall have been so converted.

(j)           Required Withholding.  Notwithstanding anything to the contrary set forth in this Agreement, each of Parent, Merger Subsidiary, the Company, the Surviving Corporation and any of their agents shall be entitled to deduct and withhold from any consideration or other payments deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under Applicable Law and to request any necessary Tax forms, or Tax information, from the holder or former holder of shares of capital stock, other securities of the Company, Rights, Enhanced Benefits or Suspended Salary and any other recipients of payments hereunder.  To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(k)           No Liability.  Notwithstanding anything to the contrary set forth in this Agreement, neither the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of capital stock, other securities of the Company, Rights, or Enhanced Benefits for any amount properly paid to a public official pursuant to any Applicable Laws.

(l)           Adjustments.  The shares of Parent Common Stock issued to Seller and the Rightsholders pursuant to the terms set forth herein shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring between the date hereof and the date on which applicable shares of Parent Common Stock shall vest in accordance with the terms and conditions set forth herein or in such other applicable Transaction Document.

(m)           Acceleration.  If at any time after the Closing Date, and while any Time-Based Shares or Market-Based Shares are unvested and not forfeited, a Change of Control occurs with respect to Parent, then prior to such Change of Control, (i) Parent shall issue to Seller and applicable Rightsholders any Time-Based Shares that have not been issued, and (ii) if the Change of Control would result in a valuation of Parent and its Subsidiaries, determined in good faith by Parent’s board of directors (the “Change of Control Valuation”), that equals or exceeds any of the thresholds set forth in Section 2.6(d)(ii)(B) with respect to the Market-Based Shares, Parent shall issue to Seller and applicable Rightsholders the number of Market-Based Shares that would have been issued to Seller and applicable Rightsholders if Parent’s Total Equity Market Capitalization had equaled the Change of Control Valuation for a period of at least Forty (40) of the Forty Five (45) consecutive days within the three-year period following the Closing Date.

2.7.           At-Risk Plan.

Prior to the Effective Time, the Company shall use the Credit Line to pay the amount of Suspended Salary (including any applicable withholdings for Taxes) then-owing to each beneficiary under the At-Risk Plan as set forth on the Allocation Schedule (as such Allocation Schedule may be updated in accordance with Section 2.6(h)). At the Effective Time, Parent shall issue the shares representing the Enhanced Benefits to the Company on behalf of and for delivery to such individuals and in such amounts as set forth on the Allocation Schedule (as such Allocation Schedule may be updated in accordance with Section 2.6(h)).

2.8.           Further Action.  At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company and Merger Subsidiary, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

2.9.           Reorganization Status.The Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement sets forth a “plan of reorganization” within the meaning of Treas. Reg. §§ 1.368-2(g) and 1.368-3.

2.10.           Rightsholder Notes.  Notwithstanding anything to the contrary contained in this Agreement or in any Transaction Document, it is understood and agreed that (a) any shares of Parent Common Stock received by a Rightsholder pursuant to Section 2.6(e)(i) or Section 2.6(e)(ii) (the “Identified Payments”) shall be deemed to have first been paid to the Company, and then paid by the Company to the applicable Rightsholder in satisfaction of such Rightsholder’s Rightsholder Note, if any, (b) upon the receipt of each of the Identified Payments by such Rightsholder, such Rightsholder’s Rightsholder Note, if any, will be paid in full and the Company shall have no further liability with respect thereto and (c) the Company shall be permitted to issue the Rightsholder Notes and pay off the Rightsholder Notes in connection with the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE COMPANY

The Company, through its officers, director and sole stockholder, represents and warrants to Parent and Merger Subsidiary, including the information disclosed in the disclosure letter (referencing the appropriate section or subsection of this Agreement, as applicable) supplied by the Company to Parent dated as of the date hereof (the “Company Disclosure Letter”), as follows in this Article III.

3.1.           Organization.

(a)           Organization; Good Standing; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under Illinois Law with full corporate power and authority to conduct its business as it is currently being conducted and to own or lease, as applicable, its assets as currently owned or leased.  The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect.

(b)           Charter Documents.  The Company has delivered or made available to Parent a true and correct copy of the articles of incorporation, including all certificates of designation thereto (the “Company Charter”), and bylaws of the Company (the “Company Bylaws”), each as amended and or restated to date (collectively, the “Company Charter Documents”).

(c)           Subsidiaries.  The Company currently has no Subsidiaries and except as set forth in Section 3.1(c) of the Company Disclosure Letter never has had Subsidiaries and does not own or control, directly or indirectly, any equity, participation or similar interest in any Person.

3.2.           Capitalization.

(a)           Capital Stock.  The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock and no other shares of capital stock.  All 1,000 shares of Company Common Stock are issued and outstanding and are beneficially owned by Seller.  All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with federal and state securities laws and are not subject to preemptive rights created by statute, the Company Charter Documents, or any agreement to which the Company is a party or by which it is bound.

(b)           Rights.  The Allocation Schedule sets forth a true, complete and correct list of all Rights issued and outstanding.  Since October 15, 2007 no Rights have been granted to any Person.

(c)           Other Securities.  Except as described in this Section 3.2, as of the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company is a party or by which any of them is bound obligating the Company to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, or other voting securities of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking.  The Company is not in violation of any provisions granting holders of Company securities or Rights preemptive, purchase or similar rights in any of the agreements listed in Section 3.2(c) of the Company Disclosure Letter.  There are no outstanding Contracts of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company.  The Company is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, the Company nor are there any irrevocable proxies, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company.

3.3.           Authority; No Conflict; Necessary Consents.

(a)           Authority.  The Company has all requisite power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Articles of Merger pursuant to Applicable Law.  This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by Parent, and Merger Subsidiary, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law.

(b)           No Conflict.  The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) conflict with or violate any provision of the Company Charter Documents, (ii) conflict with or violate any Applicable Law, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company pursuant to, any Company Material Contract except, in the case of each of the preceding clauses (i), (ii) and (iii) for any conflict, violation, beach, default, impairment, alteration, giving of rights or Lien which would not reasonably be expected to result in a Company Material Adverse Effect or materially and adversely affect the ability of the Company to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of such conflict, violation, beach, default, impairment, alteration, giving of rights or Lien.

(c)           Necessary Consents.  The execution and delivery by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, do not require the Company to obtain any consent, approval or action of, or make any filing with or give notice to, any Person, except (i) as set forth in Section 3.3(c) of the Company Disclosure Letter, (ii) the filing of the Articles of Merger with the Illinois Secretary of State and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business (the “Necessary Governmental Consents”) and (iii) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not be material to the Company or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, waiver, approval, order, authorization, registration, declaration or filing.  Subject to the exceptions set forth in the preceding sentence, Section 3.3(c) of the Company Disclosure Letter provides a list of all Persons, other than Governmental Authorities, whose consent is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby and thereby except as Parent and the Company may mutually agree on alternative timing arrangements.

3.4.           Financial Statements.  The Company has delivered to Parent true, complete and correct copies of the Company’s unaudited balance sheets as of December 31, 2006, 2005 and 2004 and unaudited statements of operations, cash flows and stockholders’ equity of the Company for the years ended December 31, 2006, 2005 and 2004 (the “Financials”) and the unaudited balance sheet of the Company as of September 30, 2007 (the “Company Balance Sheet”) and unaudited statements of operation, cash flows and stockholders’ equity for the nine-month period then ended (the “Interim Financials,” and together with the Financials, collectively, the “Company Financials”). The Company Financials were prepared consistent with past Company accounting practices and present fairly and accurately the financial condition and operating results of the Company as of the dates and for the periods indicated therein in all material respects, and are consistent with the books and records of the Company, subject, in the case of Interim Financials, to year-end audit adjustments and the absence of notes.  The Financials for the year ended December 31, 2006 and the nine-month period ended September 30, 2007 were audited by Grant Thornton, LLP, an independent registered public accounting firm, who will deliver its report to (a) the Company’s Board of Directors prior to Parent’s filing of the preliminary copy of Parent’s Proxy Statement in connection with the Parent Stockholders’ Meeting pursuant to SEC rules, and (b) Parent for inclusion in Parent’s Proxy Statement.  Except as set forth in the Company Financials or any notes thereto, the Company has (i) no liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to any such Company Financials, (B) obligations incurred in the ordinary course of business and not required under United States generally accepted accounting principles (“GAAP”) to be reflected in the Company Financials, and (C) expenses in connection with the negotiation and consummation of the transactions contemplated hereby which, in all cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company and (ii) no Indebtedness (other than the Credit Line and the Seller’s Note).  The Company is not a party to any off-balance sheet transactions that could have a current or future effect upon the Company’s financial condition, cash flows or results of operations.

3.5.           Absence of Certain Changes or Events.  Except as set forth in Section 3.5 of the Company Disclosure Letter, from September 30, 2007 through the date of this Agreement, there has not been, accrued or arisen:

(a)           any Company Material Adverse Effect;

(b)           any acquisition by the Company of, or agreement by the Company to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or other acquisition or agreement to acquire any assets or any equity securities;

(c)           any Contract, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any material joint venture, strategic partnership or alliance;

(d)           any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls except for the Rights, or rights to acquire any such shares or other securities;

(e)           any split, combination or reclassification of any of the Company’s capital stock;

(f)           any granting by the Company, whether orally or in writing, of any increase in compensation or fringe benefits or any payment by the Company of any bonus or any change by the Company of severance, termination or bonus policies and practices or any amendment or entry by the Company into any employment, severance, incentive, termination, indemnification or other agreement, except pursuant to the Company Rights Plan;

(g)           any amendment, termination or consent with respect to any Company Material Contract or, any adoption, amendment or termination of any Company Benefit Plan;

(h)           any termination of employment of any employee of the Company;

(i)           any material change by the Company in its accounting methods (including Tax accounting), principles or practices;

(j)           any making of or change in any Tax election, closing agreement, settlement or compromise of any Tax claim or assessment, extension or waiver of the limitation period applicable to any Tax claim or assessment, or entering into any other agreement or arrangement with respect to Taxes;

(k)           any debt, capital lease or other debt or equity financing transaction by the Company or entry into any agreement by the Company in connection with any such transaction, except for capital lease and receivables financings entered into in the ordinary course of business consistent with past practices which are not individually or in the aggregate material to the Company;

(l)           any sale, lease, mortgage, pledge, license, encumbrance or other disposition of any properties or assets except the sale, lease, mortgage, pledge license, encumbrance or disposition of property or assets which are not material, individually or in the aggregate to the business of the Company other than Company Intellectual Property licenses included in the Company's form customer agreements entered into in the ordinary course for the purchase of Company Products or Services;

(m)           any purchases of fixed assets, spares or other long-term assets other than in the ordinary course of business and in a manner consistent with past practices;

(n)           any revaluation by the Company of any of its assets, including, writing down the value of capitalized inventory, spares, long term or short-term investments, fixed assets, goodwill, intangible assets, deferred tax assets, or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

(o)           any damage, destruction or other casualty loss (whether or not covered by insurance) with respect to any assets that, individually or in the aggregate, are material to the Company;

(p)           any sale, assignment or transfer of any of the Company Intellectual Property other than Company Intellectual Property licenses included in the Company's form customer agreements entered into in the ordinary course for the purchase of Company Products or Services;

(q)           receipt of notice that there has been a loss of, or order cancellation or reduction by, any customer of the Company that has or would result in a Company Material Adverse Effect;

(r)           any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers or directors or any members of their immediate families, other than travel advances made in the ordinary course of its business; or

(s)           any agreement or commitment by the Company to do any of the things described in this Section 3.5(a)-(r).

3.6.           Taxes.

(a)           For purposes of this Agreement:

(i)           “Relevant Group” means any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

(ii)           “Tax” or “Taxes” means all federal, state, local or foreign, net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, transfer, occupation, severance, energy, unemployment, social security, worker’s compensation, capital, premium, or other taxes, assessments, customs, duties, fees, levies, or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

(iii)           “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b)           All Tax Returns required to have been filed by or with respect to the Company have been duly and timely filed, and each such Tax Return correctly and completely reflects liability for Taxes and all other information required to be reported thereon.  All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid.  The Company has adequately provided for liabilities for all unpaid Taxes in the Company Financials, and will so adequately provide in the Company Balance Sheet delivered as an exhibit to the Financial Statements Certificate, which liabilities represent current Taxes not yet due and payable.  The Company has never been a member of a Relevant Group.

(c)           There is no action, audit, dispute or claim currently asserted, or to the Company’s Knowledge, proposed, pending, or threatened against the Company, or any matters under discussion with any Governmental Authority, in respect of any Taxes.  The Company is not the beneficiary of any extension of time within which to file any Tax Return, nor has it made any requests for such extensions.  No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction or that the Company must file Tax Returns in that jurisdiction.  There are no Liens, other than for Taxes not yet due and payable, on any of the stock or assets of the Company with respect to Taxes.

(d)           Since November 1, 2000, the Company has been a validly electing S corporation, within the meaning of Sections 1361 and 1362 of the Code (and for all state and local income Tax purposes).  The Company has not, in the past 10 years, acquired assets from another corporation in a transaction in which the Company’s Tax basis of the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or other property) in the hands of the transferor.  Except as set forth in Section 3.6(d) of the Company Disclosure Letter, the Company has no potential liability for any Tax under Section 1374 of the Code.

(e)           The Company has withheld and timely paid all Taxes required to have been withheld and paid, and has collected and remitted all Taxes (including all sales and use Taxes) required to be collected and remitted, and has complied with all information reporting and backup withholding requirements.

(f)           Section 3.6(f) of the Company Disclosure Letter: (i) lists all federal, state, local, and foreign Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2002, (ii) indicates those Tax Returns that have been audited, and (iii) indicates those Tax Returns that currently are the subject of audit.  The Company has delivered or made available to Parent correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by to the Company since January 1, 2002.  The Company is not subject to a waiver of any statute of limitations in respect of Taxes and is not subject to any extension of time with respect to a Tax assessment or deficiency.

(g)           The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(h)           The Company has not agreed to nor is it required to make by reason of a change in accounting method or otherwise, nor could it be required to make by reason of a proposed change in accounting method by virtue of the transactions contemplated by this Agreement or otherwise, any adjustment under Section 481(a) of the Code.  The Company has not been the “distributing corporation” or the “controlled corporation” with respect to a transaction described in Section 355 of the Code.  The Company has not received (and is not subject to) any private ruling from any taxing authority and has not entered into (and is not subject to) any agreement with a taxing authority.  The Company has not engaged in a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4.

(i)           The Company is not a party to any Tax allocation or sharing agreement.  The Company has no liability for the Taxes of any Person (i) as a transferee or successor, (ii) by Contract, or (iii) any Applicable Law.  The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

(j)           The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, or (iii) closing agreement with a Governmental Authority.

(k)           The Company has complied with all transfer pricing laws, rules, regulations and interpretations thereof by Governmental Authorities including Section 482 of the Code and has engaged in all transactions with Affiliates on arms-lengths terms.

(l)           The Company uses the accrual method of accounting for Tax purposes.

(m)           The Company has not taken, or agreed or failed to take, any action, and does not know of any fact, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.7.           Title to Properties.

(a)           Owned and Leased Properties.  The Company has never owned any real property.  Section 3.7(a) of the Company Disclosure Letter sets forth a separate list of all real property currently leased, licensed or subleased by the Company or otherwise used or occupied by the Company (the “Real Property”), the name of the lessor, licensor, sublessor, master lessor and/or lessee and the date of the lease, license, sublease or other occupancy right and each amendment thereto.  All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event, which with notice or lapse of time, or both, would constitute a default) by the Company, or, to the Company’s Knowledge, by any other party thereto.  The Company currently occupies all of the Real Property for the operation of its business.  No parties other than the Company have a right to occupy any material Real Property, except for subleases described in the Company Disclosure Letter pursuant to which third parties have the right to occupy Real Property.  The Real Property and the physical assets of the Company are, in all material respects, in satisfactory condition and, to the Company’s Knowledge, the Real Property is in compliance, in all materials respects, with Applicable Laws.

(b)           Lease Documents.  The Company has made available to Parent true, complete and correct copies of all current leases, lease guaranties, agreements for the leasing, use or occupancy of, or otherwise granting to the Company a right to occupy the Real Property, including all amendments, terminations and modifications thereof (the “Lease Documents”); and there are no other Lease Documents affecting the Real Property or to which the Company is bound, other than those identified in Section 3.7(a) of the Company Disclosure Letter.

(c)           Title.  The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except (i) as reflected in the Company Balance Sheet, (ii) Liens for Taxes not yet due and payable or delinquent or being contested in good faith by appropriate proceedings for which reserves have been established, (iii) Liens imposed by Applicable Law, such as carrier's, warehousemen's and mechanic liens and other similar Liens, which arise in the ordinary course of business with respect to obligations not yet due, and (iv) easements, covenants, conditions and restrictions and such other imperfections of title and encumbrances, if any, which do not in any material respect detract from the value or interfere with the present use of the property subject thereto or affected thereby and (v) Liens under the Credit Line.  The rights, properties and assets presently owned, leased or licensed by the Company include all rights, properties and assets necessary to permit the Company to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

3.8.           Intellectual Property.

(a)           Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Company Intellectual Property” shall mean any and all Intellectual Property that is owned by, or licensed to, the Company.

“Company Products and/or Services” shall mean all products and services that have been developed by or on behalf of the Company and/or are owned, made, provided, distributed, imported, sold or licensed to third Persons by or on behalf of the Company.

“Company Registered Intellectual Property” shall mean the applications, registrations and filings for Intellectual Property Rights that are owned by the Company or that have been registered, filed, certified or otherwise perfected or recorded with or by any Governmental Authority by or in the name of the Company.

“Intellectual Property” shall mean any or all of the following (i) works of authorship including computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, and records, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) proprietary databases, and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) proprietary tools, methods and processes, (viii) devices, prototypes, schematics, breadboards, netlists, maskworks, test methodologies, verilog files, emulation and simulation reports, test vectors and hardware development tools, and (ix) any and all instantiations of the foregoing in any form and embodied in any medium.

“Intellectual Property Rights” shall mean worldwide common law and statutory rights associated with (i) patents, patent applications and inventors’ certificates, (ii) copyrights, copyright registrations and copyright applications, “moral” rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information (“Trade Secrets”), (iv) trademarks, trade names and service marks, (vi) divisions, continuations, renewals, reissuances, extensions and any foreign equivalents of any of the foregoing (as applicable) and (vii) analogous rights to those set forth above, including the right to enforce and recover remedies for infringement or misappropriation of any of the foregoing.

“Shrink-Wrapped Code” means (a) generally commercially available binary code (other than development tools and development environments) where available for a cost of not more than U.S. $15,000 for a perpetual license for a single user or work station (or $25,000 in the aggregate for all users and work stations), and (b) generally commercially available software programs that are not Company Products and are used internally by the Company in the ordinary course of business.

“Source Code” shall mean computer software and code, in form other than object code form, including, to the extent currently prepared and in existence, any related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.

(b)           No Infringement.  The operation of the business of the Company as it is currently conducted or proposed to be conducted, including the design, development, use, import, branding, advertising, promotion, marketing, licensing, manufacture and sale of any Company Product or Service, has not and does not infringe or misappropriate any copyright, trade secret right, trademark or, to the Company’s Knowledge, any other Intellectual Property Rights of any third Person, or constitute unfair competition or trade practices under the laws of any jurisdiction.

(c)           Notice.  The Company has not received written notice from any third Person claiming that any Company Product or Service or the operation of the business of the Company infringes or misappropriates any Intellectual Property Rights of any third Person or constitutes unfair competition or trade practices under the laws of any jurisdiction, and the Company has no knowledge of any information that would reasonably be expected to result in such a notice. The Company has not received written notice from any third Person challenging the complete and exclusive ownership of or right to use the Company Intellectual Property, or suggesting that any third Person has any claim of legal or beneficial ownership with respect thereto, and the Company has no Knowledge of any information that would reasonably be expected to result in such a notice.  The Company has not received written notice challenging, terminating, amending or affecting the interest of the Company, in the Company Intellectual Property, and the Company has no Knowledge of any information that would reasonably be expected to result in such a notice.

(d)           Employees, Contractors and Confidentiality With Respect to Intellectual Property.  The Company has taken commercially reasonable steps to perfect, maintain and protect the Company Intellectual Property.  Without limiting the foregoing, the Company has implemented a policy requiring each current and former employee, consultant and contractor who develops Company Intellectual Property for the Company to execute agreements to keep the Company’s confidential information confidential and to assign to the Company all right, title and interest in and to, or otherwise provide Company the right to use, all of the Company Intellectual Property and, except as set forth in Section 3.8(d) of the Company Disclosure Letter, all current and former employees, consultants and contractors of the Company that have created any material Company Intellectual Property owned or purportedly owned by the Company have executed such agreements and either: (i) is a party to a “work made for hire” agreement or arrangement under which the Company is deemed to be the original owner/author of all right, title and interest in the Company Intellectual Property; or (ii) has executed a valid, enforceable and irrevocable assignment of or a valid and enforceable agreement to irrevocably assign in favor of the Company all right, title and interest in the Company Intellectual Property.

(e)           Third Party Intellectual Property.  The Company owns all right, title and interest in and to, or otherwise has the right to use, all Intellectual Property used in the Company Products and Services, subject only to the terms of the Contracts set forth on Section 3.8(d) of the Company Disclosure Letter to which the Company is a party and under which the Company has been granted or provided with any rights to Intellectual Property or Intellectual Property Rights by a third party other than as has been granted or provided to the Company in the ordinary course of business consistent with past practices, free and clear of all Liens or claims of others.

(f)           Company Intellectual Property.  Section 3.8(f) of the Company Disclosure Letter lists (i) all Company Registered Intellectual Property; and (ii) all other Company Intellectual Property comprising (A) logos, trade names, trade dress, trademarks or service marks and (B) domain names, web addresses and sites.  The Company is current in (1) the payment of all necessary registration, maintenance and renewal fees owing in connection with such Company Intellectual Property and (2) the filing of documents that are required to be filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of obtaining and maintaining such Company Intellectual Property.  Section 3.8(f) of the Company Disclosure Letter lists all actions, including the making of any payments that need to be taken with the applicable registering governmental agency within 120 days of the date hereof to maintain, renew or preserve the rights of the Company in any of the Company Intellectual Property.  All of the Company Intellectual Property is valid and subsisting.  The Company has not taken or failed to take any action, including with respect to disclosure of information in the application for or prosecution of any Company Intellectual Property that would render such Company Intellectual Property invalid or unenforceable.  No Company Intellectual Property is involved in any interference, reissue, reexamination, opposition or cancellation proceeding or any other material Legal Proceeding of any kind in the United States or in any other jurisdiction.

(g)           No Order.  The Company has not received any written notice that any Company Intellectual Property or Company Product or Service is subject to any proceeding or outstanding decree, order, judgment, settlement agreement, forbearance to sue, consent, stipulation or similar obligation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property or Company Product or Service.

(h)           Open Source.  The Company is not obligated under any of its licenses of Open Source (as defined below) to disclose to any third Person the Source Code for any Company Product or Service that is owned by the Company.  Section 3.8(h) of the Company Disclosure Letter sets forth a list of the Company’s licenses of Open Source.  As used herein, “Open Source” shall mean software that is distributed under conditions that include: (i) licensees of such software being authorized to access, modify and make derivative works of the source code for the software; (ii) licensees of source code of such software not being obligated to maintain the confidentiality of such source code; and (iii) licensees of such software being required, even under limited circumstances, to grant licenses to the source code or derivative works thereof, which licenses include rights under the licensee’s intellectual property or that is licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (2) The Artistic License (e.g., PERL), (3) the Mozilla Public License, (4) the Netscape Public License, (5) the Berkeley software design (BSD) license including Free BSD or BSD-style license, (6) the Sun Community Source License (SCSL), (7) an Open Source Foundation License (e.g., CDE and Motif UNIX user interfaces) and (8) the Apache Server license.

(i)           Source Code.  The Company has not disclosed, delivered or licensed to any third Person, agreed to disclose, deliver or license to any third Person, or permitted the disclosure or delivery to any escrow agent or other third Person of, any Source Code for any Company Product or Service that is owned by the Company (“Company Source Code”).  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by the Company or any third Person acting on its behalf to any third Person of any Company Source Code.  Section 3.8(h) of the Company Disclosure Letter identifies each written Contract pursuant to which the Company has deposited, or is or may be required to deposit, Company Source Code with an escrow agent or any other Person.  The execution of this Agreement or any of the other transactions contemplated by this Agreement will not result in the release from escrow of any Company Source Code.

(j)           Licenses-In.  Other than (i) licenses to Shrink-Wrapped Code, (ii) licenses to Open Source as set forth in Section 3.8(h) of the Company Disclosure Letter and (iii) non-disclosure agreements entered into in the ordinary course of business, Section 3.8(j) of the Company Disclosure Letter lists all written Contracts that are material to the business of the Company to which the Company is a party and under which the Company has been granted or provided any rights to Intellectual Property or Intellectual Property Rights by a third party.

(k)           Customer Information.  The Company has taken commercially reasonable steps to protect the confidentiality of customer contact information, customer correspondence and customer licensing and purchasing histories held by the Company (the “Customer Information”). To the Knowledge of the Company, the Company is in compliance, in all material respects, with the Company’s privacy policies and all Applicable Laws, regulations and Contracts with respect to the use and disclosure of Customer Information and the consummation of the transactions contemplated by this Agreement will not violate such privacy policies, laws, regulations and contracts with respect to such Customer Information.

(l)           Third Person Infringement.  No third Person has been put on written notice by the Company, nor, to Company's Knowledge, are there any facts which would indicate a likelihood that a third Person has, will be, or currently is infringing, misappropriating, diluting or otherwise misusing any of the Company Intellectual Property.  The Company has no Knowledge of any circumstance that would justify the Company’s putting any third Person on such written notice.

3.9.           Restrictions on Business Activities.  Except as set forth in Section 3.9 of the Company Disclosure Letter, the Company is not a party to or bound by any Contract containing any covenant (a) limiting in any respect the right of the Company to engage in any line of business, to make use of any Company Intellectual Property or Company Products or Services or compete with any Person in any line of business, (b) granting any exclusive distribution rights, (c) providing “most favored nations” or other preferential pricing terms for current Company Products and Services or (d) otherwise limiting or restricting the right of the Company to sell, distribute or manufacture any Company Products or Services or Company Intellectual Property or to purchase or otherwise obtain any software, components, parts or subassemblies.

3.10.           Governmental Authorizations.  Each material consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties or assets, or (ii) which is required for the operation of the Company’s business as currently conducted or the holding of any such interest (collectively, “Company Permits”) has been issued or granted to the Company, as the case may be.  Each Company Permit is in full force and effect.  As of the date hereof, no suspension or cancellation of any Company Permit is pending or, to the Knowledge of the Company, threatened.  The Company is in compliance in all material respects with the terms of all Company Permits.

3.11.           Litigation.  Except as set forth in Section 3.11 of the Company Disclosure Letter, there is no Legal Proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its properties or assets (whether real, personal or mixed, tangible or intangible).  There is no investigation or other proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its properties or assets (whether real, personal or mixed, tangible or intangible) by or before any Governmental Authority.  There has not been since January 1, 2003, nor are there currently, any internal investigations or inquiries being conducted by the Company, the Company’s board of directors (or any committee thereof) or, to the Knowledge of the Company, any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues by the Company or any of its directors or officers in their capacities as such.  As of the date of this Agreement, there is no Legal Proceeding pending, or to the Company’s Knowledge, threatened in writing against, relating to or affecting the Company that seeks to restrain or enjoin the consummation of the Merger or seek other relief or remedy related thereto.  The Company is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

3.12.           Compliance with Laws.  The Company has neither been nor is it in violation or default in any material respect of any Applicable Law.  There is no judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company in such a way as has resulted or would reasonably be expected to result in a Company Material Adverse Effect.

3.13.           Environmental Matters.  The Company has never held any material Company Permit issued under Environmental Laws (the “Environmental Permits”) and no such Environmental Permits are required with respect to the Company’s business as it has been and is now conducted.  The Company is now and for the last five years has been in material compliance with all Environmental Laws.  There are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans (i) that have given rise or could reasonably be expected to give rise to any material Liabilities of the Company under any Environmental Laws or (ii) that have required or could reasonably be expected to require the Company to incur any material cleanup, remediation, removal or other response costs (including the cost of coming into compliance with Environmental Laws), investigation costs (including fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), losses, Liabilities, payments, damages (including any actual, punitive or consequential damages under any Environmental Laws or to third parties for personal injury or property damage), civil or criminal fines or penalties, judgments or amounts paid in settlement under Environmental Laws.  The Company has not received any written notice or other written communication: (x) that it is or may be a potentially responsible Person or otherwise materially liable in connection with any waste disposal site or other location allegedly containing any Hazardous Substances; (ii) of any failure by it to materially comply with any Environmental Laws; or (iii) that it is requested or required by any Governmental Authority to perform any material investigatory or remedial activity or other action in connection with any actual or alleged release of Hazardous Substances or any other Environmental Matters.

3.14.           Brokers’ and Finders’ Fees. Except as set forth in Section 3.14 of the Company Disclosure Letter, the Company has not (i) incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, nor (ii) entered into any indemnification agreement or arrangement with any Person in connection with this Agreement and the transactions contemplated hereby.

3.15.           Related Party Transactions.  Except as set forth in Section 3.15 of the Company Disclosure Letter, neither the Company nor, to the Company’s Knowledge, any director, officer or Affiliate of the Company owns, nor to the Company’s Knowledge, any immediate family member of a director, officer or Affiliate of the Company owns, directly or indirectly, any interest in any corporation or other business that engages in a business similar or competitive to the business of the Company, other than ownership of one percent (1%) or less of the outstanding equity securities of a publicly-traded company.  Section 3.15 of the Company Disclosure Letter describes all Related Party Transactions.

3.16.           Employee Benefit Plans and Compensation.

(a)           Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Company Benefit Plan” means any Plan established, sponsored or maintained by the Company or any ERISA Affiliate thereof, to which the Company or any of its ERISA Affiliates contributes or is obligated to contribute to or with respect to which the Company or any of its ERISA Affiliates has any Liability.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, as to any person, any trade or business, whether or not incorporated, which together with such person would be deemed, at any time through the Closing Date, a single employer within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation or holiday pay, day or dependent care, legal services, cafeteria, life, health, accident, sickness, disability, workmen’s compensation, medical, life, dental or other insurance, severance, separation or other employee benefit, fringe benefit, plan, program, trust, contract, practice, policy or arrangement of any kind, whether written or oral, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA whether or not in the nature of formal or informal understandings and whether or not included in or described in any employment manual or handbook.

(b)           Section 3.16(b) of the Company Disclosure Schedule is a current, correct and complete list of all Company Benefit Plans.

(c)           The Allocation Schedule sets forth a current, correct and complete list of all Rightsholders to whom the Company owes Suspended Salary and/or Enhanced Benefits under the At-Risk Plan and sets forth next to such Rightsholder’s name the amount of Suspended Salary and/or Enhanced Benefits owed by the Company to such Rightsholder.

(d)           All the Company Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other Applicable Laws.  All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Company Benefit Plans have been timely filed or delivered.  There have not been any “prohibited transactions” (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) involving any of the Company Benefit Plans that could subject the Company or any of its ERISA Affiliates to any material penalty or tax.

(e)           Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and exempt.  Any such Internal Revenue Service determination remains in effect and has not been revoked.  Nothing has occurred that is reasonably likely to adversely affect such qualification or exemption, or result in the imposition of an excise, income or unrelated business income taxes under the Code or ERISA with respect to any such Company Benefit Plan.

(f)           The Company and its ERISA Affiliates do not sponsor, participate in or contribute to, and have not in the past sponsored, participated in or contributed to, and have no current or contingent obligation with respect to:  (i) any defined benefit pension plan subject to Title IV of ERISA, (ii) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) any plan or arrangement that provides medical benefits, death benefits or other welfare benefits following cessation of employment, except to the extent required by Part 6 of Title I of ERISA or any similar Applicable Law, or (iv) any “welfare benefit fund” (within the meaning of Section 419 of the Code).  Without limiting the generality of any other provision of this Agreement, there exists no Lien on any asset of the Company or any Subsidiary of the Company arising under Section 412(n) of the Code or Section 4068 of ERISA.

(g)           The Company has delivered or made available to Parent current, correct and complete copies of the following documents: (i) all plan documents, amendments and trust agreements relating to each Company Benefit Plan; (ii) the most recent annual and periodic accountings of plan assets relating to each Company Benefit Plan; (iii) the most recent Internal Revenue Service determination or notification letter for each Company Benefit Plan that is an “employee pension benefit plan” (as that term is defined in ERISA Section 3(2)) and a list identifying any amendment not covered by such determination or notification letter; (iv) annual reports filed on Form 5500 (including accompanying schedules) for each Company Benefit Plan for the last three (3) years, if such reports were required to be filed; (v) the current summary plan description, if any is required by ERISA, for each Company Benefit Plan; (vi) all insurance contracts, annuity contracts, investment management or advisory agreements, administration contracts, service provider agreements, audit reports, fidelity bonds and fiduciary liability policies relating to any Company Benefit Plan; and (vii) all material written correspondence with any Governmental Authority relating to any Company Benefit Plan.

(h)           To the Company’s Knowledge, all written communications regarding each Company Benefit Plan by the Company or by an Employee or agent of the Company reflect and have always reflected accurately the material terms of that Company Benefit Plan.

(i)           There are no pending or, to the Company’s Knowledge, threatened claims by or on behalf of any Company Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any Company Benefit Plan, alleging any violation of ERISA or any other Applicable Laws with respect to Company Benefit Plans, or claiming payments (other than benefit claims made in the ordinary course of the operation of such plans), nor is there, to the Company’s Knowledge, any basis for such claim.  No Company Benefit Plan is the subject of any pending (or, to the Company’s Knowledge, any threatened) investigation or audit by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other regulatory agency, foreign or domestic.

(j)           All required payments and contributions under the Company Benefit Plans, including the payment of all insurance premiums, have been timely made.  All such payments and contributions have been fully deducted by the Company for federal income tax purposes.  Such deductions have not been challenged or disallowed by any Governmental Authority and the Company has no reason to believe that such deductions are not properly allowable.  The Company and its ERISA Affiliates have not incurred any Liabilities for any tax, excise tax, penalty or fee with respect to any Company Benefit Plan, and no event has occurred and no circumstance exists or has existed that could give rise to any such Liabilities.

(k)           Except for the distribution of Payments to satisfy the Company’s obligations under the Company Rights Plan and the At-Risk Plan, the execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment, acceleration, vesting or increase in benefits with respect to any current or former employee or other service provider of the Company or its ERISA Affiliates.

(l)           The execution of and performance of the transactions contemplated by this Agreement (either alone or upon the occurrence of any subsequent event) will not cause any payment or benefit to constitute a “parachute payment” within the meaning of Section 280G of the Code.

(m)           There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year of the Company ending immediately prior to the date hereof.  Each Company Benefit Plan may be terminated, with thirty (30) days or less prior notice, by the Company in its sole discretion.

(n)             The Company and its ERISA Affiliates do not maintain (and have not maintained), and are not (and have not been) a party to, any plan, agreement or arrangement that could cause (or has caused) any employee or service provider to become subject to any Tax under Section 409A of the Code.

3.17.           Contracts.

(a)           Material Contracts.  For purposes of this Agreement, “Company Material Contract” shall mean any of the following to which the Company is a party or by which it or its assets are bound:

(i)           any agreement, understanding or other arrangement pursuant to which the Company has continuing obligations to jointly develop any Intellectual Property or Intellectual Property Rights that will not be owned, in whole or in part, by the Company;

(ii)           any agreement, understanding or other arrangement granting, licensing, sublicensing or otherwise transferring any Intellectual Property Rights of the Company other than Company Intellectual Property licenses included in the Company's form customer agreements entered into in the ordinary course for the purchase of Company Products and Services, or to which the Company is a party and pursuant to which the Company licenses, purchases or acquires any Intellectual Property (including any parts, supplies and components) that is material to the design, manufacture or support of the Company Products and Services;

(iii)           any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements relating to the borrowing of money or extension of credit;

(iv)           all employment and consulting agreements to which the Company is a party;

(v)           any material settlement agreement entered into within three years prior to the date of this Agreement or under which the Company has outstanding obligations;

(vi)           any agreement, understanding or other arrangement, or group of agreements, understandings or other arrangements with a Person (or group of affiliated Persons), the termination or breach of which could reasonably be expected to have an adverse effect on any Company Product or Service or otherwise have a Company Material Adverse Effect;

(vii)           all of the Company’s agreements with Significant Customers and any other agreements, understanding or arrangements providing for obligations (contingent or otherwise) of, or payments to, the Company of $25,000 or more within a 12-month period.

(viii)           any written arrangement concerning noncompetition (other than the Company’s standard form of nonsolicitation and non-competition agreement with its employees);

(ix)           any material agreement, understanding or other arrangement involving the grant of rights to manufacture, produce, assemble, license, market, or sell Company Products and/or Services to any other person; or

(x)           any agreement, understanding or other arrangement which affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell Company Products and/or Services.

(b)           Schedule of Material Contracts.  Section 3.17(b) of the Company Disclosure Letter sets forth a list of all Company Material Contracts to which the Company is a party or by which any of them is bound as of the date hereof which are described in Section 3.17(a).  True, complete and correct copies of all Company Material Contracts have been provided, or made available, to Parent.

(c)           No Default/No Conflict.  All Company Material Contracts are valid and in full force and effect, and enforceable in accordance with their terms, assuming due execution by the other parties thereto, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law.  The consummation of the transactions contemplated by this Agreement will neither violate nor by their terms result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, such Company Material Contracts, subject to obtaining any consents and approvals as are set forth in Section 3.17(c) of the Company Disclosure Letter.  The Company is in material compliance with, and has not materially breached any term of any Company Material Contracts or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a material default under the provisions of any such Company Material Contract and, to the Company’s Knowledge, all other parties to such Company Material Contracts are in compliance with, and have not materially breached any term of, such Company Material Contracts.  Following the Closing Date, and subject to obtaining any consents and approvals as are set forth in Section 3.17(c) of the Company Disclosure Letter, the Surviving Corporation will be permitted to exercise all of the Company’s rights under all Company Material Contracts to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

(d)           Transaction. Neither this Agreement nor the transactions contemplated by this Agreement, including any assignment to Merger Subsidiary or the Surviving Corporation by operation of law as a result of the Merger of any Company Material Contracts, will result in Parent, any of its Subsidiaries or the Surviving Corporation being obligated under such Company Material Contracts to pay any royalties or other material amounts, or offer any discounts, to any third party in excess of those payable by, or required to be offered by, the Company or any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby, subject to obtaining any consents and approvals required to be obtained in connection with any such written contracts and agreements.

3.18.           Insurance.  Section 3.18 of the Company Disclosure Letter sets forth a list of all material insurance policies, including worker’s compensation, title, fire, general liability, fiduciary liability, directors’ and officers’ liability, malpractice liability, theft and other forms of property and casualty insurance held by the Company.  Each of the insurance policies set forth in Section 3.18 of the Company Disclosure Letter is in full force and effect.  To the Company’s Knowledge, there is no existing default or event which, with the giving of notice, lapse of time or both, would constitute a default, by any insured under any policy listed in Section 3.18 of the Company Disclosure Letter, except where the existence of such default would not be reasonably likely to be material to the Company.  All premiums and other amounts due on such policies have been paid, and the Company has complied in all material respects with the provisions of such policies.  The Company has reported to its insurers all claims and pending circumstances that could potentially result in a claim, except where the failure to report such a claim would not be reasonably likely to be material to the Company.

3.19.           Accounts Receivable.  The Company has delivered or made available to Parent a list of all accounts receivable of the Company as of September 30, 2007, together with a range of days elapsed since invoice.  All of the Company’s accounts receivable arose in the ordinary course of business, are carried at values determined in a manner consistent with the Company’s past accounting practices, and are reasonably believed by the Company to be collectible except to the extent of reserves therefor set forth in the Company Financials, or, for receivables arising subsequent to September 30, 2007, as reflected on the books and records of the Company.  No Person has any Lien on any of the Company’s accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of the Company’s accounts receivable.

3.20.           Warranties; Products Liability.  The Company has not incurred any material expenses not reflected in the Company Financials in connection with any claims made by customers under the Company’s obligations under their guaranty, warranty, right of return and indemnity provisions during each of the last three fiscal years and the interim period covered by the Company Financials; and to the Company’s Knowledge, there is no reason why a material amount of any such expenses would be incurred in the future.  During the last three fiscal years and the interim period covered by the Interim Company Financials, the Company has not incurred any material liability arising out of any injury to any individual or property as a result of the ownership, possession, or use of any product or service manufactured, sold, leased or delivered by the Company.

3.21.           Customers.  Section 3.21 of the Company Disclosure Letter lists the customers who, in the Company’s twelve months ended September 30, 2007, were the ten (10) largest customers, as measured by gross revenue, of the Company (each, a “Significant Customer”).  The Company does not intend to (a) terminate its relationship or any Contract between any Significant Customer and the Company, (b) stop, or materially decrease the rate of supplying products or services to such Significant Customer, or (c) seek the exercise of any remedy against any such Significant Customer.  The Company has no Knowledge of any intent on the part of a Significant Customer to (a) terminate its relationship or any Contract between such Significant Customer and the Company, (b) stop, or materially decrease the rate of buying products or services (in each case, as measured against the Significant Customer’s historical rate of buying products or services since January 1, 2004) from the Company, (c) refuse to pay any amount due from such Significant Customer to the Company, (d) return products of the Company, or (e) seek the exercise of any remedy against the Company.  The Company has not within the past year been engaged in a material dispute with any Significant Customer.

3.22.           Suppliers.  Section 3.22 of the Company Disclosure Letter lists the suppliers who, in the nine months ended September 30, 2007, were the ten (10) largest suppliers of goods and services to the Company, based on amounts paid by the Company to such suppliers (each, a “Significant Supplier”).  The Company has no Knowledge that any Significant Supplier intends to (a) terminate any Contract between such Significant Supplier and the Company, (b) stop, or materially decrease the rate of supplying products or services (in each case, as measured against such Significant Supplier’s historical rate of supplying products or services since January 1, 2004) to the Company, or (c) seek to exercise any remedy against the Company.  The Company has not within the past year been engaged in a material dispute with any Significant Supplier.

3.23.           Labor and Employment.  Employee List.  Section 3.23(a) of the Company Disclosure Letter contains a complete list of each Employee of the Company as of the date hereof, including the following information for each Employee of the Company:

(i)           job title;

(ii)           annual base salary and gross earnings for calendar years 2005, 2006 and estimated base salary and gross earnings for 2007;

(iii)           incentives paid in 2005, 2006 and an estimate for incentives paid in 2007;

(iv)           date of hire;

(v)           credited years of service;

(vi)           employment status (active or on a leave of absence);

(vii)           employment category (full time or part time); and

(viii)           employee FLSA classification (exempt or non-exempt) and hourly rate for non-exempt employees.

(b)           Nature of Employment.  All of the Employees of the Company identified in Section 3.23(b) of the Company Disclosure Letter are employees at-will except as otherwise specifically noted.  Section 3.23(b) of the Company Disclosure Letter also sets forth the same information with respect to calendar years 2005 and 2006 as well as the names of each person classified as an independent contractor (full or part-time) by the Company from during such years as well as since January 1, 2007, and each such independent contractor’s start date, current or former position, and gross earnings for calendar years 2005, 2006 and estimated gross earnings for 2007.  Section 3.23(b) of the Company Disclosure Letter also sets forth the name of each Person whose employment or engagement as an independent contractor was terminated by the Company in calendar years 2005 through 2007 and the reason(s) for such termination.

(c)           Collective Bargaining Arrangements.  There are no labor or collective bargaining agreements to which the Company is a party; there is no union or labor organization that is certified or recognized as the collective bargaining representative for any employees of the Company; no union organizing activities have taken place since January 1, 2005; no unfair labor practice charges or representation petitions have been filed with the National Labor Relations Board, or similar local agency, against or with respect to Employees or independent contractors of the Company, and to the Company’s Knowledge, the Company has not received any notice or communication reflecting an intention or a threat to file any such complaint or petition.  There are not, and in the preceding twelve (12) months have not been any labor disputes, strikes, work stoppages, work slowdowns or lockouts, or concerted activity by any Employee or independent contractor of the Company and none are expected.

(d)           Notice of Termination.  No Employee of the Company has given notice of intent to terminate employment if the transactions contemplated by this Agreement are completed.  There have not been any “plant closings” or “mass layoffs”(as those terms are defined in the Worker Adjustment and Retraining Notification Act, (hereinafter the “WARN Act”), by the Company that would create any obligations or liabilities under the WARN Act, or any similar state, local or foreign law requiring notice in connection with plant closings, mass layoffs or terminations of employment.  The Company has properly paid its employees and withheld all amounts required by law or agreement to be withheld by it from wages, salaries and other payments to its Employees and is not liable for any arrears of wages, overtime, or any taxes or penalties for failure to comply with applicable law.  The Company has properly treated all independent contractors who have rendered services to it as non-employees for all federal, state, local and foreign tax purposes, as well as all ERISA and employee benefits purposes.  There has been no determination by any Governmental Authority that any independent contractor is an employee of the Company.

(e)           Discrimination Claims; Employee Complaints.  Since January 1, 2005, the Company has not discharged, demoted, suspended, threatened, harassed or in any other manner retaliated or discriminated against any employee (i) who had previously submitted to his or her supervisor or anyone else in a position of authority with the Company any written or oral complaint, concern or allegation regarding any alleged unlawful or unethical conduct by the Company or its employees relating to accounting, internal accounting controls, auditing matters, or other conduct relating to statutorily protected conduct of employees or (ii) who has provided information to, or otherwise assisted any investigation by, any law enforcement, regulatory or other governmental authority or a member of the United States Congress.  Since January 1, 2005, no employee of the Company (x) has submitted to his or her supervisor or to someone else in a position of authority any written or oral complaint, concern or allegation regarding any alleged unlawful or unethical conduct by the Company or its employees relating to accounting, internal accounting controls or auditing matters or other conduct relating to statutorily protected conduct of employees or (y) to the Knowledge of the Company, has provided information to, or otherwise assisted any investigation by, any law enforcement, regulatory or other governmental authority or a member of the United States Congress related to the Company.

3.24.           Export Control Laws.  To the Company’s Knowledge, the Company has at all times conducted its export transactions in all material respects in accordance with (i) all applicable U.S. export and re-export controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and (ii) all other applicable import/export controls in other countries in which the Company conducts business.  To the Company’s Knowledge, the Company has obtained all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Authority required for (i) the export and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”).  The Company is in material compliance with the terms of all applicable Export Approvals.  There are no pending or, to the Company’s Knowledge, threatened claims against the Company with respect to such Export Approvals, and no Export Approvals for the transfer of export licenses to Parent or the Surviving Corporation are required.  To the Company’s Knowledge, there are no actions, conditions or circumstances pertaining to the Company’s export transactions that may give rise to any future claims.

3.25.           Foreign Corrupt Practices Act.  To the Company’s Knowledge, the Company (including any of their officers, directors, agents, distributors, employees or other Person associated with or acting on their behalf) has not, directly or indirectly, taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or Applicable Law with respect to anti-bribery in any jurisdiction other than the United Sates (collectively, the “FCPA”), used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly.

3.26.           Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company.

3.27.           Change of Control; Severance; Bonus Payments.  Except for the Company Rights Plan and the At-Risk Plan, the Company is not a party to any agreement that would require any change of control, acceleration of any vesting of options, warrants or other instruments with vesting provisions, severance or bonus or other payment in connection with the consummation of the Merger and the consummation of the transactions contemplated by this Agreement.

3.28.           Financial Projections.  Subject to Section 4.8, the financial projections provided by the Company were prepared by the Company in good faith based on assumptions that management believes were reasonable at the time of such financial projections.  As of the date hereof, to the Knowledge of the Company, there are no facts that have come to the attention of any officer or Key Employee of the Company since the date of the financial projections provided by Company which would result in a Company Material Adverse Effect.

3.29.           Books and Records.  The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company’s shareholders, board of directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.  The books and records of the Company accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

3.30.           Tax Advice.  Seller, for himself and as Representative, understands, represents and warrants that (1) neither Parent nor Merger Subsidiary, nor any of their agents, has advised him regarding his Tax liability or the Tax liability of the Rightsholders in connection with the transactions contemplated by this Agreement, and (2) he has reviewed with his own Tax advisors the Tax consequences of the transactions contemplated by this Agreement and is relying solely on such advisors for such advice.

3.31.           Disclosures.  No statement contained in the Disclosure Letter or any other document, certificate or other instrument required to be delivered as a condition to Closing by or on behalf of the Company or Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to the Company, including the information disclosed in the disclosure letter (referencing the appropriate section or subsection of this Agreement, as applicable) supplied by Parent to the Company dated as of the date hereof (the “Parent Disclosure Letter”) as follows:

4.1.           Organization; Good Standing; Capitalization of Merger Subsidiary.  Each of Parent and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with full corporate power and authority to conduct its business as it is currently being conducted and to own or lease, as applicable, its assets.  True and complete copies of the governing documents of Merger Subsidiary, as in effect as of the date of this Agreement, have previously been made available to the Company.  Parent is the legal and beneficial owner of 1,000 shares of common stock of Merger Subsidiary, which shares constitute all of the issued and outstanding capital stock of Merger Subsidiary.  Merger Subsidiary was recently formed by Parent solely for the purpose of effecting the Merger and the other transactions contemplated by this Agreement.  Except as contemplated by this Agreement, Merger Subsidiary does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger and the other transactions contemplated by this Agreement.

4.2.           Authority; No Conflict; Necessary Consents.

(a)           Authority.  Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution and delivery by each of Parent and Merger Subsidiary of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary and no other action is required on the part of Parent and Merger Subsidiary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Articles of Merger pursuant to Illinois Law.  This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming due execution and delivery of this Agreement by the Company, constitutes the valid and binding obligations of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law.

(b)           No Conflict.  The execution and delivery by Parent and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or violate any provision of the certificate of incorporation, Articles of Incoporation or bylaws of either Parent or Merger Subsidiary, (ii) conflict with or violate any Applicable Law or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s or Merger Subsidiary’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or Merger Subsidiary pursuant to, any contract filed with the SEC in Parent’s filed SEC reports pursuant to Item 601(b)(10) of Regulation S-K of the SEC; except, in the case of each of the preceding clauses (i), (ii) and (iii) for any conflict, violation, beach, default, impairment, alteration, giving of rights or Lien which would not reasonably be expected to materially and adversely affect the ability of Parent or Merger Subsidiary to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of such conflict, violation, beach, default, impairment, alteration, giving of rights or Lien.

(c)           Necessary Consents.  Except as set forth in Section 4.2(c) of the Parent Disclosure Letter, no consent, waiver, approval, order, authorization, registration, declaration or filing with any Governmental Authority, or any Person, is required to be made or obtained by Parent or Merger Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not be material to Parent and Merger Subsidiary taken as a whole or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, waiver, approval, order, authorization, registration, declaration or filing.

4.3.           Capitalization.  As of the date of this Agreement, the authorized capital stock of Parent consists of 250,000,000 shares of common stock, par value $0.001 per share.  At the close of business on September 30, 2007, 200,508,315 shares of Parent Common Stock were issued and outstanding.  Except as set forth in Section 4.3 of the Parent Disclosure Letter, as of the close of business on September 30, 2007, no shares of capital stock of Parent were issued, reserved for issuance or outstanding.  All issued and outstanding shares of capital stock of Parent have been, and all shares of the capital stock of Parent that may be issued pursuant to the exercise of outstanding options will be, issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.

(b)           Parent is the legal and beneficial owner of 1,000 shares of common stock of Merger Subsidiary, which shares constitute all of the issued and outstanding capital stock of Merger Subsidiary.  Merger Subsidiary was recently formed by Parent solely for the purpose of effecting the Merger and the other transactions contemplated by this Agreement.  Except as contemplated by this Agreement, Merger Subsidiary does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger and the other transactions contemplated by this Agreement.

4.4.           Availability of Funds.  At Closing, Parent will have sufficient cash funds or sufficient borrowing capabilities under existing borrowing facilities or loan commitments which are sufficient to enable it to consummate the transactions contemplated hereby.

4.5.           Litigation.  As of the date of this Agreement, there is no Legal Proceeding pending, or the knowledge of Parent, threatened in writing against, relating to or affecting Parent or Merger Subsidiary that seeks to restrain or enjoin the consummation of the Merger or seek other relief or remedy related thereto.  Neither Parent nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

4.6.           SEC Filings.  Except as set forth in Section 4.6 of the Parent Disclosure Letter, Parent has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the AMEX (collectively, the “Parent SEC Reports”).  Each Parent SEC Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act, and the AMEX, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)           Each of the financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the financial position of Parent as at the respective dates thereof, and results of operations, stockholders’ equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

(c)           Since the filing of Parent’s last Quarterly Report on SEC Form 10-Q, there have been no SEC or AMEX inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened with respect to Parent.

4.7.           Brokers’ and Finders’ Fees. Except as set forth in Section 4.7 of Parent’s Disclosure Letter, Parent and Merger Subsidiary have not (a) incurred, nor will it or they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, nor (b) entered into any indemnification agreement or arrangement with any Person in connection with this Agreement and the transactions contemplated hereby.

4.8.           Parent’s and Merger Subsidiary’s Acknowledgement Regarding Forward-Looking Statements.  Parent and Merger Subsidiary acknowledge that (a) except as set forth in Section 3.28, neither the Company nor any of its directors, officers, employees, agents or advisors makes or is deemed to have made hereunder any representation or warranty, express or implied, of any kind whatsoever concerning the accuracy or completeness of any financial projections or other forward-looking financial information concerning the Company, (b) there are uncertainties inherent in attempting to make any such financial projections or other forward-looking financial information concerning the Company, and (c) actual results of operations may differ materially from any such financial projections or other forward-looking financial information concerning the Company.

4.9.           Compliance with Laws.

Except as otherwise provided herein, neither Parent nor Merger Subsidiary are in violation or default in any material respect of any Applicable Law.  There is no judgment, injunction, order or decree binding upon Parent or Merger Subsidiary which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or Merger Subsidiary that would be material to Parent and Merger Subsidiary taken as a whole or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, waiver, approval, order, authorization, registration, declaration or filing.

4.10.           Issuance of Shares.

Subject to the approval of Parent’s stockholders in accordance with the terms of this Agreement, the Parent Common Stock to be issued to Seller and the Rightsholders hereunder has been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all Liens.

ARTICLE V

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

5.1.           Conduct of Business by the Company Prior to Closing.  Except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, or as required by Applicable Law, or to the extent that Parent shall otherwise consent in writing, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to Article VIII or the Effective Time, the Company shall carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in material compliance with all Applicable Laws, pay its debts and Taxes when due, pay or perform other material obligations when due, and use commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization, keep available the services of its present executive officers and Employees and consultants, and preserve its relationships with its Employees, consultants, customers, suppliers, licensors, licensees, lessors and others with which it has significant business dealings.  The Company also shall as promptly as reasonably practicable notify in writing Parent of any event or condition which could reasonably be expected to lead to a Company Material Adverse Effect.  Without limiting the generality of the foregoing and subject to the exceptions set forth in Section 5.1 of the Company Disclosure Letter, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to Article VIII or the Effective Time, the Company shall not do any of the following:

(a)           Enter into any new line of business material to the Company;

(b)           Declare, set aside or pay any dividends on or make any other distributions in respect of any capital stock, or combine, split or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(c)           Authorize for issuance, issue, deliver, sell, pledge or otherwise encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights (including stock appreciation rights or phantom stock rights), rights to purchase or otherwise) any securities of the Company or rights to acquire such securities, or enter into any other agreements or commitments of any character obligating it to issue any such securities or rights, or enter into any amendment of any term of any currently outstanding securities of the Company or rights to acquire such securities;

(d)           Purchase, redeem or otherwise acquire or offer to redeem, purchase, or otherwise acquire, directly or indirectly, any securities of the Company;

(e)           Cause, permit or propose to adopt any amendments to Company Charter Documents;

(f)           Adopt or implement any stockholder rights plan, “poison pill,” or other anti-takeover plan, arrangement or mechanism that, in each case, is applicable to Parent or Merger Subsidiary or the transactions contemplated by this Agreement;

(g)           Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or purchasing a material portion or all of the assets of, or by any other manner, any business or any Person or any division thereof, or otherwise acquire or agree to acquire any assets that are or are expected to be material, individually or in the aggregate, to the business of the Company, or solicit or participate in any negotiations with respect to any of the foregoing;

(h)           Enter into, modify or amend in a manner materially adverse to the Company, or terminate any Company Material Contract or waive, release or assign any material rights or claims thereunder, in each case, in a manner materially adverse to the Company;

(i)           Enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any material joint venture, strategic partnership or alliance;

(j)           Sell, lease, license, mortgage, pledge, encumber or otherwise dispose of any properties or assets except for the sale, lease, license, encumbrance or disposition of property or assets that are not material, individually or in the aggregate, to the business of the Company, in each case, in the ordinary course of business and in a manner consistent with past practices, including with respect to the terms and conditions of any such sale, lease, license, encumbrance or other disposition;

(k)           With the exception of the Merger, adopt a plan of complete or partial liquidation dissolution, merger, consolidation, recapitalization, reorganization, or other restructuring of the Company, or organize or form any subsidiary or similar entity over which the Company shall have control;

(l)           Except as required by this Agreement, incur, assume or prepay any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for, any such indebtedness of another Person, guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practices;

(m)           Make any payments, loans, extensions of credit or financing, advances or capital contributions to, or investments in, any other Person, other than (i) employee loans, advances, or payments for bona fide travel and entertainment expenses reimbursement made in the ordinary course of business consistent with past practices or (ii) extensions of credit or financing to, or extended payment terms for, customers made in the ordinary course of business consistent with past practices;

(n)           Sell, transfer or lease any properties or assets (whether real, personal or mixed, tangible or intangible) to, or enter into any contract, arrangement or understanding with or on behalf of, any officer, director or employee of the Company or any Affiliate of any of the Company, or any business entity in which the Company or any such Affiliate, or any relative of any such Person, has any material, direct or indirect interest;

(o)           Commit any capital expenditure or expenditures in excess of $10,000 in the aggregate above the capital expenditures set forth in the Company’s fiscal 2007 budget forecasts.

(p)           Except as required by changes in GAAP or Applicable Law requirements, and as concurred by Parent’s independent auditors, (i) make any change in the Company’s methods or principles of accounting or (ii) revalue any of the Company’s assets, including writing down the value of inventory or writing-off notes or accounts receivable;

(q)           (i) Fail to file on a timely basis, including allowable extensions, with the appropriate Governmental Authorities, all Tax Returns required to be filed, (ii) fail to timely pay or remit (or cause to be paid or remitted) any Taxes due in respect of such Tax Returns, (iii) adopt or change any accounting method in respect of Taxes, (iv) enter into any agreement or arrangement, or settle or compromise any claim or assessment in respect of, Taxes, or make or change any election with respect to Taxes, (v) file any amended Tax Return or (vi) consent to any extension or waiver of the statutory period of limitations period applicable to any claim or assessment in respect of Taxes;

(r)           Commence, settle or compromise any pending or threatened Legal Proceeding, or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability, obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise) by or against the Company or relating to any of its businesses, properties or assets (whether real, personal or mixed, tangible or intangible), other than the settlement, compromise, payment, discharge or satisfaction of Legal Proceedings, claims or other Liabilities (i) reflected or reserved against in full in the Company Financials or (ii) the settlement, compromise, discharge or satisfaction of which does not include any obligation (other than the payment of money) to be performed by the Company following the Effective Time and that does not involve the payment, individually or in the aggregate, of an amount exceeding $10,000;

(s)           Except as required by Applicable Law or any contract or agreement currently binding on the Company, (i) adopt, amend, modify, or increase in any manner the amount of compensation or fringe benefits of, pay or grant any bonus, change of control, severance or termination pay to any officer, Employee or director of the Company, (ii) adopt or amend in any manner, any Company Benefit Plan, including without limitation the Company Rights Plan, (iii) fail to make any required contribution to any Company Benefit Plan, (iv) make any contribution, other than regularly scheduled contributions, to any Company Benefit Plan, (v) authorize cash payments in exchange for any benefits or Rights, (vi) allocate bonus awards under a Company Benefit Plan in a manner or amount not consistent with past practices, (vii) enter into or amend any employment agreement, arrangement or understanding with any Employee or director or any indemnification agreement or arrangement with any Employee or director, (viii) enter into any collective bargaining or amend or extend any existing collective bargaining agreement, or (ix) hire any employees or retain any consultant other than in the ordinary course of business consistent with past practices or hire, elect or appoint any officers or directors;

(t)           (i) Grant any exclusive rights with respect to any Company Intellectual Property, (ii) divest any Company Intellectual Property, except if such divestiture or divestures, individually or in the aggregate, are not material to the Company, (iii) enter into any material contract, agreement or license that adversely affects, or could reasonably be expected to adversely affect, any patents or applications therefor, in each case, of the Company or any Affiliate of the Company, or (iv) abandon or permit to lapse any rights to any United States patent or patent application;

(u)           Enter into any contract, agreement, arrangement or understanding with a customer that contains any material non-standard terms, including but not limited to, non-standard discounts, provisions for unpaid future deliverables, non-standard service requirements or future royalty payments, other than as is consistent with past practices;

(v)           Enter into any contract, arrangement or understanding to do any of the foregoing or authorize, recommend, take, commit, or agree in writing or otherwise to take, or announce an intention to take, any of the actions described in this Section 5.1, or any other action that results or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied, (ii) result in any representation or warranty of the Company contained in this Agreement that is qualified as to materiality becoming untrue or incorrect or any representation or warranty not so qualified becoming untrue or incorrect in any material respect (provided that representations made as of a specific date shall be required to be so true and correct, subject to qualifications, as of such date only), (iii) prevent the Company from performing, or cause the Company not to perform, its covenants or agreements hereunder, or (iv) otherwise materially impair the ability of the Company to consummate the transactions contemplated hereby in accordance with the terms hereof or materially delay such consummation; or

(w)           Take, or agree or fail to take, any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization pursuant to Section 368(a) of the Code.

5.2.           Control of Business.  Nothing contained in this Agreement shall give (a) Parent or Merger Subsidiary, directly or indirectly, the right to control the Company’s operations prior to the Effective Time or (b) the Company, directly or indirectly, the right to control the operations of Parent or Merger Subsidiary prior to the Effective Time.  Prior to the Effective Time, each of Parent, Merger Subsidiary and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective business operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1.           No Solicitation. From and after the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, nor shall it authorize or knowingly permit any of its directors, officers or other employees, Affiliates, or any investment banker, attorney or other advisor or representative retained by it or any of them to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or induce the making, submission or announcement of, an Acquisition Proposal, (ii) furnish to any Person any non-public information relating to the Company or afford access to the business, properties, assets, books or records of the Company to any Person (other than Parent, Merger Subsidiary or any designees of Parent or Merger Subsidiary) in connection with an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than to notify such Person as to the existence of the provisions of this Section 6.1), (iv) approve, endorse or recommend an Acquisition Proposal, (v) enter into any letter of intent, memorandum of understanding or other agreement, contract or arrangement contemplating or otherwise relating to an Acquisition Proposal, or (vi) terminate, amend or waive any rights under any “standstill” or other similar agreement between the Company and any Person (other than Parent).  The Company has terminated any and all pending discussions or negotiations relating to any Acquisition Proposal and represents and warrants that it had the legal right to terminate such negotiations without the payment of any fee or penalty or the incurrence of any continuing liability on behalf of the Company.  The Company shall notify Parent as promptly as is reasonably practicable (but in any event within 24 hours) after receipt by the Company, its Affiliates or its advisors of any Acquisition Proposal or any request for information or access to the Company’s properties, books or records in connection with an Acquisition Proposal.  Such notice shall be made in writing and shall indicate in reasonable detail the identity of the Person or entity and the terms and conditions of such proposal, inquiry or contact.  Without limiting the generality of the foregoing, it is understood and agreed by the parties hereto that any violation of the restrictions set forth above in this Section 6.1 by any officer, director, agent, representative or Affiliate of the Company shall be deemed to be a material breach of this Agreement by the Company including, without limitation, for purposes of Article IX.  Notwithstanding the restrictions in this Section 6.1, nothing in this Agreement shall prevent Company or its board of directors, at any time, with respect to this Agreement and the Merger, from making any legally required disclosure to the Rightsholders.

6.2.           Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

(a)           Confidentiality.  From and after the date of this Agreement, the Company shall, and shall cause their Affiliates and representatives and, other than pursuant to employment arrangements with Parent, Employees to, keep confidential and not disclose to any other Person or use for their own benefit or the benefit of any other Person any trade secrets or other confidential or proprietary information in its possession or control regarding the business of the Company, the Surviving Corporation and/or Parent and their respective operations, including confidential or proprietary information regarding customers, vendors, suppliers, Intellectual Property, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, improvements, price lists, financial or other data (including revenues, costs or profits associated with any of the Company’s products or services), business plans, code books, invoices and other financial statements, computer programs, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information.  The obligation of the Company and Seller under this Section 6.2(a) shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 6.2(a), (ii) the Company deems it reasonably necessary to disclose in order for the Company to enforce its/his rights or perform its/his obligations under this Agreement or any of the Transaction Documents, or (iii) is required to be disclosed by Applicable Law or order; provided, however, that, in such case, the Company shall (x) notify Parent as early as reasonably practicable prior to disclosure to allow Parent to take appropriate measures to preserve the confidentiality of such information and (y) take all steps reasonably necessary to minimize the amount of confidential information to be disclosed.

(b)           Access to Information.  The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the properties, assets, books, contracts, commitments and records of the Company, including all Intellectual Property used by the Company (including access to design processes and methodologies and all source code), (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by Applicable Law) of the Company as Parent may reasonably request, and (iii) all Employees of the Company as identified by Parent.  The Company agrees to provide to Parent and its authorized representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request.  No information or knowledge obtained in any investigation or notification pursuant to this Section 6.2 or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto, the conditions to the obligations of the parties hereto under this Agreement, or the remedies available to the parties hereto under this Agreement. The terms and conditions of Section 6.2(a) hereof shall apply to any information provided to Parent pursuant to this Section 6.2(b).

6.3.           Public Disclosure.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, Parent and the Company shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger and any Acquisition Proposal, and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by Applicable Law or, in the case of Parent, any listing agreement with AMEX.  The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

6.4.           Regulatory Filings.  Subject to the terms and conditions of this Agreement, the Company, Parent and Merger Subsidiary shall use their respective commercially reasonable efforts to make all necessary and appropriate filings with federal, state or local governmental bodies, applicable foreign governmental agencies or securities exchange and obtain required approvals, consents and clearances with respect thereto, if applicable, and supply all additional information requested in connection therewith.

6.5.           State Anti-Takeover Law.  In the event that any state anti-takeover or other similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the transactions contemplated by this Agreement, the Company, at the direction of the board of directors of the Company, shall use its commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement, and otherwise to minimize the effect of any such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

6.6.           Third-Party Consents.  As soon as practicable following the date hereof, the Company, with the reasonable cooperation from Parent as may be reasonably requested by the Company, will use all commercially reasonable efforts to obtain the consents, waivers and approvals set forth in Section 3.3(c) of the Company Disclosure Letter that are required to be obtained in connection with the consummation of the transactions contemplated hereby (the “Required Consents”).  If one or more Required Consents is not obtained prior to the Closing, the parties shall work together in good faith in an effort to as promptly as practicably determine alternative arrangements that will minimize the impact of the failure to obtain such Required Consent on the Company.

6.7.           Notification of Certain Matters.

(a)           By the Company.

(i)           At all times commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article VIII hereof and the Effective Time, the Company shall, as promptly as is reasonably practicable upon receiving Knowledge thereof, give notice to Parent and Merger Subsidiary (A) of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (B) of the occurrence of any Company Material Adverse Effect, or (C) any Legal Proceedings commenced or threatened by any Person (including a Governmental Authority) that seek to prohibit or materially impair the consummation of the Merger and the transactions contemplated in this Agreement.  No notification and no information or knowledge obtained through notification pursuant to this Section 6.7(a)(i) or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto, the conditions to the obligations of the parties hereto under this Agreement, or the remedies available to the parties hereto under this Agreement.  The terms and conditions of Section 6.2(a) hereof shall apply to any information provided to Parent pursuant to this Section 6.7(a)(i).

(ii)           At all times commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article VIII hereof, and the Effective Time, the Company shall, as promptly as is reasonably practicable upon receipt thereof, give notice to Parent of (A) any notice or other communication received by it from any third party, subsequent to the date of this Agreement and prior to the Effective Time, alleging any material breach of or material default under any Company Material Contract to which the Company is a party or (B) any notice or other communication received by the Company from any third party, subsequent to the date of this Agreement and prior to the Effective Time, alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.  No notification and no information or knowledge obtained through notification pursuant to this Section 6.7(a)(ii) or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto, the conditions to the obligations of the parties hereto under this Agreement, or the remedies available to the parties hereto under this Agreement.  The terms and conditions of Section 6.2(a) hereof shall apply to any information provided to Parent pursuant to this Section 6.7(a)(ii).

(b)           By Parent and Merger Subsidiary.  At all times commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article VIII hereof, and the Effective Time, Parent shall give as promptly as reasonably practicable upon receiving knowledge thereof, notice to the Company (i) of any representation or warranty made by them contained in this Agreement becoming untrue or inaccurate in any material respect, or of any failure of Parent or Merger Subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement or (ii) any Legal Proceedings commenced or threatened by any Person (including a Governmental Authority) that seek to prohibit or materially impair the consummation of the Merger and the transactions contemplated in this Agreement.  No notification and no information or knowledge obtained through notification pursuant to this Section 6.7(b) or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto, the conditions to the obligations of the parties hereto under this Agreement, or the remedies available to the parties hereto under this Agreement.  The terms and conditions of Section 6.2(a) hereof shall apply to any information provided to Parent pursuant to this Section 6.7(b).

6.8.           Rights and Enhanced Benefits.  All outstanding Rights and Enhanced Benefits shall be converted into the right to receive a portion of the Payments as set forth in Section 2.6 above, and the Company and the Representative shall promptly following the date of this Agreement (a) inform all affected Rightsholders of the terms and conditions of their right to receive their respective portion of the Payments and (b) take all action necessary to effect the distribution of the Payments following the Effective Time, including the adoption of any necessary amendments to the Company Rights Plan, the At-Risk Plan and/or the agreements pertaining to such outstanding Rights or Enhanced Benefits, and the obtaining the any necessary amendments or consents of, or acknowledgments and releases from the Rightsholders, if so requested by Parent, which such amendments, consents, acknowledgments or releases shall be in form reasonably satisfactory to Parent.  No Rightsholder shall receive any Payment unless such Rightsholder executes a Phantom Stock Plan/At-Risk Acknowledgment and no Rightsholder (other than Non-Continuing Rightsholders) shall receive any Contingent Rights Payments unless such Rightsholder executes a Restricted Stock Agreement.

6.9.           Indebtedness; Releases.  Except for the Rightsholder Notes, if any (which shall be satisfied at Closing), prior to the Closing Date, the Company shall make all arrangements necessary to permit the following to happen at or prior to Closing as set forth in this Agreement: (i) full payment or forgiveness and release or termination of all outstanding Indebtedness of the Company, including, without limitation, the Credit Line, (ii) Seller’s contribution of the Seller’s Note to the Company for no consideration, (iii) termination and release of any guaranty or guaranties of the Company, and (iv) release and termination of any Lien on any properties or assets of the Company.

6.10.           Resignations.  On the Closing Date, the Company shall cause to be delivered to Parent duly executed resignations, effective as of the Closing, of all members of the board of directors and all officers of the Company.

6.11.           Rightsholders Agreements.  To the extent such actions have not already begun prior to execution of this Agreement, the Company shall commence all actions necessary to enable each Rightsholder to execute the applicable Phantom Stock Plan/At-Risk Acknowledgements and shall use commercially reasonable efforts to obtain such documents prior to December 1, 2007 (it being understood that to the extent such documents are executed by a Rightsholder prior to the Closing, such signatures will be delivered in escrow and will not become effective unless and until the Closing occurs, at which point such documents will be dated the Closing Date).

6.12.           Meeting of Parent Stockholders.

(a)           Call of Meeting; Solicitation of Proxies.  Subject to Section 6.13(a), Parent will take all action necessary to call, hold and convene a meeting (the “Parent Stockholders’ Meeting”) of its stockholders, as promptly as practicable following the date hereof, for the purposes of obtaining the Parent Stockholder Approval.  Parent shall solicit proxies from the stockholders to obtain the Parent Stockholder Approval and, consistent with its fiduciary duties, use its best efforts to secure the requisite stockholder vote at the Parent Stockholders’ Meeting.  Unless this Agreement is earlier terminated pursuant to Article VIII, Parent shall establish a record date for, call, give notice of, convene and hold the Parent Stockholders’ Meeting for the purpose of obtaining the Parent Stockholder Approval in accordance with Delaware Law, Illinois Law and AMEX rules.

(b)           Postponement or Adjournment.  Parent may adjourn or postpone the Parent Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the Parent Stockholder Approval, or, if as of the time the Parent Stockholders’ Meeting is originally scheduled to be convened (as set forth in the Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting.

6.13.           Proxy Statement and Registration Statement.

(a)           Preparation and Filing.  As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC the Proxy Statement in accordance with the applicable requirements of the Exchange Act (the “Proxy Statement”).  Parent shall use commercially reasonable efforts to clear any comments to the Proxy Statement issued by the SEC as promptly as practicable after such filing.  Parent shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of Parent as promptly as practicable after it files the definitive copy of the Proxy Statement with the SEC.  Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger, and the Company shall furnish all information as may be reasonably requested by Parent, including without limitation, audited and pro forma financial statements of the Company satisfying the rules and regulations of the SEC, in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

(b)           Cooperation and Consultation; Amendments and Supplements.  No preparation, filing or distribution of the Proxy Statement (including any amendments or supplements thereto) will be made by Parent without providing the Company with a reasonable opportunity to review and comment thereon.  Parent will notify the Company promptly upon the receipt of any comments from the SEC or its staff in connection with the initial filing of, or amendments or supplements to, the Proxy Statement, and shall supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement.  If at any time prior to the Effective Time, Parent becomes aware of any information that should be set forth in an amendment or supplement to the Proxy Statement, so that either such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, Parent shall promptly notify the Company and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law or SEC staff request, disseminated to the stockholders of Parent.

(c)           Notice of Certain Actions.  Parent also shall notify the Company promptly of the issuance of any stop order affecting, or suspension of, the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or injunction or other action of the SEC or other governmental authority prohibiting or limiting the use of the Proxy Statement in connection with the solicitation of proxies from the stockholders of Parent with respect to the adoption and approval of this Agreement and approval of the Merger and the offer and issuance of Parent Common Stock in connection therewith.

(d)           Registration of Shares.  As promptly as practicable after obtaining the Parent Stockholder Approval, but prior to Closing, Parent shall take commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-8 (or an amendment to an existing S-8 filed by Parent covering shares under its 2003 Equity Incentive Plan, as amended), covering the shares of Parent Common Stock issued or issuable to the Rightsholders pursuant to this Agreement, subject to the Securities and Exchange Commission’s guidelines. The resale of shares of Parent Common Stock issuable to Seller and the Non-Continuing Rightsholders pursuant to this Agreement shall be subject to the Registration Rights Agreement in substantially the form attached hereto to this Agreement as Exhibit C.

6.14.           AMEX Listing.  Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on AMEX, subject to official notice of issuance, prior to the Effective Time.

6.15.           Tax Matters.

(a)           Responsibility for Filing Tax Returns.  Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company that are filed after the Closing Date (“Parent-Filed Returns”) other than income Tax Returns of the Company (including Illinois Tax Returns of the Company based on income) for taxable periods or portions thereof ending on or before the Closing Date, which returns Seller shall prepare or cause to be prepared and file or cause to be filed (“Seller-Filed Returns”).  Seller shall not file any Seller-Filed Return without Parent’s consent, which consent shall not be unreasonably withheld.  Parent shall pay or cause to be paid all Taxes of the Company shown on Parent-Filed Returns.  Seller shall pay or cause to be paid all Taxes (including Taxes imposed on the Company) with respect to Seller-Filed Returns.  Parent shall have the right to proceed against and recover from Seller the amount of Taxes allocable to the taxable period (or portion thereof) ending on or before the Closing Date reflected in the Parent-Filed Returns pursuant to and in accordance with the terms and conditions of Article IX; provided, however, the provisions of Sections 9.4 and 9.5 shall not apply in this circumstance.

(b)           Tax Refunds.  If it is finally determined after the Closing Date that there has been overpayment of Taxes of the Company attributable to a taxable period or portion thereof ending or before the Closing Date and the original payment of such Tax was (i) borne by Seller economically or (ii) paid prior to the Closing Date by the Company, then Parent shall pay or cause to be paid to Seller the amount of such overpayment promptly upon the receipt of a refund of such overpayment by Parent or its Affiliates (or benefit of crediting of such overpayment), less any costs associated with recovering such refund or benefit, provided, however, that neither (x) a refund or credit that results from the carryforward of a Tax attribute from a taxable period ending on or before the Closing Date to a taxable period beginning after the Closing Date; nor (y) a refund or credit that results from the carryback of a Tax attribute from a taxable period beginning after the Closing Date to a taxable period ending on or before the Closing Date shall be considered derived from an overpayment attributable to a taxable period ending on or before the Closing Date.

(c)           Allocation of Taxes.  For purposes of Sections 6.15(a), in the case of any Taxes that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of Taxes other than Taxes based on income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based on income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended as of the Closing Date.

(d)           Cooperation.  Parent, the Company, the Surviving Corporation and Seller/Representative shall, and shall each cause its Subsidiaries and Affiliates to, provide to the others such cooperation and information, as and to the extent reasonably requested, in connection with the filing of any Tax Return, amended Tax Return, or claim for refund, determining liability for Taxes or in conducting any audit, litigation or other proceeding with respect to Taxes.  Each Party shall (A) retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the respective taxable periods, and abide by all record retention agreements entered into with any taxing authority, (B) upon the reasonable request of the other parties, provide, at such other parties’ sole cost and expense, copies of such books and records, and (C) give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any of the other parties so request, shall allow the requesting party to take possession of such books and records.

(e)           Transfer Taxes.  Seller shall pay all Transfer Taxes arising out of the transactions contemplated by this Agreement and shall file or cause to be filed all necessary documentation and Tax Returns with respect to such Transfer Taxes. For purposes of this Agreement, “Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer, and other similar taxes and fees (including any penalties and interest).

(f)           FIRPTA Compliance. On the Closing Date, Seller shall deliver to Parent a properly executed statement of non-foreign status as to both Seller and the Company in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Section 1445.

(g)           Reporting.  The parties shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code for purposes of all Tax Returns and other filings.

(h)           For the avoidance of doubt,  any income Tax deductions attributable to payment (including by issuance of the Rightsholder Notes, if any) of the Suspended Salary, the Enhanced Benefits, and the Rights under the Company Rights Plan to the extent payable to the Rightsholders on or before the day before the Closing Date (payment of which is subject to the filing and effectiveness of a Registration Statement with the SEC) shall be included on the Company’s 2007 S-corporation U.S. federal income tax return.

6.16.           Satisfaction of Obligations; Termination or Exchange of Certain Agreements and Plans.

(a)           Satisfaction of Suspended Salary Obligations.  The Company shall pay and fully satisfy its obligation to pay the Rightsholders listed on the Allocation Schedule their respective Suspended Salaries in cash pursuant to the provisions of the At-Risk Plan as provided in this Agreement.

(b)           Termination of all Company Benefit Plans.  Prior to the Effective Time, the Company shall take all action necessary to cause the termination of all Company Benefit Plans, including without limitation, the Company Rights Plan and the At-Risk Plan, in each case, effective upon Closing and shall provide Parent with written documentation of such action.

(c)           Termination of 401(k) Plan.  Effective as of no later than the day immediately preceding the Closing Date, each of the Company and any ERISA Affiliate shall terminate any and all Company Benefit Plans intended to include an arrangement under Section 401(k) of the Code (each a “401(k) Plan”) unless Parent provides written notice to the Company that any such 401(k) plan shall not be terminated.  Unless, no later than ten (10) Business Days prior to the Closing Date, Parent provides such written notice to the Company, then the Company shall provide Parent with evidence that such 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the board of directors of the Company or such ERISA Affiliate, as the case may be.  Parent shall cause a 401(k) plan that is sponsored by Parent or an Affiliate of Parent (“Parent’s 401(k) Plan”) to accept the rollover contributions from or on behalf of any employee of the Company who receives an eligible rollover distribution from a 401(k) Plan.

6.17.           Company Transaction Expenses.  Except for the Company Transaction Expenses, none of Parent, Merger Subsidiary or the Surviving Corporation shall, directly or indirectly, before or after the Closing Date have any liability or obligation with respect to any amounts owed by Seller or the Company for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby.

6.18.           Affiliates.  The Company shall identify in a letter to Parent all Persons who are, on the date hereof, “affiliates” of the Company, as such term is used in Rule 145 under the Securities Act.  The Company shall cause its respective affiliates to deliver to Parent, not later than ten (10) days prior to the date of the Parent Stockholders’ Meeting, a written agreement substantially in the form attached as Exhibit D (the “Affiliate Letter”), and shall to cause Persons who become “affiliates” after such date but prior to the Closing Date to execute and deliver such Affiliate Letters at least five (5) days prior to the Closing Date.

6.19.           Authorized Shares.  Upon approval by Parent’s stockholders to increase the number of shares of Parent Common Stock Parent is authorized to issue under the Parent Charter Documents, Parent shall at all times maintain sufficient authorized but unissued shares of Parent Common Stock to issue the shares of Parent Common Stock in order to make the Payments in full.

6.20.           Additional Actions; Further Assurances.  Subject to the terms and conditions of this Agreement, each party agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law, or to remove any injunctions or other impediments or delays, to consummate and make effective the Merger and transactions contemplated hereby.  Each of the parties agrees further shall take such additional action to deliver or cause to be delivered to other parties at the Closing and at such other times thereafter as shall be reasonably agreed by such parties such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby.  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company.

6.21.           Section 16 of the Exchange Act.  Prior to the Effective Time, Parent shall take all such steps as may be required to cause any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the guidance provided by the SEC.

6.22.           Tax-Free Reorganization Status.  Seller, Parent and Company agree to take any reasonable action, cause any reasonable action to be taken, and shall not fail to take any reasonable action or fail to cause to take any reasonable action that would prevent the Merger from constituting a tax-free reorganization under Section 368(a) of the Code.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1.           Conditions to the Obligations of Each Party to Effect the Merger.  The respective obligations of each of Parent, Merger Subsidiary and the Company to effect the Merger shall be subject to the satisfaction, or, to extent permitted by Applicable Law, the waiver at or prior to the Closing Date of each of the following conditions:

(a)           No Legal Prohibition.  No Governmental Authority of competent jurisdiction shall have (i) adopted or issued a statute, rule, regulation or order or taken any other action (including the failure to have taken an action) that is in effect, in any case having the effect (or which reasonably could be expected to have the effect) of making illegal the Merger or the transactions contemplated hereby in any jurisdiction in which Parent or the Company have material business operations or prohibiting or otherwise preventing or materially delaying the consummation of the Merger or any of the transactions contemplated hereby or (ii) issued or granted or threatened to issue or grant any judgment, injunction, order, decree, ruling or similar action (whether temporary, preliminary or permanent in character) that is in effect and has (or which reasonably could be expected to have) the effect of making illegal the Merger or the transactions contemplated hereby in any jurisdiction in which Parent or the Company have material business operations or prohibiting or otherwise preventing or delaying materially the consummation of the Merger or any of the transactions contemplated hereby.

(b)           Governmental Consents; HSR.  Each of the parties shall have obtained all consents and approvals under Applicable Law required to consummate the Merger and the transactions contemplated thereby.  Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any other applicable foreign antitrust, competition or similar Applicable Law shall have expired or been terminated.

(c)           AMEX Listing.  The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the AMEX, subject to official notice of issuance.

(d)           S-8. There shall have been filed a registration statement on Form S-8 or an amendment to an existing registration statement on Form S-8 covering Parent securities under the Securities Act and the rules promulgated by the SEC thereunder covering the shares of Parent Common Stock to be issued to the Rightsholders under this Agreement.

(e)           Parent Stockholder Approval.  Parent shall have obtained the Parent Stockholder Approval at the Parent Stockholders’ Meeting.

(f)           Financing.  Parent shall have executed definitive loan documents with its lenders and shall have received an aggregate amount of $1,500,000 pursuant to such documents.

7.2.           Additional Conditions to the Obligations of Parent and Merger Subsidiary.  The obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the satisfaction, or, to the extent permitted by Applicable Law, the waiver by Parent and Merger Subsidiary, at or prior to the Closing Date of each of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of the Company, through its officers, director and sole stockholder, set forth in this Agreement or in any other document required to be delivered at the Closing pursuant hereto, without giving effect to any “material,” “materially” or Company Material Adverse Effect qualification contained in such representations and warranties, shall be true, complete and correct in each case as of the date hereof and as of the Effective Time with the same effect as if made anew at and as of the Effective Time (except to the extent such representations and warranties specifically relate to a different date, in which case such representations and warranties shall be true, complete and correct as of such different date), except where the failure to be true and correct has not had, individually or in the aggregate, a Company Material Adverse Effect.  In addition, for purposes of determining the accuracy of the Company’s representations and warranties under this Section 7.2(a), any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded.

(b)           Agreements and Covenants.  The Company shall have in all material respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date.

(c)           No Company Material Adverse Effect.  From the date hereof through the Effective Time, there shall not have occurred and be continuing any change, event, occurrence, development or circumstance which, individually or in the aggregate, has resulted in a Company Material Adverse Effect.

(d)           Non-Competition and Non-Solicitation Agreements.  Each Employee who will continue employment with Parent or the Surviving Corporation following the Closing Date shall have each executed and delivered to Parent the Confidentiality, Non-Competition and Intellectual Property Agreements (the “Non-Competition Agreements”) in substantially the form attached hereto as Exhibit E.

(e)           Repayment of Indebtedness; Release of Guaranties and Liens.  Except for the Rightsholder Notes, if any (which shall be satisfied at Closing), full payment or forgiveness and release of all outstanding Indebtedness of the Company, including, without limitation, the contribution of the Seller’s Note to the capital of the Company for no consideration has been made and all guaranties of the Company and Liens on any properties or assets of the Company have been released and extinguished, and Parent has received acceptable confirmation of such.  In addition, Seller shall have delivered to Parent the Seller’s Note marked “Cancelled and Returned”.

(f)           Transaction Costs.  The Company shall have either (i) made an agreement with any broker, finder, investment banker, legal counsel or other advisor to reduce the amount of the Company Transaction Expenses to the amount equal to the Closing Reimbursement or (ii) Seller shall agree to cover the difference between the total amount of the Company Transaction Expenses and the Closing Reimbursement and provide Parent will evidence of such agreement under either (i) or (ii) to Parent’s sole satisfaction.

(g)           Rule 145.  Parent shall have received the Affiliate Letters from all Persons who are “affiliates” of the Company, as such term is used in Rule 145 under the Securities Act.

(h)           Resignations.  Parent shall have received the resignations, effective as of the Closing, of all members of the board of directors and all officers of the Company.

(i)           Employees.  None of the Key Employees will have (i) voluntarily terminated employment with the Company on or prior to the Closing Date or (ii) refused to accept employment with, or given notice of an intent to not continue employment with, the Surviving Corporation or Parent.

(j)           Phantom Stock Plan/At-Risk Acknowledgements.  Parent shall have received the Phantom Stock Plan/At-Risk Acknowledgements (the “Phantom Stock Plan/At-Risk Acknowledgements”) executed by each Rightsholder (including each Non-Continuing Rightsholder) in substantially the forms attached hereto as Exhibits F-1 and F-2, as applicable (it being understood and agreed that the forms of Phantom Stock Plan/At-Risk Acknowledgments shall be modified to account for the Rightsholder Notes).

(k)           Closing Deliveries.  All documents, instruments, certificates or other items required to be delivered at the Closing by or on behalf of the Company pursuant to this Agreement.

(l)           Financial Statements Certificate.  Parent shall have received a certificate (the “Financial Statements Certificate”) executed in the name of and on behalf of the Company by the Chief Executive Officer of the Company, in his capacity as such, to the effect set forth on Exhibit H hereto.

(m)           Officers’ Certificates.  Parent shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by the Company’s Chief Executive Officer to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

(n)           Other Documents.  Parent shall have received from the Company such other certificates, documents and instruments as it may reasonably request in connection with the Closing.

7.3.           Additional Conditions to the Obligations of the Company and Seller.  The obligations of the Company and Seller to effect the Merger shall be subject to the satisfaction, or, to extent permitted by Applicable Law, the waiver by the Company, at or prior to the Closing Date of each of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement or in any other document required to be delivered as a condition to Closing pursuant hereto, without giving effect to any “material,” “materially” or material adverse effect qualification contained in such representations and warranties, shall be true and correct in each case as of the date hereof and as of the Effective Time with the same effect as if made anew at and as of the Effective Time (except to the extent such representations and warranties specifically related to a different date, in which case such representations and warranties shall be true and correct as of such different date), except where the failure to be true and correct has not had, and would not reasonably be expected to have, a material and adverse effect on Parent and Merger Subsidiary’s ability to consummate the Merger and the transactions contemplated hereby.

(b)           Agreements and Covenants.  Parent and Merger Subsidiary shall have in all material respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(c)           Officers’ Certificates.  Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Parent and Merger Subsidiary by the authorized executive officers of Parent and Merger Subsidiary to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied;

(d)           Payment of Initial Merger Consideration, Initial Rights Payments and Enhanced Benefits.  Parent shall have delivered or cause to be delivered the certificates representing the Initial Merger Consideration, the Initial Rights Payments and the Enhanced Benefits in the allocations as set forth in the Allocation Schedule.

(e)           Payment of Company Transaction Expenses.  Parent shall have delivered or cause to be delivered the Closing Reimbursement.

(f)           Closing Deliveries.  All documents, instruments, certificates or other items required to be delivered at the Closing by or on behalf of Parent and Merger Subsidiary pursuant to this Agreement have been delivered.

(g)           Other Documents.  The Company shall have received from Parent such other certificates, documents and instruments as it may reasonably request in connection with the Closing.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1.           Termination.  This Agreement may be terminated at any time prior to the Effective Time, by action taken by the terminating party or parties, and as provided below:

(a)           by mutual written consent of each of Parent and the Company;

(b)           by either Parent or the Company if the Merger shall not have been consummated by January 31, 2008 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c)           by either Parent or the Company if any Governmental Authority of competent jurisdiction shall have (i) adopted or issued a statute, rule, regulation or order or taken any other action (including the failure to have taken an action) that is in effect, in any case having the effect (or which reasonably could be expected to have the effect) of making illegal the Merger or the transactions contemplated hereby in any jurisdiction in which Parent or the Company have material business operations or prohibiting or otherwise preventing or materially delaying the consummation of the Merger or any of the transactions contemplated hereby, or (ii) issued or granted any judgment, injunction, order, decree, ruling or similar action that is in effect and has (or which reasonably could be expected to have) the effect of making illegal the Merger or the transactions contemplated hereby in any jurisdiction in which Parent or the Company have material business operations or prohibiting or otherwise preventing or delaying materially the consummation of the Merger or any of the transactions contemplated hereby, which judgment, injunction, order, decree, ruling or other action is final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party whose breach of any provision of this Agreement has been a principal cause of or resulted in results in the imposition of such judgment, injunction, order, decree, ruling or other action; and provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party who has not used all commercially reasonable efforts to lift any such judgment, injunction, order, decree, ruling or other action;

(d)           by Parent, if since the date of this Agreement, there shall have been any event, circumstance or fact that, individually or in the aggregate, has had a Company Material Adverse Effect;

(e)           by either Parent or the Company, if the Parent Stockholder Meeting is held but Parent Stockholder Approval shall not have been obtained;

(f)           by Parent, if the Company shall have breached any of its covenants or obligations under this Agreement or if any representation or warranty of the Company under this Agreement shall have been untrue or incorrect, such that the conditions set forth in Sections 7.2(a) or 7.2(b) (as applicable) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue or incorrect; provided, however, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company prior to the Closing Date through the exercise of all commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.1(f) prior to 20 days following the receipt of written notice from Parent to the Company of such breach, as long as the Company continues to exercise all commercially reasonable efforts to cure such breach during such 20 day period (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if it shall have materially breached this Agreement or if such breach by the Company is cured within such 20 day period; provided, however, that if the Closing Date is to occur on a date which is less than 20 days following the date of receipt of written notice by Parent to the Company, then such breach must be cured at or prior to the Closing Date);

(g)           by the Company, if Parent shall have breached any of its covenants or obligations under this Agreement or if any representation or warranty of Parent under this Agreement shall have been untrue or incorrect, such that the conditions set forth in Sections 7.3(a) or 7.3(b) (as applicable) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue or incorrect; provided, however, that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable by Parent prior to the Closing Date through the exercise of all commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 8.1(g) prior to 20 days following the receipt of written notice from the Company to Parent of such breach, as long as Parent continues to exercise all commercially reasonable efforts to cure such breach during such 20 day period (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(g) if it shall have materially breached this Agreement or if such breach by Parent is cured within such 20 day period; provided, however, that if the Closing Date is to occur on a date which is less than 20 days following the date of receipt of written notice by the Company to Parent, then such breach must be cured at or prior to the Closing Date);

8.2.           Notice of Termination; Effect of Termination.  Any valid termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party or parties hereto, as applicable, after giving effect to any applicable cure period provided in Section 8.1.  In the event of the valid termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any stockholder, director, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable (a) except as set forth in Section 6.3, Section 8.2 and Article X, each of which shall survive the termination of this Agreement and (b) except that any party shall have the right to recover damages sustained by such party as a result of any willful breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or in the case of fraud.

8.3.           Amendment.  Subject to Applicable Law or the AMEX rules, this Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the stockholders of Parent (whether by written consent or otherwise); provided, however, that after approval of the Merger by the stockholders of Parent, no amendment to this Agreement may be made which under Applicable Law or the AMEX rules further approval by the stockholders of Parent is required, unless such further stockholder approval is so obtained.  This Agreement may be amended only by execution of an instrument in writing signed on behalf of each of the parties to be bound by the amendment.

8.4.           Extension; Waiver.  Any failure of Parent, Merger Subsidiary or the Surviving Corporation (following the Effective Time), on the one hand, or the Company (prior to the Effective Time) or the Representative, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived, or any time for performance of any covenant or agreement may be extended, only if set forth in an instrument in writing signed by the party or parties to be bound by such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.  Any delay by a party in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX

INDEMNIFICATION

9.1.           Survival of Representations and Warranties.  Except as otherwise provided herein, all of the representations and warranties of the Company, through its officers, director, and sole stockholder, contained in this Agreement, the Company Disclosure Letter, the Schedules or any other certificate, document, writing or instrument required to be delivered as a condition to Closing by or on behalf of the Company pursuant to this Agreement together with the covenants contained herein (to the extent such covenants apply to periods prior to the Closing Date) shall survive the Effective Time until twelve (12) months from the Effective Time (the “Company Survival Date”), provided that (i) the Two-Year Company Representations shall survive the Effective Time until 24 months from the Effective Time and (ii) and the Three-Year Company Representations shall survive the Effective Time until 36 months from the Effective Time.

9.2.           Indemnification of Parent Indemnified Parties.  From and after the Effective Time, subject to the other provisions of this Article IX, Parent and Parent’s officers, directors, employees, stockholders, advisers, agents, Affiliates (including the Surviving Corporation), successors, heirs, permitted assigns and representatives (each, a “Parent Indemnified Party” and, collectively, the “Parent Indemnified Parties”) shall be defended, indemnified and held harmless, from and against and will be paid or reimbursed for any and all claims, litigation, investigations, proceedings, damages, liabilities, losses, fines, charges, interest, penalties, Taxes, costs and expenses, including fees and disbursements of counsel, accountants, experts, consultants and other representatives in connection with any investigation, defense, prosecution or settlement of any matter (including costs and expenses of enforcing the rights of the Parent Indemnified Parties under this Section 9.2) whether or not involving or resulting from a Third-Party Claim (collectively, “Losses”), incident to, arising from or in connection with, whether directly or indirectly:

(a)           the failure of any representation or warranty made by the Company, through its officers, director, and sole stockholder, in (i) this Agreement (after giving effect to any supplement to the Company Disclosure Letter after the date hereof with respect to a matter arising after the date hereof), (ii) the Company Disclosure Letter (after giving effect to any supplement to the Company Disclosure Letter after the date hereof with respect to a matter arising after the date hereof), (iii) any supplement to the Company Disclosure Letter, (iv) the Schedules or (v) any other certificate, document, writing or instrument required to be delivered as a condition to Closing by or on behalf of the Company pursuant to this Agreement, to be true, complete and correct in all respects as of the date of this Agreement and the Closing Date (except to the extent such representation, warranty, Company Disclosure Letter or Schedule specifically relates to a different date, in which case such representation, warranty, Company Disclosure Letter or Schedule shall be true, complete and correct as of such different date);

(b)           any breach or failure of the Company, Seller or of the Representative (on behalf of the Rightsholders) to perform any covenant, agreement or obligation of the Company, Seller, the Representative or any Rightsholder contained in this Agreement, the Company Disclosure Letter, the Schedules or any other certificate, including the certificate required by Section 2.3(b)(i), document, writing or instrument required to be delivered as a condition to Closing by or on behalf of the Company, Seller or the Representative (on behalf of the Rightsholders) pursuant to this Agreement (other than Seller’s Employment Agreement, the Non-Competition Agreements, the Restricted Stock Award Agreements, or the Phantom Stock Plan/At-Risk Acknowledgements);

(c)           any claims by any current or former holder of securities of the Company seeking to assert, or based upon, ownership or rights to ownership of securities of the Company or any rights as an owner of securities of the Company; or

(d)           (i) all Taxes imposed on or relating to the Company with respect to all Pre-Closing Tax Periods, except to the extent such Taxes are taken into account in computing the adjustment, if any, pursuant to Section 2.6(f), (ii) all Taxes of any Person for which the Company is liable that are attributable to a Pre-Closing Tax Period, (iii) all Taxes imposed on the Company as transferee or successor or by Contract that are attributable to a Pre-Closing Tax Period, (iv) all Taxes imposed on the Company as a result of the invalidity or termination of the Company’s S corporation election for any reason other than the Merger and (v) all Taxes of Seller;

provided, however, for the purposes of this Section 9.2 and Section 9.3, (A) “Losses” shall not include punitive, exemplary, consequential or incidental damages, except that the parties hereto agree that Losses relating to Third Party Claims actually assessed against Parent Indemnified Parties arising out of punitive, exemplary, consequential or incidental damages shall be regarded as included in the calculation of “Losses,” and, therefore, are subject to the indemnification obligations of Seller under this Article IX, and (B) solely for purposes of determining whether indemnification is available pursuant to Sections 9.2 and 9.3 hereunder (and not for any other purpose), any materiality qualifiers in representations or warranties of the Company shall, to the extent that the concept of materiality is readily quantifiable in the context of such representation or warranty, be deemed to mean any fact or occurrence, or series of related facts or occurrences, with a dollar value in excess of $20,000.

9.3.           Limitation on Indemnification; Mechanics.

(a)           Threshold.  The Parent Indemnified Parties shall not be entitled to indemnification pursuant to this Article IX unless and until the cumulative amount of all Losses suffered by any or all of the Parent Indemnified Parties exceeds $150,000 (the “Threshold Amount”), after which point the Parent Indemnified Parties shall be entitled to indemnification for all Losses but only to the extent such Losses exceed the Threshold Amount.

(b)           Exceptions to Threshold.  The Seller Threshold Amount limitation shall not apply to claims for indemnification for Losses arising in respect of (i) claims made pursuant to Sections 9.2(d), (ii) any breach of any representation and warranty set forth in Article III (including the Company Disclosure Letter) of which the Company had Knowledge as of the date on which such representation and warranty was made, or (iii) Taxes as set forth in Section 6.15 (each a “Threshold Claim Exception”).

(c)           Indemnification Caps.  Each of Parent and Merger Subsidiary acknowledge and agree, on behalf of themselves and on behalf of each Parent Indemnified Party, that, except as set forth in Section 9.3(d), the Parent Indemnified Parties’ rights to receive indemnification pursuant to this Agreement shall be satisfied solely and exclusively as follows:

(i)           The Parent Indemnified Parties’ right to receive indemnification pursuant to Section 9.2(a) with respect to representations and warranties other than the Two-Year Company Representations and the Three-Year Company Representations (such representations and warranties being the “Other Company Representations”) shall be satisfied solely and exclusively out of 2,000,000 of the First Time-Based Shares (it being understood that (x) such First Time-Based Shares will also be available to satisfy other indemnification rights of the Parent Indemnified Parties as provided in Sections 9.3(c)(ii) and 9.3(c)(iii) and (y) once the First Time-Based Shares are distributed to Seller and the Rightsholders pursuant to Section 2.6(d)(ii)(A), the Parent Indemnified Parties shall have no further right to receive indemnification pursuant to Section 9.2(a) with respect to the Other Company Representations, from the Company, Seller or any Rightsholder or otherwise; provided, however, that, if, prior to the distribution of the First Time-Based Shares to Seller and the Rightsholders pursuant to Section 2.6(d)(ii)(A) , Seller and the Rightsholders forfeit more than 500,000 shares of Parent Common Stock pursuant to one or more Restricted Stock Award Agreements, then Second Time-Based Shares, if available, shall be used to satisfy the Parent Indemnified Parties’ right to receive indemnification pursuant to Section 9.2(a) with respect to the Other Company Representations up to the 2,000,000 share cap set forth above.

(ii)           The Parent Indemnified Parties’ right to receive indemnification pursuant to Sections 9.2(a) with respect to the Two-Year Company Representations shall be satisfied solely and exclusively out of the Time-Based Shares it being understood that (w) a portion of the First Time-Based Shares will also be available to satisfy other indemnification rights of the Parent Indemnified Parties as provided in Sections 9.3(c)(i) and 9.3(c)(iii), (x) once the First Time-Based Shares are distributed to Seller and the Rightsholders pursuant to Section 2.6(d)(ii)(A), the Parent Indemnified Parties shall have no further right to use such First Time-Based Shares to satisfy indemnification claims pursuant to Section 9.2(a) with respect to the Two-Year Company Representations, and (y) once the Time-Based Shares are fully distributed to Seller and the Rightsholders pursuant to Section 2.6(d)(ii)(A), the Parent Indemnified Parties shall have no further right to receive indemnification pursuant to Section 9.2(a) or otherwise with respect to the Two-Year Company Representations from the Company, Seller, any Rightsholder or otherwise.

(iii)           The Parent Indemnified Parties’ right to receive indemnification pursuant to Section 9.2(a) with respect to the Three-Year Company Representations, Section 9.2(b), Section 9.2(c) and Section 9.2(d) (the “Three-Year Indemnification Matters”) shall be satisfied first out of the Time-Based Shares it being understood that a portion of the First Time-Based Shares will also be available to satisfy other indemnification rights of the Parent Indemnified Parties as provided in Sections 9.3(c)(i) and 9.3(c)(ii).  If there are not sufficient Time-Based Shares to satisfy a claim brought by a Parent Indemnified Party with respect to a Three-Year Indemnification Matter, then Seller shall be responsible to satisfy any amount of such claim that can not be satisfied out of Time-Based Shares subject to the following:  (A) if such claim is finally resolved between the Closing Date and the first anniversary of the Closing Date, then Seller’s aggregate liability with respect to Three-Year Indemnification Matters pursuant to this sentence shall not exceed the First Year Cap, (B) if such claim is finally resolved between the first anniversary of the Closing Date and the second anniversary of the Closing Date, then Seller’s aggregate liability with respect to Three-Year Indemnification Matters pursuant to this sentence shall not exceed the Second Year Cap and (C) if such claim is finally resolved between the second anniversary of the Closing Date and the third anniversary of the Closing Date, then Seller’s aggregate liability with respect to Three-Year Indemnification Matters pursuant to this sentence shall not exceed the Third Year Cap.  For the avoidance of doubt, (x) once the First Time-Based Shares are distributed to Seller and the Rightsholders pursuant to Section 2.6(d)(ii)(A) , the Parent Indemnified Parties shall have no further right to use such First Time-Based Shares to satisfy Three-Year Indemnification Matters, (y) once the Second Time-Based Shares are fully distributed to Seller and the Rightsholders pursuant to Section 2.6(d)(ii)(A) , the Parent Indemnified Parties shall have no further right to use such First Time-Based Shares to satisfy Three-Year Indemnification Matters and (z) if and to the extent that any of the First Year Cap, the Second Year Cap or the Third Year Cap are met pursuant to the terms of this Section 9.3(c)(iii), the Parent Indemnified Parties shall have no further right to receive indemnification with respect to the Three-Year Indemnification Matters from the Company, Seller, any Rightsholder or otherwise.

(d)           Other Exceptions.  In addition to the exceptions described in Section 9.3(b), the limitations on the indemnification obligations of Seller expressed in Section 9.2 and Section 9.3, or in any other provision of this Agreement, shall not apply with respect to claims for actual fraud involving the Company, Seller or the Representative on behalf of the Rightsholders (the “Fraud Claim Exception”).

(e)           Mechanics.  Any claim by any Parent Indemnified Party which is subject to the provisions of Sections 9.2 and 9.3 shall be brought in accordance with Section 9.4 or 9.5 (as applicable).  If upon the final resolution of such claim in accordance with Section 9.4 or 9.5 (as applicable) the Parent Indemnified Parties are entitled to indemnification hereunder, then, subject to this Section 9.3, a number of Time-Based Shares shall be used to satisfy any Loss or Losses resulting from such claim as determined by dividing (x) the amount of the Loss or Losses by (y) the average Market Price per share of Parent Common Stock for the consecutive ten-day trading period ending on the date of the final resolution of the claim. Once the number of Time-Based Shares necessary to satisfy the Loss or Losses is determined, such shares shall be allocated among Seller and the Rightsholders in accordance with their then-current Indemnification Percentages and the Allocation Schedule shall be adjusted accordingly.

9.4.           Indemnification Procedures – Non-Third Party Claims.

(a)           Notice of Claims.  Any Parent Indemnified Party seeking indemnification hereunder (the “Indemnified Party”) shall, within the relevant limitation period provided for in this Article IX, give to Seller (as Representative) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such Loss or Losses resulting from such claim, and a reference to the provision or provisions of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based.

(b)           Claim Payment and Disputes.  The party obligated to provide indemnification (the “Indemnitor”) (acting through Seller, in the case of indemnification sought by a Parent Indemnified Party) shall have twenty (20) days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice or (ii) provide such Indemnified Party with written notice that it disagrees with the amount or method of determination set forth in the Claim Notice or that it is liable for indemnification pursuant to the terms of this Agreement (an “Indemnity Claim Dispute Notice”).  Within 20 days after the giving of any Indemnity Claim Dispute Notice, a representative of the Indemnitor and the Indemnified Party shall negotiate in good faith to resolve the matter.  In the event that the controversy is not resolved within twenty (20) days of the giving of the Indemnity Claim Dispute Notice, the parties shall thereupon be entitled to pursue any and all available remedies at law.

(c)           Not Applicable to Third Party Claims.  Notwithstanding the foregoing, the provisions of this Section 9.4 shall not apply in the case of a Claim Notice provided in connection with a claim by a third Person made against an Indemnified Party, which claims are provided for in, and subject to, Section 9.5.

9.5.           Indemnification Procedures – Third Party Claims.  If a claim by a third party is made against an Indemnified Party (a “Third Party Claim”), and if such Indemnified Party intends to seek indemnity with respect thereto under this Article IX, such Indemnified Party shall promptly notify (a “Notice of Third Party Claim”) the Representative, in the case of indemnification sought by any Parent Indemnified Party, in writing of such claims within fifteen (15) days of receipt of such claim, setting forth such claims in reasonable detail; provided, however, that failure to give such a Notice of Third Party Claim within such fifteen (15) day period shall not relieve the Indemnitor of its obligations hereunder, except to the extent Indemnitor shall have been materially prejudiced by such failure.  The Indemnitor shall have fifteen (15) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which counsel shall be reasonably acceptable to the Indemnified Party) and at Indemnitor’s own expense, the settlement or defense of the Third Party Claim, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; and provided, further, that, if in the reasonable opinion of counsel for such Indemnified Party, there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for the reasonable fees and expenses of one counsel and one local counsel, if applicable, to such Indemnified Party in connection with such defense of the Third Party Claim.  So long as the Indemnitor is reasonably contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.  If the Indemnitor does not notify the Indemnified Party in writing within fifteen (15) days after receipt of the Indemnified Party’s Notice of Third Party Claim hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor’s cost, risk and expense, the defense, compromise or settlement of the Third Party Claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.  The Indemnitor shall pay the Indemnified Party’s expenses as and when incurred (as evidenced by appropriate documentation).  The Indemnitor shall not, except with the prior written consent of the Indemnified Party, enter into any settlement that (i) does not include as an unconditional term thereof the giving by the Person or Persons asserting such Third Party Claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment, (ii) involves non-monetary relief or remedy, including any restrictions on the Indemnified Party’s ability to operate or compete, or (iii) in the case of a Claim related to Taxes, gives an unconditional release from all liability with respect to similar Claims for all other relevant Tax periods or portions therof.

9.6.           Other Reductions in Indemnity Payments.  Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by any Indemnified Party shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Party (or any of its Affiliates) with respect to such Losses, (ii) any reduction in federal or state income Taxes of the Indemnified Party arising from an item of deduction, loss or credit directly resulting from such Loss, or a refund of federal or state income Taxes of the Indemnified Party arising from an item of deduction, loss or credit directly resulting from such Loss (each, a “Tax Benefit”), (x) but only when actually realized and (y) the amount of which shall be, but only if a positive number, (1) the Indemnified Party's income Tax liability determined without the Tax Benefit (but determined with all other Tax items and attributes, including net operating loss carryforwards) minus (2) the Indemnified Party's Tax liability determined with the Tax Benefit (determined with all other Tax items and attributes, including net operating loss carryforwards),  and (iii) any recoveries obtained by the Indemnified Party (or any of its Affiliates) from any other third party.  Each Indemnified Party shall exercise commercially reasonable efforts to obtain such proceeds, benefits and recoveries.  If any such proceeds, benefits or recoveries are received by an Indemnified Party (or any of its Affiliates) with respect to any Losses after an Indemnitor has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such Affiliate) shall promptly pay to the Indemnitor the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnitor’s payment).

9.7.           No Contribution.  No holder of shares of capital stock of the Company or Rights shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company or any of its representations, warranties, covenants or agreements, whether by virtue of any contractual or statutory right of indemnity or otherwise.

9.8.           Effect of Investigation.  An Indemnified Party’s right to indemnification or other remedies under this Agreement based upon the representations and warranties and covenants and agreements of Parent or Merger Subsidiary (with respect to a Company Indemnified Party) or the Company (with respect to a Parent Indemnified Party) shall not be affected by any investigation or knowledge of the Indemnified Party or waiver by the Indemnified Party of any condition based on the accuracy of any such representation or warranty or compliance with any covenant or agreement.  Such representations and warranties and covenants and agreements of Parent or Merger Subsidiary (with respect to a Company Indemnified Party) or the Company (with respect to a Parent Indemnified Party) shall not be deemed waived or affected by reason of the fact that the Indemnified Party knew or should have known that any such representation or warranty is or might be inaccurate or that any such covenant or agreement has not or might not have been complied with.  Any investigation made by Parent or Merger Subsidiary, on the one hand, or the Company, Seller or the Representative (on behalf of the Rightsholders) on the other hand, shall be for its or their own protection only, and shall not affect or impair any right or remedy under this Agreement.

9.9.           Subrogation.  Upon making any payment to an Indemnified Party in respect of any Losses, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party (and its Affiliates) against any third party in respect of the Losses to which such payment relates.  Such Indemnified Party (and its Affiliates) and Indemnifying Party shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

9.10.           Exclusive Remedies.  Except as set forth in Section 10.8, the sole and exclusive liability and responsibility of the Company, Seller and any Rightsholder to Parent or Merger Subsidiary under or in connection with this Agreement, the Merger and the transactions contemplated hereby or thereby (including for any breach of or inaccuracy in any representation or warranty or for any breach of any covenant or obligation or for any other reason) shall be as set forth in this Article IX.  To the extent that Parent or Merger Subsidiary has any Losses for which it may assert any other right to indemnification, contribution or recovery from the Company, Seller or any Rightsholder (whether under this Agreement or under any common law theory or any statute or other law or otherwise), each of Parent and Merger Subsidiary hereby waives, releases and agrees not to assert such right, and each of Parent and Merger Subsidiary agrees to cause each of its Affiliates to waive, release and agree not to assert such right, regardless of the theory upon which any claim may be based, whether contract, equity, tort, fraud, warranty, strict liability or any other theory of liability.

9.11.           No Double Recovery.  Notwithstanding anything herein to the contrary, no Indemnified Party shall be entitled to indemnification or reimbursement under this Article IX to the extent such Indemnified Party already has been indemnified or reimbursed for such Loss under any other provision of this Agreement (including Exhibits or applicable Disclosure Letter attached hereto).

9.12.           Mitigation.  Parent and the Representative agree to use reasonable efforts to mitigate any Loss which forms the basis of a claim hereunder.

ARTICLE X

GENERAL PROVISIONS

10.1.           No Other Representations and Warranties.

(a)           By Company or the Representative.  Neither the Company, Seller nor the Representative (on behalf of the Rightsholders) makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, in each case, except as expressly set forth in this Agreement, the Company Disclosure Letter, the Schedules or any other certificate, document, writing or instrument required to be delivered by or on behalf of the Company or the Representative at the Closing pursuant to this Agreement.

(b)           By Parent or Merger Subsidiary.  Neither Parent nor Merger Subsidiary makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent or Merger Subsidiary, in each case, except as expressly set forth in this Agreement, the Parent Disclosure Letter, the Schedules or any other certificate, document, writing or instrument delivered by or on behalf of Parent and Merger Subsidiary pursuant to this Agreement.

10.2.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally and/or by messenger service, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by facsimile or electronic mail, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent or Merger Subsidiary, to:

ISCO, Inc.
1001 Elk Cambridge Drive
Elk Grove, IL 60007
Attention:  Chief Financial Officer
Telephone:  (847) 391-9412
Telecopy:  (847)-391-5015
Email: cesario@iscointl.com

with a copy to:

Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312
Attention:  Michael P. Gallagher
Telephone:  (610) 640-7807
Telecopy:  (610) 640-7835
Email:  gallagmp@pepperlaw.com

if to the Company, Seller and/or the Representative, to:

Clarity Communication Systems Inc.
2640 White Oak Circle
Aurora, IL 60502
Attention:  President and Chief Executive Officer
Telephone:  (630) 499-1234
Telecopy:  (630) 499-1230
Email: jfuentes@claritycsi.com

with a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606-4637
Attention: William R. Kucera
Telephone: (312) 701-7296
Telecopy (312) 706-8138
Email: wkucera@mayerbrown.com

10.3.           Interpretation.  When a reference is made in this Agreement to Exhibits or the Schedules, such reference shall be to the corresponding Exhibit or Schedule to this Agreement, unless otherwise indicated.  When a reference is made in this Agreement or in the Company Disclosure Letter or the Parent Disclosure Letter to Articles, Sections or sub-Sections, such reference shall be to the corresponding Article, Section or sub-Section of this Agreement, unless otherwise indicated.  For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”  Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.  The words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise indicated, be construed to refer to this Agreement as a whole and not any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4.           Counterparts.  This Agreement may be executed by the parties in multiple counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed by facsimile signature.

10.5.           Attorneys’ Fees.  If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

10.6.           Entire Agreement; Third-Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter, the Parent Disclosure Letter and the Exhibits and Schedules hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement.  This Agreement is not intended to confer upon any other Person any rights, benefits or remedies under or by reason of this Agreement, and shall not confer on any Person any rights, benefits or remedies under or by reason of this Agreement except as specifically provided herein.

10.7.           Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.8.           Other Remedies; Specific Performance.  The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions pursuant thereto as are necessary on its part for the consummation of the Merger, will cause irreparable injury to the other parties.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Illinois state court or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Illinois, this being in addition to any other remedy to which such party is entitled at law or in equity.

10.9.           Expenses.  Except as otherwise expressly provided in this Agreement, each of the parties hereto will bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with any due diligence investigation, or the negotiation, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

10.10.                      Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.11.                      Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise, unless the parties hereto provide written consent to such assignment; provided, however, that upon notice to the Company (prior to the Effective Time) Seller or the Representative (after the Effective Time) and without releasing Parent from any of its or their obligations or liabilities hereunder, (a) Parent may assign or delegate any or all of its or their rights or obligations under this Agreement to any Affiliate of Parent, provided however, Parent shall not do so if such assignment or delegation will adversely affect the tax-free status of the Merger under Section 368(a) of the Code and (b) nothing in this Agreement shall limit the ability of Parent to make a collateral assignment of its or their rights under this Agreement to any lender that provides funds to Parent or any Affiliate of Parent, in either case without the consent of the Company or Seller, as applicable.  Seller shall execute an acknowledgment of such collateral assignments in such forms as Parent or its Affiliates may from time to time reasonably request.  In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on the assigns of Parent or their Affiliates, as applicable.  Any assignment in violation of the foregoing shall be null and void.

10.12.                      Time.  Time is of the essence in each and every provision of this Agreement.

10.13.                      Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  Each of the parties hereto (a) irrevocably consents to the jurisdiction and venue of any Illinois state court or any court of the United States located in the State of Illinois in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Illinois state court or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Illinois, and (d) consents to service being made through the notice procedures set forth in Section 10.2.  Each of the Company, Seller, the Representative on behalf of the Rightsholders, Parent and Merger Subsidiary hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10.2 shall be effective service of process for any Legal Proceeding in connection with this Agreement or the transactions contemplated hereby.

10.14.                      Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUBSIDIARY, THE COMPANY OR THE REPRESENTATIVE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

ARTICLE XI

THE REPRESENTATIVE

11.1.           Authorization.  The Representative hereby is appointed, authorized and empowered to act as the agent of the Rightsholders in connection with, and to facilitate the consummation of the Merger and the other transactions contemplated by this Agreement, and with respect to the activities to be performed on behalf of the Rightsholders under this Agreement (it being understood that each Rightsholder shall acknowledge and agree to be bound by the provisions of this Article XI pursuant to such Rightsholder’s Restricted Stock Award Agreement as if such Rightsholder was a signatory hereto).  The authority of the Representative shall include the power and authority to (a) take all action necessary in connection with the defense, payment and/or settlement of any claims for indemnification, (b) take such actions and to execute and deliver such amendments, modifications, waivers and consents in connection with this Agreement and the other transactions contemplated hereby as the Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement, (c) give and receive all notices required to be given under this Agreement, (d) take any and all additional action as is contemplated to be taken by the Representative by the terms of this Agreement and (e) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of any of the foregoing.

11.2.           Reliance.  Parent, the Surviving Corporation and its and their Subsidiaries shall be entitled to rely exclusively upon the communications of the Representative relating to the foregoing as the communications of the Rightsholders.  Neither Parent nor the Surviving Corporation shall be held liable or accountable in any manner for any act or omission of the Representative in such capacity.

11.3.           Compensation; Exculpation.

(a)           Compensation.  The Representative shall receive no compensation for his services as the Representative.

(b)           Exculpation.  The Representative shall not be liable to any Rightsholder for any act done or omitted hereunder as the Representative other than as a result of gross negligence, bad faith or willful misconduct) on the part of the Representative and shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Representative pursuant to such advice shall in no event subject the Representative to liability to any Rightsholder other than as a result of gross negligence, bad faith or willful misconduct on the part of the Representative.

11.4.           Expenses

The reasonable costs and expenses of the Representative in addressing indemnification or other matters on behalf of the Rightsholders shall be reimbursed by using Time-Based Shares up to an aggregate value of $10,000.  At least five Business Days prior to the first anniversary of the Closing Date (with respect to the First Time-Based Shares) and the second anniversary of the Closing Date (with respect to the Second Time-Based Shares), the Representative shall provide Parent with a written notice setting forth, in reasonable detail, its costs and expenses for the previous year.  Upon receipt of such notice, the Allocation Schedule shall be revised by taking Time-Based Shares from Seller and the Rightsholders (using the average Market Price per share of Parent Common Stock for the previous consecutive ten-day trading period for purposes of valuation) in accordance with such Seller’s and Rightsholders’ respective then-current Indemnification Percentages and allocating such shares to the Representative.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

PARENT:

ISCO International, Inc.
By:           /s/ Frank Cesario
Name:                      Frank Cesario__
Title:           CFO__________

MERGER SUBSIDIARY:

ISCO Illinois, Inc.
By:           /s/ Frank Cesario
Name:                      Frank Cesario__
Title:           CFO__________

COMPANY:

Clarity Communication Systems Inc.
By:           /s/ James Fuentes____
Name:                      James Fuentes_______
Title:           Chief Executive Officer

SELLER:

By:           /s/ James Fuentes_____
Name:                      James Fuentes_______

REPRESENTATIVE:

James Fuentes (solely in his capacity as the Representative)
By:           /s/ James Fuentes_____
Name:                      James Fuentes_______

APPENDIX B TO THE MERGER AGREEMENT - EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into on this ____ day of _______, 200__, by and between ISCO INTERNATIONAL, INC. (the “Company”), and JAMES FUENTES, an individual (“Executive”), with reference to the following facts:

WHEREAS, pursuant to the Agreement and Plan of Merger, dated November 13, 2007 (the “Merger Agreement”), by and among the Company, ISCO Illinois, Inc., an Illinois corporation and a direct wholly-owned subsidiary of the Company (“Merger Subsidiary”), Clarity Communication Systems Inc., an Illinois corporation (“Clarity”), and Executive, for himself and as the Representative (as defined in the Merger Agreement), the parties thereto intend to effect a merger (the “Merger”) in which Merger Subsidiary will merge with and into Clarity with Clarity being the surviving corporation (the “Surviving Corporation”) of the Merger; and

WHEREAS, as a condition to the obligations of the parties to effect the Merger, the Merger Agreement requires the Company and Executive to enter into this Agreement; and

WHEREAS, it is the mutual desire of the Company and Executive that Executive be employed by the Company on the terms set forth in this Agreement.

NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  Effective Date.  The effectiveness of this Agreement is expressly contingent upon, and effective as of the date of, the closing of the Merger (the “Effective Date”).

SECTION 2.  Employment with the Company.

2.1.           Position and Duties.  Executive will report to the Company’s Chief Executive Officer (“CEO”) as a member of the management team of the Company and its consolidated subsidiaries (collectively, the “Combined Entity”) to assist the CEO in the coordination and integration of the Surviving Corporation’s operations with the Combined Entity and perform such other duties as the CEO may assign to the Executive.  Nothing in this paragraph will obligate the Company or any constituent member of the Combined Entity to continue to employ Executive in any capacity beyond the end of the period described below in Section 3, nor shall it inhibit the parties from continuing such arrangement as mutually agreed.

2.2.           Full Time and Best Efforts.  Executive will perform his duties faithfully and to the best of his ability and will devote his full business time and effort to the performance of his duties hereunder.  Executive will not engage in any other employment or business activities for any direct or indirect remuneration that would be directly harmful or detrimental to, or that may compete with, the business and affairs of the Company, or that would interfere with his duties hereunder.  Executive acknowledges that frequent travel may be necessary in carrying out his duties hereunder.

SECTION 3.  Term of Employment.  Executive’s employment by the Company under this Agreement shall be for a period commencing on the Effective Date and ending on the second anniversary of the Effective Date subject to his earlier termination in accordance with Section 7 of this Agreement (the “Term”); provided, however, that upon the eighteen-month anniversary of the Effective Date and each day thereafter the Term shall be extended for one additional day unless and until the Company provides written notice to Executive that such extension shall not occur.  Upon  expiration of the Term, this Agreement will expire (other than Section 10 hereof, which Section will survive any expiration or termination of this Agreement) and, unless otherwise agreed by the parties, Executive’s employment by the Company will cease and the Company will have no liability to Executive.

SECTION 4.  Compensation.  The Company will compensate Executive for services rendered hereunder at the annual rate of $240,000 (“Base Salary”) payable in accordance with the Company’s normal payroll practices and subject to changes in such practices or payroll deductions as may be necessary or customary for the Company’s salaried employees.

SECTION 5.  Benefits.  Executive shall be entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto.  Executive shall be given credit for his service with Clarity for purposes of eligibility and vesting under any such benefit plans and programs of the Company.  The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.  Executive shall be entitled to receive  five (5) weeks of annual paid vacation in accordance with the Company’s vacation policy.  Executive shall be entitled to all paid holidays the Company makes available to its employees.

SECTION 6.  Business Expenses.  The Company shall reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policies as in effect from time to time.

SECTION 7.  Termination.  Executive’s employment hereunder may be terminated by either party at any time, subject to the terms of this Section 7:

7.1.           Termination Without Cause or for Good Reason.  If Executive’s employment ceases due to a termination by the Company other than for Cause or by Executive for Good Reason, then subject to Executive’s compliance with the provisions of Section 10 below (the “Covenants”), Executive will receive (A) monthly severance payments equal to 1/12th of his Base Salary for the lesser of: (i) three months or (ii) the number of whole months remaining in the Term  as of the date of his termination and (B) the payments described in Section 7.2. The severance benefits described in this Section 7.1 are in lieu of, not in addition to, any severance benefits otherwise payable under any other severance arrangement maintained by the Company.

7.2.           Other Terminations.  In the event of any cessation of Executive’s employment other than as described above in Section 7.1, all salary, benefits and other compensation will cease at the time of such termination and, subject to the terms of any benefit plans then in force and applicable to Executive, the Company will have no further liability or obligation hereunder by reason of such termination; provided, however that the Company will pay Executive any accrued but unpaid Base Salary and any accrued but unused vacation as of the date of Executive’s termination.

7.3.           Cause.  “Cause” means the occurrence of any of the following:  (1) Executive’s refusal, failure or inability to perform (other than due to illness or disability) his duties or to follow the lawful directives of the person or group of persons to whom he reports (his “Supervisor”); in such event prior to termination, his Supervisor shall provide written notice of the bases of termination, meet with Executive within five days of the notice of termination, and Executive shall have thirty days thereafter to cure the conduct; (2) misconduct or gross negligence by Executive in the course of employment that could reasonably be expected to have a material adverse effect on the operations, condition or reputation of the Company; (3) Executive’s conviction of, or the entry of a plea of guilty or nolo contendere to, a crime involving moral turpitude or that otherwise could reasonably be expected to have an material adverse effect on the operations, condition or reputation of the Company; (4) a material breach by Executive of any agreement with, lawful policy of or fiduciary duty owed to the Company; or (5) violation of the Company’s policies regarding alcohol abuse or use of controlled drugs.  For avoidance of doubt, a cessation of employment due to a disability entitling Executive to benefits under any Company maintained or provided long-term disability plan or policy will not constitute a termination by the Company “without Cause.”

7.4.           Good Reason.  Executive shall be eligible to terminate his employment for “Good Reason” upon the occurrence of any of the following events or conditions;

the assignment to Executive of any duties materially inconsistent with the Executive's position and status as set forth in Section 2.1,

a reduction by the Company in Executive’s Base Salary to an amount that is less than required under Section 4,

the relocation of Executive's base office to an office that is more than 50 highway miles of Executive's base office on the Effective Date,

any other material breach of this Agreement by the Company.

7.5.           Mitigation.  Except as may be expressly provided elsewhere in this Agreement, the Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 7 (whether by seeking new employment or in any other manner).  No such payment shall be reduced by earnings that the Executive may receive from any other source.

7.6.           Section 409A.  Notwithstanding any other provision of this Agreement, if the termination giving rise to any payment or benefit described in Section 7 is not a “Separation from Service” within the meaning of Treas. Reg. § 1.409A-1(h)(1) (or any successor provision), then the payment of those amounts (to the extent they constitute a “deferral of compensation,” within the meaning of Section 409A of the Internal Revenue Code) will be deferred (without interest) until such time as Executive experiences a Separation from Service.  In addition, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Internal Revenue Code, those amounts that would otherwise be paid within six months following Executive’s Separation from Service (taking into account the preceding sentence) will instead be deferred (without interest) and paid to Executive in a lump sum immediately following that six-month period.  This provision shall not be construed as preventing the application of Treas. Reg. §§ 1.409A-1(b)(4) or 1.409A-1(b)(9) (or any successor provisions) to amounts payable hereunder.

SECTION 8.  Modified Reduction.  Notwithstanding any other provisions of this Agreement to the contrary, in the event that any payments or benefits received or to be received by Executive in connection with Executive’s employment with the Company (or termination thereof) would subject Executive to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “ Excise Tax”), and if the net after-tax amount (taking into account all applicable taxes payable by Executive, including without limitation any Excise Tax) that Executive would receive with respect to such payments or benefits does not exceed the net after-tax amount Executive would receive if the amount of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Executive without the imposition of the Excise Tax, then, only to the extent necessary to eliminate the imposition of the Excise Tax, such payments and benefits shall be so reduced.

SECTION 9.  Condition to Severance Payments.  All severance payments or other benefits provided under Section 7 are conditioned on Executive’s continuing compliance with this Agreement and the Company’s policies and Executive’s execution (and non-revocation) of a release of claims and covenant not to sue substantially in the form provided in Exhibit A upon termination of employment.

SECTION 10.  Covenants.  In recognition of the compensation and severance protection provided to Executive pursuant to this Agreement, the Executive agrees to be bound by the provisions of this Section 10.  These provisions will apply without regard to whether any cessation of the Executive’s employment is initiated by the Company or the Executive, and without regard to the reason for that cessation.

10.1.           Non-Solicitation and Non-Competition.  For a period of  two (2) years after the cessation of Executive’s employment with the Company for any reason (without regard to whether that cessation is initiated by Executive or the Company), Executive will not do any of the following, directly or indirectly, without the prior written consent of the Company (except in his capacity as an officer or director of the Company):

10.1.1.                      solicit, entice or induce any person, firm or corporation who or which is a client or customer of the Company or any of its subsidiaries to become a client or customer of any other person, firm or corporation involved in activities that are the same as, or in direct competition with, the business activities carried on by the Company (or being definitively planned by the Company at the time of the cessation of Executive’s employment with the Company) (a “Competing Business”);

10.1.2.                      influence or attempt to influence any customer of the Company or its subsidiaries to terminate or modify any written or oral agreement or course of dealing with the Company or its subsidiaries;

10.1.3.                      influence or attempt to influence any person to terminate or modify any employment, consulting, agency, distributorship, licensing or other similar relationship or arrangement with the Company or its subsidiaries; or

10.1.4.                      engage in a geographic area that is coextensive with the geographic area in which the Company does business at the time of the cessation of Executive’s employment with the Company as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise; provided, however, that nothing contained in this subsection shall prevent Executive from holding for investment up to five percent (5%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system.

10.2.           Non-Disclosure.  Executive shall not use for Executive’s personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any “Confidential Information,” which term shall mean any information regarding the business methods, business policies, policies, procedures, techniques, research or development projects or results, historical or projected financial information, budgets, trade secrets, or other knowledge or processes of, or developed by, the Company, any Company Creation (as that term is defined in Section 10.3.1), or any other confidential information relating to or dealing with the business operations of the Company, made known to Executive or learned or acquired by Executive while in the employ of the Company, but Confidential Information shall not include information otherwise lawfully known generally by or readily accessible to the general public.  The foregoing provisions of this subsection shall apply during and after the period when Executive is an employee of the Company and shall be in addition to (and not a limitation of) any other legally applicable protections of the Company’s interest in confidential information, trade secrets, and the like.  At the termination of Executive’s employment with Company, Executive shall return to the Company all copies of Confidential Information in any medium, including computer tapes and other forms of data storage.

10.3.           Intellectual Property & Company Creations.

10.3.1.                      Ownership.  All right, title and interest in and to any and all ideas, inventions, designs, technologies, formulas, methods, processes, development techniques, discoveries, computer programs or instructions (whether in source code, object code, or any other form), computer hardware, algorithms, plans, customer lists, memoranda, tests, research, designs, specifications, models, data, diagrams, flow charts, techniques (whether reduced to written form or otherwise), patents, patent applications, formats, test results, marketing and business ideas, trademarks, trade secrets, service marks, trade dress, logos, trade names, fictitious names, brand names, corporate names, original works of authorship, copyrights, copyrightable works, mask works, computer software, all other similar intangible personal property, and all improvements, derivative works, know-how, data, rights and claims related to the foregoing that have been or are conceived, developed or created in whole or in part by Executive (a) at any time and at any place that relates to the business of the Company, as then operated, operated in the past or under consideration or development or (b) as a result of tasks assigned to Executive by the Company (collectively, “Company Creations”), shall be and become and remain the sole and exclusive property of the Company and shall be considered “works made for hire” as that term is defined pursuant to applicable statutes and law.

10.3.2.                      Assignment.  Executive acknowledges that all Company Creations that are copyrightable shall be considered a work made for hire under United States Copyright Law.  To the extent that any copyrightable Company Creations may not be considered a work made for hire under the applicable provisions of the copyright law, or to the extent that, notwithstanding the foregoing provisions, Executive may retain an interest in any Company Creation, Executive hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that Executive may have in such Company Creation under copyright, patent, trade secret, trademark and other law protecting proprietary or intellectual property rights, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration.  The Company shall be entitled to obtain and hold in its own name all registrations of copyrights, patents, trade secrets, trademarks and other proprietary or intellectual property rights with respect thereto.  Executive shall have no claim for additional compensation for Company Creations.

10.3.3.                      Disclosure & Cooperation.  Executive shall keep and maintain adequate and current written records of all Company Creations and their development by Executive (solely or jointly with others), which records shall be available at all times to and remain the sole property of the Company.  Executive shall communicate promptly and disclose to the Company, in such form as the Company may reasonably request, all information, details and data pertaining to any Company Creations.  Executive further agrees to execute and deliver to the Company or its designee(s) any and all formal transfers and assignments and other documents and to provide any further cooperation or assistance reasonably required by the Company to perfect, maintain or otherwise protect its rights in the Company Creations.  Executive hereby designates and appoints the Company or its designee as Executive’s agent and attorney-in-fact to execute on Executive’s behalf any assignments or other documents deemed necessary by the Company to perfect, maintain or otherwise protect the Company’s rights in any Company Creations.

10.4.           Acknowledgments.  Executive acknowledges that the Covenants are reasonable and necessary to protect the Company’s legitimate business interests, its relationships with its customers, its trade secrets and other confidential or proprietary information.  Executive further acknowledges that the duration and scope of the Covenants are reasonable given the nature of this Agreement and the position Executive holds or will hold within the Company.  Executive further acknowledges that the Covenants are included herein to induce the Company to enter into this Agreement and that the Company would not have entered into this Agreement or otherwise enhanced Executive’s Base Salary in the absence of the Covenants. Executive also acknowledges that any breach, willful or otherwise, of the Covenants will cause continuing and irreparable injury to the Company for which monetary damages, alone, will not be an adequate remedy.  Finally, Executive acknowledges that the Covenants are in addition to, and not in lieu of, any restrictive covenants to which he is subject pursuant to the Merger Agreement.

10.5.           Enforcement.

10.5.1.                      Judicial Modification.  If any court determines that the Covenants, or any part thereof, is unenforceable because of the duration or scope of such provision, that court will have the power to modify such provision and, in its modified form, such provision will then be enforceable.

10.5.2.                      Remedies.  Executive acknowledges and agrees that, in view of the nature of the business in which the Company is engaged and Executive’s exposure to the Company’s business, the restrictions contained in this section are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those restrictions would result in irreparable injury to the Company, for which there is no adequate remedy at law.  Executive therefore agrees that in the event of any actual or threatened violation, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief against Executive, in addition to damages from Executive and an equitable accounting of all commissions, earnings, profits and other benefits to Executive arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

10.5.3.                      Disgorgement.  In addition to the remedies specified above and any other relief awarded by any court, if Executive breaches any of the Covenants, he will be required to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by him as a result of any such breach and the Company will be entitled to injunctive or other equitable relief to prevent further breaches of the Covenants by Executive.

10.5.4.                      Extension of Restrictions.  If Executive breaches Section 10.1 in any respect, the duration of the restrictions therein contained will be extended for a period equal to the period that Executive was in breach of such restrictions.

SECTION 11.  Successors and Assigns.  The Company may assign its rights under this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.  Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.

SECTION 12.  Notice Clause.  Any notice or other communication required or permitted to be given under this Agreement will be given in writing and will be deemed effective on the day delivered in person, or the business day after the day on which such notice was mailed registered or certified mail, postage prepaid, addressed as follows:

if to the Executive: to his home address then on file in the Company’s personnel records;

if to the Company: to the Company’s principal executive offices, c/o Chief Financial Officer;

or to such other address as either party may duly specify by notice given in the manner described above.

SECTION 13.  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of Illinois.

SECTION 14.  Severability.  The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

SECTION 15.  Wage Claims.  The parties intend that all obligations to pay compensation to Executive be obligations solely of the Company.  Therefore, intending to be bound by this provision, Executive hereby waives any right to claim payment of amounts owed to him, now or in the future, from directors or officers of the Company in the event of the Company’s insolvency.

SECTION 16.  Integration.  This Agreement and any other agreement referred to herein or executed contemporaneously herewith represent the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, provided, however, that Executive will at all times be bound by all applicable Company policies in then effect, including (without limitation) the Company’s ethics guidelines and insider trading policies.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

SECTION 17.  Taxes.  All payments and transfers of property, whether made pursuant to this Agreement or otherwise, shall be subject to withholding of applicable income and employment taxes.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has executed this Agreement, in each case as of the date first above written.

JAMES FUENTES                                                      ISCO INTERNATIONAL, INC.

             By:

  Title:

EXHIBIT A TO EMPLOYMENT AGREEMENT

RELEASE AND NON-DISPARAGEMENT AGREEMENT

THIS RELEASE AND NON-DISPARAGEMENT AGREEMENT (this “Release”) is made as of the ___ day of _______, _____ by and between JAMES FUENTES (the “Executive”) and ISCO INTERNATIONAL, INC. and CLARITY COMMUNICATIONS SYSTEMS INC. (collectively, the “Company”).

WHEREAS, the Executive’s employment as an executive of the Company has terminated; and

WHEREAS, pursuant to Section 7 of the Employment Agreement by and between the Company and the Executive dated __________, 2007 (the “Employment Agreement”), the Company has agreed to pay the Executive certain amounts and to provide him with certain rights and benefits, subject to the execution of this Release.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1.  Consideration.  The Executive acknowledges that: (i) the payments, rights and benefits set forth in Section 7.1 of the Agreement constitute full settlement of all his rights under the Employment Agreement, (ii) he has no entitlement under any other severance or similar arrangement maintained by the Company, and (iii) except as otherwise provided specifically in this Release, the Company does not and will not have any other liability or obligation to the Executive.  The Executive further acknowledges that, in the absence of his execution of this Release, the benefits and payments specified in Section 7.1 of the Employment Agreement would not otherwise be due to him.

SECTION 2.  Release and Covenant Not to Sue.

2.1.           The Executive hereby fully and forever releases and discharges the Company, and all predecessors and successors, assigns, stockholders, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present (the Company and each such person or entity is referred to as a “Released Person”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Release, out of the Executive’s employment by the Company or the termination thereof, including, but not limited to, any claims for relief or causes of action under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., or any other federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law.

2.2.           The Executive expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any claim against a Released Person.  The Executive further promises not to initiate a lawsuit or to bring any other claim against the other arising out of or in any way related to the Executive’s employment by the Company or the termination of that employment.  This Release will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by the Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred.

2.3.           The foregoing will not be deemed to release the Company from claims solely to enforce this Release or Section 7.1 of the Employment Agreement.

SECTION 3.  Restrictive Covenants.  The Executive acknowledges that Section 10 of the Employment Agreement will survive the termination of his employment.  The Executive affirms that those restrictive covenants are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions and that he will abide by those restrictions.

SECTION 4.  Non-Disparagement.  The Executive will not disparage any Released Person or otherwise take any action that could reasonably be expected to adversely affect the personal or professional reputation of any Released Person.  Similarly, the Company (meaning, solely for this purpose, the Company’s officers, directors and agents specifically authorized to communicate on its behalf) will not disparage the Executive or otherwise take any action that could reasonably be expected to adversely affect his personal or professional reputation.

SECTION 5.  Cooperation.  The Executive further agrees that, subject to reimbursement of his reasonable expenses, he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which the Executive was in any way involved during his employment with the Company.  The Executive shall render such cooperation in a timely manner on reasonable notice from the Company.

SECTION 6.  Rescission Right.  The Executive expressly acknowledges and recites that (a) he has read and understands the terms of this Release in its entirety, (b) he has entered into this Release knowingly and voluntarily, without any duress or coercion; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release before signing it; (d) he was provided twenty-one (21) calendar days after receipt of the Release to consider its terms before signing it; and (e) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Release, in which case this Release shall be unenforceable, null and void.  The Executive may revoke this Release during those seven (7) days by providing written notice of revocation to the Company at the address specified in Section 12 of the Employment Agreement.

SECTION 7.  Challenge.  If the Executive violates or challenges the enforceability of any provisions of this Release or Section 10 of the Employment Agreement, no further payments, rights or benefits under Section 7 of the Employment Agreement will be due to the Executive.

SECTION 8.  Miscellaneous.

8.1.           No Admission of Liability.  This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company to the Executive.  There have been no such violations, and the Company specifically denies any such violations.

8.2.           No Reinstatement.  The Executive agrees that he will not apply for reinstatement with the Company or seek in any way to be reinstated, re-employed or hired by the Company in the future.

8.3.           Successors and Assigns.  This Release shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, permitted assigns, executors, administrators and heirs.  The Executive not may make any assignment of this Release or any interest herein, by operation of law or otherwise.  The Company may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

8.4.           Severability.  Whenever possible, each provision of this Release will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

8.5.           Entire Agreement; Amendments.  Except as otherwise provided herein, this Release contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof.  This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

8.6.           Governing Law.  This Release shall be governed by, and enforced in accordance with, the laws of the State of Illinois, without regard to the application of the principles of conflicts of laws.

8.7.           Counterparts and Facsimiles.  This Release may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Release to be executed by its duly authorized officer, and the Executive has executed this Release, in each case as of the date first above written.

JAMES FUENTES                                                      ISCO INTERNATIONAL, INC.

             By:

  Title:

EXHIBIT C TO MERGER AGREEMENT - REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of _________, 200_, among ISCO International, Inc., a Delaware corporation with offices at 1001 Cambridge Drive, Elk Grove Village, Illinois 60007 (the “Company”) and James Fuentes (“Fuentes”) and the Rightsholders whose shares of Common Stock have not been registered on a Form S-8 prior to the Closing Date (collectively with Fuentes, “Sellers” and each, a “Seller”).

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement and Plan of Merger, dated November 13, 2007 (the “Merger Agreement”), by and among the Company, ISCO Illinois, Inc., an Illinois corporation and a direct wholly-owned subsidiary of the Company, Clarity Communication Systems Inc., an Illinois corporation which is solely owned by Fuentes (“Clarity”), and Fuentes, for himself and as the representative of the Rightsholders, the Company is to acquire Clarity through a merger (the “Merger”) in which the Company is to issue shares of its common stock, par value $0.001 per share (the “Common Stock”), to Sellers in exchange for Sellers’ shares of capital stock of Clarity or Rights in accordance with the terms of the Merger Agreement; and

WHEREAS, the Company and Fuentes have agreed to enter into this Agreement to provide for the registration for resale of the shares of Common Stock to be issued to Sellers in the Merger; and

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Merger Agreement and this Agreement, the Company and Sellers agree as follows:

1.           Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Merger Agreement.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” shall mean all Sellers’ Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (1) the disposition of such Sellers’ Shares in accordance with the Resale Registration Statement, (2) the sale of such Sellers’ Shares in compliance with Rule 144 and/or Rule 145, as applicable, under the Securities Act or (3) such Sellers’ Shares ceasing to be outstanding.

“Resale Registration Statement” shall have the meaning set forth in Section 2(i) herein.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

2.           Registration Requirements.

(i)           Within 30 days after the Closing, the Company shall file with the SEC a Registration Statement on Form S-3 (the “Resale Registration Statement”), or on such other form available to the Company if Form S-3 is not available, for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act (as such rule may be amended from time to time) registering the resale from time to time by each Seller of the shares of Common Stock issued or issuable pursuant to the Merger Agreement (the “Sellers’ Shares”) up to the full extent permitted by Applicable Law or SEC guidelines and interpretations (it being understood that the initial filing shall include all of Sellers’ Shares and any reduction in the number of Sellers’ Shares included in the Resale Registration Statement shall only be made if required by the SEC staff in connection with its review of the Resale Registration Statement and, in the event of any such reduction, the Company shall register any such Sellers’ Shares not included in the Resale Registration Statement as soon as possible in accordance with Applicable Law and SEC guidelines and interpretations), which registration statement shall comply in all material respects with the requirements of the Securities Act.  Notwithstanding the foregoing, if in the reasonable determination of the Company’s counsel that the Resale Registration Statement could not be declared effective due to the age of the Company’s financial statements, then the Company may delay the initial filing of the Resale Registration Statement until five (5) days after the date of the Company’s independent auditor’s report on the Company’s financial statements as of and for the year ended December 31, 2007; provided, however, that the Company shall use commercially reasonable efforts to obtain the independent auditor's report as soon as practicable after the Company's financial statements as of and for the nine months ended September 30, 2007 become stale pursuant to the rules of the SEC.

(ii)           The Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to become and remain effective at all times during the period beginning upon the filing thereof and ending on the earlier of (A) the date all of the Registrable Shares may be sold pursuant to Rule 144(k) under the Securities Act and (B) the date there ceases to be any Registrable Shares and (C) the second anniversary of the Closing Date (the “Effective Period”).  The Company shall promptly supplement and amend the Resale Registration Statement if required by the rules, regulations or instructions applicable to Form S-3 or if required by the Securities Act.  In addition, from and after the date that the Resale Registration Statement is filed, and to the extent permitted by applicable rules and regulations, the Company shall, as promptly as practicable following receipt of a written request from a Seller, file a supplement to the prospectus contained in the Resale Registration Statement to amend the selling stockholder table contained therein as set forth in such request.

(iii)           In connection with its obligations pursuant to this Agreement, the Company shall:

(A)           prepare the Resale Registration Statement and, no later than five Business Days prior to filing, furnish to and afford Sellers a reasonable opportunity to review the Resale Registration Statement proposed to be filed and reflect in such document when so filed reasonable comments of Sellers;

(B)           prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep such Resale Registration Statement continuously effective during the Effective Period; cause the related prospectus to be supplemented by any prospectus supplement required by Applicable Law, and as so supplemented to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Sellers’ Shares covered by the Resale Registration Statement during the Effective Period in accordance with the intended methods of distribution set forth in the Resale Registration Statement as so amended or in such prospectus as so supplemented; provided that before filing any amendments or supplements to the Resale Registration Statement, the Company shall furnish to and afford Sellers a reasonable opportunity to review copies of all such amendments or supplements proposed to be filed (in each case, where possible, at least three Business Days prior to such filing, or such later date as is reasonable under the circumstances) and reflect in each such document when so filed reasonable comments of Sellers (it being understood that this proviso shall not apply to reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Resale Registration Statement);

(C)           notify Sellers, as promptly as practicable, (1) when a prospectus or any prospectus supplement or post-effective amendment to the Resale Registration Statement has been filed, and, with respect to any post-effective amendment, when the same has become effective under the Securities Act, (2) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings for that purpose, (3) of the happening of any event, the existence of any condition or any information becoming known (but not the nature or details concerning such event, condition or information) that makes any statement made in the Resale Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to the Resale Registration Statement, prospectus or documents so that, in the case of the Resale Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company pursuant to this clause (3) shall be required in the event that the Company promptly files a prospectus supplement to update the prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Resale Registration Statement which, in either case, contains the requisite information with respect to such event, condition or information that results in the Resale Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (4) of the Company’s determination that a post-effective amendment to the Resale Registration Statement would be appropriate.  Upon notification pursuant to Clauses (2), (3) or (4) of this section or notification of a Suspension Period (as defined below), Sellers shall immediately discontinue the use of Resale Registration Statement for dispositions of the Sellers’ Shares until such time as the Company has notified Sellers that (a) the stop order has been withdrawn, (b) the prospectus supplement or report has been filed or the post effective amendment has been declared effective, as the same may be, or (c) the use of the applicable prospectus contained in the Resale Registration Statement may be resumed, and, in any case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Resale Registration Statement, which notification shall be made promptly following such withdrawal, filing or effectiveness.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph;

(D)           use its commercially reasonable efforts to prevent the issuance of any stop order by the SEC suspending the effectiveness of the Resale Registration Statement or of any stop order by the SEC preventing or suspending the use of a prospectus and, if any such stop order is issued, to use its commercially reasonable efforts to obtain the withdrawal of such stop order at the earliest possible moment, and provide prompt notice to Seller of the withdrawal of any such stop order;

(E)           deliver during the Effective Period to Sellers, at the sole expense of the Company, as many copies of the prospectus contained in the Resale Registration Statement and each amendment or supplement thereto as Seller may reasonably request (not including the documents incorporated by reference therein, unless Sellers so requests in writing); and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto in connection with the offering and sale of the Sellers’ Shares covered by such prospectus and any amendment or supplement thereto in the manner set forth therein;

(F)           use its commercially reasonable efforts to register or qualify any Seller’s Shares covered by the Resale Registration Statement under the securities or blue sky laws of such states as such Seller shall reasonably request and at such Seller’s sole cost and expense, and do any and all other acts and things that may reasonably be necessary or desirable to enable such Seller to consummate the public sale or other disposition of the Seller’s Shares in such states; provided, however, that the Company shall not be required in connection with this paragraph to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(G)           unless the Sellers’ Shares shall be in book-entry form only, cooperate with Sellers to facilitate the timely preparation and delivery of certificates representing Sellers’ Shares sold pursuant to the Resale Registration Statement, or subject to receipt by the Company of satisfactory evidence of compliance with Applicable Law, an exemption for the registration requirements of the Securities Act, which certificates shall not bear any restrictive legends (unless transferred otherwise than pursuant to the Resale Registration Statement or in compliance with Rule 144 under the Securities Act) and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Sellers’ Shares to be in such denominations and registered in such names as Sellers may reasonably request in connection with any sale of Sellers’ Shares.  Prior to any sale or other transfer of Sellers’ Shares other than pursuant to the Resale Registration Statement, Sellers must furnish to the Company such certificates, legal opinions and other information as the Company or its transfer agent may reasonably require to confirm that such sale or transfer is being made pursuant to an exemption from the registration requirements of the Securities Act;

(H)           subject to Section 2(vi) below, upon the occurrence of any event contemplated by Section 2(iii)(C), as promptly as practicable prepare and file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Resale Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Sellers’ Shares being sold thereunder, any such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(I)           during the Effective Period, use its commercially reasonable efforts to comply with all rules and regulations of the SEC applicable to the Resale Registration Statement; and

(J)           use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Sellers’ Shares covered by the Resale Registration Statement contemplated hereby.

(iv)           Except as otherwise provided herein, the Company will pay all Registration Expenses relating to the Resale Registration Statement.  For purposes of this Agreement, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for the Company, excluding any state blue sky fees and expenses; provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting fees, discounts, commissions or fees attributable to the sale of the Sellers’ Shares or any counsel, accounting or other Persons retained by Sellers in connection with the matters set forth in this Agreement.

(v)           If the Company has delivered a prospectus to Sellers and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify Sellers and provide Sellers with a reasonable number of revised prospectuses.

(vi)           The Company may suspend the availability of the Resale Registration Statement and the use of any prospectus for a period not to exceed sixty (60) days in the aggregate in any three (3) month period or ninety (90) days in the aggregate during any twelve (12) month period, if the Company determines, in its reasonable judgment and based on the advice of its counsel, that such suspension is necessary due to the existence of an event or state of facts relating to the Company or its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; provided that the Company promptly thereafter complies with the requirements of Section 2(iii)(B), if applicable.  Any period during which the Company may, pursuant to this Section 2 (vii), suspend the availability of the Resale Registration Statement and the use of any prospectus shall be referred to as a “Suspension Period.”

(vii)           Sellers agree to cooperate as reasonably requested by the Company in connection with the preparation and filing of the Resale Registration Statement.

3.           Information by Sellers.  Sellers shall promptly furnish to the Company such information regarding Sellers and the distribution and/or sale proposed by Sellers as the Company may from time to time reasonably request in writing in connection with any registration, qualification or compliance referred to in this Agreement, and the Company shall not be required to file a Resale Registration Statement or amendment or supplement, as applicable, if Sellers fail to furnish such information within a reasonable time after receiving such request.  Sellers agree that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker dealer for the sale of any Registrable Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, Sellers shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the Prospectus pursuant to Rule 424(b) under the Securities Act, to the extent that such supplement is legally required.  Such information shall include a description of (i) the name of the participating broker dealer(s), (ii) the number of Registrable Shares involved, (iii) the price at which such Registrable Shares were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker dealer(s), where applicable.

4.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, to the fullest extent permitted by law, each seller of Registrable Shares, its officers and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, “Losses”) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement, any related preliminary prospectus, prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any federal or state securities laws, except that the Company shall not be liable for any indemnification under this Section 4 to the extent such Losses are caused by or contained in any information furnished in writing to the Company by such seller expressly for use therein or by such seller's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such seller with a sufficient number of copies of the same.  The reimbursements required by this paragraph will be made by periodic payments during the course of the investigation or defense, promptly after bills are received or expenses incurred.

(b)           Each seller of Registrable Shares will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, any related preliminary prospectus, prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by such seller; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to the number of Registrable Shares sold by each such seller divided by the total number of Registrable Shares included in such registration statement, and provided further that such liability will be limited to, in any event, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement.

(c)           If any action is brought in respect of which indemnity may be sought pursuant hereto, the Person seeking indemnification (the “indemnified party”) shall promptly notify the Person against whom indemnification is sought (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify will not relieve the indemnifying party from any liability that it may have to the indemnified party hereunder to the extent the indemnifying party is not materially prejudiced as a result thereof, and in no event shall it relieve the indemnifying party from any liability it may have otherwise than pursuant to this Section 4), and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party or parties and payment of expenses.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of indemnified party or parties unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party, (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or parties within a reasonable time or (C) such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party and may present a conflict for counsel representing the indemnified party or parties and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) for the indemnified parties in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement effected without its written consent unless the indemnifying party shall have failed to assume the defense of such action or reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph within 30 days after receipt by the indemnifying party of the request therefor.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment in any action in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the indemnified parties from all liability arising out of the action.

(d)           If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the fullest extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the matters that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission; provided, that in no event shall the amounts payable in indemnity by a seller of Registrable Shares exceed the net proceeds received by such seller in the registered offering out of which such indemnification arises. No party guilty of fraudulent misrepresentation under Section 11(f) of the Securities Act shall be entitled to contribution under this Section 4.

5.           Transfer or Assignment.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company, subsequent holders of the Sellers’ Shares.

6.           Reports Under The 1934 Act.

With a view to making available to Sellers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Seller to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to Sellers so long as Sellers own Registrable Shares, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit Seller to sell such securities pursuant to Rule 144 without registration.

7.           Miscellaneous.

(a)           Remedies.  The Company and Sellers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Jurisdiction.  THE PARTIES MUTUALLY IRREVOCABLY AND UNCONDITIONALLY AGREE (I) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF ILLINOIS, AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND (II) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE.  NOTHING IN THIS SECTION 7(b) SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE COMPANY AND SELLERS EACH WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7(b).

(c)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, electronic transmission, mail or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be:

to the Company:

ISCO International, Inc.
1001 Cambridge Drive
Elk Grove Village, Illinois 60007
Telephone:  (847) 391-9400
Facsimile:   (847) 391-5015
Attention::  Frank Cesario
E-mail: frank.cesario@iscointl.com

with a copy to:

Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, Pennsylvania 19312
Telephone:  (610) 640-7800
Facsimile:  (610) 640-7835
Attention:  Michael P. Gallagher, Esq.
E-mail: GALLAGMP@pepperlaw.com

to Sellers:

Clarity Communications Systems Inc.
2640 White Oak Circle
Aurora, IL 60502
Attention:  President and Chief Executive Officer
Telephone:  (630) 499-1234
Telecopy:  (630) 499-1230
Email: jfuentes@claritycsi.com

with a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606-4637
Attention: William R. Kucera
Telephone: (312) 701-7296
Telecopy (312) 706-8138
Email: wkucera@mayerbrown.com

Any party hereto may from time to time change its address for notices by giving at least five days’ written notice of such changed address to the other parties hereto.

(d)           Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(e)           Execution in Counterpart.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f)           Signatures.  Facsimile signatures shall be valid and binding on each party submitting the same.

(g)           Entire Agreement; Amendment.  This Agreement, together with the Merger Agreement, and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties.

(h)           Governing Law.  This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts executed and to be performed entirely within such state.

(i)           Jury Trial.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j)           Titles.  The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l)           Third Party Beneficiaries.  Each holder of Registrable Shares shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and Sellers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISCO INTERNATIONAL, INC.

By:

Name:

Title:

SELLERS

By:

Name:

APPENDIX B

October 25, 2007

The Board of Directors
c/o Frank Cesario
Chief Financial Officer
ISCO International, Inc.
1001 Cambridge Drive
Elk Grove Village, Illinois 60007

Dear Members of the Board:

We understand that ISCO International, Inc. (“ISCO”) and Clarity Communications Systems, Inc. (“Clarity”) propose to enter into a transaction (the “Transaction”) for the acquisition of Clarity’s outstanding capital stock from Jim Fuentes, Clarity’s sole stockholder (the “Seller”).  Pursuant to the terms of the Transaction, ISCO is to pay 40 million shares of ISCO common stock in exchange for all of the outstanding capital stock of Clarity.  Appraisal Economics Inc. has been retained to provide our opinion of the fairness, from a financial point of view, of the terms of the Transaction to the Board of Directors of ISCO.

According to documentation provided to us, we understand that the 40 million shares of ISCO common stock will be payable as follows; (i) 20 million shares upon closing of the Transaction (the “Closing Consideration”), (ii) 5 million shares vesting 50 percent annually over two years from closing of Transaction (the “Time-Based Equity Consideration”), and (iii) 15 million shares vesting at such time at which ISCO’s equity market capitalization equals or exceeds certain thresholds as illustrated in the figure below (the “Market Cap-Based Equity Consideration”).  We understand that the Market Cap-Based Equity Consideration will expire 3 years from closing of the Transaction.  In the event of a change in control of ISCO, the  Time-Based Equity Consideration will become fully vested and the Market Cap-Based Equity Consideration will be forfeited.

MARKET CAP-BASED EQUITY CONSIDERATION VESTING SCHEDULE

Tranche	Shares to Vest	Equity Market-Cap Threshold[1]
1	3.75 million	$125,000,000
2	3.75 million	175,000,000
3	3.75 million	225,000,000
4	3.75 million	275,000,000
1 Target must be maintained for 45 consecutive trading days

In conducting our analysis and arriving at the opinion expressed herein, we review such materials and consider such financial and other factors as we deem relevant under the circumstances, including:

•	a copy of the Letter of Intent for Purchase of Clarity Stock dated August 28, 2007 and the Amendment to the Letter of Intent dated September 21, 2007;

•	unaudited financial statements of Clarity for the years ended December 31, 2002 through 2006, and for the interim period ended June 30, 2007;

•
certain internal financial and operating information, including financial projections for Clarity prepared by the management of Clarity and financial projections for Clarity prepared by the management of ISCO;

•
market traded security prices and publicly available financial and operating data concerning certain companies whose business description we deem comparable to Clarity or otherwise relevant to our inquiry;

•	information regarding acquisitions of similar companies whose business description we deem comparable to Clarity;

•	ISCO stock price on or around September 30, 2007 to determine the value of the Closing Consideration;

•	published studies of discounts to be applied to restricted stock to determine the value of the Time-Based Equity Consideration;

•	application of a Monte Carlo simulation model to determine the value of the Market Cap-Based Equity Consideration; and

•	other financial studies, analyses, and investigations as we deem appropriate.

Details of our analysis are summarized in attached Appendices I through III.

We have discussed with the senior management of ISCO and Clarity;  (i) the recent history and prospects for Clarity’s business, (ii) the terms of the Transaction, and (iii) such other matters as we deem relevant.

As part of our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information provided to us by ISCO and Clarity.  We have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Clarity except as noted.  We assume that the final terms of the Transaction will be substantially similar to those described herein.  Our opinion is necessarily based on economic, financial, and market conditions as they exist and can only be evaluated as of the date hereof.  Our opinion does not address and should not be construed to address the merits of the Transaction and alternative financing strategies.

Appraisal Economics Inc. and all its employees are independent of ISCO and Clarity and have no current financial interest in these parties.  We have been retained by ISCO to render this opinion in connection with the Transaction and will receive a fee for such services.  Our fee for this engagement is in no way contingent upon the results reported.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the terms of the Transaction are fair, from a financial point of view, to the holders of ISCO’s capital stock.

APPRAISAL ECONOMICS INC.

Date of Report:  October 25, 2007

APPENDIX I
SUMMARY OF CLARITY ANALYSIS

The following is a summary of the financial analysis performed by Appraisal Economics Inc. in connection with the preparation of our opinion.  No company or security used in the analysis described below is directly comparable to Clarity.  In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected company or market data.  The analysis we perform is not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by this analysis.

We conclude that the fair market value of Clarity’s total equity is $6.0 million as of September 30, 2007 (the “Valuation Date”).  We define fair market value as the amount at which property would change hands between a willing seller and a willing buyer when neither is acting under compulsion, and when both have reasonable knowledge of the relevant facts.  The fair market value presented herein is  for the Valuation Date only and to the best of our knowledge is the latest fair market value established for Clarity’s total equity, prior to closing.

VALUATION THEORY

To determine the fair market value of the equity, first we determine the value of Clarity’s business enterprise.  Then, we deduct interest-bearing debt from the business enterprise value to arrive at Clarity’s equity value.  The theoretical details of business enterprise value are explained below.

Business Enterprise Value

We define the value of a business enterprise as the value of its net working capital plus the value of its fixed and intangible assets.  This equates to the value of the total capital of the business (debt plus equity).  We derive this latter relationship from the familiar accounting equation:

Assets  =   Liabilities + Stockholders’ Equity

or, more specifically:

CA   +   TFA +    IA  =                                                  CL  +   LTD  +   SE

where:

CA    =  Current Assets
TFA  =  Tangible Fixed Assets
IA     =  Intangible Assets
CL    =  Current Liabilities
LTD =  Long-term Debt (defined as all interest-bearing debt)
SE    =  Stockholders’ Equity

Rearranging the above equation, we have:

(CA - CL) + TFA + IA = LTD + SE

We define the quantity (CA - CL) as net working capital (NWC), and as previously defined, the business enterprise value equals net working capital plus fixed and intangible assets, so that:

Business Enterprise Value =  NWC +TFA + IA = LTD + SE

Thus, the business enterprise value equals the value of the company’s debt plus its equity.

Approaches to Determining Business Enterprise Value

There are three principal approaches for determining the business enterprise value:  the market, income, and cost approaches.  A brief discussion of each follows.

In the market approach, fair market value is based on actual transaction prices or stock prices of comparable guideline companies.  To select guideline companies, consideration such as the nature of the business, its location, size, growth, and profitability are analyzed.

Using the capital markets method or guideline company method of the market approach, we rely upon the stock prices of publicly traded companies.  Publicly traded companies have published market values and are usually subject to diligent analysis by investors.  To value a business enterprise using this information, we typically develop a relationship between the market value of the guideline company’s invested capital (that is, market value of all equity plus interest-bearing debt), to some relevant performance measure, such as cash flow or earnings.  Then we use these relationships, commonly referred to as valuation multiples, to value the subject company.

Using the acquisitions method or guideline transaction method of the market approach, we analyze available data concerning the purchase prices paid in the acquisition of companies.  Then we develop relationships between the acquisition price and some measure of the acquired company’s net sales or earnings, and apply these relationships to the subject company as in the capital markets method.

The income approach is based on the premise that the business enterprise value is the present value of the future economic income to be obtained from the business (for example, the current value of the future cash generated by the business).  Of the several income approaches available, including the capitalization of normalized earnings, the capitalization of normalized cash flows, discounted future cash flows, and capitalized dividend paying capacity, we select the discounted future cash flow approach for valuing the company’s business enterprise value as management has provided us with financial projections.

Using the cost approach, the book values of a company’s assets and liabilities are adjusted to fair market value.  The book value of the entity must be adjusted for several reasons.  In accordance with generally accepted accounting principles, assets are generally accounted for at historical cost less accumulated depreciation.  Intangible assets that may exist are generally not included on historical balance sheets.  Liabilities are reflected at face value, while contingent liabilities are not shown.  Due to this accounting treatment, the use of book value of the assets and liabilities to estimate the fair market value of the equity may result in a material misstatement of fair market value.

Selected Valuation Methods

We utilize the discounted cash flow method of the income approach with support from the guideline company method and the guideline transaction method of the market approach to determine the business enterprise value of Clarity.

INCOME APPROACH

Of the several methods that can be used when applying the income approach, we select the discounted cash flow (“DCF”) method.

Using the DCF method, we prepare a pro forma financial analysis of the Company to estimate free operating cash flow (“FCF”) attributable to the business enterprise.  FCF is the amount that could be paid out to the providers of capital (for example, debtholders and stockholders) in the form of interest and dividends without impairment of the business operations.  Algebraically, it is defined as follows:
Calculation of Cash Flow
Net Sales
Minus (-)
Operating Expenses
Equals (=)
Operating Income
Minus (-)
Income Taxes
Equals (=)
Net Operating Income After Taxes
Plus (+)
Depreciation and Amortization
Minus (-)
Increases in Net Working Capital
Minus (-)
Capital Expenditures
Equals (=)
Free Operating Cash Flow

Discounted Cash Flow Analysis

We have been provided with budgeted sales and expenses for 2007 through 2011 (the “Projection Period”).  The time frame beyond the Projection Period is denoted as the residual period.  We estimate the FCF for each year of the Projection Period and discount it to present value using an appropriate discount rate.  Then we estimate the present value of the estimated FCF for the residual period.  The sum of these two components is the business enterprise value of the company.  The annual FCF is discounted to present value at a rate of 22.0 percent, using a mid-year discounting convention.  To estimate the discount rate for Clarity, we use the sized based method to best consider the relative small size of Clarity.  Details of the discount rate computation are shown in Appendix III.

We determine a residual value of the enterprise at the end of the discrete forecast period and discount it to present value.  The residual value analysis requires the determination of the value of all prospective cash flow generated by the business after a discrete forecast period.  This model states that the value of an income stream is determined by the following equation:

RV =  (CF x (1+g)) / (k-g)

where,

RV	=	residual value in the last year of the projection,
CF	=	cash flow in the last year of the projection,
k	=	discount rate, and
g	=	residual cash flow annual growth rate.

We use a residual cash flow annual growth rate of 5.0 percent in our model.  The term  “k- g” is known as the capitalization rate, equal to 17.0 percent in our analysis.  We discount the resulting residual value to present value.  The present values from both the Projection Period and the residual value are added to obtain the business enterprise value.

The following figure illustrates our DCF analysis and computation taking into account the historical financial results of Clarity and our projections over the next five years.

DISCOUNTED CASH FLOW COMPUTATION
(Amounts in Thousands of U.S. Dollars)

		3 months
	2007	2007	2008	2009	2010	2011	2012

Revenue	$2,900	$725	$8,000	$11,683	$15,365	$19,048	$20,000
Cost of goods sold as a % of revenue	105.4%	105.4%	45.0%	40.0%	40.0%	36.0%	36.0%
Cost of goods sold	$3,057	$764	$3,600	$4,673	$6,146	$6,857	$7,200
Operating expenses as a % of revenue	113.3%	113.3%	55.0%	48.4%	45.8%	43.1%	43.1%
Operating expenses	3,285	821	4,400	5,654	7,041	8,203	8,613
Equity compensation	500	125	1,000	1,000	1,000	1,000	1,000
EBIT margin	-135.9%	-135.9%	-12.5%	3.0%	7.7%	15.7%	15.9%
EBIT	(3,942)	(986)	(1,000)	355	1,178	2,988	3,187
Net operating profit after tax	($3,942)	($986)	($1,000)	$355	$1,178	$2,988	$3,187
Less: Working capital requirement	(1,085)	(271)	918	663	663	663	171
Free operating cash flow (FCF)	(2,857)	(714)	(1,918)	(308)	515	2,325	3,016
Discount factor		0.9755	0.8615	0.7061	0.5788	0.4744	0.3889
Present value of FCF		($697)	($1,652)	($217)	$298	$1,103	$1,173
Cumulative present value of FCF		($697)	($2,349)	($2,566)	($2,268)	($1,165)	$8

Residual value calculation:
Residual FCF		$3,016
Growth rate		5.0%
Residual FCF plus growth		3,167
Capitalization rate		17.0%
Residual value		18,626
Present value factor		0.3889
Present value of residual FCF		7,243
Present value of discrete FCF		8
Indicated business enterprise value (BEV)		$7,251
BEV (rounded)		$7,300
In the following table, we provide results from our sensitivity analysis regarding sales projections and discount rates.  The shaded areas provide our conclusion when matching the sales projections with corresponding discount rates.

SENSITIVITY VALUE
(Amounts in Thousands of U.S. Dollars)

[Missing Graphic Reference]

We conclude a business enterprise value as of the Valuation Date of $7.3 million (rounded) for Clarity.

MARKET APPROACH - GUIDELINE COMPANY METHOD

In this section, we describe our valuation analysis of Clarity using the guideline company method of the market approach.  Using this method, we compare Clarity to similar (or guideline) companies that are publicly traded on a stock market or exchange.  The use of valuation ratios calculated from the selected guideline companies provides an indication of Clarity’s fair market value of equity.

Guideline Company Selection

The first step in the guideline company method is the selection of publicly traded companies that are engaged in businesses similar to Clarity.  To select guideline companies, we researched three sources:  Edgar-Online, Hoovers Online, and Value Line Investment Surveys.  We limit our selection to those companies that operate as software providers within the wireless telecommunications industry.

After reviewing the detailed business descriptions of these companies, we select those that are most similar to Clarity in terms business description.  We select six guideline companies: PCTEL, Inc.; Smith Micro Software Inc.; NMS Communications Corporation; CalAmp Corp; Openwave Systems, Inc.; and Wind River Systems, Inc.  The following are brief descriptions of each of the guideline companies.  Clarity is considerably smaller than each of these guideline companies.

PCTEL, Inc. (“PCTEL”) was founded in 1994 and is headquartered in Chicago, Illinois.  The company provides wireless connectivity products and technology to wireless carriers, aggregators of Internet connectivity, personal computer original equipment manufacturers (OEMs), wireless Internet service providers, and wireless equipment manufacturers.  The company operates in three groups: the Broadband Technology Group, the Mobility Solutions Group, and Licensing.  The Broadband Technology Group designs, distributes, and supports antenna solutions for public safety applications, unlicensed and licensed wireless broadband, fleet management, network timing, and other GPS applications.  The Mobility Solutions Group produces mobility software products for WiFi, cellular, Internet protocol multimedia subsystem, and wired applications.  The Licensing group holds an intellectual property portfolio primarily in analog modem technology.

Smith Micro Software Inc. (“Smith Micro”) was founded in 1982 and is headquartered in Aliso Viejo, California.  The company and its subsidiaries engage in the development and marketing of wireless communications software products and services.  The company offers products in the technology and communication-related markets, including wireless, mobile music, data compression, and diagnostic and utility software.  Smith Micro’s products comprise original equipment manufacturer wireless products which enable or enhance broadband wireless, multimedia services, and management tools offered by wireless operators and mobile device manufacturers.  In addition, the company offers wireless compression products that enable compression of data files to facilitate storage in mobile devices and transmission over wireless networks.  Further, Smith Micro offers consumer products which provide compression, utility, diagnostic, fax, and eBusiness solutions.  The company also provides consulting, Web site hosting, and fulfillment services.  It offers software products for Windows, Mac, Unix, Linux, and Windows Mobility operating systems.  The company serves original equipment manufacturers market, primarily wireless service providers, mobile device manufacturers, hardware manufacturers, and corporations worldwide.

NMS Communications Corporation (“NMS”) was founded in 1983 and is headquartered in Framingham, Massachusetts.  NMS provides technologies, platforms, and systems to wireless and wireline telecommunications operators, network equipment, and application providers worldwide.  It operates in three segments: Platform Solutions, Mobile Applications, and Network Infrastructure.  The Platform Solutions segment provides Open Access products for developing and deploying voice, video, and data applications and services.  The Mobile Applications segment offers applications which enables mobile subscribers to select original recordings of music, sounds, and voices for callers to hear in place of the conventional ringback tone until the call is answered as well as various applications which combine subscriber and content management system.  The Network Infrastructure segment offers a wireless backhaul optimization system.  The company also provides a range of technical and operational support, system integration, and professional services.

CalAmp Corp. (“CalAmp”) was founded in 1981 and is headquartered in Oxnard, California.  CalAmp, together with its subsidiaries, provides wireless communications products that enable anytime/anywhere access to critical information, data, and entertainment content.  The company develops, manufactures, and sells wireless communications devices and systems that receive television programming transmitted from satellites and terrestrial transmission towers.  The company offers DBS reception products consisting of reflector dish antennae, feedhorns, and electronics that receive, process, and amplify satellite television signals for distribution of coaxial cable into the building; wireless modules that enable network connectivity for machines; wireless modems, base stations, network routers, and supporting software; and GPS-based tracking devices used by commercial and government fleets.  CalAmp also offers software applications for urgent messaging and media content delivery which provide communication applications for network monitoring, enterprise management, help desk, dispatch, and call center systems.  In addition, the company offers a media content delivery application.  CalAmp was formerly known as California Amplifier, Inc.

Openwave Systems, Inc. (“Openwave”) was founded in 1994 and is based in Redwood City, California.  Openwave provides server and client software products and services for the communications and media industries worldwide.  The company’s server software products include a carrier-class infrastructure software for exchanging data between the wireline Internet and wireless mobile phones; an integrated client-server solution that simplifies converging messaging and communications services; a PC-based Web 2.0 solution for carrier-scale deployment by broadband and mobile operators; carrier-class messaging; and multimedia services.  Its server products also include messaging abuse prevention, solutions that enable mobile and broadband service providers to provide IP voicemail and call management services, contact management, data repository functions, commercial wireless location services and location for emergency voice calls.

Wind River Systems, Inc. (“Wind River”) was founded in 1981 and is headquartered in Alameda, California.  The company offers device software optimization solutions.  Wind River’s software and development tools are used to optimize the functionality of devices, such as digital imaging products, set-top boxes, automobile braking and navigation systems; and avionics control panels, factory automation equipment, Internet routers, mobile hand sets, and coronary pacemakers.  The company primarily offers Wind River platforms, which comprise VxWorks or Linux open-source software operating systems; Workbench, an integrated development suite for designing, developing, debugging, and testing device software that supports VxWorks and Linux operating systems, and a range of processor architectures; and market-specific middleware, which provides the networking, security, mobility, wireless, and management protocols.  Wind River markets its products and services in North America, Europe, Middle East, Africa, Japan, and the Asia Pacific region primarily through its direct sales force.  The company also licenses distributors internationally to serve customers in regions not serviced by its direct sales force.  In addition, Wind River provides a range of hardware-assisted debugging tools and hardware reference designs that enable customers to incorporate into their products or use in the development/prototype stage.  It serves customers in aerospace and defense, telecommunications, automotive devices, and consumer devices markets.

Comparison of Guideline Companies to Clarity

We analyze these guideline companies using their historical financial statement data that is available from Forms 10-K and 10-Q filed with the Securities and Exchange Commission.  A financial comparison is shown in the following figure.  The income statement data is based on the latest available trailing twelve month (“TTM”) period as of the Valuation Date.  Balance sheet data is based on the latest reported figures as of the Valuation Date.

GUIDELINE COMPANY COMPARISON
(Amounts in Thousands of U.S. Dollars)

	PCTEL	Smith Micro	NMS	CalAmp
Assets
Total assets	$132,311	$150,284	$63,613	$220,606
Current assets	72.4%	63.1%	73.7%	34.1%
Net property, plant, and equipment	9.4%	0.4%	10.7%	2.7%
Intangibles	17.2%	31.3%	13.6%	58.1%
Other	0.9%	5.2%	1.9%	5.2%

Liabilities and Equity
Current liabilities	9.9%	4.7%	25.5%	20.7%
Other non-current liabilities	1.8%	0.0%	3.3%	2.1%
Interest bearing debt	0.6%	0.0%	0.0%	14.9%
Stockholders’ equity	87.7%	95.3%	71.3%	62.3%

Income Statements
Revenues	$79,151	$65,042	$82,859	$203,814
Total costs and expenses	134.8%	87.3%	128.6%	125.6%
EBITDA	-22.9%	28.8%	-17.5%	-20.1%
Depreciation and amortization	5.9%	3.7%	4.7%	4.4%
EBIT	-34.8%	12.7%	-28.6%	-25.6%
Net Income	-22.9%	12.5%	-27.7%	-6.9%

GUIDELINE COMPANY COMPARISON (Continued)
(Amounts in Thousands of U.S. Dollars)

	Openwave	Wind River	Median	Clarity
Assets
Total assets	$548,287	$517,628	$185,445	$1,197
Current assets	66.6%	38.0%	64.9%	73.4%
Net property, plant, and equipment	3.6%	14.8%	6.5%	16.0%
Intangibles	15.7%	23.5%	20.4%	10.6%
Other	14.1%	23.7%	5.2%	0.0%

Liabilities and Equity
Current liabilities	28.8%	30.0%	23.1%	32.3%
Other non-current liabilities	13.0%	3.2%	2.7%	0.0%
Interest bearing debt	27.2%	0.0%	0.3%	171.2%
Stockholders’ equity	31.1%	66.8%	69.0%	-103.4%

Income Statements
Revenues	$290,301	$309,290	$143,337	$5,856
Total costs and expenses	139.2%	102.0%	127.1%	135.5%
EBITDA	-20.9%	9.1%	-18.8%	-34.4%
Depreciation and amortization	10.4%	3.6%	4.6%	1.1%
EBIT	-39.2%	-2.0%	-27.1%	-35.5%
Net Income	-67.7%	-0.2%	-14.9%	-35.2%

As shown, Clarity is considerably smaller than the guideline companies, with only $1.2 million in total assets.

Guideline Company Method Computation of Value

We compute the market value of equity for the guideline companies relative to certain valuation metrics, such as total assets, revenue and income.  These ratios are then applied to Clarity to obtain an indication of its market value of equity.

The market value of equity is computed for each guideline company by summing the book value of preferred stock and the market value of outstanding common stock.  The book value of preferred stock is taken from the most recently reported balance sheets.  The market value of the common stock is computed by multiplying the closing market price per share of common stock by the number of fully diluted shares outstanding.  We compute the market value of equity for the guideline companies as shown in the following figure.

MARKET VALUE OF EQUITY COMPUTATION
(Amounts in Thousands of U.S. Dollars, Except Per Share Data)

		Smith				Wind
	PCTEL	Micro	NMS	CalAmp	Openwave	River
Market traded	Nasdaq	Nasdaq	Nasdaq	Nasdaq	Nasdaq	NYSE
Ticker symbol	PCTI	SMSI	NMSS	CAMP	OPWV	WIND
Latest quarter ended	06/30/07	06/30/07	06/30/07	08/31/07	06/30/07	07/31/07

Stockholders’ Equity
Common shares outstanding	22,500	29,825	45,595	23,635	82,835	86,972
Stock price date	09/30/07	09/30/07	09/30/07	09/30/07	09/30/07	09/30/07
Price per share	$7.59	$16.06	$1.23	$3.45	$4.38	$11.77
Market value of common equity	170,775	478,990	56,082	81,541	362,817	1,023,660
Book value of preferred equity	0	0	0	0	0	0
Market value of stockholders’ equity	$170,775	$478,990	$56,082	$81,541	$362,817	$1,023,660
Less: Cash and equivalents	68,644	80,198	28,752	8,370	80,581	90,698
Market value of stockholders’ equity	$102,131	$398,792	$27,330	$73,171	$282,236	$932,962

Market Value of Invested Capital (MVIC)
Market value of stockholders’ equity	$170,775	$478,990	$56,082	$81,541	$362,817	$1,023,660
Add: Interest bearing debt	770	0	0	32,782	149,017	0
Less: Cash and equivalents	68,644	80,198	28,752	8,370	80,581	90,698
MVIC	$102,901	$398,792	$27,330	$105,953	$431,253	$932,962

GUIDELINE COMPANY VALUATION MULTIPLES
(Amounts in Thousands of U.S. Dollars, Except Multiples)

		Smith				Wind
	PCTEL	Micro	NMS	CalAmp	Openwave	River	Median
MVIC to TTM Revenue
TTM Revenue	$79,151	$65,042	$82,859	$203,814	$290,301	$309,290
MVIC	102,901	398,792	27,330	105,953	431,253	932,962
Indicated Multiple	1.3	6.1	0.3	0.5	1.5	3.0	1.4

MVIC to 2007E Revenue
2007E Revenue	$79,140	$77,210	$85,150	$156,250	$273,750	$329,210
MVIC	102,901	398,792	27,330	105,953	431,253	932,962
Indicated Multiple	1.3	5.2	0.3	0.7	1.6	2.8	1.4

MVIC to 2008E Revenue
2008E Revenue	$91,730	$108,360	$96,370	NA	$304,420	$373,280
MVIC	102,901	398,792	27,330	105,953	431,253	932,962
Indicated Multiple	1.1	3.7	0.3	NA	1.4	2.5	1.4

We consider that a company’s size, growth, and profitability are critical elements in selecting appropriate valuation multiples.  Given Clarity’s lack of consistent profitability we utilize the revenue multiple in determining an indication of value.  Furthermore, we apply the median multiples to Clarity’s TTM and 2007E revenue as illustrated below.

APPLICATION OF SELECTED GUIDELINE COMPANY MULTIPLES
(Amounts in Thousands of U.S. Dollars, Except Multiples)

Performance	Company	Selected	Indicated	Applied	Weighted
Metric	Fundamental	Multiple	BEV	Weight	BEV

TTM Revenue	$3,884	1.4	$5,438	0.50	$2,719
2007E Revenue	2,900	1.4	4,060	0.50	2,030
					$4,749
			Add cash		464
			Concluded BEV		5,213
			BEV (rounded)		$5,200

Based on our analysis, we select a business enterprise value of $5.2 million for Clarity as of the Valuation Date using the guideline company method of the market approach.

MARKET APPROACH - GUIDELINE TRANSACTION METHOD

Using the guideline transaction method, we compute valuation ratios from the observed purchase prices paid in the acquisition of companies similar to Clarity, operating within the wireless telecommunications industry.  Then we apply these valuation ratios to Clarity as we did in the guideline company method.

Guideline Transaction Selection

The first step in the guideline transaction method is the identification of transactions involving companies engaged in businesses similar to Clarity.  We search several sources to identify suitable transactions, including Pratt’s Stats and the Mergerstat Control Premium Study.  We review the detailed business descriptions of these transactions and select those that are most similar to Clarity.  Although none of the companies identified within the guideline transactions have operations with the same scope as Clarity, we select 16 transactions involving the acquisition of companies operating in the mobile, wireless, telecommunication industry announced between April 2004 and October 2007.  The majority of the transactions identified represent acquisitions of privately held companies, whereby access to the transaction details are limited.  The guideline transactions selected are outlined in the following table.

GUIDELINE TRANSACTION SUMMARY
Date	Target	Business Description	Sales	Sales Multiple

04/02/2004	Heinz Corporation	Provider of In-Building Wireless Infrastructure Services for both Cellular and WiFi Applications	$4,152,922	0.2
05/13/2004	Karlnet, Inc.	Develops Software for Operating and Managing Wireless Networks	3,842,011	1.6
09/20/2004	VocalData, Inc.	Provider of Hosted Internet Protocol (IP) Telephony Applications	4,773,974	5.8
09/30/2004	Aether Mobile Government (A Division of Aether Systems, Inc.)	Provides Wireless Data Solutions	20,898,000	0.5
11/02/2004	Tertio Telecoms, Ltd.	Operations Support Systems (OSS) Software Solutions to Communication Carriers	17,584,000	2.4
11/24/2004	Quality Communications & Alarm Company, Inc.	Provider of Wireless Communication Infrastructure Services	8,339,060	0.8
01/03/2006	KIRK Telecom A/S	Provider of Wireless Communications Solutions	39,755,000	1.8
01/13/2006	Musiwave S.A.	Provider of Mobile Music Entertainment Services to Mobile Phone Operators and Media Companies	26,600,000	4.8
02/17/2006	Gavitec AG	Software for Mobile Applications	772,000	10.1
02/23/2006	Sponge Limited	Engaged in Developing and Implementing Mobile Applications and Delivering Content	4,666,000	3.9
07/10/2006	3E Technologies International, Inc.	Computer Networking, Wireless Communications, and Smart Sensor Systems	25,703,264	1.3
10/02/2006	eStara, Inc.	Click to Call, Chat and Call Tracking Solutions	7,431,649	6.6
05/02/2007	GlobalSat LLC	Global Provider of Satellite-Based Telecommunications Services	20,906,906	1.3
06/06/2007	MacroPort, Inc.	Provides Mobile Technology Software and Content Services	527,354	6.7
07/05/2007	Objectware, Inc.	Software Company Specializing in the Development and Hosting of Custom Web, Mobile and Wireless Applications	3,902,000	1.7
10/01/2007	Navteq	Digital map information for auto navigation systems	582,000,000	13.9

		Minimum		0.2
		Maximum		13.9
		Average		4.0
		Median		2.1
In evaluating the guideline transactions we select multiples in line with the median of the implied multiples of the selected guideline transactions.  Our primary focus is on the revenue multiple as this data was consistently available throughout our guideline transaction sample.

APPLICATION OF SELECTED GUIDELINE TRANSACTION MULTIPLES
(Amounts in Thousands of U.S. Dollars)

	TTM
Performance	Company	Selected	Indicated
Metric	Fundamental	Multiple	Value

Revenue	$3,884	2.1	$8,156

Based on our analysis, we select an indicated business enterprise value of $8.2 million (rounded) for Clarity as of the Valuation Date using the guideline transaction method of the market approach.

SUMMARY OF EQUITY VALUE

Based upon the income approach, the indicated BEV of Clarity as of the Valuation Date is $7.3 million.  The income approach is a forward looking analysis based upon industry data and expectations of company performance.  Prospective investors in the company would typically analyze the prospective income and cash flows available from such an investment.  While we consider the results from the market approach, we rely more heavily upon the income approach as the guideline companies and the guideline transactions in the market approach vary from Clarity, primarily in terms of their relative size.

INDICATED FAIR MARKET VALUE OF EQUITY
(Amounts in Thousands of U.S. Dollars)

	Indicated	Applied	Weighted
	BEV	Weight	BEV

Guideline Company Approach	$5,200	0.25	$1,300
Guideline Transaction Approach	8,200	0.25	2,050
Income Approach	7,300	0.50	3,650
Concluded business enterprise value (BEV)			$7,000
Less: Interest bearing debt at closing			1,000
Fair market value			$6,000

As a result of our analysis, we conclude that the fair market value of the Clarity’s equity is $6.0 million as of the Valuation Date.

CONCLUSION OF CLARITY ANALYSIS

The following figure outlines the purchase price terms of the proposed Transaction, which we conclude as $6.4 million as of October 25, 2007 (the “Report Date”).  Details of our analysis for both the Time-Based Equity Consideration and Market Cap-Based Equity Consideration follow in Appendix II.

TRANSACTION ANALYSIS
(Amounts in Thousands of U.S. Dollars, Except Share Amounts)

	Share Amount (Millions)	Total Equity Value as of the Report Date

Closing Consideration	20	$4,200
Time-Based Equity Consideration	5	790
Market Cap Based-Equity Consideration	15	1,460
Total Equity Consideration		6,450
Total Equity Consideration (rounded)		$6,400

Relative to the concluded fair market value of Clarity’s equity of $6.0 million as of the Valuation Date, we deem the total equity consideration of $6.4 million as a fair purchase price for Clarity’s total equity.

APPENDIX II
TIME-BASED AND MARKET CAP-BASED EQUITY
CONSIDERATION ANALYSES

TIME-BASED EQUITY CONSIDERATION ANALYSIS

The Time-Based Equity Consideration, an aggregate of 5 million shares, is similar to restricted shares prior to reaching the vesting periods (one year from closing of the proposed Transaction for 2.5 million shares and two years from closing of the proposed Transaction for 2.5 million shares).  Based on this relationship, we apply a marketability discount to the equity value of the aggregate 5 million shares which are contemplated in this consideration.  As of the Report Date, the 5 million shares represent a total equity value of $1.05 million, prior to a discount for lack of marketability.

Discount for Lack of Marketability

We review published studies on discounts for lack of marketability of common stocks as an indication of a reasonable marketability discount for the equity.  These studies are grouped into two categories:  restricted stock studies and private-to-public stock studies.

The restricted stock studies report the discounts observed on restricted stock of companies that also had otherwise identical publicly traded stock.  The only difference between the two classes of stock is a restriction prohibiting transfer for periods of up to two years.  The private-to-public studies consider the discounts observed between transactions in stocks of various companies before and after the companies’ stocks became publicly traded.  The results of these studies are summarized next:

LACK OF MARKETABILITY STUDIES

Median Discount
Restricted Stocks
SEC Institutional Investor Study                                                           26 percent
Gelman Study                                                           33 percent
Trout Study                                                           34 percent
Moroney Study                                                           36 percent
Maher Study                                                           35 percent
Standard Research Const. Study                                                           45 percent
Management Planning Inc.	28 percent
Willamette Mgmt. Assoc. Study                                                           31 percent
Silber Study                                                           34 percent
FMV Opinions Inc. Study                                                           23 percent
Shannon Pratt Study	20 percent

Private-to-Public Stocks
R.W. Baird & Co. Studies                                                           46 percent
Willamette Mgmt. Assoc. Studies                                                                           51 percent

The discounts observed in these studies range from 20 percent to 51 percent, with a median across all studies of approximately 34 percent.

Conclusion of Value

Based on our analysis and consideration of the marketability studies, we select a marketability discount of 25 percent for the equity value of the Time-Based Equity Consideration, resulting in a value of $790 thousand as of the Report Date.

MARKET CAP-BASED EQUITY CONSIDERATION ANALYSIS

We use a Monte Carlo analysis to simulate the expected value of the Market Cap-Based Equity Consideration.  Each trial of our analysis represents the simulated results for each tranche from closing of the proposed Transaction.

For each week of the simulation, our Monte Carlo simulation estimates ISCO’s stock price.  The expected stock price is separated into two components: dividends and price appreciation (or return).  In our analysis, dividends are not contemplated as ISCO has not paid out dividends to its shareholders.  We use a risk-neutral model to simulate the expected price return (or price drift) of ISCO’s common stock.  In a risk-neutral model, we model the price drift using the appropriate risk-free rate, taken from the yields of Treasury notes on the Report Date.  We estimate the standard deviation (or volatility) of the expected price return based on an analysis of the historical volatility of ISCO’s stock price returns.

For each simulation trial, having simulated ISCO’s stock price during the three year term of the Market Cap-Based Equity Consideration, we apply a decision algorithm to determine whether the projected stock price exceeds the specified performance hurdles.  The potential payoff to the Market Cap-Based Equity Consideration is computed, and discounted to present value using the risk-free rate.

Simulation Details

As described above, the expected payout to the Market Cap-Based Equity Consideration is estimated by simulating the ISCO’s risk-neutral price drift on a weekly basis (that is, over 52 simulated periods per year) during the three year term of the Market Cap-Based Equity Consideration.

Risk-free Interest Rate

To generate probability distributions based on Monte Carlo simulations, we use the risk-free rates prevailing as of the Valuation Date.  Consistent with the expected three year life of the Market-Cap Based Equity Consideration, we use the yield on three year Treasury notes as the risk-free rate.  The average risk-free interest rate is 4.0 percent as of the Report Date.

Analysis of Expected Price Volatility

Based on ISCO’s historical volatility, we select a volatility of 75.0 percent for ISCO’s total equity.

Conclusion of Restricted Stock Value

Each tranche is dependent on whether ISCO’s market cap exceeds a certain threshold.  In our Monte Carlo analysis, we treat the stock price prevailing as of the Report Date ($0.21) as the “baseline” from which to calculate the implied stock prices and corresponding market cap as the target thresholds are met for each tranche.  Subsequent to the Report Date, our analysis simulates stock price returns on a weekly basis, which are then used to calculate the indicated fair market value for each tranche.

We perform the simulation for 100,000 trials.  For each trial, we record the indicated value of the Market-Cap Based Equity Consideration using the following steps.  First, the simulation determines when each tranche vests.  When each tranche does vest, we calculate the payoff to that tranche based the projected share price on that vesting date.  Once the simulation determines the payoff for each tranche, we compute the present value of the payoff for each tranche using the risk-free rate.

Conclusion of Value

Based on our analysis, we conclude that the fair market value of each tranche of the Market Cap-Based Equity Consideration as of the Report Date, as shown in the following figure, concluding a total fair market value of $1.46 million.

FAIR MARKET VALUE SUMMARY
(Amounts in Millions of U.S. Dollars, Except Share Amounts)

	Market Cap Threshold	Vested Shares (Millions)	Fair Market Value/Share	Total Fair Market Value (Millions)

Tranche 1	$125	3.75	$0.13	$0.49
Tranche 2	175	3.75	0.10	0.37
Tranche 3	225	3.75	0.09	0.34
Tranche 4	275	3.75	0.07	0.26
				$1.46

APPENDIX III
DISCOUNT RATE

Computation of Discount Rate

A discount rate is generally used in business valuations as the rate at which a series of future cash flows is reduced to present value.  The discount rate is related to risk.  In an investment situation, the risk is the degree to which actual returns may deviate from expected returns.  The greater the degree to which the price and returns of an investment fluctuate, the greater the financial risk.  Because U.S. government securities are assumed not to carry the risk of default, they are considered more predictable than other securities and, therefore, risk-free.

Discount rates are predicated on two key factors:  (i) expected rates for risk-free financial instruments as measured by government bonds whose maturity approximates the expected duration of the income stream; and (ii) the perceived risk of the income stream.  Risk refers to the possibility of success that lies between complete certainty (no risk) and complete uncertainty (infinite risk).  The rate of return must, therefore, increase with the level of risk.

We base our development of a discount rate on the use of a weighted-average cost of capital method.  We calculate the cost of each component of the capital structure and then weight and sum them over all sources.  Of the four basic sources of financing available to a company -- equity (common stock), preferred stock, debt, and retained earnings -- we assume only two, equity and debt.

In calculating the costs of debt and equity, we consider that income risk is best determined by comparing it to the risk levels of guideline companies that are in the same industry as Clarity.  Using this comparison, we determine an appropriate cost of equity for a comparable level of risk and the appropriate debt-to-total-capital ratio.

Capital Structure

We examine the debt-to-total-capital ratios of guideline companies to determine an appropriate long-term capital structure for our analysis.  Total capital is computed as the market value of 100 percent of the equity plus the book value of all interest-bearing debt.  The results of this analysis are summarized in the following figure.

DEBT-TO-TOTAL-CAPITAL RATIOS OF GUIDELINE COMPANIES

Debt to Total Capital

Brightpoint, Inc.	5.9%
Openwave Systems Inc.	17.1%
Powerwave Technologies	26.3%
Smith Micro Software, Inc.	0.0%
Wind River Systems, Inc.	2.6%

Average	10.4%
Median	5.9%

Based on this data, we select a debt-to-total-capital ratio of 5.0 percent for our analysis.

Cost of Equity

In financial theory, the cost of equity is defined as the minimum rate of return that a company must earn on the equity-financed portion of its capital to leave the market price of its stock unchanged.  We calculate this required return by using the capital asset pricing model (“CAPM”).  This model relates the cost of equity financing to its level of risk.

When applying this model, we add a risk premium to the risk-free rate of return; that is, an additional return that an investor requires over a risk-free rate.  The underlying assumption is that stock investors are risk-averse and seek to maximize the returns on their investments.  For the risks that they assume, they demand compensation in the form of anticipated higher returns.  We express this relationship between risk and return in the following equation:

Rs	=	Rf + Rp

   where,

Rs           =           Return on the security
Rf           =           Risk-free rate
Rp           =           Risk premium

This model defines only systematic risk, that part of a security’s risk that cannot be eliminated by diversification because it is related to the movement of the stock market.  The assumption is that investors can easily eliminate company-specific risk by properly diversifying their portfolios and are not compensated for bearing unsystematic risk.

In financial theory, the level of this systematic risk is defined by the company’s beta coefficient that measures the extent to which the returns on a given investment move with the stock market as a whole.  The beta is a gauge of a security’s volatility in comparison with the market’s volatility.  Beta is determined by regressing individual stock returns against aggregate returns in the market.  Stocks whose betas are greater than 1.00 tend to have a high degree of systematic risk and a strong sensitivity to market swings.  Conversely, stocks whose betas are less than 1.00 tend to rise and fall by a lesser percentage than the market.

For our application, we select a beta by analyzing the risk of the guideline companies.  We rely on the data published in the Value Line Investment Surveys in September 2007.  The betas of the guideline companies are shown in the following figure.  Based on these data, we select a beta of 1.50 for our analysis.

GUIDELINE COMPANY BETAS

Beta
Brightpoint, Inc.	1.45
Openwave Systems Inc.	2.40
Powerwave Technologies	2.05
Smith Micro Software, Inc.	1.50
Wind River Systems, Inc.	1.65

Average	1.81
Median	1.65

The risk/expected return relationship that we derive from applying the capital asset pricing model is known as the security market line.  We now measure the risk premium as beta times the difference between the expected return on the market less the risk-free rate.  The capital market model equation then becomes:

Ke = Rs = Rf + ßs x (Rm - Rf)

    where,

Ke           =           Cost of equity
Rs	=	Expected return on the stock (and the company’s cost of equity)
ßs           =           Stock’s beta
Rm-Rf   =                                Market premium
Rf           =           Risk-free rate

By studying historical returns on a wide variety of U.S. securities classes since 1926, Ibbotson Associates determined the risk premium that stock investors require over the risk-free rate.  In the 2007 version of Stocks, Bonds, Bills, and Inflation, they updated the historical returns to the end of 2006.1  According to Ibbotson’s findings, this is the risk that must be incorporated into the cost of equity.

In their study, Ibbotson Associates concludes that the average stock investor expects a 6.3 percent stock premium over the risk-free rate of return.  For the risk-free rate, we examine the yield on 20-year U.S. Government Treasury Securities as of the Valuation Date.  We select 4.9 percent as the risk-free rate.

From the CAPM equation, we calculate the cost of equity to the Company as:

Ke = Rs  =  4.9 + (1.50 x 6.3)
Ke = 14.4%

To this, a small stock premium of 6.3 percent, also indicated in Ibbotson’s study, is added to allow for the size difference between the entire population of the studied companies and those of similar size to the Company.  Following addition of these premiums, the cost of equity as indicated by our calculations is 21.0 percent, rounded, using the CAPM model.

Duff and Phelps Size-Based Equity Risk Premium

A second study we use to estimate an appropriate cost of equity is the 2007 Equity Risk Premium Study by Duff and Phelps.  Duff and Phelps conducted a study of the relationship between firm size and investor returns using the database of the Center for Research in Security Prices (CRSP) at the University of Chicago, together with Standard and Poors’ Compustat database.  Using various measures of size, companies were ranked at the beginning of each year (starting with 1963, the year that the Compustat database was established) into 25 groupings based on 8 different gauges of size, including:  market value of common equity (common stock price times number of common shares outstanding), book value of common equity, net sales for the TTM, five-year average net income, market value of invested capital (market value of common equity plus book value of preferred stock and long-term debt), book value of total assets, five-year  average EBITDA, TTM revenue, and number of employees.

Total return was defined as capital price appreciation plus dividends divided by the initial price of the security.  An average premium was computed by subtracting the average income return on long-term United States Treasury notes from the average portfolio return.  The data were then adjusted to smooth out irregularities.  By each measure of size used, the result was a clear inverse relationship between size and historical equity returns.
We use these data to estimate the required return on equity.  First, we review eight measures of size, which are: market value of equity, book value of equity, average net income, market value of invested capital, total assets, average EBITDA, and the number of employees.  Applying Clarity’s data to the regression formula for the most applicable measures as set forth in the study, we compute a smoothed equity risk premium ranging from 15 percent to 17 percent.  We select 17 percent as an appropriate risk premium and add this to the 4.9 percent risk-free yield of 20-year United States Treasury bonds, which results in an indicated cost of equity capital of 22 percent (rounded).

We rely on the sized-based approach for the discount rate used in our analysis as this approach sufficiently accounts for Clarity’s relative small size.  Thus, we use a 22 percent discount rate in our analysis.

[1]	Stocks, Bonds, Bills, and Inflation: Valuation Edition 2007 Yearbook, Ibbotson Associates, Chicago, 2007.

APPENDIX IV
STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

Statement of Assumptions and Limiting Conditions

We have made no investigation of, and assume no responsibility for the legal description or matters including legal or title considerations.  Title to the property is assumed to be good and marketable unless otherwise stated, and the property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

The information furnished by others is believed to be reliable.  However, we give no warranty or other form of assurance regarding its accuracy.

It is assumed that there is full compliance with all applicable federal, state, and local regulations and laws unless noncompliance is stated, defined, and considered in the report.

It is assumed that all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state, or national government, private entity or organization have been or can be obtained or renewed for any use on which the valuation conclusion contained in this report is based.

Possession of this report, or a copy thereof, does not carry with it the right of publication.  It may not be used for any purpose by any person other than the party to whom it is addressed, (including its affiliates and their relevant taxing authorities), without our written consent and, in any event, only with proper written qualifications and only in its entirety.  No part of the contents of this report (especially any conclusions of value, the identity of the appraisers, or the firm with which the appraisers are associated) shall be disseminated to the public through advertising, public relations, news, sales, or other media without our prior written consent and approval.

We, by reason of this letter report, are not required to furnish additional reports, or to give testimony, or to be in attendance in court with reference to the property in question unless arrangements have been previously made.

APPENDIX C

CERTIFICATE OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
ISCO INTERNATIONAL, INC.

ISCO INTERNATIONAL, INC., (the "Corporation"), a corporation organized and existing under of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The board of directors of the Corporation (the “Board of Directors”), at a duly convened meeting of the Board of Directors, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Corporation (the “Amendment”) and submitted the same to the stockholders of the Corporation for approval.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first sentence of Article 4, Section 4.1 of the Certificate of Incorporation, as amended, of the Corporation is hereby amended and restated in its entirety to read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Million, Three Hundred Thousand (500,300,000), of which Five Hundred Million (500,000,000) shares are of a class designated "Common Stock" (referred to in this certificate as "Common"), and Three Hundred Thousand (300,000) shares are of a class designated "Preferred Stock" (referred to in this certificate as "Preferred") all with a par value of $0.001."

SECOND: That the Amendment has been duly adopted by the Corporation’s stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ISCO International, Inc. has caused this Certificate of Amendment to be signed by an authorized officer this ___ day of _____________, 200_.

ISCO INTERNATIONAL, INC.

By:___________________________

Name: Ralph Pini

Title: Chief Executive Officer

APPENDIX D

ISCO INTERNATIONAL, INC.

2003 EQUITY INCENTIVE PLAN

SECTION 1.                                Purpose; Definitions.  The purposes of the ISCO International, Inc. 2003 Equity Incentive Plan (the “Plan”) are to:  (a) enable ISCO International, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a)            “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

(b)           “Award” means a grant of Options, SARs or Restricted Shares pursuant to the provisions of the Plan.

(c)           “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)           “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(e)           “Cause” means  (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription); (ii) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (iv) below) to the Company (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (iii) gross negligence or willful misconduct in the course of employment; (iv) any breach of any obligation to or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; (v) other conduct involving any type of disloyalty to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or (vi) conviction of (or the entry of a plea of guilty or nolo contendere to) a misdemeanor involving moral turpitude or a felony.  Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)           “Change in Control” means, with respect to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of substantially all the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation or dissolution of the entity.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)           “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i)           “Director” means a member of the Board.

(j)           “Disability” means a condition rendering a Grantee Disabled.

(k)           “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)           “Fair Market Value” means, as of any date:  (i) the closing price of the Shares as reported on the American Stock Exchange or the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The Nasdaq Stock Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (iii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the Fair Market Value will be determined by the Board acting in its discretion, which determination will be conclusive.

(n)           “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o)           “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p)           “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q)           “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

(r)           “Participant” means an employee, consultant or Director of the Company or any of its Affiliates to whom an Award is granted.

(s)           “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(t)           “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(u)           “SAR” means a share appreciation right granted under the Plan and described in Section 6 hereof.

(v)           “Share” means a share of the Company’s common stock, par value $.001, subject to substitution or adjustment as provided in Section 3(c) hereof.

(w)            “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 2.                                Administration.  The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any  Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors.  From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan.  In particular, subject to the terms of the Plan, the Board will have the authority:

(a)           to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b)           to determine the type of Award to be granted to any person hereunder;

(c)           to determine the number of Shares, if any, to be covered by each such Award;

(d)           to establish the terms and conditions of each Award Agreement;

(e)           to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(f)           to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants.  No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3.                                Shares Subject to the Plan.

(a)           Shares Subject to the Plan.  The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Options or Restricted Shares under the Plan is 38,398,763, plus an additional number of Shares not to exceed 5,000,000, which additional number will be equal to the number of Shares subject to options granted under the ISCO International, Inc. Amended and Restated 1993 Stock Option Plan that expire, are forfeited, or are cancelled after the date of the Company’s 2005 Annual Meeting. The Company shall reserve for purposes of the Plan out of its authorized and unissued Shares that total number of Shares.  No Participant may receive an award of Options or SARs under the Plan with respect to more than 2,000,000 Shares in any calendar year.

(b)           Effect of the Expiration or Termination of Awards.  If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan.  Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 11(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.  Finally, if any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

(c)           Other Adjustment.  In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments may be made by the Board, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the number, type and issuer of Shares subject to outstanding Options or SARs, to the exercise price of outstanding Options or SARs, and to the number, type and issuer of Restricted Shares.

(d)           Change in Control.  Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options and SARs held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Shares held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. § 1.425-1(a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option), (iv) cancel any Restricted Shares held by a Participant affected by the Change in Control in exchange for restricted shares of the common stock of any successor corporation, (v) redeem any Restricted Shares held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; or (vi) cancel any Option or SAR held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

SECTION 4.                                Eligibility.  Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan.  Persons who are not employees of the Company or a Subsidiary are not eligible to be granted Incentive Stock Options but are eligible to be granted other types of Awards.

SECTION 5.                                Options.  Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a)           Option Price.  The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board.  The exercise price per Share purchasable under an Incentive Stock Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)           Option Term.  The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years.  No Option may be exercised by any person after expiration of the term of the Option.

(c)           Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(d)           Method of Exercise.  Subject to the exercisability provisions of Section 5(c), the termination provisions set forth in Section 7 and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased.  Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept.  As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made.  A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 11(a) hereof.

(e)           Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)           Termination of Employment.  Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment.

(g)           Transferability of Options.  Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 6.                                Stock Appreciation Rights.

(a)           Grant.  The grant of an SAR provides the holder the right to receive the appreciation in value of Shares between the date of grant and the date of exercise.  SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Option.  In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

(b)           Exercise.

(i)           Tandem SARs.  A Tandem SAR or applicable portion thereof will terminate and will no longer be exercisable upon the termination or exercise of the related Option or portion thereof, except that, unless otherwise determined by the Board, in its sole discretion at the time of grant, a Tandem SAR granted with respect to less than the full number of Shares covered by a related Option will be reduced only after such related Option is exercised or otherwise terminated with respect to the number of Shares not covered by the Tandem SAR.

A Tandem SAR may be exercised by a Participant by surrendering the applicable portion of the related Option, only at such time or times and to the extent that the Option to which such Tandem SAR relates will be exercisable in accordance with the provisions of Section 5 and this Section 6.  Options which have been so surrendered, in whole or in part, will no longer be exercisable to the extent the related Tandem SARs have been exercised.

Upon the exercise of a Tandem SAR, a Participant will be entitled to receive, upon surrender to the Company of all (or a portion) of an Option in exchange for cash and/or Shares, an amount equal to the excess of (A) the Fair Market Value, as of the date such Option (or such portion thereof) is surrendered, of the Shares covered by such Option (or such portion thereof) over (B) the aggregate exercise price of such Option (or such portion thereof).

Upon the exercise of a Tandem SAR, the Option or part thereof to which such Tandem SAR is related, will be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of Shares to be issued under the Plan, but only to the extent of the number of Shares issued under the Tandem SAR at the time of exercise based on the value of the Tandem SAR at such time.

A Tandem SAR may be exercised only if and when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of such Option.

(ii)           Stand-Alone SARs.  A Stand-Alone SAR may be exercised by a Participant giving notice of intent to exercise to the Company, provided that all or a portion of such Stand-Alone SAR will have become vested and exercisable as of the date of exercise.

Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or Shares, an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted.

(c)           Terms and Conditions.  The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i)           Term of SAR.  Unless otherwise specified in the Award Agreement, the term of a Tandem SAR will be identical to the term of the associated Option, and the term of a Stand-Alone SAR will be ten years.

(ii)           Exercisability.  SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant; provided that, unless otherwise specified in the Award Agreement, a Tandem SAR will vest and become exercisable in the same manner and at the same time as the associated Option.

(iii)           Termination of Employment.  Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment.

SECTION 7.                                Termination of Service.  Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of employment only to the extent specified in this Section 7.

(a)           Termination by Reason of Death.  If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(b)           Termination by Reason of Disability.  If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(c)           Cause.  If a Participant’s service with the Company or any Affiliate is terminated for Cause:  (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)           Other Termination.  If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 60 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

SECTION 8.                                Restricted Shares.

(a)           Issuance.  Restricted Shares may be issued either alone or in conjunction with other Awards.  The Board will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards.

(b)           Awards and Certificates.  The Award Agreement evidencing the grant of any Restricted Shares will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion.  The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.  The purchase price for Restricted Shares may, but need not, be zero.

A share certificate will be issued in connection with each Award of Restricted Shares.  Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s stockholders’ agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE ISCO INTERNATIONAL, INC. 2003 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND ISCO INTERNATIONAL, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS).  COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF ISCO INTERNATIONAL, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed.  As a condition to any Restricted Shares award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)           Restrictions and Conditions.  The Restricted Shares awarded pursuant to this Section 8 will be subject to the following restrictions and conditions:

(i)           During a period commencing with the date of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan.  The Board may condition the lapse of restrictions on Restricted Shares upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii)           Except as provided in this Paragraph (ii) or Section 8(c)(i), once the Participant has been issued a certificate or certificates for Restricted Shares, the Participant will have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends.  The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Shares to the extent Shares are available under Section 3 of the Plan.  Any distributions or dividends paid in the form of securities with respect to Restricted Shares will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)           Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Shares which then remain subject to forfeiture will then be forfeited automatically.

(iv)           If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period (or if and when the restrictions applicable to Restricted Shares lapse pursuant to Sections 3(d)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9.                                Amendments and Termination.  The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award, without that Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 10.                                Unfunded Status of Plan.  The Plan is intended to be “unfunded.”  With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 11.                                General Provisions.

(a)           The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.  The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)           Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)           Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(d)           No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 12.                                Effective Date of Plan.  The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 13.                                Term of Plan.  The Plan will continue in effect until terminated in accordance with Section 9; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 14.                                Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 15.                                Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 16.                                Board Action.  Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a)           the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b)           the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c)           any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 17.                                Notices.  Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail).  Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

ADOPTION AND APPROVAL OF PLAN

Date Plan adopted by Board: ______________

Date Plan approved by Stockholders: _____________

Effective Date of Plan: ________________

APPENDIX E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the quarterly period ended September 30, 2007

OR

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the transition period from            to
Commission file number 001-22302

ISCO INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

Delaware	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 Cambridge Drive, Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Are Code (847) 391-9400

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes   ☒    No   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.     ☐  Yes   ☒    No

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Outstanding at October 30, 2007
Common Stock, par value $0.001 per share	200,633,315

        E-

        #9087409 v2

Table of Content
PART I. FINANCIAL INFORMATION
Item 1. Financial Statements
ISCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2007	2006
	(unaudited)
Assets:
Current Assets:
Cash and equivalents	$2,782,761	$2,886,476
Inventory	3,820,067	6,368,599
Accounts receivable, net	889,908	2,554,716
Prepaid expenses and other	80,485	168,741
Total current assets	7,573,221	11,978,532
Property and equipment	1,407,530	1,334,203
Less: accumulated depreciation	(909,363)	(811,167)
Net property and equipment	498,167	523,036
Restricted certificates of deposit	170,648	162,440
Goodwill	13,370,000	13,370,000
Intangible assets, net	848,617	841,187
Total Assets	$22,460,653	$26,875,195
Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts Payable	$224,087	$1,172,844
Inventory-related material purchase accrual	84,607	328,663
Employee-related accrued liability	184,730	284,653
Accrued professional services	46,000	93,000
Other accrued liabilities and current deferred revenue	217,342	225,724
Current Portion of LT Debt, including related interest, with related parties	-	11,295,957
Total Current Liabilities	756,766	13,400,841
Deferred facility reimbursement	91,250	102,500
Deferred revenue - non current	128,040	75,900
Notes Payable, with related parties	15,363,070	5,000,000
Accrued interest payable, with related parties	324,150	131,762
Stockholders' equity:
Preferred stock; 300,000 shares authorized; No shares issued and outstanding
at September 30, 2007 and December 31, 2006	-	-
Common stock ($.001 par value); 250,000,000 shares authorized; 200,508,315 and 189,622,133 shares issued and outstanding at September 30, 2007 and
December 31, 2006, respectively	200,508	189,622
Treasury Stock	(64,260)	-
Additional paid-in capital (net of unearned compensation)	175,086,385	172,379,842
Accumulated deficit	(169,425,256)	(164,405,272)
Total Shareholders' Equity	5,797,377	8,164,192
Total Liabilities and Shareholders' Equity	$22,460,653	$26,875,195

NOTE: The condensed consolidated balance sheet as of December 31,2006 has been derived from the audited financial statements for that date, but does not include all of the information and accompanying notes required by accounting principles generally accepted in the United States of America for complete financial statements.

See the accompanying Notes which are an integral part of the Condensed Consolidated Financial Statements.

Table of Content

ISCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$1,924,401	$6,433,439	$6,300,357	$11,205,308
Costs and Expenses:
Cost of sales	1,220,913	3,850,012	3,633,283	6,739,266
Research and development	721,241	452,435	2,004,003	1,390,374
Selling and marketing	554,494	989,329	1,808,800	2,472,426
General and administrative	1,003,762	1,093,684	3,185,141	3,152,764
Total Costs and Expenses	3,500,410	6,385,460	10,631,227	13,754,830

Operating (Loss) Income	(1,576,009)	47,979	(4,330,870)	(2,549,522)
Other Income (Expense):
Interest income	34,182	45,872	70,387	97,885
Interest (expense)	(248,712)	(261,007)	(759,501)	(646,344)
Other income (expense), net	(214,530)	(215,135)	(689,114)	(548,459)

Net Loss	$(1,790,539)	$(167,156)	$(5,019,984)	$(3,097,981)

Basic and diluted loss per share	$(0.01)	$(0.00)	$(0.03)	$(0.02)

Weighted average number of common
shares outstanding	200,154,000	186,105,594	193,433,000	184,705,066

See the accompanying Notes which are an integral part of the Condensed Consolidated Financial Statements.

Table of Content

ISCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Nine Months ended September 30, 2007

(UNAUDITED)

	Common	Common		Treasury	Additional	Accumulated
	Stock	Stock		Stock	Paid-In	Deficit
	Shares	Amount		Amount	Capital		Total
Balance as of December 31, 2006	189,622,133	$189,622	$		$172,379,842	$(164,405,272)	$8,164,192
Exercise of stock options and
vesting of restricted shares	2,892,849	2,893			(2,893)		-
1.5M accrued interest converted
to equity	8,333,333	8,333			1,491,667		1,500,000
Treasury stock	(340,000)	(340)		(64,260)			(64,600)
Equity compensation expense					1,217,769		1,217,769
Net loss						(5,019,984)	(5,019,984)
Balance at September 30, 2007	200,508,315	$200,508		$(64,260)	$175,086,385	$(169,425,256)	$5,797,377

See the accompanying Notes which are an integral part of the Condensed Consolidated Financial Statements.

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ISCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006
OPERATING ACTIVITIES
Net loss	$(5,019,984)	$(3,097,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	138,488	105,990
Non-cash compensation charges	1,217,769	1,026,423
Changes in operating assets and liabilities	3,750,119	(2,535,432)
Net cash provided by (used in) operating activities	86,392	(4,501,000)
INVESTING ACTIVITIES
(Increase)/Decrease in restricted certificates of deposit	(8,208)	80,414
Payment of patent costs	(47,722)	(32,547)
Acquisition of property and equipment, net	(69,577)	(120,939)
Net cash used in investing activities	(125,507)	(73,072)
FINANCING ACTIVITIES
Proceeds from Section 16b recovery	-	3,124
Proceeds from debt issuance	-	5,000,000
Exercise of stock options/vesting of restricted stock grants	-	257,900
Treasury stock purchased	(64,600)	-
Net cash provided by (used in) financing activities	(64,600)	5,261,024

(Decrease)/Increase in cash and cash equivalents	(103,715)	686,952
Cash and cash equivalents at beginning of period	2,886,476	3,486,430
Cash and cash equivalents at end of period	$2,782,761	$4,173,382

Note: During June 2007, $1.5 million of accrued interest was converted to equity and $1.7 million was reclassified from accrued interest into notes payable in a non-cash transaction described in Note 6.

See the accompanying Notes which are an integral part of the Condensed Consolidated Financial Statements.

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ISCO INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)
Note 1 - Basis of Presentation

The condensed consolidated financial statements include the accounts of ISCO International, Inc. and its wholly owned subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation (collectively referred to as the “Company”, or “we”, “our” or “us”). All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of results for the interim periods have been included. These financial statements and notes included herein should be read in conjunction with the Company’s audited financial statements and notes for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter of, or for, the entire year ending December 31, 2007. For further information, refer to the financial statements, including the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159. “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases. This statement is effective for us beginning January 1, 2008. The company does not expect SFAS 159 to have a material impact on our consolidated financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We plan to adopt the provisions of SFAS 157 as of January 1, 2008. We are evaluating the potential impact of SFAS 157, but at this time do not anticipate that it will have an impact on our financial statements when adopted.

In July 2006, FASB released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years ending after December 15, 2006. We adopted FIN 48 as of January 1, 2007, as required. See Footnote 7 for a more detailed discussion of FIN 48.

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Note 2. Realization of Assets

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses from operations in recent years, and such losses have continued through the year ended December 31, 2006 and more recent nine months ended September 30, 2007. In addition, the Company has used, rather than provided, cash in its operations. Consistent with these facts, Grant Thornton, LLP, the Company’s independent registered public accounting firm, included the comment published in our Annual Report on Form 10-K as of and for the year ended December 31, 2006, that there is substantial doubt about the Company’s ability to continue as a going concern.

     In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company has incurred, and continues to incur, losses from operations. For the years ended December 31, 2006, 2005, and 2004, the Company incurred net losses of $4 million, $3 million, and $7 million, respectively. The first nine months of 2007 showed an additional net loss of $5 million. The Company implemented strategies during 2002 and subsequently maintained to reduce its cash used in operating activities. The Company’s strategies include increasing the efficiency of the Company’s processes, focusing development efforts on products with a greater probability of commercial sales, reducing professional fees and discretionary expenditures, and negotiating favorable payment arrangements with suppliers and service providers. More importantly, the Company has configured itself along an outsourcing model, thus allowing for relatively large, efficient production without the associated overhead. Beginning in 2005, the Company began to invest in additional product development (engineering) and sales and marketing resources as it began to increase its volume of business. While viewed as a positive development, these expenditures have added to the funding requirements listed above.  In addition, particularly during the fourth quarter 2007, the Company expects to incur significant professional service fees in conjunction with its proposed acquisition of Clarity Communication Systems Inc. (“Clarity”) as described in more detail herein.

To date, the Company has financed its operations primarily through public and private equity and debt financings. Additional capital will be required as part of the costs anticipated with the proposed acquisition of Clarity, and potentially to support working capital requirements. As a condition to closing the proposed acquisition of Clarity, we will be required to obtain $1.5 million in financing to fund the initial operations of the combined entity, which we expect to obtain through one of our existing lenders and on terms substantially similar to our current debt arrangements. Until recently, more than $11 million had been due in August 2007. However, on June 26, 2007, the Company and its lenders, Manchester Securities Corporation ("Manchester") and Alexander Finance, L.P. ("Alexander" and together with Manchester, the "Lenders"), including their affiliates, entered into a restructuring of the Company’s line of credit arrangements as more fully described in Notes 5 and 6.

Note 3 - Net Loss Per Share

Basic and diluted net loss per share is computed based on the weighted average number of common shares outstanding. Common shares issuable upon the exercise of options are not included in the per share calculations since the effect of their inclusion would be antidilutive.

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Note 4 - Inventories

     Inventories consisted of the following:
	September 30, 2007	December 31, 2006
Raw materials	$1,614,000	$2,675,000
Work in process	1,079,000	2,332,000
Finished product	1,127,000	1,362,000
Total	$3,820,000	$6,369,000

Cost of product sales for the nine months ended September 30, 2007, and the twelve months ended December 31, 2006 included approximately $0 and $165,000 respectively, of costs in excess of the net realizable value of inventory (including obsolete materials).

Inventory balances are reported net of a reserve for obsolescence. This reserve is computed by taking into consideration the components of inventory, the recent usage of those components, and anticipated usage of those components in the future. This reserve was approximately $447,000 and $325,000 as of September 30, 2007 and December 31, 2006, respectively.

Note 5 - Stock Options and Warrants

Effective January 1, 2006, we adopted SFAS No. 123(R), “Share Based Payments,” as described in Note 7, in the Notes to the Consolidated Financial Statements.

As of September 30, 2007, a total of 4,872,000 stock options were outstanding under the Company’s equity compensation plans. Stock-based compensation expense recognized during the third quarter of 2007 and 2006 included compensation expense for stock options granted prior to, but not yet fully vested as of, September  30, 2007 and 2006, respectively. Such amounts were none and $17,000, respectively.

Restricted Share Rights

Restricted share grants offer employees the opportunity to earn shares of the Company’s stock over time. These grants generally vest over two years to four years for employees and one year for non-employee directors. The Company recognizes the issuance of the shares related to these stock-based compensation awards and the related compensation expense on a straight-line basis over the vesting period. Included within these grants are also performance-based shares, that is, shares that vest based on accomplishing particular objectives as opposed to vesting over time. No performance-based shares were vested during the first and third quarter 2007 or during the first nine months of 2006, respectively. 40,000 performance-based shares vested during the second quarter 2007.

The following table summarizes the restricted stock award activity during the first nine months of 2007.
		Weighted
		Average Grant Date
	Shares	Fair Value (per share)

Outstanding, December 31, 2006	8,714,000	0.35
Granted	3,577,000	0.25
Forfeited or canceled	(915,000)	0.33
Vested	(2,893,000)	0.34
Outstanding, September 30, 2007	8,483,000	0.31

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The total fair value of restricted shares vested during the three and nine month periods ended September 30, 2007 was $165,000 and $976,000, respectively. Total non-cash equity compensation expense recognized during the three and nine month periods ended September 30, 2007 were $379,000 and $1,218,000, respectively. Non-cash equity expense for the three and nine month periods ended September  30, 2007 included $165,000 and $976,000 for vested restricted share grants and $214,000 and $242,000 respectively, for the straight-line amortization of restricted share grants that did not vest during the three and nine month periods ended September 30, 2007.

       On August 19, 1993, the Board of Directors (“Board”) adopted the 1993 Stock Option Plan for employees, consultants, and directors who were not also employees of the Company (outside directors). This plan reached its ten-year expiration during 2003. During the 2003 annual meeting of shareholders, the Company’s shareholders approved the 2003 Equity Incentive Plan to take the place of the expiring 1993 plan. Unissued options from the 1993 plan were used to fund the 2003 plan. During the 2005 annual meeting of shareholders, the Company’s shareholders approved 12 million additional shares of stock to be included in the 2003 Plan, a two-year grant to the CEO of 2 million time-vest restricted shares and 4 million performance-vest restricted shares, and clarified the ability for the 2003 Plan to utilize up to 5 million unused shares originally allocated to the 1993 Plan. The maximum number of shares issuable under these plans is 32,011,468. These Plans are collectively referred to as the “Plan”.

For employees and consultants, the Plan provides for granting of restricted shares of stock, Incentive Stock Options (ISOs) and Nonstatutory Stock Options (“NSOs”). In the case of ISOs, the exercise price shall not be less than 100% (110% in certain cases) of the fair value of the Company’s common stock, as determined by the Compensation Committee or full Board as appropriate (the “Committee”), on the date of grant. In the case of NSOs, the exercise price shall be determined by the Committee, on the date of grant. The term of options granted to employees and consultants will be for a period not to exceed 10 years (five years in certain cases). Options granted under the Plan default to vest over a four-year period (one-fourth of options granted vest after one year from the grant date and the remaining options vest ratably each month thereafter), but the vesting period is determined by the Committee and may differ from the default period. In addition, the Committee may authorize option and restricted stock grants with vesting provisions that are not based solely on employees’ rendering of additional service to the Company.

For outside directors, the Plan provides that each outside director will be automatically granted NSOs on the date of their initial election to the Board. On the date of the annual meeting of the stockholders of the Company, each outside director who is elected, reelected, or continues to serve as a director, shall be granted additional NSOs, except for those outside directors who are first elected to the Board at the meeting or three months prior. The options granted vest ratably over one or two years, based on the date of grant, and expire after ten years from the grant date. Beginning in 2006, the Compensation Committee of the Board approved grants of Restricted Stock to be used as compensation for outside directors in lieu of NSO’s.

Beginning in 2006, the Board, at the recommendation of the Compensation Committee of the Board, began providing restricted stock grants in lieu of stock options within both employee and non-employee compensation programs. The impact of the new accounting standard, industry trends, and the ability to use fewer shares to achieve intended results were a few of the reasons behind this change in view. The Board also expressed an intention to continue to utilize performance-based equity incentives for more cases of equity compensation than in years past.

During the first nine months of 2007, the Board granted 3,000,000 RSGs to the Company’s employees, most of which are scheduled to vest over a four year period.

On June 26, 2007, as part of the debt restructuring that is detailed in Note 6, $1.5 million of accrued interest was converted into ISCO common stock at $0.18 per share. See note 6 for additional discussion.

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On June 28, 2007, the Company, on the recommendation and approval of the Compensation Committee of the Company’s Board of Directors, determined to make certain changes to the terms of separate restricted stock agreements (the “Agreements”) with each of John Thode, the Company’s President and Chief Executive Officer, and Dr. Amr Abdelmonem, the Company’s Chief Technology Officer. These changes were made to ease end-of-year administrative burdens and compliance with tax withholding requirements. The changes included: 1) changing the date on which shares of restricted stock will vest to December 23, 2007, instead of December 31, 2007 as originally provided (in each case, subject to continued service through that date); and 2) waiving the requirements of Section 9(g) of each Agreement with respect to cash withholding requirements so that each officer can satisfy withholding requirements with respect to shares vesting on June 30, 2007 and December 23, 2007 by delivering a portion of those shares to the Company in accordance with the terms of the Plan; and 3) the Compensation Committee authorized management to take any actions it may deem necessary or advisable to prevent any unintended and/or adverse consequences that may result from the application of recent legislation concerning the taxation of deferred compensation to the Company’s plans, compensation arrangements and agreements, provided that such actions do not materially increase any obligation of the Company. Pursuant to these changes, upon the share vesting on June 30, 2007, ISCO International, Inc. withheld 145,000 shares from Amr Abdelmonem and 195,000 shares from John Thode as treasury stock.

During October 2007, Mr. Thode terminated employment with the Company. Consequently, the 500,000 shares that would have vested during December 2007 and two million performance-based shares that would have been considered based on the Company’s performance during 2007, as authorized during the annual meeting of shareholders during 2006, were forfeit during the fourth quarter 2007.

In conjunction with the proposed acquisition of Clarity, it is contemplated that a portion of the stock to be offered as part of the transaction would be issued through the Company’s 2003 Equity Incentive Plan, as amended. Therefore, we intend to request that our shareholder approve an increase to the size of the plan during a special meeting of shareholders, at which we intend to ask our shareholders as well to approve the other elements of the transaction.

Note 6 - Debt and Financial Position

2007 Convertible Debt that replaced the 2002 Credit Line

On June 26, 2007, as previously referenced in Notes 2 and 5, the Company, Manchester Securities Corporation ("Manchester"), Alexander Finance, L.P. ("Alexander" and together with Manchester, and the affiliates of both entities, the "Lenders"), entered into an agreement to restructure the $11.7 million of credit line debt and accrued interest which was to mature August 2007.

The Company issued amended and restated Notes (the "Amended and Restated Notes") in aggregate principal amount, including accrued interest on the maturing notes, of approximately $10.2 Million to replace all of the maturing credit line notes and reflect the amendments to the Loan Documents, including: (i) the extension of the termination dates and maturity dates for all the maturing notes that were set to mature August 1, 2007 to a new maturity date of August 1, 2009; (ii) the reduction of the interest rate on each of the maturing notes from 9% to 7% per annum; (iii) provision for the conversion of the aggregate principal amount outstanding on each of the maturing notes at the election of the Lenders, together with all accrued and unpaid interest thereon into shares (the "Conversion Shares") of the Company's common stock ("Common Stock"), par value $0.001 per share, at an initial conversion price of $0.20 per share. In addition, pursuant to the amendments to the Loan Documents, each of the Lenders immediately converted $750,000 in principal amount and accrued interest outstanding under the aforementioned notes each Lender held prior to the Restructuring into shares (the "Initial Conversion Shares") of Common Stock at a conversion price of $0.18, the 10 day volume weighted average closing price of the Company's Common Stock on the American Stock Exchange ("AMEX") as of June 21, 2007.

Before the Lenders may exercise their respective rights to convert the Amended and Restated Notes into the Conversion Shares, the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended and (ii) issue the Conversion Shares pursuant to AMEX rules as well as to obtain the approval of AMEX to list the Initial Conversion Shares and the Conversion Shares on AMEX. The Company is required to obtain these approvals within one year of the issuance date of the Amended and Restated Notes. In the event that these required approvals are not obtained by that time, then the interest rate on the Amended and Restated Notes will increase to a rate of 15% per annum. If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the 15 month anniversary of the issuance date of the Amended and Restated Notes, then the then-current interest rate will increase by a rate of 1% per annum each month thereafter until the Initial Conversion Shares and Conversion Shares are registered, up to the default rate of the lower of 20% per annum or the highest amount permitted by law.

Assuming the Amended and Restated Notes are not converted until maturity, approximately 58.5 million shares of Common Stock would be required to be issued upon conversion, for both principal and interest.

2006 Convertible Debt

During June 2006 the Company entered into a Securities Purchase Agreement (the “Agreement”) and convertible notes (the “2006 Notes”) with Alexander Finance, L.P., and Manchester Securities Corporation L.P. (together, the “Lenders”), pursuant to which the Lenders have agreed, to each loan us $2,500,000, or an aggregate of $5,000,000, in convertible debt. The Lenders, including affiliates, are our two largest shareholders and the lenders of the 2002 Credit Line (replaced by the 2007 Convertible Debt) referenced above.

The 2006 Notes will mature on June 22, 2010 and bear an interest rate of 5% due at maturity. Both the principal amount and any accrued interest on the Notes are convertible into the Company’s common stock at a rate of $0.33 per share, subject to certain anti-dilution adjustments. The Lenders have the right to convert the 2006 Notes, both principal and accrued interest, into shares of common stock at the rate of $0.33 per share at any time. We have the right to redeem the 2006 Notes in full in cash at any time beginning two years after the date of the Agreement (June 2008). The conversion rate of the 2006 Notes is subject to customary anti-dilution protections, provided that the number of additional shares of common stock issuable as a result of changes to the conversion rate will be capped so that the aggregate number of shares of common stock issuable upon conversion of the 2006 Notes will not exceed 19.99% of the aggregate number of shares of common stock presently issued and outstanding.

The Notes are secured on a first priority basis by all the Company’s intangible and tangible property and assets. Payment of the Notes is guaranteed by our two inactive subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation. The Company filed a registration statement covering the resale of the shares of common stock issuable upon conversion of the 2006 Notes with the Securities and Exchange Commission. Concurrently with the execution of the Agreement, the Lenders waived their right under the 2002 Credit Line to receive the financing proceeds from the issuance of the Notes, allowing the Company to use the funds for product development or general working capital purposes.

Assuming the 2006 Notes are held for the full four year term, 18.5 million shares of common stock would be required upon settlement, for both principal and interest.

Note 7 - Income Taxes

     The Company adopted the provisions of FASB Interpretation 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. Previously, the Company had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards 5, Accounting for Contingencies. As required by FIN 48, which clarifies Statement 109, Accounting for Income Taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied FIN 48 to all tax positions for which the statute of limitations remained open. As a result of the implementation of FIN 48, there was no effect on the Company’s 2007 financial statements, nor have there been any material changes in unrecognized tax benefits during 2007.

The Company is subject to income taxes in the U.S. federal jurisdiction and various states jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. As the Company has sustained losses since inception, a large number of tax years are open (1992-2006) as the losses have not been utilized by the Company.

The Company is currently not aware of any current or threatened examination by any jurisdiction. The Company has elected to classify interest and penalties related to unrecognized tax benefits as a component of income tax expense, if applicable. No accrual is required as of September 30, 2007 for interest and penalties.

Note 8 – Subsequent Events

As a subsequent event, we announced on October 15, 2007 that we had executed a letter of intent to acquire Clarity, and subsequently announced on November 13, 2007 that a definitive merger agreement had been reached. We communicated the intent to present the merger and all related elements to our shareholders for approval, as well as the need to obtain certain regulatory approvals.  Please see Note 2 for a discussion on anticipated debt in conjuction with this proposed merger.  The outcome of this process is not guaranteed. We also announced on October 15, 2007 the resignation of our Chief Executive Officer, Mr. John Thode, indicating that Mr. Ralph Pini (Chairman of the Board) would serve as interim CEO while a search for a replacement is conducted. In conjuction with that change, we appointed Dr. George Calhoun interim Chairman of the Board while Mr. Pini serves in the interim CEO role.

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Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations.

Forward Looking Statements

Because we want to provide investors with more meaningful and useful information, this Quarterly Report on Form 10-Q contains, and incorporates by reference, certain forward-looking statements that reflect our current expectations regarding its future results of operations, performance and achievements. We have tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “expects,” “designs,” “plans,” “intends,” “looks,” “may,” and similar expressions. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, including the factors set forth under Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2006, which could cause our actual results, performance or achievements for 2007 and beyond to differ materially from those expressed in, or implied by, any of these statements. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

General

We have shifted from manufacturing in-house to an outsourced manufacturing model wherein we supply parts and raw materials to third parties, who then complete the products to our specifications. This system has allowed us to begin to outsource procurement and realize additional manufacturing efficiencies. Our products are designed for efficient production in this manner, emphasizing solid-state electronics over mechanical devices with moving parts. The decrease in cost associated with these developments, coupled with enhanced product functionality, have significantly reduced overhead costs since 2002 and allowed us to realize improved margins. In addition, because we have built upon and expanded upon our earlier developed technology, based on substantial input from customers, we have generally controlled total research and development (“R&D”) costs.

Wireless telecommunications has undergone significant merger activity in recent years, a trend which we believe will continue. These activities often result in operators with disparate technologies and spectrum assets, and the need to integrate those assets. In addition, the deployment of data applications is adding to the industry requirement to integrate disparate technologies into base stations and other fixed points of access, resulting in the need to manage multiple wireless signals and keep them from interfering with each other. We are focused on providing solutions that address these types of requirements. During 2006 and 2007 (year to date), we bid on substantially larger business opportunities than we had in recent years. These proposals often are accompanied by long approval cycles and we may bear up-front product development costs. We believe the potential benefits to outweigh these costs, and expect to continue to bid on these types of business opportunities.

The wireless telecommunications industry is subject to risks beyond our control that can negatively impact customer capital spending budgets (as occurred during 2003) and/or spending patterns (as occurred during 2004 and to a lesser extent on a quarterly basis after 2004, including the current year). For these and other reasons, our financial statements have been prepared assuming we will continue as a going concern.

From a company-specific view, we have invested in measured infrastructure growth to allow for potentially substantial revenue expansion. This has caused spending to increase from 2004 levels. We believe that we now have the infrastructure largely in place to allow for such potential revenue expansion, and therefore as a general guideline do not expect fixed costs to rise, except for some R&D associated with product initiatives, during the remainder of 2007. We also announced the addition of a new director (Mr. John Owings), and the retirement of another director (Mr. Tom Powers) when his term expired during June 2007, as well as the departure of another director (Dr. Martin Singer) during March 2007. Our Governance Committee has an ongoing program designed to identify and retain qualified external directors on our Board.

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During October 2007, we announced that we signed a letter of intent to acquire Clarity. We subsequently announced that a definitive merger agreement had been signed with Clarity during November 2007. We have expressed an interest in broadening our reach and quickly expanding our capabilities in telecommunications handset software, an area in which Clarity excels. We believe a combined entity would be able to accelerate the expansion of our Adaptive Interference Management (“AIM”) platform from the base station (cell tower) into mobile devices and other types of wireless architectures. We view significant synergies in the combination of our product platforms, customer bases, and sales channels.

We also announced on October 15, 2007, the resignation of our Chief Executive Officer, Mr. John Thode, indicating that Mr. Ralph Pini (Chairman of the Board) would serve as interim CEO while a search for a replacement is conducted.  In conjunction with that change, we appointed Dr. George Calhoun interim Chairman of the Board while Mr. Pini serves in the interim CEO role.

We are pursuing digital technologies, evidenced by the deployment of our digital (front end) ANF solution platform during 2006, subsequent extensions of that platform, and our expectation to complete a fully digital ANF platform during 2007 that creates the more descriptive Adaptive Interference Management (“AIM”) product platform. We believe that by producing solutions in digital format, we will extend coverage across additional wireless telecommunications spectrum and technologies as well as start to address new opportunities in the non-cellular market. If we are successful in this effort, we expect to open a much broader addressable market and thus have the opportunity to enjoy substantially larger revenues. Digitizing the ANF platform has already led to a new revenue stream from software, as evidenced by our deferred software-related revenue beginning during the fourth quarter 2006 and growing during 2007. We expect software-related revenue as a percentage of our total revenue to increase over time as we implement our fully digital product platform.

The Company was founded in 1989 by ARCH Development Corporation, an affiliate of the University of Chicago, to commercialize superconductor technologies initially developed by Argonne National Laboratory. The Company was incorporated in Illinois on October 18, 1989 and reincorporated in Delaware on September 24, 1993. Its facilities and principal executive offices are located at 1001 Cambridge Drive, Elk Grove Village, IL 60007 and telephone number is (847) 391-9400.

Results of Operations

Three Months Ended September 30, 2007 and 2006

Our net sales decreased $4,509,000 or 70%, to $1,924,000 for the three months ended September 30, 2007 from $6,433,000 for the same period in 2006, which we attribute to the timing and magnitude of new customer orders and overall business conditions in North America. Gross margins decreased to 37% from 40% for the same periods, primarily due to the lower volume. Cumulative deferred software revenue, the amount of revenue that will be recognized in future periods related to currently installed equipment and related software, increased to $0.3 million at September 30, 2007. This item did not exist at September 30, 2006. We, along with many in the industry, expected higher levels of customer spending during the second half of 2007, as compared to the first half of 2007, and more comparable with that of the prior year. We, like many similar entities, found sales cycles longer and more difficult during the current period.  Based on our broad market expectations and including the approximately $1 million of product backlog with which we enter the fourth quarter 2007, we expect revenue during the fourth quarter 2007 to be greater that the third quarter 2007.

Cost of sales decreased by $2,629,000, or 68%, to $1,221,000 for the three months ended September 30, 2007 from $3,850,000 for the same period in 2006. The decrease in cost of sales was primarily due to the reduction in sales volume, as gross margin declined from 40% to 37% on reduced sales volume.

Our research and development (“R&D”) expenses increased by $269,000 or 59%, to $721,000 for the three months ended September 30, 2007, from $452,000 for the same period in 2006. This increase was due in part to increased spending associated with the addition of a significant number of products to our RF² and dANF product families, but primarily to the investment we are making in a fully digital ANF product platform. We expect to continue to invest more in R&D during the remainder of 2007 than we did during the comparable period of 2006, likely at a rate similar to the third quarter of 2007, as we expand both our existing product families and develop new products that would be applicable in wireless technologies beyond cellular telecommunications.

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     Selling and marketing expenses decreased by $435,000, or 44%, to $554,000 for the three months ended September 30, 2007, from $989,000 for the same period in 2006. The decrease in expense was attributable to higher personnel in this area during 2006 as we had an overlap of personnel when Mr. Wetterling and others joined the Company and their predecessors were here simultaneously, and when we were completing an extensive marketing analysis. Lower sales revenue also contributed to this decrease. We expect selling and marketing expenses to increase during the fourth quarter of 2007 as we look to add new customers and launch new products, particularly the fully digital ANF product platform.

     General and administrative expenses decreased by $90,000, or 8%, to $1,004,000 for the three months ended September 30, 2007, from $1,094,000 for the same period in 2006. This decrease was attributable to a decrease in a number of areas of cost and not any one item in particular. Of the cost components that decreased, favorable trends in the insurance industry were the largest driver of this favorable change. We expect legal, accounting and financial service expenses to increase during the fourth quarter 2007 as result of the proposed Clarity merger

Nine Months Ended September 30, 2007 and 2006

Our net sales decreased $4,905,000, or 44%, to $6,300,000 for the nine months ended September 30, 2007 from $11,205,000 for the same period in 2006, which we attribute to the timing of closing new customer orders and the deferral of certain software-related revenue. Gross margins increased to 42% from 40% for the same periods, primarily due to the benefit of cost reduction activities in product design and materials. Cumulative deferred software revenue, the amount of revenue that will be recognized in future periods related to currently installed equipment and related software, increased to $0.3 million at September 30, 2007. This item did not exist at September 30, 2006. We, along with many in the industry, expected customer spending to increase during the second half of 2007, as compared to the first half of 2007. This was not evident during the third quarter 2007, particularly the North American market, though we expects improvement during the fourth quarter 2007, as compared to the third quarter 2007, in part because of an approximately $1 million in order backlog entering the fourth quarter 2007.

Cost of sales decreased by $3,106,000, or 46%, to $3,633,000 for the nine months ended September 30, 2007 from $6,739,000 for the same period in 2006. The decrease in cost of sales was due to the reduction in revenue, above.

Our R&D expenses increased by $614,000 or 44%, to $2,004,000 for the nine months ended September 30, 2007, from $1,390,000 for the same period in 2006. This increase was due to increased spending associated with the addition of a significant number of products to our RF² and dANF product families, but primarily to the investment we are making in a fully digital ANF product platform. We expect to continue to invest more in R&D during the remainder of 2007 than we did during the comparable period of 2006, likely at a rate similar to this second quarter 2007, as we expand both our existing product families and develop new products that would be applicable in wireless technologies beyond cellular telecommunications.

Selling and marketing expenses decreased by $663,000, or 27%, to $1,809,000 for the nine months ended September 30, 2007, from $2,472,000 for the same period in 2006. The decrease in expense was attributable to higher personnel in this area during 2006 as we had an overlap of personnel when Mr. Wetterling (EVP Sales) and others joined the Company and their predecessors were here simultaneously, and when we were completing an extensive marketing analysis. We expect selling and marketing expenses to increase during the fourth quarter 2007, as compared to the third quarter 2007 as we look to add new customers and launch new products, particularly the fully digital ANF product platform.

General and administrative expenses increased by $32,000 or 1%, to $3,185,000 for the nine months ended September 30, 2007, from $3,153,000 for the same period in 2006. This increase reflects overall cost controls and not any single line item. We expect legal, accounting  and financial expenses to increase during the fourth quarter 2007 as a result of the proposed acquisition of Clarity.

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Liquidity and Capital Resources

As of September 30, 2007, the Company’s cash and cash equivalents were $2.8 million, a decrease of $0.1 million from the balance at December 31, 2006 of $2.9 million.

During the nine months of 2007, the Company utilized approximately $4.2 million in cash from the realization of receivables and inventory, net of additions, and paid out approximately $1.1 million in cash toward the reduction in accrued expenses, net of additions. The remainder was the approximately $3.0 million of business expenses incurred during the period.

The continuing development of, and expansion in, sales of our product lines, the proposed transaction with Clarity and any other potential merger and acquisition activity, as well as any required defense of our intellectual property, will require a commitment of funds to undertake product line development and to market and sell our RF products. The actual amount of our future funding requirements will depend on many factors, including: the amount and timing of future revenues, the level of product marketing and sales efforts to support our commercialization plans, the magnitude of our research and product development programs, our ability to improve or maintain product margins, and the costs involved in protecting our patents or other intellectual property.

To date, we have financed our operations primarily through public and private equity and debt financings. Additional capital will be required as part of the costs anticipated with the proposed acquisition of Clarity, and potentially to support working capital requirements. As a condition to closing the proposed acquisition of Clarity, we will be required to obtain $1.5 million in financing to fund the initial operations of the combined entity, which we expect to obtain through one of our existing lenders and on terms substantially similar to our current debt arrangements. Until recently, more than $11 million had been due in August 2007. However, on June 26, 2007, the Company and its lenders, Manchester Securities Corporation ("Manchester") and Alexander Finance, L.P. ("Alexander" and together with Manchester, the "Lenders"), including their affiliates, entered into a restructuring of the Company’s line of credit arrangements as more fully described in Notes 5 and 6 herein.

Contractual Obligations, Commitments, and Off Balance Sheet Arrangements

The following table lists the contractual obligations and commitments that existed as of September 30, 2007:

Contractual Obligations	Payments Due by Period
		Less than 1			More than
Year	Total	Year	1-3 Years	3-5 Years	5 Years
Long Term Debt Obligations	$17,837,000	$-	$17,837,000	$-	$-
Operating Lease Obligations	$1,509,000	$204,000	$417,000	$434,000	$454,000
Total	$19,346,000	$204,000	$18,254,000	$434,000	$454,000

 Long term debt obligations include the June 2007 restructuring event as described in Note 6.

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Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We do not have any material market risk sensitive instruments.

Item 4. Controls and Procedures.

(a)
An evaluation was performed under the supervision and with the participation of the Company’s management, including its Chief Executive Officer, or CEO, and Chief Financial Officer, or CFO, of the effectiveness of the Company’s disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of September 30, 2007. Based on that evaluation, the Company’s management, including the CEO and CFO, concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act, is recorded, processed, summarized and reported as specified in Securities and Exchange Commission rules and forms.

(b)
There were no changes in the Company’s internal control over financial reporting identified in connection with the evaluation of such controls that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II. OTHER INFORMATION

Item 1A. Risk Factors.

We have updated certain risk factors as disclosed in our Form 10-K for the fiscal year ended December 31, 2006. The complete list of risk factors are disclosed in our Form 10-K for the fiscal year ended December 31, 2006.

Risks of future acquisitions

In the future, we may pursue acquisitions to obtain products, services and technologies that we believe would complement or enhance our current product or services offerings. On November 13, 2007, we announced the signing of a definitive merger agreement to acquire Clarity Communication Systems Inc.  There is no assurance that the proposed merger will be consummated, and if the proposed merger is consummated, there is no assurance that we will be able to successfully integrate the Clarity business.  At the present time, no other definitive agreements or similar arrangements exist with respect to any other acquisition. An acquisition, such as the merger with Clarity, may not produce the revenue, earnings or business synergies as anticipated and may attach significant unforeseen liabilities, and an acquired product, service or technology might not perform as expected. Our management could spend a significant amount of time and effort in identifying and completing the acquisition and may be distracted from the operations of the business. In addition, management would probably have to devote a significant amount of resources toward integrating the acquired business with the existing business, and that integration may not be successful.  The process is resource intensive, both in time and financial resources, and thus incorporates a cost to the company.

The merger is subject to conditions to closing that could result in the merger being delayed or not consummated, which could negatively our stock price and future business and operations
The merger is subject to conditions to closing as set forth in the merger agreement, including obtaining the approval of our stockholders. If any of the conditions to the merger are not satisfied or, where permissible, not waived, the merger will not be consummated. Failure to consummate the merger could negatively impact our stock price, future business and operations, and financial condition. Any delay in the consummation of the merger or any uncertainty about the consummation of the merger may adversely affect the future business, growth, revenue and results of operations of our company or the combined company.
Failure to complete the merger could negatively impact the market price of our common stock and our future business and financial results.
If the merger is not completed for any reason, our ongoing business may be adversely affected and will be subject to a number of risks, including:

•	the market price of our common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed; and

•	our unreimbursed costs incurred related to the merger must be paid even if the merger is not completed.

If we fail to obtain necessary funds for our operations, we may be unable to maintain or improve on our technology position and unable to develop and commercialize our products

To date, we have financed our operations primarily through public and private equity and debt financings, and most recently through several financings with affiliates of our two largest shareholders. As a condition to closing the proposed acquisition of Clarity, we will be required to obtain $1.5 million in financing to fund the initial operations of the combined entity, which we expect to obtain through one of our existing lenders and on terms substantially similar to our current debt arrangements.  Additionally, we may have additional working capital requirements that may require additional financial resources. As such, we will require additional capital. We intend to look into augmenting our existing capital position by continuing to evaluate potential short-term and long-term sources of capital whether from debt, equity, hybrid, or other methods. The primary covenant in our existing debt arrangement involves the right of the lenders to receive debt repayment from the proceeds of new financing activities. This covenant may restrict our ability to obtain new sources of financing and/or to apply the proceeds of a financing event toward operations until the debt is repaid in full.

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Our continued existence is therefore dependent upon our continued ability to raise funds through the issuance of our equity securities or borrowings. Our plans in this regard are to obtain other debt and equity financing until such time as profitable operation and positive cash flow are achieved and maintained. Although we believe, based on the fact that we have raised funds through sales of common stock and from borrowings over the past several years, that we will be able to secure suitable additional financing for our operations, there can be no guarantee that such financing will continue to be available on reasonable terms, or at all. As a result, there is no assurance that we will be able to continue as a going concern.

The actual amount of future funding requirements will depend on many factors, including: the amount and timing of future revenues, the level of product marketing and sales efforts to support our commercialization plans, the magnitude of research and product development programs, the ability to improve or maintain product margins, the completion of the proposed merger with Clarity, Clarity’s successful integration into our business as well as any other merger and acquisition activity, and the costs involved in protecting patents or other intellectual property.

Management of our growth

Growth may cause a significant strain on our management, operational, financial and other resources. The ability to manage growth effectively may require us to implement and improve our operational, financial, manufacturing and management information systems and expand, train, manage and motivate employees. These demands may require the addition of new management personnel and the development of additional expertise by management. Any increase in resources devoted to product development and marketing and sales efforts could have an adverse effect on financial performance in future fiscal quarters. If we were to receive substantial orders, we may have to expand current facilities, which could cause an additional strain on our management personnel and development resources. The failure of the management team to effectively manage growth could have a material adverse effect on our business, operating results and financial condition.  In addition, the proposed acquisition of Clarity will require substantial attention and resources in order to integrate Clarity’s operations into our business.

Risk of dilution

If stockholders approve the issuances of common stock pursuant to the proposed merger with Clarity and in connection with our June 2007 debt restructuring, and if we issue the full number of shares issuable pursuant to these two transactions, we will be issuing up to 40 million additional shares of common stock, or approximately 20% of the total number of shares currently outstanding as October 30, 2007.  As a result, these issuances will be dilutive to existing stockholders and may have an adverse effect on the market value of our common stock.

Retention of Key Personnel

 Our success depends on our ability to attract and retain the appropriate personnel needed to operate our business.  We have announced the departure of our CEO during October 2007 and subsequent search process employed for a new CEO, with Mr. Ralph Pini, who had been Chairman of the Board until this change, serving as interim CEO on a temporary basis.  Our success depends, in part, on finding an appropriate person to fill this necessary role within our Company.

 Additionally, the value of the Clarity acquisition to our shareholders rests in large part on the continuity of the key personnel within the Clarity organization.  While we believe we have devised appropriate incentives to retain Clarity’s employees, there can be no guarantee that they will choose to remain with the Company after the merger completes, should it complete, which may have an adverse impact on our operations and financial condition.

Item 5 – Other Information

On June 26, 2007, we filed a Current Report on Form 8-K (the “8-K”) to report the restructuring of our outstanding debt.  The amendment to the loan documents, the amended and restated notes, and the registration rights agreement referenced in the 8-K are being filed as exhibits to this Quarterly Report on Form 10-Q.

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Item 6. Exhibits

Exhibits: A list of exhibits is set forth in the Exhibit Index found on page 19 of this report.

EXHIBIT INDEX
   EXHIBIT101
Exhibit Number	Description of Exhibit
10.1
Amendment to Loan Documents dated June 26, 2007 between ISCO International, Inc., Manchester Securities Corporation, Alexander Finance, L.P., ISCO International, Inc. , Spectral Solutions, Inc. and Illinois Superconductor Corporation

10.2	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Manchester Securities Corporation, dated June 26, 2007, in the amount of $2,520,441.39

10.3	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Manchester Securities Corporation, dated June 26, 2007, in the amount of $1,522,687.06

10.4	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Manchester Securities Corporation, dated June 26, 2007, in the amount of $147,240.00

10.5	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Manchester Securities Corporation, dated June 26, 2007, in the amount of $1,121,625.00

10.6	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Alexander Finance, LLC, dated June 26, 2007, in the amount of $1,622,405.00

10.7	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Alexander Finance, LLC, dated June 26, 2007, in the amount of $1,314,300.00

10.8	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Alexander Finance, LLC, dated June 26, 2007, in the amount of $1,375,000.00

10.9	Amended and Restated 7% Senior Secured Convertible Note by and between ISCO International, Inc. and Alexander Finance, LLC, dated June 26, 2007, in the amount of $550,000.00

10.10	Registration Rights Agreement dated June 26, 2007, by and among ISCO International, Inc., Manchester Securities Corp. and Alexander Finance, L.P.

31.1	Certification by Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.

31.2	Certification by Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.

32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 14th day of November 2007.

ISCO International, Inc.

By:	/s/ Ralph Pini Ralph Pini Interim Chief Executive Officer (Principal Executive Officer)

By:	/s/ Frank Cesario Frank Cesario Chief Financial Officer (Principal Financial and Accounting Officer)

  Exhibit 10.1
AMENDMENT TO
LOAN DOCUMENTS

AMENDMENT TO THE LOAN DOCUMENTS (“Agreement”), dated as of June ___, 2007, by and among Manchester Securities Corporation, a New York corporation (“Manchester”), Alexander Finance, L.P. an Illinois limited partnership (“Alexander” and together with Manchester, the “Lenders”), ISCO International , Inc., a Delaware corporation (the “Company”), Spectral Solutions, Inc., a Colorado corporation (“Spectral”) and Illinois Superconductor, a Canada corporation, an Ontario corporation (“ISCO Canada” and together with Spectral, the “Guarantors”).

W I T N E S S E T H

WHEREAS, pursuant to a certain Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended (the “Loan Agreement”), by and among the Lenders and the Company, the Lenders have provided loan commitments to the Company in the aggregate principal amount of $8,500,000 which are due August 1, 2007;

WHEREAS, to evidence borrowing made under the Loan Agreement (and its predecessor agreements), the Company has issued notes (the “Notes”) to the Lenders;

WHEREAS, the Notes and certain other obligations have been guaranteed by the Guarantors, who are subsidiaries of the Company, each such guaranty being made pursuant to separate Fourth Amended and Restated Guaranties dated as of June 21, 2006, as amended (the “Guaranties”);

WHEREAS, the Notes and certain other obligations have been secured by the assets of the Company and the Guarantors pursuant to a certain Fourth Amended and Restated Security Agreement, dated as of June 22, 2006, as amended, by and among the Company, the Lenders and the Guarantors (the “Security Agreement”, and together with this Agreement, the Loan Agreement, the Notes, and the Guaranties, the “Loan Documents”);

WHEREAS, the parties desire that the terms of the Loan Documents be modified by (i) extending the Maturity Date of the Notes to August 1, 2009, (ii) reducing the interest rate on the Notes from 9% to 7%, and (iii) provide that all the Notes will be convertible into shares of the Company’s common stock (“Conversion Shares”), on the terms and conditions set forth herein;

WHEREAS, in connection with the entering into this Agreement to the Loan Documents by the parties hereto, the Lenders will convert $750,000 in principal amount outstanding under the Notes each holds into shares of Common Stock (the “Initial Conversion Shares”) immediately upon execution by the respective parties of this Agreement to the Loan Documents, the Amended and Restated Notes (as defined below) and the Registration Rights Agreement (as defined below) at a conversion price of $0.18 per share, the 10 day volume weighted average closing price of the Company’s Common Stock on the American Stock Exchange (“AMEX”) as of June 21, 2007; and

WHEREAS, pursuant to the Registration Rights Agreement, dated as of the date hereof and in the form and such substance of Exhibit A hereto (the “Registration Rights Agreement”), the Company shall register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the Initial Conversion Shares and the Conversion Shares, subject to the terms and conditions set forth in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used and not defined herein shall have the meaning set forth in the Loan Agreement):

1.   Amendment of Notes .  Each of the Notes issued under the Loan Agreement shall be amended and restated in the form of the Amended and Restated Note (“ Amended and Restated Note”) attached hereto as Exhibit B and to reflect, among other things, the following: (a) the Termination Date and Maturity Dates (as defined in each of the Notes) for all the Notes shall be extended from August 1, 2007 to August 1, 2009, (b) the interest rate on each of the Notes shall be reduced from 9% to 7% per annum, subject to the terms and conditions under the Amended and Restated Notes, (c) the aggregate principal amount outstanding under the Notes held by each Lender immediately prior to the execution of this Agreement shall be reduced by $750,000 on account of the acquisition of the Initial Conversion Shares as set forth in Section 2 below, and (d) the aggregate principal amount outstanding on each of the Notes, together with all accrued by unpaid interest thereon, shall be convertible into Conversion Shares of the Company on the terms and conditions set forth in the Amended and Restated Notes.  Upon execution of this Agreement and issuance of the Amended and Restated Notes, all documents and certificates evidencing the previously issued Notes shall be immediately, and without any further action on the part of the Company or the Lenders, cancelled and of no further force and effect.

2.   Conversion of Notes .  Immediately upon execution by the respective parties of this Agreement and to the Registration Rights Agreement, and the issuance of the Amended and Restated Notes, each of the Lenders will convert $750,000 in principal amount outstanding under the Notes it holds into the Initial Conversion Shares at a conversion price of $0.18 per share, the 10-day volume weighted average closing price of the Company’s Common Stock on AMEX as of June 21, 2007.

3.   Amendment of Loan Agreement .  The Loan Agreement is hereby amended by modifying the terms and references to the Original Note, New Note, July 2004 Note and November 2004 Note (all as defined therein) in accordance with this Agreement.

4.   Amendment of Security Agreement and Guaranties .

(a)    The Security Agreement is hereby amended by modifying the term “Obligations,” as defined in Section 2 of the Security Agreement, to refer to the Loan Agreement, 2002 Notes, 2003 Notes, July 2004 Notes, November 2004 Notes and Restated Guaranties (all as defined therein) as modified by this Agreement.

(b)    Each of the Guaranties is modified such that the definition of “Obligations” in Section 1(a) thereof, is hereby amended to include the Notes, the Loan Agreement and Security Agreement (as such terms are defined in the Guaranties) as amended by this Agreement.

5.   Registration Rights Agreement .  The Company and Lenders shall execute and deliver the Registration Rights Agreement as of the date hereof.

6.   Representations; Warranties and Covenants .

(a)    The Company hereby restates the representations in Section 2.1 of the Loan Agreement and Section 3 of the Security Agreement, as of the date hereof (other than the representation in Section 2.1(g) of the Loan Agreement, which is made as of the date of the Loan Agreement).  The Guarantors hereby restate their respective representations in Section 3 of the Security Agreement and Section 8 of the Guaranties, as of the date hereof.  The Lenders hereby restate their representations in Section 2.2 of the Loan Agreement, as of the date hereof.

(b)    The Company also represents and warrants that:

(i) Upon issuance in accordance with this Agreement, the Initial Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes (other than transfer taxes where the Notes have been transferred and other than any taxes due because of actions by a Lender), liens and charges with respect to the issue thereof and the holders of such Initial Conversion Shares shall be entitled to all rights and preferences accorded to a holder of  shares of the Company’s common stock.

(ii) Assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of the Lenders set forth in the Loan Agreement, the issuance of the amended and restated Notes are exempt from registration under Section 5 of the Securities Act.  Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

(c)    The Company agrees to use its best efforts to obtain within one (1) year from the date hereof the requisite stockholder and AMEX approvals described in the Amended and Restated Notes, as well as AMEX’s approval for the listing of the Initial Conversion Shares on AMEX.

(d)    The Company further agrees that upon obtaining the requisite stockholder and AMEX approvals described in the Amended and Restated Notes and upon issuance in accordance with this Agreement, the Loan Agreement, and the terms of the Amended and Restated Notes, the Conversion Shares into which the Amended and Restated Notes are convertible will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes (other than transfer taxes where the Amended and Restated Notes have been transferred and other than any taxes due because of actions by a Lender), liens and charges with respect to the issue thereof and the holders of such Conversion Shares shall be entitled to all rights and preferences accorded to a holder of  shares of the Company’s Common Stock

7.   Stock Legends .  Each Lender agrees to the imprinting, so long as is required by this Section 5, of the following legend on its Amended and Restated Notes, the Initial Conversion Shares and Conversion Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Initial Conversion Shares and Conversion Shares shall not contain the legend set forth above if the issuance thereof occurs at any time while the registration statement (“Registration Statement”) filed pursuant to the Registration Rights Agreement is effective under the Securities Act, or in the event that the Initial Conversion Shares and Conversion Shares may be sold pursuant to Rule 144(k) under the Securities Act.  The Company agrees that it will provide each Lender, upon request, with a certificate or certificates representing Initial Conversion Shares or Conversion Shares free from such legend at such time as such legend is no longer required hereunder.  Each Lender agrees that, in connection with any transfer of Initial Conversion Shares or Conversion Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with the prospectus delivery requirements of the Securities Act provided copies of a current prospectus relating to such effective registration statement are or have been supplied to such Lender.

8.   Press Release .  The Company and the Lenders shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor any Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

9.   Miscellaneous .

(a)           As modified hereby, the Loan Documents shall remain in full force and effect.

(b)           The Company shall, upon request of the Lenders, reimburse them for their legal expenses incurred in the preparation of this Agreement and for related transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

ISCO INTERNATIONAL, INC.

By:
Name:                 John Thode
Title:                 Chief Executive Officer

SPECTRAL SOLUTIONS, INC.

By:
Name:
Title:

ILLINOIS SUPERCONDUCTOR CANADA CORPORATION

By:
Name:
Title:

MANCHESTER SECURITIES CORPORATION

By:
Name:                 Elliot Greenberg
Title:                 Vice President

ALEXANDER FINANCE, L.P.

By:
Name:
Title:

COLLATERAL AGENT
UNDER SECURITY AGREEMENT:

MANCHESTER SECURITIES CORPORATION

By:
Name:                 Elliot Greenberg
Title:                 Vice President

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF AMENDED AND RESTATED NOTE

Exhibit 10.2

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-1 Current Principal Amount $2,520,441.39
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of MANCHESTER SECURITIES CORPORATION or its registered assigns or successors-in-interest (“Holder”) the principal sum of TWO MILLION FIVE HUNDRED TWENTY THOUSAND FOUR HUNDRED FORTY ONE U.S. DOLLARS AND THIRTY NINE CENTS (U.S. $ 2,520,441.39) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.

For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.
Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

 ISCO INTERNATIONAL, INC.

 By:
 Name:
 Title:

Attest :

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-2 Current Principal Amount $1,522,687.06
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of MANCHESTER SECURITIES CORPORATION or its registered assigns or successors-in-interest (“Holder”) the principal sum of ONE MILLION FIVE HUNDRED TWENTY TWO THOUSAND SIX HUNDRED EIGHTY SEVEN DOLLARS AND SIX CENTS (U.S. $1,522,687.06) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.
For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

 ISCO INTERNATIONAL, INC.

 By:
 Name:
 Title:

Attest :

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.4

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-3 Current Principal Amount $147,240.00
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of MANCHESTER SECURITIES CORPORATION or its registered assigns or successors-in-interest (“Holder”) the principal sum of ONE HUNDRED FORTY SEVEN THOUSAND TWO HUNDRED FORTY U.S. DOLLARS (U.S. $147,240.00) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.
For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

 ISCO INTERNATIONAL, INC.

 By:
 Name:
 Title:

Attest :

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.5

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-4 Current Principal Amount $1,121,625.00
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of MANCHESTER SECURITIES CORPORATION or its registered assigns or successors-in-interest (“Holder”) the principal sum of ONE MILLION ONE HUNDRED TWENTY ONE THOUSAND SIX HUNDRED TWENTY FIVE U.S. DOLLARS (U.S. $1,121,625.00) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.
Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.
For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

 ISCO INTERNATIONAL, INC.

 By:
 Name:
 Title:

Attest :

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.6

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-5 Current Principal Amount $1,622,405.00
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of ALEXANDER FINANCE L.P. or its registered assigns or successors-in-interest (“Holder”) the principal sum of ONE MILLION SIX HUNDRED TWENTY-TWO THOUSAND FOUR HUNDRED FIVE U.S. DOLLARS AND ZERO CENTS (U.S. $1,622,405.00) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.

For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

        E-

        #9087409 v2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June 26, 2007.

 ISCO INTERNATIONAL, INC.

 By: /s/ John Thode
 Name:                                 John Thode
 Title:            CEO

Attest :

Sign:            /s/ Frank Cesario
Print Name: Frank Cesario

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.7

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-6 Current Principal Amount $1,314,300.00
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of ALEXANDER FINANCE L.P. or its registered assigns or successors-in-interest (“Holder”) the principal sum of ONE MILLION THREE HUNDRED FOURTEEN THOUSAND THREE HUNDRED U.S. DOLLARS AND ZERO CENTS (U.S. $1,314,300.00) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.
For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

 ISCO INTERNATIONAL, INC.

 By:
 Name:
 Title:

Attest :

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.8

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-7 Current Principal Amount $1,375,000.00
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of ALEXANDER FINANCE L.P. or its registered assigns or successors-in-interest (“Holder”) the principal sum of ONE MILLION THREE HUNDRED SEVENTY FIVE THOUSAND U.S. DOLLARS AND ZERO CENTS (U.S. $1,375,000.00) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.
For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

 ISCO INTERNATIONAL, INC.

 By:
 Name:
 Title:

Attest :

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.9

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

 7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-8 Current Principal Amount $550,000.00
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of ALEXANDER FINANCE L.P. or its registered assigns or successors-in-interest (“Holder”) the principal sum of FIVE HUNDRED FIFTY THOUSAND U.S. DOLLARS AND ZERO CENTS (U.S. $550,000.00) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.   Payments of Principal and Interest .

(a)    Interest .  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)    Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)    Redemption Right of Company .  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.   Seniority .  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.   Conversion .

(a)    Conversion by Holder .  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)    Conversion Date Procedures .  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)    Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)    Conversion Price Adjustments .

(i)    Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)    Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)    Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.

For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.    [Intentionally Omitted]

B.    Issuance of Convertible Securities .  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.    Change in Option Price or Rate of Conversion .  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.    Calculation of Consideration Received .  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10 th ) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.    Record Date .  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)    Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)    Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)    Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)    Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)    Reservation and Issuance of Underlying Securities .  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)    No Fractions .  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)    Charges, Taxes and Expenses .  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation .  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures .  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)    Required Approvals .  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.   Defaults and Remedies .

(a)    Events of Default .                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)    Remedies .  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.   Loan Agreement; Amendment Agreement; Security Agreement; Guaranties .  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.   General .

(a)    Payment of Expenses .  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)    Savings Clause .  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment .  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)    Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver .  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)    Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)    No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes .  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

 ISCO INTERNATIONAL, INC.

 By:
 Name:
 Title:

Attest :

Sign:
Print Name:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
 Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

 Applicable Conversion Price

 Signature

 Name

 Address

Exhibit 10.10
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“ Agreement”) is entered into as of June ____, 2007, among ISCO International, Inc., a Delaware corporation with offices at 1001 Cambridge Drive, Elk Grove Village, Illinois 60007 (the “ Company”) and the Lenders set forth on the signature page hereto (the “ Lenders”).

W I T N E S S E T H :

WHEREAS, pursuant to the Amendment Agreement, dated on or about the date hereof, by and between the Company and the Lenders (the “ Amendment Agreement”), the Company has agreed to amend and restate the Notes (the “ Amended and Restated Notes”) issued to the Lenders pursuant to the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended (the “ Loan Agreement”); and

WHEREAS, the Amended and Restated Notes provide that they will be convertible into shares (the “ Conversion Shares”) of the common stock, par value $0.001 per share (the “ Common Stock”) of the Company; and

WHEREAS, pursuant to the Amendment Agreement, each of the Lenders has agreed to convert $750,000 in principal amount outstanding of debt currently owed by the Company to each of the Lenders into shares of Common Stock (the “ Initial Conversion Shares”); and

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Loan Agreement, Amendment Agreement and this Agreement, the Company and each Purchaser agree as follows:

1.    Certain Definitions .  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreements or the Amended and Restated Notes.  As used in this Agreement, the following terms shall have the following respective meanings:

“ Approval Date” shall mean the date on which both (i) the  Company’s stockholders shall have approved the issuance of the Conversion Shares and (ii) the American Stock Exchange (“ AMEX”) shall have approved the Conversion Shares and the Initial Conversion Shares for listing on AMEX.

“ Commission” or “ SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“ Holder” and “ Holders” shall include each Purchaser and any transferee or transferees of Registrable Securities and/or Amended and Restated Notes which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Purchase Agreement.

“ 1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

The terms “ register ,” “ registered” and “ registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“ Registrable Securities” shall mean:  (i) the Conversion Shares (without regard to any limitations on beneficial ownership contained in the Amended and Restated Notes) issued or issuable to each Holder (a) upon conversion of the Amended and Restated Notes, (b) upon any distribution with respect to, any exchange for or any replacement of such Amended and Restated Notes, or (c) upon any conversion or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) the Initial Conversion Shares, (iii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (iv) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses, except that any such Conversion Shares, the Initial Conversion Shares or other securities shall cease to be Registrable Securities when (x) they have been sold to the public or (y) they may be sold by the Holder thereof under Rule 144(k).

“ Registration Expenses” shall mean all reasonable expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement (such amount not to exceed $5,000 in the aggregate), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“ Registration Statement” shall have the meaning set forth in Section 2(a) herein.

“ Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“ Securities Act” or “ Act” shall mean the Securities Act of 1933, as amended.

“ Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within “Registration Expenses”.

2.    Registration Requirements .  The Company shall use its best efforts to effect the registration of the resale of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder.  Such best efforts by the Company shall include, without limitation, the following:

(a)    The Company shall, as expeditiously as possible after the Approval Date:

(i)    But in any event within 30 days of the Approval Date, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into an S-3 as soon as Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Registrable Securities and, to the extent practicable, no other securities (the “ Registration Statement”), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers the resale of such indeterminate number of additional shares of Common Stock as may be issued upon conversion of the Amended and Restated Notes by reason of stock splits, stock dividends or similar transactions.  The number of shares of Common Stock initially included in such Registration Statement shall be no less than [______________], unless the SEC instructs the Company that a lesser number of shares of Common Stock will be permitted to be included in such Registration Statement, in which case the Registration Statement shall include the number of shares of Common Stock permitted by the SEC.  The Company shall, in accordance with applicable SEC rules, regulations, interpretations and practices, amend such Registration Statement or file additional Registration Statements to cover the number of additional shares of Common Stock that may be issued or issuable pursuant to the terms of the Amended and Restated Notes in the event that the number of shares of Common Stock initially registered is insufficient or reduced in accordance with applicable SEC rules, regulations, interpretations and practices.  Nothing in the preceding sentence will limit the Company’s obligations to reserve shares of Common Stock pursuant to Section 3(d) of the Amended and Restated Notes.  Thereafter the Company shall use its reasonable best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 90 days (or, if the SEC elects to review the Registration Statement, 150 days) following the Approval Date (the “ Effectiveness Deadline”).  Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

(ii)    Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iii)    Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

(iv)    Register and qualify the securities covered by such Registration Statement under the securities or “Blue Sky” laws of all domestic jurisdictions, to the extent required; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)    Notify each Holder immediately of the happening of any event (but not the substance or details of any such events unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

(vi)    Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose.  The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(vii)    Permit Holders and counsel to the Holders to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than two (2) full Trading Days (as defined in the Amended and Restated Notes)) prior to each filing and will not request acceleration of the Registration Statement without prior notice to such counsel.

(viii)    List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the Principal Market.

(b)    Set forth below in this Section 2(b) are (I) events that may arise that the Lenders consider will interfere with the full enjoyment of their rights under this Agreement, the Loan Agreement, the Amendment Agreement and the Amended and Restated Notes (the “ Interfering Events”), and (II) certain remedies applicable in each of these events.

Paragraphs (i) through (iii) of this Section 2(b) describe the Interfering Events, provide a remedy to the Lenders if an Interfering Event occurs.

Paragraph (iv) provides, interalia , that the Lenders have the right to specific performance.

The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

(i)    Delay in Effectiveness of Registration Statement.

(A)    In the event that such Registration Statement has not been declared effective by:  (x) the Effectiveness Deadline if the SEC does not elect to review the Registration Statement or (y) within 150 days of the Approval Date, if the SEC elects to review the Registration Statement, or the Company at any time fails to issue unlegended Registrable Securities to the extent required by Section 7 of the Amendment Agreement, then the Company shall pay each Holder (other than (i) in the case of a Registration Statement not declared effective, a Holder of Registrable Securities that the Company could exclude from registration in accordance with Section 9 and (ii) in the case of a failure to issue unlegended certificates in accordance with the Amendment Agreement, a Holder that is not a party to, including as a permitted assignee bound to, the Amendment Agreement) a Monthly Delay Payment (as defined below) with respect to each successive 30-day period (or portion thereof appropriately prorated) thereafter that effectiveness of the Registration Statement is delayed or failure to issue such unlegended Registrable Securities persists.

(B)    Subject to subsection (C)(II) below, as used in this Agreement, a “ Monthly Delay Payment” shall be a cash payment equal to 1% of the amount equal to (x) the conversion price of the Amended and Restated Notes multiplied by (y) the sum of the number of Conversion Shares that are Registrable Securities and held by the applicable Holder plus the number of Conversion Shares issuable upon conversion of Amended and Restated Notes held by such Holder.  Payment of the Monthly Delay Payments shall be due and payable from the Company to such Holder on the later of (I) the end of the applicable 30-day period or portion thereof and (II) 5 business days after demand therefor.  At the option of the Holder, Monthly Delay Payments may be added to the outstanding Principal Amount of the Amended and Restated Notes held by it.

(C)    Notwithstanding the foregoing, (I) there shall be excluded from the calculation of the number of days that the Registration Statement has not been declared effective the delays which are solely attributable to delays in the Lenders providing information required for the Registration Statement or to the Lenders not having otherwise complied with their obligations hereunder; (II) the aggregate amount of Monthly Delay Payments payable to a Purchaser pursuant to this Agreement shall not exceed ten (10) times the amount of Monthly Delay Payment calculated for such Purchaser pursuant to subsection (B) above; and (III) no Monthly Delay Payments shall accrue as to any Registrable Securities from and after the date such security is no longer a Registrable Security.

(ii)    No Listing; Suspension of Class of Shares

(A)    In the event that the Company fails, refuses or for any other reason is unable to cause the Registrable Securities covered by the Registration Statement to be listed (subject to issuance) with the Principal Market (as defined in the Amended and Restated Notes) at all times during the period (“ Listing Period”) from the date (“ Effectiveness Commencement Date”) which is the earlier of the effectiveness of the Registration Statement and the 90 th day following the Approval Date (or the 150 th day if the SEC elects to review the Registration Statement) until such time as the registration period specified in Section 5 terminates, then the Holder shall have available the remedy set forth in Section 4(a) of the Amended and Restated Notes.

(B)    In the event that shares of Common Stock of the Company are not listed on the Principal Markets at all times following the Approval Date, or are otherwise suspended from trading and remain unlisted or suspended for 3 consecutive days, then the Holder shall have available the remedy set forth in Section 4(a) of the Amended and Restated Notes.

(iii)    Blackout Periods.

(A)    In the event the Registration has become effective and, afterwards, any Holder’s ability to sell Registrable Securities under the Registration Statement is suspended for more than (i) 30 days in any 90-day period or (ii) 60 days in any calendar year (“ Blackout Period”), including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall provide to each Holder a Monthly Delay Payment for each 30-day period or portion thereof (appropriately prorated) from and after the expiration of the Blackout Period, on the terms set forth in Section 2(b)(i)(B) above.

(B)    Notwithstanding anything to the contrary herein, the Company may suspend the filing or availability of a Registration Statement or prospectus or delay the disclosure of any material non-public information or pending development concerning the Company for a specified period if the disclosure of such information or development during such period would be materially detrimental, in the good faith judgment of the Company’s general counsel and one or more executive officers of the Company, to the Company (a “ Grace Period”); provided, however, that the Company shall promptly (i) notify the Holders in writing of the existence of such material non-public information or pending development giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information or pending development to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends. No single Grace Period shall, without incurring any liability to pay the Monthly Delay Payments pursuant to Section 2(b)(i)(B), exceed twenty (20) consecutive days and the aggregate duration of all Grace Periods shall not, without incurring any liability to pay the Monthly Delay Payments pursuant to Section 2(b)(i)(B), exceed forty (40) days during any three hundred sixty-five day period (each Grace Period complying with this Section 2(b)(iii)(B) being an “ Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date stated in the notice referred to in clause (i) above as the beginning of such Grace Period and shall end on and include the earlier of (I) the date stated in the notice referred to in clause (ii) above as the end of such Grace Period or, (II) to the extent considered appropriate by the Company in its sole discretion, such earlier date as to which the Company may advise the Holders in writing after the Company’s provision of the notices described above; provided, however, that no Grace Period shall be longer than an Allowable Grace Period without incurring any liability to pay the Monthly Delay Payments pursuant to Section 2(b)(i)(B). The Company agrees to use all reasonable efforts to ensure that the Holders may resume sales under the relevant Registration Statement as soon as such suspension, in the sole discretion of the Company, is no longer necessary. The provisions of Sections 2(a)(iii) and 2(a)(v) of this Agreement shall not be applicable, and the Company shall not have any obligation to pay any Monthly Delay Payments by reason of any delay pursuant to Section 2(b)(i) or Blackout Period, during the period of any Allowable Grace Period.

(iv)    Cumulative Remedies .  The Monthly Delay Payments provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Amended and Restated Notes, the Amendment Agreement, the Loan Agreement and this Agreement, including without limitation, the right to monetary contract damages and specific performance; provided that (x) no holder of Amended and Restated Notes may collect default interest in addition to Monthly Delay Payments and (y) no holder of Amended and Restated Notes may collect more than one Monthly Delay Payment with respect to the same 30-day period or portion thereof.  Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

(c)    The Holders agree to cooperate as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement.

(d)    If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company.  Any such underwriting may only be administered by nationally or regionally recognized investment bankers reasonably satisfactory to the Company.

(e)    The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection with any underwritten offering or when the SEC has required that the Holders be identified as underwriters in the Registration Statement in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

(i)    make such representations and warranties to the Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

(ii)    cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company, on and dated as of the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and within ninety (90) days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering such matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any;

(iii)    cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year following a year during which the Company’s independent certified public accountants shall have reviewed any of the Company’s books or records, a “comfort” letter from the Company’s independent certified public accountants addressed to each underwriter (including the Holders, if the SEC has required them to be identified as underwriters in the Registration Statement), if any, to the extent requested by such underwriters, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to such underwriters;

(iv)    if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings; and

(v)    deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any.

(f)    The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders’ due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Approval Date, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.  Notwithstanding the foregoing, the foregoing right shall not extend to any Holder (i) who is not a financial investor or entity or (ii) who, itself or through any affiliate, has any strategic business interest that would reasonably be expected to be in conflict with any business of the Company or its subsidiaries.

(g)    Subject to Section 2(b) above and to clause (i) below, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, (i) such a suspension is required by the rules and regulations of the Commission or (ii) it is determined in good faith by the Board of Directors of the Company that because of valid business reasons (not including the avoidance of the Company’s obligations hereunder), it is in the best interests of the Company to suspend such use, and prior to suspending such use in accordance with this clause (ii) the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.  The Company will use reasonable best efforts to cause such suspension to terminate at the earliest possible date.  This provision shall not affect the right of Holders to receive Monthly Delay Payments pursuant to Section 2(b) above.

(h)    The Company shall file a Registration Statement with respect to any newly authorized and/or reserved Registrable Securities consisting of Conversion Shares described in clause (i) of the definition of Registrable Securities within five (5) business days of any stockholders meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within sixty (60) days of such stockholders meeting.  If the Holders become entitled, pursuant to an event described in clause (ii) and (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities.  The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below and cause such Registration Statement to become effective within 90 days of that date that the need to file the Registration Statement arose.  All of the registration rights and remedies under this Agreement shall apply to the registration of the resale of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

(i)    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period (as defined below), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 2(h)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(j)    Each Holder agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2(a)(v) or 2(a)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(h), or until it is advised in writing (the “ Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(k)    If requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities.

3.    Expenses of Registration .  All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

4.    Registration on Form S-3 .  The Company shall use its best efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 as soon as the Company becomes so eligible, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement or Form S-3 covering the Registrable Securities has been declared effective by the SEC.

5.    Registration Period .  In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective until the earlier of (a) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, (b) until such Registrable Securities may be sold by the Holders under Rule 144(k) (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect) (the “ Registration Period”).  Subject to Section 8 below, this Agreement shall be terminated automatically without further action by any party hereto upon the expiration of the Registration Period.

6.    Indemnification.

(a)    Company Indemnity .  The Company will indemnify and hold harmless each Holder, each of its officers, directors, agents and partners, and each person controlling of each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based (i) on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein or (ii) the failure of a Holder to deliver at or prior to the written confirmation of sale, the most recent prospectus, as amended or supplemented.  The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)    Holder Indemnity .  Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, agents and partners, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling of such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question.  The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)    Procedure .  Each party entitled to indemnification under this Section 6 (the “ Indemnified Party”) shall give notice to the party required to provide indemnification (the “ Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

7.    Contribution .  If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by prorata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.    Survival .  The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

9.    Information by Holders .  Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may from time to time reasonably request in writing in connection with any registration, qualification or compliance referred to in this Agreement, and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.  The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder.  Each Holder agrees that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker dealer for the sale of any Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, such Holder shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the Prospectus pursuant to Rule 424(b) under the Securities Act, to the extent that such supplement is legally required.  Such information shall include a description of (i) the name of such Holder and of the participating broker dealer(s), (ii) the number of Registrable Securities involved, (iii) the price at which such Registrable Securities were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker dealer(s), where applicable.

10.    Replacement Certificates .  The certificate(s) representing the Registrable Securities held by any Purchaser (or then Holder) may be exchanged by such Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registerable Securities, as reasonably requested by such Purchaser (or such Holder) upon surrendering the same.  No service charge will be made for such registration or exchange.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificates representing a Registrable Security and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Company will make and deliver a new certificate of like tenor and dated as of such cancellation at no charge to the holder.

11.    Transfer or Assignment .  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The rights granted to the Lenders by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a permitted transferee or assignee of Amended and Restated Notes or Registrable Securities, and all other rights granted to the Lenders by the Company hereunder may be transferred or assigned to any permitted transferee or assignee of any Amended and Restated Notes or Registrable Securities; provided in each case that the Company must be given written notice by the Lenders at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

12.    Reports Under The 1934 Act .

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration (“ Rule 144”), the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)    furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

13.    Miscellaneous.

(a)    Remedies .  The Company and the Lenders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)    Jurisdiction .  THE PARTIES MUTUALLY IRREVOCABLY AND UNCONDITIONALLY AGREE (I) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND (II) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE.  NOTHING IN THIS SECTION 13(b) SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE COMPANY AND EACH PURCHASER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c)    Notices .  Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, electronic transmission, mail or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be:

to the Company:

ISCO International, Inc.
1001 Cambridge Drive
Elk Grove Village, Illinois  60007
Telephone:  (847) 391-9400
Facsimile:   (847) 391-5015
Attention::  Frank Cesario
E-mail: frank.cesario@iscointl.com

with a copy to:

Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, Pennsylvania 19312
Telephone:  (610) 640-7800
Facsimile:  (610) 640-7835
Attention:  Michael P. Gallagher, Esq.
E-mail: GALLAGMP@pepperlaw.com

to the Lenders:

As set forth on Schedule I hereto

with a copy to:

As set forth on Schedule I hereto

Any party hereto may from time to time change its address for notices by giving at least five days’ written notice of such changed address to the other parties hereto.

(d)    Waivers .  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(e)    Execution in Counterpart .  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f)    Signatures .  Facsimile signatures shall be valid and binding on each party submitting the same.

(g)    Entire Agreement; Amendment .  This Agreement, together with the Amendment Agreement, the Amended and Restated Notes and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties.

(h)    Governing Law .  This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state.

(i)    Jury Trial .  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j)    Titles .  The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k)    No Strict Construction .  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISCO INTERNATIONAL, INC.

By:
Name:
Title:

MANCHESTER SECURITIES CORP.

By:
Name:
Title:

ALEXANDER FINANCE, L.P.

By:
Name:
Title:

Schedule I

Name of Lenders	Contact Information
Manchester Securities Corp.	712 Fifth Avenue 36 th Floor New York, New York 10019 Attn: Dave Miller Tel: (212) 506-2999 Fax: (212) 586-9467 E-Mail: dmiller@elliottmgmt.com
Copy to:	Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue New York, New York 10176 Telephone: (212) 986-6000 Facsimile: (212) 986-8866 Attn: Lawrence D. Hui, Esq. E-Mail: lhui@kkwc.com
Alexander Finance, L.P.	Alexander Finance, LP 1560 Sherman Avenue Evanston, Illinois Telephone: (847) 733-0232 Facsimile: (847) 733-0339 Attention: Bradford T. Whitmore E-Mail: bwhitmore@gbros.com
Copy to:	Sachnoff & Weaver 30 S. Wacker Drive Chicago, Illinois 60606 Telephone: (312) 207-3879 Facsimile: (312) 207-6400 Attention: Evelyn C. Arkebauer, Esq. E-Mail: earkeba@sachnoff.com

Exhibit 31.1

CERTIFICATIONS

I, Ralph Pini, certify that:

1. I have reviewed this quarterly report on Form 10-Q of ISCO International, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the registrant and have:

a. designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b. evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation;

c. disclosed in this quarterly report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that was materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the Audit Committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

ISCO International, Inc.

Date: November 14, 2007	By:	/s/ RALPH PINI
Ralph Pini
Interim Chief Executive Officer

Exhibit 31.2
CERTIFICATIONS

I, Frank Cesario, certify that:

1. I have reviewed this quarterly report on Form 10-Q of ISCO International, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the registrant and have:

a. designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b. evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation;

c. disclosed in this quarterly report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that was materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the Audit Committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

ISCO International, Inc.

Date: November 14, 2007	By:	/s/ FRANK CESARIO
Frank Cesario
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT
TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ISCO International, Inc. (the “Company”) on Form 10-Q for the quarter ending September, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RALPH PINI	/s/ FRANK CESARIO

Ralph Pini Interim Chief Executive Officer November 14, 2007	Frank Cesario Chief Financial Officer November 14, 2007

APPENDIX F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

for the fiscal year ended December 31, 2006
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

for the transition period from            to

Commission File Number 001-22302

ISCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3688459
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Cambridge Drive Elk Grove Village, Illinois	60007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 391-9400

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, Par Value $0.001 Per Share	American Stock Exchange
(Title of each class)	(Name of each exchange on which registered)

Securities registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes   ☐    No   ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes   ☐    No   ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes   ☒    No   ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in the definitive proxy or information statements incorporated by reference in Part III of this on Form 10-K or any amendment to this on Form 10-K.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   ☐                                               Accelerated filer   ☐                                                 Non-accelerated filer   ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes   ☐    No   ☒

As of June 30, 2006, the aggregate market value of the registrant’s common stock held by non-affiliates of the registrant was approximately $32.3 million based on the last sale price of the common stock on such date as reported on the American Stock Exchange. This calculation excludes more than 88 million shares held by directors, executive officers, and two holders of more than 10% of the registrant’s common stock.

As of March 1, 2007, there were 190,388,033 shares of the registrant’s common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE:

As stated in Part III of this Annual Report on Form 10-K, portions of the registrant’s definitive proxy statement for the registrant’s 2007 Annual Meeting of Stockholders to be held on June 8, 2007 are incorporated by reference in Part III of this Annual Report on Form 10-K.

FORWARD- LOOKING STATEMENTS

Because we want to provide investors with more meaningful and useful information, this Annual Report on Form 10-K (“Form 10-K”) contains, and incorporates by reference, certain forward-looking statements that reflect our current expectations regarding its future results of operations, performance and achievements. We have tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “expects,” “designs,” “plans,” “intends,” “looks,” “may,” and similar expressions. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, including the factors set forth under Item 1A, Risk Factors, which could cause our actual results, performance or achievements for 2007 and beyond to differ materially from those expressed in, or implied by, any of these statements. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Annual Report on Form 10-K or to reflect the occurrence of unanticipated events.

PART I

Item 1. Business

HISTORY

We were founded in 1989 by ARCH Development Corporation, an affiliate of the University of Chicago, to commercialize superconductor technologies initially developed by Argonne National Laboratory. We were incorporated as Illinois Superconductor Corporation in Illinois on October 18, 1989 and reincorporated in Delaware on September 24, 1993. In 2001, we shifted our focus from solely a superconductive filter (high-temperature superconductor product line referred to as “HTS”) provider to a customer-driven provider of more specialized Radio Frequency (“RF”) management solutions, with a particular focus on interference management, changing our name to ISCO International, Inc. We continue to broaden our solutions with an increasingly comprehensive approach toward optimization of the full radio link of a number of diverse wireless networks. Our facilities and principal executive offices are located at 1001 Cambridge Drive, Elk Grove Village, Illinois 60007 and our telephone number is (847) 391-9400. We maintain a website at http://www.iscointl.com . The information contained therein is not incorporated into this annual report.

BUSINESS STRATEGY

Our strategic goal is to become the leading supplier of RF management solutions to wireless operators. We seek to accomplish our goal by:

•	Marketing our products aggressively to leading wireless operators;

•	Providing customers comprehensive radio link management infrastructure-based solutions for wireless networks;

•	Continuing to build on our strong intellectual property position selectively, emphasizing speed to market; and

•	Outsourcing product manufacturing and reducing product cost.

We focus on winning the support of the world’s leading wireless operators for our RF management solutions. We believe that our ANF and RF² product families, as well as professional service support and other products, make us a preeminent RF management specialist in the market. We have taken steps to expand into a digital delivery platform for our ANF technologies, and expect this trend to continue. We believe that the ability to solve interference problems using the delivery size, capabilities and cost benefits of a digital platform will greatly enhance our addressable market within the field of wireless telecommunications.

We currently outsource production of our products. We believe that this model will allow us to maintain or achieve targeted product gross margins, minimize capital needs while reducing product costs, and maintain a very high quality level. We also believe that offering the lowest product cost will further strengthen our ability to achieve our strategic objectives.

RF MANAGEMENT ISSUES, INCLUDING INTERFERENCE, AND WIRELESS SYSTEMS

RF management issues are a growing problem limiting cell site coverage, capacity and range, as well as mobile transmit power and related battery-life issues. RF Link (or “Link”) problems cause dropped calls, poor call quality, and other service problems that lead to subscriber dissatisfaction and turnover (churn). Interference enters a carrier’s operating frequencies from such sources as: home electronic devices including portable phones, two-way radios used by commercial enterprises and governmental agencies, air-to-ground radio, police, fire and emergency services radio, military radio, wireless data networking systems, television and radio broadcasts, radar and other cellular networks. Interference is also created by electrical sources used to power cellular base station equipment. Interference may begin within a particular frequency or migrate from another frequency. Increased usage of co-location (multiple providers and/or multiple architectures from a single vendor using the same towers), increased sensitivity of non-voice applications, and the continued surge in wireless traffic result in increasing the impact of interference on wireless networks. With the proliferation of data applications and the limitations on tower availability and related budgets, wireless operators are finding that their own preferred technology combinations for their cell sites are creating interference with each other. Wireless operators also create self interference during the planned re-mining of existing spectrum with 3G/4G broadband technologies.

We believe the proliferation of wireless devices and high data rate services will exacerbate the amount of interference bombarding carriers’ operating frequencies. Conventional cellular base station equipment does not effectively cope with interference issues. More importantly, the wireless telecommunications industry is undergoing significant transformation as it attempts to integrate existing infrastructure and technologies with newer 3G equipment. Additionally, the recent merger activity is forcing merged companies to integrate disparate technology platforms, sometimes using two and three different architectures in the same site in order to handle planned traffic. We believe this trend will continue. Our products are designed to address this expanding market need.

In the face of expanding subscriber bases, increased minutes of cell phone use, demand for high data rate services, the ease of customer churn (changing providers) due to number portability, restricted capital budgets and intense competition, the provisioning and optimization of wireless system infrastructure is a major challenge for operators. As a result of these industry conditions, wireless equipment manufacturers, including independent wireless technology companies and large original equipment manufacturers (OEM’s) are working intensely to develop technologies that provide operators the tools necessary to monetize the growing demand for wireless services.

Using our solutions to tightly integrate disparate technologies while simultaneously optimizing the radio link, including the mitigation of interference, operators can capture additional capacity and utilization, expand cell site range and coverage, reduce dropped calls, and significantly improve overall call quality. High speed data applications have placed a tremendous additional strain on wireless networks. Higher data rates require much cleaner signals than traditional voice-oriented networks to support the data throughput required for many of the highest average revenue per unit applications (including VoIP, music, television and video). As a result, we believe the value proposition and payback of our solutions are improving with increasing demand for high speed data, which we believe will result in increased demand for our solutions. Network capacity, quality and throughput are today the critical competitive differentiators in commercial wireless networks. All of our products improve one or more of these performance factors.

We estimate the economic payback to operators as a result of the use of our solutions should typically occur in less than one year, sometimes well under one year, depending on traffic levels and overall link quality. We believe our solutions often present the best overall value of all alternatives available in many applications.

Target Market

We believe demand for our products will be primarily driven by the following factors:

1. Existing networks are straining under heavy traffic. According to many sources, the annual growth rate in wireless telecommunications is roughly 15-20%. The number of handsets sold during 2006 has been reported to be more than 900 million units worldwide.

2. The ongoing transition from predominantly voice based networks to data based networks will continue to drive demand for infrastructure enhancements to achieve data and error rates required to support near real time data applications (including VoIP, music, television and video).

3. Interference and coverage issues are primary causes of poor call quality, dropped calls and poor data throughput. We believe that as a result of increasing use of devices such as cellular phones, wireless data networking equipment, and wireless consumer appliances, wireless network operators are coming to view interference and coverage management technologies as necessary to protect against their customer bases “churning” to other carriers, especially since the full implementation of number portability (the ability to retain one’s phone number when changing wireless operators - historically a barrier to changing providers).

4. We believe that newer, data-driven wireless networks and expansion into higher frequencies will require smaller operating cells and more base stations than existing cellular networks in order to cover the same geographic area. This is based, in part, on the requirement for a higher quality radio link in order to enable full 3G throughputs required by the most popular applications, as well as inherent limitation of RF transmissions in higher frequencies. High frequency RF signals require more transmission points for equivalent coverage than signals of lower frequency. Since most 3G technologies are deployed at high frequencies, an operator has to add a significant number of additional cells to match coverage and in-building penetration capabilities they achieved with their 2G deployments. To minimize the capital investment and maximize the performance and customer satisfaction of their data-driven networks, operators are compelled to look at technology options to overcome these inherent obstacles.

5. The wireless telecommunications industry is undergoing significant transformation due to industry consolidation. The primary competitive driver is to reduce the cost bases, both capital and recurring costs, mostly achieved by reducing the number of cells required to support the combined customer base and to increase penetration such as by providing better in-building coverage. This creates demanding requirements to integrate disparate technologies, frequency spectrums, and legacy platforms while at the same time enabling the integrations of advanced technologies and services. Our products enable this integration while simultaneously optimizing the RF performance of the overall system.

In summary, we believe we have differentiated technologies in radio link management and optimization and are customer-driven to closely align our solutions to their specific needs thereby maximizing our value-add to our customers. Our goal is to continue to position ourselves as a leader in this segment of the wireless industry.

TECHNOLOGY OVERVIEW

A wireless base station is roughly divided into two halves: the digital portion and the so-called “RF” portion.

Our core expertise is the application of technology and experience to RF systems, though we are beginning to implement RF solutions utilizing digital technologies. The components in the receiver front-end are designed to acquire the desired information-bearing signal and pass it through to the digital portion of the system, where it is processed digitally and the user information is extracted. Typically, a portion of the signal is lost as it passes through the RF components. Further, undesired interference (in band and out of band) also leaks into the system due to imperfections in the characteristics of the RF devices.

The use of our solutions for wireless RF systems is based on creating RF systems which block or mitigate the impact of interference, optimize signal processing within the radio path while introducing very little signal loss or degradation.

Our two current primary product families are: (i) Adaptive Notch Filter (ANF ™), which dynamically and adaptively identifies and eliminates direct in-band interference in the radio link of a wide-band system such as CDMA or UMTS; (ii) Radio Link Radio Frequency Fidelity (RF² ™), which includes ultra linear low-noise amplifier receivers, multi-couplers, filters and duplexers that enable full and integrated upgrades of legacy systems to 3G technologies resulting in a significant overall improvement in system performance, such as both dropped calls and increased data throughput. These products are designed for efficient production, emphasizing solid-state electronics over mechanical devices with moving parts.

RF² (Radio link Radio Frequency Fidelity)

We introduced our RF² products in September 2003, we began to add new products to our RF² family in 2004, and added a significant number of products in 2005 and 2006. The RF² product family is comprised of solutions that focus on optimizing RF handling in order to improve system performance, integrate the disparate technologies utilized by operators, and enable next generation 3G upgrades. The RF² product family is designed to improve capacity and coverage in cellular base stations through state of the art low noise RF amplification, filtering, and combining and integration technologies.

The basic RF² product is a radio link solution designed and priced for network-wide deployment, improving system coverage integrity, in-building penetration, and voice/data capacity. This leads to improvement in wireless user perceived quality by reducing failed connection attempts and dropped calls, and improving handset battery life.

Our RF² products are easy to install, maintenance-free, and often present a performance benefit over alternative solutions in terms of tighter integration into/with existing equipment, continued ability to utilize diagnostics and monitoring equipment, and higher performance. Additionally, our RF² solutions have been shown to deliver results generally comparable to HTS-based solutions without a cryogenic cooler or other moving parts, and with a tighter integration and much lower cost. We believe that the ease of integration and higher value compete strongly with other solutions.

RF² Competition

OEM competition includes solutions such as adding a carrier to the cell sites (to increase capacity), cell splitting, or even adding an entirely new base station so as to add capacity and coverage. After-market competition includes repeaters, TMA’s (tower-mounted amplifiers), GMA’s (ground-mounted amplifiers) and HTS receiver front ends, as well as duplexers and other non-integrated solutions. We believe these products may generally improve the coverage of the network, but lack the value of our fully integrated link management solutions.

Adaptive Notch Filters

Our patented ANF system identifies and suppresses in-band interference in the radio link of a wide-band system such as CDMA or UMTS. If interference is not eliminated, the radio link of the system may be reduced, possibly to the point of not allowing any calls on the entire channel. The ANF unit continuously monitors the power spectral density across the carriers in use and identifies narrow-band interference. The severity of multiple in-band interferers is prioritized, and through software control, the ANF unit dynamically inserts a highly selective filter to eliminate multiple interferers with minimal impact on the desired broadband signal. The objective of the ANF system is for operators to realize significant gains in performance in coverage, capacity and data throughput. An entire network of ANF hardware can be managed via the web-based management software that supports the hardware. We believe our patented ANF technology is the only in-band dynamically controlled interference management solution commercially available to the marketplace today.

Our products, including projected expansions, are focused on CDMA and other wide-band spread spectrum systems (W-CDMA), including, for example, upgrades of GSM systems to UMTS and similar 3G technology. During 2006 we launched our first ANF solution that protects PCS (1900 MHz). We empowered this and other ANF platforms with a digital front end and modular design for easy adaptation to customer requirements. This new platform has significantly expanded our addressable market and will also serve as an enabler to a larger suite of dynamically adaptable RF multiplexer solutions.

We have also developed a network-wide, web-based network management tool (web monitor), allowing our customers to perform management functions for all ANF units throughout the system. This tool with a graphical user interface allows the service provider to control, configure, and monitor the ANF units remotely from the network management center. This includes:

•	Remote configuration of parameters within all ANF units;

•	Remote monitoring of alarm status for all ANF units;

•	Observation of interference and notch activity from all units; and

•	The ability to view on-line event data and reports based on measured performance data.

We have industry leading expertise in the optimization of networks. To facilitate rapid penetration of ANF, we offer professional services to the service providers’ engineering teams to identify and quantify interference, and, its effects on network performance. We have developed several custom software and hardware tools to perform interference analysis and interference audit. iSMART (Interference from System Metric Analysis Rules Tool) is a software tool that enables a service provider to identify potential ANF candidate sectors/cell sites by analyzing the system performance metrics data generated in their network. Automated Test Equipment, ANF-on-wheels and ANF Web Monitor is a software/hardware system that allows us to perform interference audits at cell sites of service providers regardless of the frequency band of operation. This service helps quantify interference and identify new markets (frequency bands) with high interference.

We have recently added a digital front-end to our ANF products, and are working on a fully digital version that we expect to complete during 2007. We believe a fully digital ANF solution would integrate well into operator plans and provide the economics to allow far greater penetration into customer networks, as well as access to wireless applications outside of traditional cellular (e.g., WiFi and WiMax architectures), as well as mobile devices such as handsets.

ANF competition

We believe our patented ANF technology is the only in-band dynamically controlled interference management solution commercially available to the marketplace today. We hold proprietary technology on ANF. We do, however, face competition as described below.

Direct Competition — After-Market Vendors

Fixed-frequency notch filters are the main form of direct competition. However, these will only work in a static interference environment, and hence do not satisfy the need of dynamic interference detection and elimination as observed in a vast majority of in-band interference scenarios. Smart antennas were also developed with the intent of in-band interference mitigation. However, we believe these solutions have limited applicability and effectiveness in eliminating in-band interference, particularly in a CDMA-based network, and are typically substantially more expensive (in addition to being less effective) than our ANF solution.

Direct Competition — OEMs

Digital-signal-processing based solutions may be under development by the various OEMs. Even if the manufacturers do develop such a solution for in-band interference, we believe that they would have limited dynamic range and hence would only be able to mitigate low-power interference. Most importantly they would likely not be available for deployment on the hundreds of thousands of legacy cell sites currently in service.

Indirect Competition — OEMs

Indirect competition does not directly address the problem of in-band interference, but could be viewed as a method for circumventing the problem. Examples include adding a carrier to a cell site (to increase capacity), cell splitting, or even adding an entirely new base station. These methods seek to overcome the effects of the interference by a brute force of added capacity and higher signal-to-noise in a problematic location. However, we believe these solutions to be relatively costly and do not guarantee adequate increased performance due to absolute limiting effects of in-band interference in certain situations.

Indirect Competition — After-Market Vendors

Other forms of indirect competition include repeaters, TMA’s, and HTS receiver front ends. As with the OEM-based solutions, we do not believe these directly address the problem of in-band interference. There are several entities attempting to develop and market digital solutions that address part of the problem that our ANF solutions address, but we believe they operate in a very different fashion and will not achieve the same benefits. Additionally, they are typically entities without significant current revenue streams or operator access. We have the benefit of a growing existing customer base and the ability to work with our customers in tightly matching next generation solutions with their needs.

Product Benefits

Our products are designed to address the high performance RF needs of domestic and international commercial wireless telecommunication systems by providing the following advantages:

Enable Deployment of Data Networks. Beginning in 2005, our solutions have been utilized with data network deployments. These deployments require upgrades and changes to existing infrastructure. Our products have proven effective in helping customers in this area. It is generally expected that data networks will continue to be widely deployed, in the United States and internationally, during 2006 and beyond.

Technology Integration due to Expansion or Consolidation. The wireless telecommunications industry is undergoing significant transformation due to industry consolidation. The primary competitive driver is to reduce the cost bases, both capital and reoccurring costs, mostly achieved by reducing the number of cells required to support the combined customer base. This creates demanding requirements to integrate disparate technologies, frequency spectrums, and legacy platforms while at the same time enabling the integrations of advanced technologies and services. Our products enable this integration while simultaneously optimizing the RF performance of the overall system.

Greater Network Capacity and Utilization. Our solutions can increase capacity and utilization by up to 70% or more. In some cases, capacity increases because channels which were previously unusable due to interference are recovered. In other cases, system utilization increases because of lower levels of blocked or dropped calls, and increases in the ability of the system to permit weak signals to be processed with acceptable call quality.

Improved Base Station Range. Our RF systems have been shown to extend the radio link range of a wireless system by up to 50%. Greater range can reduce a service operator’s capital expenditure per customer in lower density areas by filling in coverage gaps in existing systems or by reducing the number of required cell sites for new system deployments.

Improved Flexibility in Locating Base Stations. Our RF products can allow wireless telecommunications service providers to co-locate base stations near other RF transmitters. Our products allow the cell site radio to better tolerate RF interference while reducing out-of band signals that could interfere with other nearby wireless telecommunication operators.

Improved Call Quality - Fewer Dropped Calls and Failed Connection Attempts. Our products improve call quality by reducing dropped and blocked calls. During commercial installations, our RF products have demonstrated drastic reduction in dropped calls, by as much as 50% or more. Our products similarly reduce the number of ineffective connection attempts and dead zones within networks.

Reduced Mobile Transmit Power. By improving the radio link, reducing the system’s noise floor and mitigating the destructive impact of interference, our solutions greatly reduce required mobile transmit power. This improves battery life, among other benefits.

COMPANY HIGHLIGHTS

Sales and Marketing

We have historically focused our sales and marketing effort on U.S. wireless service providers for retrofit applications. To date, we have sold our products to many of the largest cellular operators in the United States as well as to mid-size and smaller U.S. wireless operators.

We have targeted certain international customers, marketing both our existing products and presenting the benefits of our interference-management technology in the design and early stage deployments of new systems. Targeted regions have included China and other parts of the Far East as well as several countries within Latin America and Europe. We have engaged professional representatives in these areas to facilitate entry into the markets and follow-on services. Such representatives typically help by providing customer contacts and relationships, in marketing, field support, and distribution.

Sales to three customers accounted for 98%, 97%, and 94% of our total revenues for 2006, 2005 and 2004, respectively. During 2006, the top three customers were Verizon Wireless, Alltel Corporation, and Bluegrass Cellular Corporation, respectively. In addition, a significant amount of our technical and managerial resources have been focused on working with these and a limited number of other operators and OEMs. Our sales, in dollars, to non-”top three” customers during 2006 was similar to the 2005 amount, reflecting additional penetration in our largest customers offsetting the continued expansion in our customer base.

Manufacturing

We outsource our manufacturing processes in order to provide predictable product yields and easy expansion to meet increased customer demand. Toward that end, we currently produce all of our products through third party manufacturers. We believe there are multiple sources available for manufacturing and foresee no problem continuing to apply our outsourcing strategy. Our internal manufacturing and test capability can be found in Elk Grove Village, IL.

Research and Development

Our R&D efforts have been focused on developing and improving RF products for wireless telecommunications systems. As a result of such efforts, product performance has been improved, product size has been reduced, production costs have been lowered, product functionality has been increased, and product packaging has been streamlined. We are currently developing related products that are synergistic with our core offerings and which utilize our core technical competencies in the radio link management arena, allowing us to deliver our solutions to more customers.

Our total R&D expenses during 2006, 2005 and 2004 were approximately $2,012,000, $1,767,000, and $1,119,000, respectively.

Intellectual Property and Patents

We regard certain elements of our product design, fabrication technology and manufacturing process as proprietary and protect our rights in them through a combination of patents, trade secrets and non-disclosure agreements. We also have obtained exclusive and non-exclusive licenses for technology developed with or by our research partners, which have included Argonne National Laboratory and Northwestern University. We believe that our success will depend in part upon the protection of our proprietary information, our patents and licenses of key technologies from third parties, and our ability to operate without infringing on the proprietary rights of others.

HTS Technology

We spent many years developing HTS applications, resulting in a number of products, processes and materials related to HTS. This experience has helped us offer our current set of state of the art solid-state solutions, such that the underlying technology is being utilized in the marketplace today and may be even more fully utilized in the future.

There are two ways of designing an HTS component - “thin-film” and “thick-film” techniques. We have technologies in both aspects that may have application to specific, but currently limited markets. We are prepared to address those segments should the opportunity present itself, but currently have chosen to focus on higher value-added, solid state solutions appropriate for the wireless telecommunications application.

Patents

We have applied for patents for inventions developed internally and acquired patents, through assignment of a license from the Canadian government, in connection with the purchase of the Adaptive Notch Filtering business unit of Lockheed Martin Canada. One of our patents is jointly owned with Lucent Technologies, Inc. Furthermore, we expect to pursue foreign patent rights on certain inventions and technologies critical to our products. Please refer to Note 2 of our Financial Statements for a discussion of patent useful lives and amortization.

Government Regulations

Although we believe that our wireless telecommunications products themselves are not licensed or governed by approval requirements of the Federal Communications Commission (“FCC”), the operation of base stations is subject to FCC licensing and the radio equipment into which our products would be incorporated is subject to FCC approval. Base stations and the equipment marketed for use therein must meet specified technical standards. Our ability to sell our RF products is dependent on the ability of wireless base station equipment manufacturers and of wireless base station operators to obtain and retain the necessary FCC approvals and licenses. In order to be acceptable to base station equipment manufacturers and to base station operators, the characteristics, quality, and reliability of our base station products must enable them to meet FCC technical standards.

We may use certain hazardous materials in our research, development and any manufacturing operations. As a result, we may be subject to stringent federal, state and local regulations governing the storage, use and disposal of such materials. It is possible that current or future laws and regulations could require us to make substantial expenditures for preventive or remedial action, reduction of chemical exposure, or waste treatment or disposal. We believe we are in material compliance with all environmental regulations and to date we have not had to incur significant expenditures for preventive or remedial action with respect to the use of hazardous materials.

Employees

As of January 19, 2007, we had a total of 39 employees, 13 of whom hold advanced degrees. Of the employees, 5 are engaged in manufacturing and production, 17 are engaged in research, development and engineering, and 11 are engaged in marketing and sales, and 6 are engaged in finance and administration. We also periodically employ other consultants and independent contractors on as as-needed basis. None of our employees are covered by a collective bargaining agreement. We believe that our relationship with our employees is good.

Item 1A. Risk Factors

The following factors, in addition to other information contained herein, should be considered carefully in evaluating us and our business.

RISKS RELATED TO THE OPERATIONS AND FINANCING OF THE COMPANY

We have a history of losses that raises doubts about our ability to continue as a going concern

We were founded in October 1989 and through 1996 we were engaged principally in research and development, product testing, manufacturing, marketing and sales activities. Since 1996, we have been actively selling products to the marketplace and we continue to develop new products for sale. We have incurred net losses since inception. As of December 31, 2006, our accumulated deficit was approximately $164 million. We have only recently begun to generate revenues from the sale of our ANF and RF² products, having sold more in the past two years than in the fourteen years of company history prior to 2005. Accordingly, although we showed a substantial improvement in revenues and we have indicated the expectation of continued improvement during 2007, it is nonetheless possible that we may continue to experience net losses and cannot be certain if or when we will become profitable.

These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments relating to the recoverability of reported assets or liabilities should we be unable to continue as a going concern.

If we fail to obtain necessary funds for our operations, we may be unable to maintain or improve on our technology position and unable to develop and commercialize our products

To date, we have financed our operations primarily through public and private equity and debt financings, and most recently through several financings with affiliates of our two largest shareholders. We believe that we have sufficient funds to operate our business until $11.3 million of our debt becomes due in August 2007. That debt is held by our two largest shareholders, including affiliates. While we expect to refinance this debt no such refinancing has occurred as of the reporting date, therefore, the ability to refinance our debt and maintain adequate working capital is necessary for us to continue as a going concern. Additionally, we project increases in working capital requirements in order to pursue significant business opportunities during 2007 and beyond, and also expect to spend additional financial resources in the expansion of our business and product offering. As such, we may require additional capital prior to August 2007. We intend to look into augmenting our existing capital position by continuing to evaluate potential short-term and long-term sources of capital whether from debt, equity, hybrid, or other methods. The primary covenant in our existing debt arrangement involves the right of the lenders to receive debt repayment from the proceeds of new financing activities. This covenant may restrict our ability to obtain new sources of financing and/or to apply the proceeds of a financing event toward operations until the debt is repaid in full.

Our continued existence is therefore dependent upon our continued ability to raise funds through the issuance of our equity securities or borrowings. Our plans in this regard are to obtain other debt and equity financing until such time as profitable operation and positive cash flow are achieved and maintained. Although we believe, based on the fact that we have raised funds through sales of common stock and from borrowings over the past several years, that we will be able to secure suitable additional financing for our operations, there can be no guarantee that such financing will continue to be available on reasonable terms, or at all. As a result, there is no assurance that we will be able to continue as a going concern.

The actual amount of future funding requirements will depend on many factors, including: the amount and timing of future revenues, the level of product marketing and sales efforts to support our commercialization plans, the magnitude of research and product development programs, the ability to improve or maintain product margins, any merger and acquisition activity, and the costs involved in protecting patents or other intellectual property.

We have limited experience in manufacturing, sales and marketing and dependence on third party manufacturers

For us to be financially successful, we must either manufacture our products in substantial quantities, at acceptable costs and on a timely basis or enter into outsourcing arrangements with qualified manufacturers that will allow us the same result. Currently, our manufacturing requirements are met by third party contract manufacturers. The efficient operation of our business will depend, in part, on our ability to have these and other companies manufacture our products in a timely manner, cost-effectively and in sufficient volumes while maintaining the required quality. Any manufacturing disruption could impair our ability to fulfill orders and could cause us to lose customers.

In the event that we are unable to maintain manufacturing arrangements on acceptable terms with qualified manufacturers then we would have to produce our products in commercial quantities in our own facilities. Although to date we have produced limited quantities of our products for commercial installations and for use in development and customer field trial programs, production of large quantities of our products at competitive costs presents a number of technological and engineering challenges. We may be unable to manufacture such products in sufficient volume. We have limited experience in manufacturing, and substantial costs and expenses may be incurred in connection with attempts to manufacture larger quantities of our products. We may be unable to make the transition to large-scale commercial production successfully.

Our sales and marketing experience to date is very limited. We may be required to further develop our marketing and sales force in order to effectively demonstrate the advantages of our products over other products. We also may elect to enter into arrangements with third parties regarding the commercialization and marketing of our products. If we enter into such agreements or relationships, we would be substantially dependent upon the efforts of others in deriving commercial benefits from our products. We may be unable to establish adequate sales and distribution capabilities, we may be unable to enter into marketing arrangements or relationships with third parties on financially acceptable terms, and any such third party may not be successful in marketing our products. There is no guarantee that our sales and marketing efforts will be successful.

Management of our growth

Growth may cause a significant strain on our management, operational, financial and other resources. The ability to manage growth effectively may require us to implement and improve our operational, financial, manufacturing and management information systems and expand, train, manage and motivate employees. These demands may require the addition of new management personnel and the development of additional expertise by management. Any increase in resources devoted to product development and marketing and sales efforts could have an adverse effect on financial performance in future fiscal quarters. If we were to receive substantial orders, we may have to expand current facilities, which could cause an additional strain on our management personnel and development resources. The failure of the management team to effectively manage growth could have a material adverse effect on our business, operating results and financial condition.

RISKS RELATED TO OUR COMMON STOCK AND CHARTER PROVISIONS

Volatility of common stock price

The market price of our common stock, like that of many other high-technology companies, has fluctuated significantly and is likely to continue to fluctuate in the future. Since January 1, 2005 and through December 31, 2006, the closing price of our common stock has ranged from a low of $0.25 per share and high of $0.46 per share. Announcements by us or others regarding the receipt of customer orders, quarterly variations in operating results, acquisitions or divestitures, additional equity or debt financings, results of customer field trials, scientific discoveries, technological innovations, litigation, product developments, patent or proprietary rights, government regulation and general market conditions may have a significant impact on the market price of our common stock. In addition, fluctuations in the price of our common stock could affect our ability to maintain the listing of our common stock on the American Stock Exchange.

Risk of dilution

As of December 31, 2006, we had outstanding options to purchase 4.9 million shares of common stock at a weighted average exercise price of $0.41 per share (fewer than 0.1 million of which have not yet vested) issued to employees, directors and consultants pursuant to the 2003 Equity Incentive Plan and its predecessor 1993 Stock Option Plan, as amended, the merger agreement with Spectral Solutions, and individual agreements with management and directors. In addition, on the same date we had 8.7 million unvested shares of restricted stock outstanding. In order to attract and retain key personnel, we may issue additional securities, including grants of restricted shares, in connection with or outside our company employee benefit plans, or may lower the price of existing stock options.

The exercise of options and warrants for common stock and the issuance of additional shares of common stock, shares of restricted stock and/or rights to purchase common stock at prices below market value would be dilutive to existing stockholders and may have an adverse effect on the market value of our common stock.

Concentration of our stock ownership

At the time of this filing, officers, directors and principal stockholders (holding greater than 5% of outstanding shares) together control approximately 50% of the outstanding voting power on a fully diluted basis. The two largest stockholders, along with their affiliates, are also our lenders, holding all of our outstanding debt instruments. Consequently, these stockholders, if they act together, would be able to exert significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change of control of us, even if such a change may be in the best interests of our stockholders. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

Certain provisions in our charter documents have an anti-takeover effect

There exist certain mechanisms that may delay, defer or prevent such a change of control. For instance, our Certificate of Incorporation and By-Laws provide that (i) our Board of Directors has authority to issue series of our preferred stock with such voting rights and other powers as the Board of Directors may determine and (ii) prior specified notice must be given by a stockholder making nominations to the Board of Directors or raising business matters at stockholders meetings. The effect of the anti-takeover provisions in our charter documents may be to deter business combination transactions not approved by our Board of Directors, including acquisitions that may offer a premium over market price to some or all stockholders.

Reporting requirements of a public company

As a public company, we are required to comply with various reporting obligations. These obligations change from time to time, and currently include full compliance with Section 404 of the Sarbanes-Oxley Act for our fiscal year ending December 31, 2007. The process of achieving full compliance might involve the commitment of significant resources, including substantial levels of management attention. If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to achieve and maintain adequate internal controls over financial reporting, our business, results of operations and financial condition, and investors’ confidence in us, could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act, including preparing annual reports, quarterly reports and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, we are required under applicable law and regulations to integrate our systems of internal controls over financial reporting. We plan to evaluate our existing internal controls with respect to the standards adopted by the Public Company Accounting Oversight Board. During the course of our evaluation, we may identify areas requiring improvement and may be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and cost to us and require us to divert substantial resources, including management time, from other activities.

TECHNOLOGY AND MARKET RISKS

We are dependent on wireless telecommunications

The principal target market for our products is wireless telecommunications. The devotion of substantial resources to the wireless telecommunications market creates vulnerability to adverse changes in this market. Adverse developments in the wireless telecommunications market, which could come from a variety of sources, including future competition, new technologies or regulatory decisions, could affect the competitive position of wireless systems. Any adverse developments in the wireless telecommunications market may have a material adverse effect on our business, operating results and financial condition.

We are dependent on the enhancement of existing networks and the build-out of next-generation networks, and the capital spending patterns of wireless network operators

Increased sales of products are dependent on a number of factors, one of which is the build-out of next generation (3G and 4G) enabled wireless communications networks as well as enhancements of existing infrastructure. Building wireless networks is capital intensive, as is the process of upgrading existing equipment. Further, the capital spending patterns of wireless network operators is beyond management’s control and depends on a variety of factors, including access to financing, the status of federal, local and foreign government regulation and deregulation, changing standards for wireless technology, the overall demand for wireless services, competitive pressures and general economic conditions. The build-out of next-generation networks may take years to complete. The magnitude and timing of capital spending by these operators for constructing, rebuilding or upgrading their systems significantly impacts the demand for our products. Any decrease or delay in capital spending patterns in the wireless communication industry, whether because of a general business slowdown or a reevaluation of the prospective demand for data and other services, would delay the build-out of these networks and may significantly harm business prospects.

Our success depends on the market’s acceptance of our products

Our RF products, including our ANF and RF² products, have not been sold in very large quantities and a sufficient market may not develop for these products. Customers establish demanding specifications for performance, and although we believe we have met or exceeded these specifications to date, there is no guarantee that the wireless service providers will elect to use these solutions to solve their wireless network problems. Although we have enjoyed substantial revenue growth over the past two years, including the best three revenue quarters in our history during 2006, there is no assurance that we will continue to receive orders from these customers.

Rapid technological change and future competitive technologies could negatively affect our operations

The field of telecommunications is characterized by rapidly advancing technology. Our success will depend in large part upon our ability to keep pace with advancing our high performance RF technology and efficient, readily available low cost materials technologies. Rapid changes have occurred, and are likely to continue to occur, in the development of wireless telecommunications. Development efforts may be rendered obsolete by the adoption of alternative solutions to current wireless operator problems or by technological advances made by others.

BUSINESS RISKS

Dependence on a limited number of customers

Sales to three customers accounted for 98%, 97%, and 94% of our total revenues for 2006, 2005 and 2004, respectively. During 2006, the top three customers were Verizon Wireless, Alltel Corporation, and Bluegrass Cellular Corporation, respectively. In addition, a significant amount of our technical and managerial resources have been focused on working with these and a limited number of other operators and OEMs. Our sales, in dollars, to non-”top three” customers during 2006 was similar to the 2005 amount, reflecting additional penetration in our largest customers offsetting the continued expansion in our customer base. The loss of any of these large customers might have a material adverse effect on our business, operating result, and financial condition.

We expect that if our products achieve market acceptance, a limited number of wireless service providers and OEMs will account for a substantial portion of revenue during any period. Sales of many of our products depend in significant part upon the decisions of prospective and current customers to adopt and expand their use of these products. Wireless service providers, wireless equipment OEMs and our other customers are significantly larger than we are, and are able to exert a high degree of influence over us. Customers’ orders are affected by a variety of factors such as new product introductions, regulatory approvals, end user demand for wireless services, customer budgeting cycles, inventory levels, customer integration requirements, competitive conditions and general economic conditions. The failure to attract new customers would have a material adverse effect on our business, operating results and financial condition.

We have lengthy sales cycles

Prior to selling products to customers, we may be required to undergo lengthy approval and purchase processes. Technical and business evaluation by potential customers can take up to a year or more for products based on new technologies. The length of the approval process is affected by a number of factors, including, among others, the complexity of the product involved, priorities of the customers, budgets and regulatory issues affecting customers. We may not obtain the necessary approvals or ensuing sales of such products may not occur. The length of customers’ approval process or delays could make our quarterly revenues and earnings inconsistent and difficult to trend.

We are dependant on limited sources of supply

Certain parts and components used in our RF products are only available from a limited number of sources. Our reliance on these limited source suppliers exposes us to certain risks and uncertainties, including the possibility of a shortage or discontinuation of certain key components and reduced control over delivery schedules, manufacturing capabilities, quality and costs. Any reduced availability of such parts or components when required could materially impair the ability to manufacture and deliver products on a timely basis and result in the cancellation of orders, which could have a material adverse effect on our business, operating results and financial condition.

In addition, the purchase of certain key components involves long lead times and, in the event of unanticipated increases in demand for our products, we may be unable to manufacture products in quantities sufficient to meet customers’ demand in any particular period. We have few guaranteed supply arrangements with our limited source suppliers, do not maintain an extensive inventory of parts or components, and customarily purchase parts and components pursuant to actual or anticipated purchase orders placed from time to time in the ordinary course of business.

Related to this topic, we produce substantially all of our products through third-party contract manufacturers. Like raw materials, the elimination of any of these entities or delays in the fulfillment process, for whatever reason, may impact our ability to fulfill customer orders on a timely basis and may have a material adverse effect on our business, operating results, or financial condition.

To satisfy customer requirements, we may be required to stock certain long lead-time parts and/or finished product in anticipation of future orders, or otherwise commit funds toward future purchase. The failure of such orders to materialize as forecasted could limit resources available for other important purposes or accelerate the requirement for additional funds. In addition, such excess inventory could become obsolete, which would adversely affect financial performance. Business disruption, production shortfalls or financial difficulties of a limited source supplier could materially and adversely affect us by increasing product costs or reducing or eliminating the availability of such parts or components. In such events, the inability to develop alternative sources of supply quickly and on a cost-effective basis could materially impair the ability to manufacture and deliver products on a timely basis and could have a material adverse effect on our business, operating results and financial condition.

Dependence on key personnel

Our success will depend in large part upon our ability to attract and retain highly qualified management, engineering, manufacturing, marketing, sales and R&D personnel. Due to the specialized nature of our business, it may be difficult to locate and hire qualified personnel. The loss of services of one of our executive officers or other key personnel, or the failure to attract and retain other executive officers or key personnel, could have a material adverse effect on our business, operating results and financial condition.

Failure of products to perform properly might result in significant warranty expenses

In general, our products carry a warranty of one or two years, limited to replacement of the product or refund of the cost of the product. In addition, we offer our customers extended warranties. Repeated or widespread quality problems could result in significant warranty expenses and/or the loss of customer confidence. The occurrence of such quality problems could have a material adverse effect on our business, operating results and financial condition.

Intense competition, and continued consolidation in our industry could create stronger competitors and harm the business

The wireless telecommunications equipment market is very competitive. Many of these companies have substantially greater financial resources, larger research and development staffs and greater manufacturing and marketing capabilities than we do. Our products compete directly with products which embody existing and future competing commercial technologies. Other emerging wireless technologies may also provide protection from RF interference and offer enhanced range to wireless communication service providers, potentially at lower prices and/or superior performance, and may therefore compete with our products. High performance RF solutions may not become a preferred technology to address the needs of wireless communication service providers. Failure of our products to improve performance sufficiently, reliably, or at an acceptable price or to achieve commercial acceptance or otherwise compete with existing and new technologies, would have a material adverse effect on our business, operating results and financial condition.

LEGAL RISKS

Intellectual Property and Patents

Our success will depend in part on our ability to obtain patent protection for our products and processes, to preserve trade secrets and to operate without infringing upon the patent or other proprietary rights of others and without breaching or otherwise losing rights in the technology licenses upon which any of our products are based. We have applied for patents for inventions developed internally and acquired patent rights in connection with the purchase of the Adaptive Notch Filtering business unit of Lockheed Martin Canada. One of the patents is jointly owned with Lucent Technologies, Inc. We believe there are a large number of patents and patent applications covering RF products and other products and technologies that we are pursuing. Accordingly, the patent positions of companies using RF technologies, including us, are uncertain and involve complex legal and factual questions. The patent applications filed by us or others may not result in issued patents or the scope and breadth of any claims allowed in any patents issued to us or others may not exclude competitors or provide competitive advantages. In addition, patents issued to us, our subsidiaries or others may not be held valid if subsequently challenged or others may claim rights in the patents and other proprietary technologies owned or licensed by us. Others may have developed or may in the future develop similar products or technologies without violating any of our proprietary rights. Furthermore, the loss of any license to technology that we might acquire in the future may have a material adverse effect on our business, operating results and financial condition.

Some of the patents and patent applications owned by us are subject to non-exclusive, royalty-free licenses held by various U.S. governmental units. These licenses permit these U.S. government units to select vendors other than us to produce products for the U.S. Government, which would otherwise infringe our patent rights that are subject to the royalty-free licenses. In addition, the U.S. Government has the right to require us to grant licenses (including exclusive licenses) under such patents and patent applications or other inventions to third parties in certain instances.

Older patent applications in the U.S. are currently maintained in secrecy until patents are issued. In foreign countries and for newer U.S. patent applications, this secrecy is maintained for a period of time after filing. Accordingly, publication of discoveries in the scientific literature or of patents themselves or laying open of patent applications in foreign countries or for newer U.S. patent applications tends to lag behind actual discoveries and filing of related patent applications. Due to this factor and the large number of patents and patent applications related to RF materials and technologies, and other products and technologies that we are pursuing, comprehensive patent searches and analyses associated with RF technologies and other products and technologies that we are pursuing are often impractical or not cost-effective. As a result, patent and literature searches cannot fully evaluate the patentability of the claims in our patent applications or whether materials or processes used by us for our planned products infringe or will infringe upon existing technologies described in U.S. patents or may infringe upon claims in patent applications made available in the future. Because of the volume of patents issued and patent applications filed relating to RF technologies and other products and technologies that we are pursuing, we believe there is a significant risk that current and potential competitors and other third-parties have filed or will file patent applications for, or have obtained or will obtain, patents or other proprietary rights relating to materials, products or processes used or proposed to be used by us. In any such case, to avoid infringement, we would have to either license such technologies or design around any such patents. We may be unable to obtain licenses to such technologies or, if obtainable, such licenses may not be available on terms acceptable to us or we may be unable to successfully design around these third-party patents.

Our participation in litigation or patent office proceedings in the U.S. or other countries to enforce patents issued or licensed to us, to defend against infringement claims made by others or to determine the ownership, scope or validity of the proprietary rights of us and others, could result in substantial cost to, and diversion of effort by, us. The parties to such litigation may be larger, better capitalized than we are and better able to support the cost of litigation. An adverse outcome in any such proceedings could subject us to significant liabilities to third parties, require us to seek licenses from third parties and/or require us to cease using certain technologies, any of which could have a material adverse effect on our business, operating results and financial condition.

Litigation

We have no active lawsuits, nor any pending or threatened to the best of our knowledge. The act of defending against any potential claim may be costly and divert management attention. If we are not successful in defending against whatever claims and charges may be made against us in the future, there may be a material adverse effect on our business, operating results and financial condition.

Government Regulations

Although we believe that our wireless telecommunications products themselves are not subject to licensing by, or approval requirements of, the FCC, the operation of base stations is subject to FCC licensing and the radio equipment into which our products would be incorporated is subject to FCC approval. Base stations and the equipment marketed for use therein must meet specified technical standards. The ability to sell our wireless telecommunications products is dependent on the ability of wireless base station equipment manufacturers and wireless base station operators to obtain and retain the necessary FCC approvals and licenses. In order for them to be acceptable to base station equipment manufacturers and to base station operators, the characteristics, quality and reliability of our base station products must enable them to meet FCC technical standards. We may be subject to similar regulations of foreign governments. Any failure to meet such standards or delays by base station equipment manufacturers and wireless base station operators in obtaining the necessary approvals or licenses could have a material adverse effect on our business, operating results and financial condition. In addition, certain RF filters are on the U.S. Department of Commerce’s export regulation list. Therefore, exportation of such RF filters to certain countries may be restricted or subject to export licenses.

We are subject to governmental labor, safety and discrimination laws and regulations with substantial penalties for violations. In addition, employees and others may bring suit against us for perceived violations of such laws and regulations. Defending against such complaints could result in significant legal costs for us. Although we endeavor to comply with all applicable laws and regulations, we may be the subject of complaints in the future, which could have a material adverse effect on our business, operating results and financial condition.

Environmental Liability

Certain hazardous materials may be used in research, development and to the extent of any manufacturing operations. As a result, we are subject to stringent federal, state and local regulations governing the storage, use and disposal of such materials. It is possible that current or future laws and regulations could require us to make substantial expenditures for preventive or remedial action, reduction of chemical exposure, or waste treatment or disposal. We believe we are in material compliance with all environmental regulations and to date have not had to incur significant expenditures for preventive or remedial action with respect to the use of hazardous materials.

However, our operations, business or assets could be materially and adversely affected by the interpretation and enforcement of current or future environmental laws and regulations. In addition, although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, there is the risk of accidental contamination or injury from these materials. In the event of an accident, we could be held liable for any damages that result. Furthermore, the use and disposal of hazardous materials involves the risk that we could incur substantial expenditures for such preventive or remedial actions. The liability in the event of an accident or the costs of such actions could exceed available resources or otherwise have a material adverse effect on the business, results of operations and financial condition. We carry property and worker’s compensation insurances in full force and effect through nationally known carriers which include pollution cleanup or removal and medical claims for industrial incidents.

RISKS RELATED TO ACQUISITIONS AND BUSINESS EXPANSION

Risks of future acquisitions

In the future , we may pursue acquisitions to obtain products, services and technologies that we believe would complement or enhance our current product or services offerings. At present, no definitive agreements or similar arrangements exist with respect to any such acquisition. An acquisition may not produce the revenue, earnings or business synergies as anticipated and may attach significant unforeseen liabilities, and an acquired product, service or technology might not perform as expected. If an acquisition is pursued, our management could spend a significant amount of time and effort in identifying and completing the acquisition and may be distracted from the operations of the business. In addition, management would probably have to devote a significant amount of resources toward integrating the acquired business with the existing business, and that integration may not be successful.

International operations

We are in discussions and have agreements in place with companies in non-U.S. markets to form manufacturing, product development joint ventures and other marketing, distribution or consulting arrangements. We also have agreements with foreign entities for international distribution as well as foreign sources of components to be used in North America. These agreements and relationships help us optimize our competitive position and cost structure. There are many such entities that exist, domestically and internationally, that offer similar capabilities, and thus could reduce risk exposure to the loss of such foreign entities.

We believe that non-U.S. markets could provide a substantial source of revenue in the future. However, there are certain risks applicable to doing business in foreign markets that are not applicable to companies doing business solely in the U.S. For example, we may be subject to risks related to fluctuations in the exchange rate between the U.S. dollar and foreign currencies in countries in which we do business. In addition, we may be subject to the additional laws and regulations of these foreign jurisdictions, some of which might be substantially more restrictive than similar U.S. ones. Foreign jurisdictions may also provide less patent protection than is available in the U.S., and we may be less able to protect our intellectual property from misappropriation and infringement in these foreign markets.

Item 1B. Unresolved Staff Comments

Not applicable.

Item 2. Properties

We maintain our corporate headquarters in a 15,000 square foot building located in Elk Grove Village, Illinois under a lease which expires in October 2014. This facility houses our manufacturing, research, development, engineering, administration and marketing activities. We also maintain a 4,000 square foot facility located in Elk Grove Village, Illinois under a lease which expires in October 2014, which is used for R&D purposes. We believe that these facilities are adequate and suitable for our current needs and that additional space would be available on commercial terms as necessary to meet any future needs.

Item 3. Legal Proceedings

None. We were not involved in any such proceedings during 2006 nor are we aware of any pending or threatened litigation.

Item 4. Submission of Matters to a Vote of Security Holders

None.

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities

Our common stock has been listed since June 2002 on the American Stock Exchange under the symbol “ISO.” Prior to that, and until April 1999, our stock had been listed on the OTC Bulletin Board under the symbol “ISCO.” From 1993 until April 1999, our common stock was listed on the NASDAQ National Market. The following table shows, for the periods indicated, the reported high and low sale prices for the common stock. Such prices reflect prices between dealers, without retail mark up, mark down, or commissions and may or may not reflect actual transactions.

	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2005
First Quarter	$0.52	$0.28
Second Quarter	$0.41	$0.22
Third Quarter	$0.29	$0.23
Fourth Quarter	$0.45	$0.25
FISCAL YEAR ENDED DECEMBER 31, 2006
First Quarter	$0.43	$0.30
Second Quarter	$0.43	$0.25
Third Quarter	$0.36	$0.27
Fourth Quarter	$0.45	$0.30

On December 31, 2006, there were approximately 300 holders of record of our common stock. On such date the closing bid price for our common stock as reported on the American Stock Exchange was $0.34.

We have never paid cash dividends on the common stock and we do not expect to pay any dividends on our common stock in the foreseeable future. In addition, borrowings under our line of credit are collateralized by all of our assets — we are prohibited from paying any dividends, other than dividends consisting solely of common stock or rights to purchase common stock, unless our lenders waive such prohibition.

Except as reported on our Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 26, 2006 and August 3, 2006, there were no recent sales of unregistered securities during 2006. Further, there were no repurchases of equity securities by us during the fourth quarter of 2006.

Item 6. Selected Financial Data

The following table presents selected consolidated financial data with respect to us as of and for the years ended December 31, 2002, 2003, 2004, 2005, and 2006. The selected consolidated financial data for each of the years in the five-year period ended December 31, 2006 have been derived from our audited consolidated financial statements. The information set forth below should be read in conjunction with Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8. “Financial Statements and Supplementary Data.”

	2002	2003	2004	2005	2006
CONSOLIDATED STATEMENT OF
OPERATIONS DATA
Net sales	$3,662,805	$3,238,402	$2,621,933	$10,264,428	$14,997,320
Costs and expenses:
Cost of sales	3,565,140	1,639,540	1,527,554	5,121,650	9,066,929
Research and development	2,737,084	988,425	1,119,406	1,767,447	2,011,652
Selling and marketing	2,201,195	959,798	1,164,830	1,861,065	3,207,882
General and administrative	7,972,948	5,614,492	4,757,935	3,691,070	4,287,080

Operating loss	(12,813,562)	(5,963,853)	(5,947,792)	(2,176,804)	(3,576,223)
Other income (Expense)
Interest income	62,954	5,087	8,660	77,383	118,590
Interest expense	(327,224)	(1,197,309)	(1,028,169)	(877,461)	(907,351)

Total other expense, net	(264,270)	(1,192,222)	(1,019,509)	(800,078)	(788,761)

Net loss	$(13,077,832)	$(7,156,075)	$(6,967,301)	(2,976,882)	$(4,364,984)

Basic and diluted loss per
common share	$(0.09)	$(0.05)	$(0.04)	$(0.02)	$(0.02)
Weighted average number of
common shares outstanding	142,884,921	148,080,749	158,977,249	170,786,657	185,506,261

CONSOLIDATED BALANCE
SHEET DATA
Cash and cash equivalents	$216,119	$346,409	$402,391	$3,486,430	$2,886,476

Working capital	1,333,827	735,840	979,413	6,396,541	(1,422,309)

Total assets	19,183,000	17,723,035	17,133,752	22,905,633	26,875,195

Long-term debt, less current portion	2,000,000	5,000,000	7,500,000	10,520,369	5,131,762

Stockholders' equity	15,380,306	10,943,247	7,247,635	10,530,716	8,164,192

We received $150,000 from our landlord for leasehold improvements during late 2004 and early 2005. Consistent with the appropriate accounting treatment of showing these items separately (i.e., showing the full value of the leasehold improvement within fixed assets and the unamortized value of the landlord credit within current liabilities) working capital and total assets were reclassified in the 2004 figure above to conform to the 2005 presentation of these items. This reclassification has no material effect on the business condition or results.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

The discussion below contains certain forward-looking statements that reflect our current expectations regarding the Company’s future results of operations, performance and achievements. Please see the discussion of such forward-looking statements under “Forward Looking Statements” above.

Overview

We have employed an outsourced manufacturing model wherein we supply raw materials to external parties and products are then completed. Further, this system allows us to outsource procurement in the future if we choose to do so. Manufacturing partners then produce to specification with Company personnel on hand to assist with quality control. Our products are designed for efficient production in this manner, emphasizing solid-state electronics over mechanical devices with moving parts. The cost benefits associated with these developments, coupled with enhanced product functionality, have allowed us to realize good margins and efficiently managed overhead costs. Extensions of developed technology, based on substantial input from customers, have allowed us to launch the RF² product family and consider additional solutions while generally controlling total R&D cost.

Wireless telecommunications has undergone significant merger activity in recent years, a trend which we believe will continue. These activities often result in operators with disparate technologies and spectrum assets, and the need to integrate those assets. In addition, the deployment of data applications is adding to the industry requirement to integrate disparate technologies into base stations and other fixed points of access, resulting in the need to manage multiple wireless signals and keep them from interfering with each other. We are focused on providing solutions that address these types of requirements. During 2006, we bid on substantially larger business opportunities than we had in recent years. These proposals often are accompanied by long approval cycles and we may bear up-front product development costs. We believe the potential benefits to outweigh these costs, and expect to continue to bid on these types of business opportunities.

We announced several significant recent events during 2006 and early 2007, including a continuing trend of substantially increased revenue during 2006 which saw the three best quarterly revenue figures in our history, increased international sales and sourcing activities, additional penetration into our largest customers, our first products based partly on digital technology, and $5 million in funding intended to support new product development. Despite these improvements, the wireless telecommunications industry is subject to risks beyond our control that can negatively impact customer capital spending budgets (as occurred during 2003) and/or spending patterns (as occurred during 2004 and to a lesser extent on a quarterly basis after 2004). In addition, a large portion of our debt ($11.3 million) matures in August 2007 and must be refinanced. For these and other reasons, our financial statements have been prepared assuming we will continue as a going concern.

From a company-specific view, we have invested in measured infrastructure growth to allow for potentially substantial revenue expansion. This has caused spending to increase from 2004 levels. We believe that we now have the infrastructure largely in place to allow for such potential revenue expansion, and therefore as a general guideline do not expect fixed costs to rise, except for some R&D associated with product initiatives, during 2007.

We are pursuing digital technologies, evidenced by the deployment of our digital (front end) ANF solution platform during 2006, subsequent extensions of that platform, and our expectation to complete a fully digital ANF platform during 2007. We believe that producing solutions on a digital platform will allow us to extend coverage in the wireless telecommunications realm, both in more aspects of the cellular market and beyond the cellular market, and thus greatly increase our available market.

Results of Operations

Years Ended December 31, 2006 and 2005

Our net sales increased $4,733,000, or 46%, from $10,264,000 in 2005 to $14,997,000 in 2006. This increase was due primarily to the expansion of the RF² product family and related revenues, particularly from data network deployments. An incremental improvement was also seen from the shipment of more ANF products during 2006 than during prior years. We saw our first deferred software revenue during 2006, carrying nearly $0.2 million in deferred software maintenance revenue into 2007. We anticipate our unit volume and related revenue to increase during 2007 as compared to 2006, due to existing and/or anticipated customer orders. Our order backlog as of December 31, 2006 remained minimal, which was consistent with the end of 2005. However, we are pursuing substantial potential revenue opportunities as of the beginning of 2007.

Cost of products sold increased $3,945,000, or 77%, from $5,122,000 in 2005 to $9,067,000 in 2006. The increase in cost of sales was due to the increase in sales volume, as well as a less favorable product mix than was realized during the prior year. RF² products have varied gross margins, but typically are below margins for ANF products, and the expansion of lower margin products outpaced that of the higher margin products. We believe that our consistent gross margin of 40% during 2006 is superior to the industry norm, but it was below our record 50% achieved during 2005.

Our internally funded research and development expenses increased $245,000, or 14%, from $1,767,000 in 2005 to $2,012,000 during 2006. We expensed approximately $200,000 of capitalized patent-related charges during the second quarter 2005, as we deemed such items to be unlikely to generate significant future revenues, so the increase in 2006 cash spend over 2005 was $200,000 more than reported above. We added a significant number of products to our RF² product family during 2006, including a GMA (“ground mounted amplifier”), as well as the first digital platformed ANF products. We expect to continue to invest more in R&D during 2007 than we did during 2006 as we expand both our existing product families and develop two new product lines that would be applicable in wireless technologies beyond cellular telecommunications, particularly in the digital space.

Selling and marketing expenses increased $1,347,000, or 72%, from $1,861,000 during 2005 to $3,208,000 during 2006. The increase in expense was attributable to the continued addition of personnel in this area as we pursue additional customers and larger, more diverse opportunities (these elements contributed to the 46% annual revenue growth increase in 2006 over 2005; and higher if viewed on a quarterly basis during the last three quarters of 2006). We have also performed extensive customer development activities as we have added new customers and launched new products, including a very detailed and comprehensive interference study over a wide geographic range (a one-time cost of approximately $0.2 million).

General and administrative expenses increased $596,000, or 16%, from $3,691,000 in 2005 to $4,287,000 during 2006. This increase was largely attributable to a $0.5 million increase in non-cash equity charges associated with stock-based compensation.

Interest income increased $42,000, or 55%, from $77,000 in 2005 to $119,000 during 2006. This increase was due to the timing of payments and funding from the June 2006 financing proceeds. Additionally, we saw improved cash flows from operations during the second half of 2006.

Interest expense increased $30,000, or 3.4%, from $877,000 in 2005 to $907,000 during 2006. We borrowed $5 million under a convertible debt arrangement during June 2006 with our two largest shareholders, including affiliates, which also hold the remainder of our debt which matures August 2007.

Years Ended December 31, 2005 and 2004

Our net sales increased $7,642,000, or 291%, from $2,622,000 in 2004 to $10,264,000 in 2005. This increase was due primarily to the expansion of the RF² product family and related revenues, particularly from data network deployments. An incremental improvement was also seen from the shipment of more ANF products during 2005, such that we earned more revenue from ANF sales than any prior year, including 2004.

Cost of products sold increased $3,594,000, or 235%, from $1,528,000 in 2004 to $5,122,000 in 2005. The increase in cost of sales was due to the increase in sales volume offset by the more efficient allocation of fixed expenses, the expanded sourcing of raw materials and resulting cost decreases, and other efficiencies.

Our internally funded research and development expenses increased $648,000, or 58%, from $1,119,000 in 2004 to $1,767,000 during 2005. We expensed approximately $200,000 of capitalized patent-related charges during the second quarter 2005, as we deemed such items to be unlikely to generate significant future revenues. We added a significant number of products to our RF² product family during 2005, including a multicoupler solution and a PCS spectrum portfolio.

Selling and marketing expenses increased $696,000, or 60%, from $1,165,000 during 2004 to $1,861,000 during 2005. We have continued to add personnel in this area as we pursue larger business opportunities and additional customers, and thus expect to continue to incur a higher level of selling and marketing expenses in future periods. It should be noted that this cost as a percentage of revenue has decreased from 44% during 2004 to 18% during 2005, reflecting efficiencies in higher sales volume as fixed expenses are allocated over a larger base.

General and administrative expenses decreased $1,067,000, or 22%, from $4,758,000 in 2004 to $3,691,000 during 2005. This decrease was attributable to a $1 million decrease in legal expenses, primarily related to the concluded patent litigation, the reduction in facility costs by approximately $250,000 annually, which is offset by various increases in personnel and related costs due to growth in our size.

Interest income increased $68,000, or 756%, from $9,000 in 2004 to $77,000 during 2005. This increase was due to the timing of payments and funding from the credit line and the August 2005 financing proceeds.

Interest and warrant expense decreased $151,000, or 15%, from $1,028,000 in 2004 to $877,000 during 2005. We borrowed $1 million under our credit line arrangement during 2005, but pursuant to a financing agreement with our lenders, the interest rate was reduced from 14% to 9% as of April 2005.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 3 to the financial statements, we incurred a net loss of $4 million during the year ended December 31, 2006, and, as of that date, our accumulated deficit is $164 million. In addition, we have consistently used, rather than provided, cash in our operations. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about our ability to continue as a going concern. We have been engaged in developing new solutions, and toward that end development spending has preceded sales revenues. Management’s plans in regard to these matters include the focusing of development efforts on products with a greater probability of commercial sales, increased efficiencies and reduced product costs within our outsourced production model, all of which are also described in Note 3. The financial statements do not include any adjustments, including any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty. Significant uses of cash during 2006 included the cost to produce inventory, personnel costs, facility related costs, increased product development (engineering) costs and sales and marketing efforts. Significant sources of cash during 2006 included sales and the resulting realization of customer receivables, the sale of $5 million in convertible debt in June 2006 to entities that, along with their affiliates, are our lenders and also our largest two shareholders.

Current assets including accounts receivable and inventory, and current liabilities including accounts payable and accrued expenses, increased from the prior year figure due to overall higher business levels. Quarterly and annual revenue during 2006 were the highest in our history and, on average, roughly 50% larger than that of the prior year, and thus created larger working capital balances. Working capital includes the classifications listed above.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations, which in turn is dependent upon our ability to meet our financing requirements on a continuing basis, to maintain present financing, and to succeed in our future operations.

At December 31, 2006, our cash and cash equivalents, excluding restricted certificates of deposit, were $2,886,000, a decrease of $600,000 from the December 31, 2005 balance of $3,486,000. This decrease was primarily attributable to the increase in working capital (inventories and accounts receivable) associated with our higher revenue levels and the timing of orders and related shipments.

The continuing development of, and expansion in, sales of our product lines, any potential merger and acquisition activity, as well as any required defense of our intellectual property, may require a commitment of funds to undertake product line development and to market and sell our RF products. The actual amount of our future funding requirements will depend on many factors, including: the amount and timing of future revenues, the level of product marketing and sales efforts to support our commercialization plans, the magnitude of our research and product development programs, our ability to improve or maintain product margins, and the costs involved in protecting our patents or other intellectual property.

We believe that we have sufficient funds to operate our business until $11.3 million of our debt becomes due in August 2007. That debt is held by our two largest shareholders, including affiliates. While we expect to refinance this debt no such refinancing has occurred as of the reporting date, therefore, the ability to refinance our debt and maintain adequate working capital is necessary for us to continue as a going concern Additionally, we project increases in working capital requirements in order to pursue significant business opportunities during 2007 and beyond, and also expect to spend additional financial resources in the expansion of our business and product offerings. As such, we may require additional capital prior to August 2007. We intend to look into augmenting our existing capital position by continuing to evaluate potential short-term and long-term sources of capital whether from debt, equity, hybrid, or other methods. The primary covenant in our existing debt arrangement involves the right of the lenders to receive debt repayment from the proceeds of new financing activities. This covenant may restrict our ability to obtain additional financing or to apply the proceeds of a financing event toward operations until the debt is repaid in full.

Uncommitted Line of Credit (2002 Credit Line)

As of the reporting date, we have drawn $8.5 million of debt financing under a credit line, as described below. During October 2002, we entered into an uncommitted line of credit with our two largest shareholders, an affiliate of Elliott Associates, L.P. (Manchester Securities Corporation) and Alexander Finance, L.P. This line initially provided up to $4 million to us. This line was uncommitted, such that each new borrowing under the facility would be subject to the approval of the lenders. Borrowings on this line bore an initial interest rate of 9.5% and were collateralized by all the assets of the Company. Outstanding loans under this agreement would be required to be repaid on a priority basis should we receive new funding from other sources. Additionally, the lenders were entitled to receive warrants to the extent funds were drawn down on the line. The warrants bore a strike price of $0.20 per share of common stock and were to expire on April15, 2004. The credit line was to mature and be due, including accrued interest thereon, on March 31, 2004. Due to a subsequent agreement between the parties no warrants were issued with subsequent borrowings.

According to existing accounting pronouncements and SEC guidelines, we allocated the proceeds of these borrowings between their debt and equity components. As a result of these borrowings during 2002, we recorded a non-cash charge of $1.2 million through the outstanding term of the warrants (April, 2004). $250,000 and $862,000 of that amount were recorded during 2004 and 2003, respectively. These warrants were valued at $1.2 million of the $2 million debt instrument based on a Black-Scholes valuation that included the difference between the value of our common stock and the exercise price of the warrants on the date of each warrant issuance and a 30% discounted face value of the notes, leaving the remaining $0.8 million as the underlying value of the debt. This $1.2 million was amortized over the vesting period of the warrants (six quarters from the fourth quarter 2002 through the first quarter 2004).

During October 2003, we entered into an agreement with our lenders to supplement the credit line with an additional $2 million, $1 million of which was drawn immediately and $1 million subsequently drawn upon our request and subject to the approval of the lenders. This supplemental facility bore a 14% rate of interest and was due October 31, 2004. The term of the previous credit line was not affected by this supplement, and as such the $4 million borrowed under that line, plus accrued interest, remained due March 31, 2004.

During February 2004, the credit line was extended to a due date of April 2005, with interest after the initial periods to be charged at 14%. No warrants or other inducements were issued with respect to this extension. Additionally, lenders exercised their 10 million warrants during February 2004, agreeing to let us use the funds for general purposes as opposed to repaying debt.

During July 2004, we and our lenders agreed to increase the aggregate loan commitments under the credit line from $6,000,000 to $6,500,000. Simultaneously, we drew the remaining $1,500,000 of the financing.

During November 2004, we and our lenders agreed to increase the line of credit to up to an additional $2 million to an aggregate loan commitment of $8,500,000, $1 million of which was drawn immediately by us with the remaining $1 million drawable upon our request and subject to the approval of the lenders, which occurred during January 2005.

During February 2005, the credit line was extended until April 2006. Interest during the extension period was to be charged at 9%. No warrants or other inducements were issued with respect to this extension.

On August 2, 2005, we and our lenders agreed to extend the due date from April 2006 until August 2007, and the lenders also agreed to waive the Company’s obligation to repay its debt with proceeds from an equity financing transaction with its lenders, including affiliates, in August 2005. No warrants or other inducements were issued as a result of this transaction.
2006 Convertible Debt

During June 2006 we entered into a Securities Purchase Agreement (the “Agreement”) and convertible notes (the “Notes”) with Alexander Finance, L.P., and Manchester Securities Corporation L.P. (together, the “Lenders”), pursuant to which the Lenders have agreed, to each loan us $2,500,000, or an aggregate of $5,000,000, in convertible debt. The Lenders, including affiliates, are our two largest shareholders and the lenders of the 2002 Credit Line referenced above. The transaction was structured as a private placement of securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.

The Notes will mature on June 22, 2010 and bear an interest rate of 5% due at maturity. Both the principal amount and any accrued interest on the Notes are convertible into our common stock at a rate of $0.33 per share, subject to certain anti-dilution adjustments. The Lenders have the right to convert the Notes, both principal and accrued interest, into shares of common stock at the rate of $0.33 per share at any time. We have the right to redeem the Notes in full in cash at any time beginning two years after the date of the Agreement. The conversion rate of the Notes will be subject to customary anti-dilution protections, provided that the number of additional shares of common stock issuable as a result of changes to the conversion rate will be capped so that the aggregate number of shares of common stock issuable upon conversion of the Notes will not exceed 19.99% of the aggregate number of shares of common stock presently issued and outstanding.

The Notes are secured on a first priority basis by all of our intangible and tangible property and assets. Payment of the Notes is guaranteed by our two inactive subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation. The Agreement contains customary representations, warranties and covenants. We filed a registration statement covering the resale of the shares of common stock issuable upon conversion of the Notes with the Securities and Exchange Commission. Concurrently with the execution of the Agreement, the Lenders have waived their right under the 2002 Credit Line to receive the financing proceeds from the issuance of the Notes, allowing us to use the funds for product development or general working capital purposes. No fees were paid to any financial advisor, placement agent, broker or finder in connection with the transactions contemplated by the Agreement and the Notes.

Assuming the Notes are held for the full four year term, 18,505,719 shares of common stock would be required upon settlement, for both principal and interest. This amount is approximately 10% of the then approximately 186 million shares of common stock currently issued and outstanding. As of December 31, 2006, the Lenders, including their affiliates, owned approximately 43% of the Company’s outstanding shares. As a result of this transaction, the combined holdings of the Lenders would be approximately 48% of the Company’s outstanding common stock.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe that our critical accounting policies are limited to those described below. For a detailed discussion on the application of these and other accounting policies, see Note 2 in the notes to the consolidated financial statements.

Revenue Recognition

In accordance with SAB No. 104, we recognize revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured. Revenues from product sales are generally recognized at the time of shipment and are recorded net of estimated returns and allowances. Revenues from services are generally recognized upon substantial completion of the service and acceptance by the customer. We have under certain conditions, granted customers the right to return product during a specified period of time after shipment. In these situations, we establish a liability for estimated returns and allowances at the time of shipment and make the appropriate adjustment in revenue recognized for accounting purposes. During 2006, no revenue was recognized on products that included a right to return or otherwise required customer acceptance after December 31, 2006. We have established a program which, in certain situations, allows customers or prospective customers to field test our products for a specified period of time. Revenues from field test arrangements are recognized upon customer acceptance of the products.

During 2006, we began to sell the dANF product which contains software that is essential to the functionality of the product and as such is required to be accounted for in accordance with SOP 97-2, “Software Revenue Recognition,” as amended by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” The revenue recognized for each separate element of a multiple-element software contract is based upon vendor-specific objective evidence of fair value, which is based upon the price the customer is required to pay when the element is sold separately. The dANF product is recognized as revenue upon shipment while the maintenance is deferred and recognized on a straight line basis during the applicable maintenance period, typically 1-3 years.

We warrant our products against defects in materials and workmanship typically for a 1-2 year period from the date of shipment, though these terms may be negotiated on a case by case basis. A provision for estimated future costs related to warranty expenses is recorded when revenues are recognized. At both December 31, 2006 and 2005 we accrued $34,000 for warranty costs. This warranty reserve is based on the cost to replace a percentage of products in the field at a given point, adjusted by actual experience. Returns and allowances were not significant in any period reported, and form a data point in establishing the reserve. Should this warranty reserve estimate be deemed insufficient, by new information, experience, or otherwise, an increase to warranty expense would be required.

Goodwill and Intangible Assets

During 2006, we completed our annual process of evaluating goodwill for impairment under SFAS No. 142 “Goodwill and Other Intangible Assets”. As the fair value of the enterprise, using quoted market prices for our common stock, exceeded the carrying amount, goodwill was determined to be not impaired. We assess the potential for impairment of goodwill annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. If we determine that the carrying value of goodwill is less than its fair value, a write-down may be required. In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review our identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of the intangible assets is measured by a comparison of the carrying amount to the fair value. If intangible assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value.

Allowance for Doubtful Receivables

An allowance for doubtful receivables may be maintained for potential credit losses. Management specifically analyzes accounts receivable, on a client by client basis, when evaluating the adequacy of our allowance for doubtful receivables including customer credit worthiness and current economic trends and records any necessary bad debt expense based on the best estimate of the facts known to date. Alternatives to this approach include applying a fixed and/or empirical rate of bad debts to receivables. Bad debts have historically been very low (none in 2006 or 2005). We believe our current method to be less arbitrary and more reliable than the alternatives as described. Should the facts regarding the collectability of receivables change, the resulting change in the allowance would be charged or credited to income in the period such determination is made. Such a change could materially impact our financial position and results of operations.

Stock-Based Compensation
Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment," ("FAS 123R") which establishes accounting for equity instruments exchanged for employee services. Under the provisions of FAS 123R, share-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant). Performance-based grants (grants that vest upon a future event and not due to the passage of time) are not expensed until we believe it probable that vesting will occur. We elected to adopt the modified prospective transition method as provided by FAS 123R and, accordingly, financial statement amounts for the prior periods have not been retroactively adjusted to reflect the fair value method of expensing share-based compensation. Under the modified prospective method, share-based expense recognized after adoption includes: (a) share-based expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value and (b) share-based expense for all awards granted subsequent to January 1, 2006. We changed our equity compensation practices at the same time to emphasize grants of restricted stock as opposed to stock options. As most options were fully vested as of January 1, 2006, only a small portion of its total equity compensation expense came from stock options, with the vast majority coming from grants of restricted stock. Grants of restricted stock are valued at the market price on the date of grant and amortized during the service period on a straight-line basis or the vesting of such grant, whichever is higher.

Contractual Obligations, Commitments, and Off Balance Sheet Arrangements

No such arrangements existed as of December 31, 2006, except for leases as described and the minimum lease payments as detailed in this document.

Contractual Obligations	Payments Due by Period
		Less than 1			More than
Year	Total	Year	1-3 Years	3-5 Years	5 Years
Long Term Debt Obligations	$17,787,000	$11,746,000	-	$6,041,000	-
Operating Lease Obligations	$1,659,000	$201,000	$413,000	$427,000	$618,000
Total	$19,446,000	$11,947,000	$413,000	$6,468,000	$618,000

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We plan to adopt the provisions of SFAS 157 on January 1, 2008. We are evaluating the potential impact of SFAS 157, but at this time do not anticipate that it will have an impact on our financial statements when adopted.

In September 2006, the Securities and Exchange Commission ("SEC") released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"). SAB 108 provides guidance on how the effects of the carryover or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (1) the error quantified as the amount by which the current year income was misstated ("rollover method") or (2) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated ("iron curtain method"). The guidance provided by SAB 108 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the first filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the nature and amount of each individual error corrected in the cumulative adjustment, as well as a disclosure of the cause of the error and that the error had been deemed to be immaterial in the past. We adopted SAB 108 for the year ended December 31, 2006, as required, and the adoption did not have a significant impact on our results of operations or financial position.

In July 2006 , FASB released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years ending after December 15, 2006. We will adopt FIN 48 as of January 1, 2007, as required. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. We do not believe the adoption of FIN 48 will impact our results of operations or financial position.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement applies to all voluntary changes in accounting principle, and requires retrospective application to prior periods’ financial statements for changes in accounting principle. SFAS No. 154 was effective for us beginning on January 1, 2006. This statement didn't have a material impact on our financial statements.

Effective January 1, 2006, we adopted SFAS No. 123(R), “Share Based Payments,” as described in Note 7, in the Notes to the Consolidated Financial Statements. For the year ended December 31, 2006, the effect on the results of operations of recording stock-based compensation in accordance with SFAS 123(R) was $1.6 Million.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

We do not have any material market risk sensitive instruments.

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
ISCO International, Inc.

We have audited the accompanying consolidated balance sheets of ISCO International, Inc. (a Delaware corporation) and subsidiaries, as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ISCO International, Inc. and subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company incurred a net loss of $4,364,984 during the year ended December 31, 2006, and, as of that date, the Company’s accumulated deficit was $164,405,272. In addition, the Company has consistently used, rather than provided, cash in its operations. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 2 and 7 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard Number 123 (revised 2004), “Share Based Payments.”

Grant Thornton LLP

Chicago, Illinois
March 30, 2007

ISCO INTERNATIONAL
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
Assets:
Current Assets:
Cash and Cash Equivalents	$2,886,476	$3,486,430
Inventory	6,368,599	2,715,170
Accounts Receivable, net	2,554,716	1,677,334
Prepaid Expenses and Other	168,741	253,167
Total Current Assets	11,978,532	8,132,101
Property and Equipment	1,334,203	1,037,432
Less: Accumulated Depreciation	(811,167)	(720,142)
Net Property and Equipment	523,036	317,290
Restricted Certificates of Deposit	162,440	242,180
Goodwill	13,370,000	13,370,000
Intangible assets, net	841,187	844,062
Total Assets	$26,875,195	$22,905,633

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts Payable	$1,172,844	$416,095
Inventory-related material purchase accrual	328,663	530,134
Employee-related accrued liability	284,653	208,408
Accrued professional services	93,000	279,000
Other accrued liabilities and current deferred revenue	225,724	301,923
Current Portion of LT Debt, including related interest, with related parties	11,295,957	-
Total Current Liabilities	13,400,841	1,735,560

Deferred facility reimbursement	102,500	118,988
Deferred revenue - non current	75,900	-
Notes and related accrued interest with related parties, net of current portion	5,131,762	10,520,369
Stockholders' equity:
Preferred stock; 300,000 shares authorized; No shares issued and outstanding
at December 31, 2006 and December 31, 2005	-	-
Common stock ($.001 par value); 250,000,000 shares authorized; 189,622,133 and 183,252,018 shares issued and outstanding at December 31, 2006 and
December 31, 2005, respectively	189,622	183,252
Additional paid-in capital	172,379,842	170,387,752
Accumulated deficit	(164,405,272)	(160,040,288)
Total Shareholders' Equity	8,164,192	10,530,716
Total Liabilities and Shareholders' Equity	$26,875,195	$22,905,633

See the accompanying Notes which are an integral part of the financial statements.

ISCO INTERNATIONAL
CONSOLIDATED STATEMENTS OF OPERATIONS

		Year Ended December 31,
	2006	2005	2004
Net sales	$14,997,320	$10,264,428	$2,621,933
Costs and expenses:
Cost of sales	9,066,929	5,121,650	1,527,554
Research and development	2,011,652	1,767,447	1,119,406
Selling and marketing	3,207,882	1,861,065	1,164,830
General and administrative	4,287,080	3,691,070	4,757,935

Total costs and expenses	18,573,543	12,441,232	8,569,725

Operating loss	(3,576,223)	(2,176,804)	(5,947,792)
Other income (expense)
Interest income	118,590	77,383	8,660
Non-cash warrant expense	-	-	(250,297)
Interest expense	(907,351)	(877,461)	(777,872)

Total other expense, net	(788,761)	(800,078)	(1,019,509)

Net loss	$(4,364,984)	(2,976,882)	$(6,967,301)

Basic and diluted loss per common share	$(0.02)	(0.02)	$(0.04)

Weighted average number of common shares outstanding	185,506,261	170,786,657	158,977,249

See the accompanying Notes which are an integral part of the financial statements.

ISCO INTERNATIONAL
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004, 2005, and 2006

	Common	Common	Additional	Accumulated
	Stock	Stock	Paid-In	Deficit
	Shares	Amount	Capital		Total
Balance as of December 31, 2003	150,149,927	$150,150	$160,889,202	$(150,096,105)	$10,943,247
Exercise of Stock Options	1,063,776	1,064	140,676	-	141,740
Exercise of Warrants	10,000,000	10,000	1,990,000	-	2,000,000
Stock-Based Compensation	-	-	879,652	-	879,652
Non-cash Warrant Expense	-	-	250,297	-	250,297
Net Loss	-	-	-	(6,967,301)	(6,967,301)
Balance as of December 31, 2004	161,213,703	$161,214	$164,149,827	$(157,063,406)	$7,247,635
Exercise of Stock Options	2,038,333	2,038	265,078	-	267,116
Equity Financing	20,000,000	20,000	4,280,000	-	4,300,000
Section 16b recovery	-	-	607,223	-	607,223
Stock-Based Compensation	-	-	1,085,624	-	1,085,624
Net Loss	-	-	-	(2,976,882)	(2,976,882)
Balance as of December 31, 2005	183,252,036	$183,252	$170,387,752	$(160,040,288)	$10,530,716
Exercise of Stock Options	2,582,826	2,583	427,330	-	429,913
Stock Grants Vested	3,787,271	3,787	(3,787)	-
Section 16b recovery	-	-	3,124	-	3,124
Stock-Based Compensation	-	-	1,565,423	-	1,565,423
Net Loss	-	-	-	(4,364,984)	(4,364,984)
Balance as of December 31, 2006	189,622,133	$189,622	$172,379,842	$(164,405,272)	$8,164,192

See the accompanying Notes which are an integral part of the financial statements.

ISCO INTERNATIONAL
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years Ended December 31,
	2006	2005	2004
OPERATING ACTIVITIES
Net loss	$(4,364,984)	$(2,976,882)	$(6,967,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	92,963	81,174	633,794
Amortization	54,431	56,560	50,325
Non-cash compensation charges	1,565,423	1,085,624	879,651
Non-cash warrant issuance-related expense	-	-	250,297
Patent-related charge	-	199,819	32,564
Changes in operating assets and liabilities:
Accounts receivable	(877,382)	(1,554,874)	1,047,251
Inventories	(3,653,429)	(1,746,122)	(290,687)
Prepaid expenses and other	84,426	341,321	(273,341)
Accounts payable	756,749	213,482	(41,034)
Accrued liabilities and deferred revenue	476,837	1,290,565	499,616
Deferred occupancy costs	106,250	-	-
Net cash used in operating activities	(5,758,716)	(3,009,333)	(4,178,865)
INVESTING ACTIVITIES
Decrease/ (Increase) in restricted certificates of deposit	79,740	48,847	(250,500)
Payment of patent costs	(51,556)	(49,121)	(38,707)
Acquisition of property and equipment, net	(302,458)	(80,694)	(117,686)
Net cash used in investing activities	(274,274)	(80,968)	(406,893)
FINANCING ACTIVITIES
Proceeds from warrants	-	-	2,000,000
Proceeds from equity issuance	-	4,300,000	-
Proceeds from Section 16b recovery	3,124	607,223	-
Exercise of stock options	429,912	267,117	141,740
Proceeds from issuance of notes	5,000,000	1,000,000	2,500,000
Net cash provided by financing activities	5,433,036	6,174,340	4,641,740

Increase in cash and cash equivalents	(599,954)	3,084,039	55,982
Cash and cash equivalents at beginning of period	3,486,430	402,391	346,409

Cash and cash equivalents at end of period	$2,886,476	$3,486,430	$402,391
Supplemental cash flow information
Cash paid for interest and income taxes	$-	$-	$-

See the accompanying Notes which are an integral part of the financial statements

Notes to the Financial Statements

1. Description of Business

ISCO International (including its inactive subsidiaries, Spectral Solutions, Inc., and Illinois Superconductor Canada Corporation, the “Company”) addresses RF (Radio Frequency) and radio link optimization issues, including interference issues, within wireless communications. The Company uses unique products, including ANF, RF², and other solutions, as well as service expertise, in improving the RF handling of a wireless system, particularly the radio link (the signal between the mobile device and the base station). A subset of this capability is mitigating the impact of interference on wireless communications systems. These solutions are designed to enhance the quality, capacity, coverage and flexibility of wireless telecommunications services. The Company has historically marketed its products to cellular, PCS and wireless telecommunications service providers and OEM’s located both in the United States and in international markets.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits, time deposits, money market funds, and commercial paper which have original maturities of three months or less from the date of purchase. Management believes that the financial institutions in which it maintains such deposits are financially sound and, accordingly, minimal credit risk exists with respect to these deposits.

Accounts receivable

The majority of the Company’s accounts receivable is due from companies in the telecommunications industry. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts receivable are typically due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance could be materially different if economic conditions change or actual results deviate from historical trends.

Inventories

Inventories are stated at the lower of cost (determined on a first in, first out basis) or market.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and are depreciated over the estimated useful lives of the assets using both straight line and accelerated methods. The accelerated method used is the double declining balance method. Software is typically amortized over 3 years utilizing the straight-line method. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the asset or the term of the lease. Amortization of leasehold improvements is included in depreciation expense. The useful lives assigned to property and equipment for the purpose of computing book depreciation follow:

Manufacturing equipment	3 to 4 years
Office equipment	3 to 5 years
Furniture and fixtures	5 years
Leasehold improvements	Life of lease

Income Taxes

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company uses a valuation allowance when it determines the amount of deferred tax asset to include in its financial statement for the current period is not realizable. This valuation allowance is based on historical patterns of taxable income, recognized deferred tax liabilities, and other factors that could impact the current view of future tax asset utilization.

Revenue Recognition

Revenues from product sales are generally recognized at the time of shipment and are recorded net of estimated returns and allowances. Revenues from services are generally recognized upon substantial completion of the service and acceptance by the customer. We have under certain conditions, granted customers the right to return product during a specified period of time after shipment. In these situations, we establish a liability for estimated returns and allowances at the time of shipment and make the appropriate adjustment in revenue recognized for accounting purposes. During 2006, no revenue was recognized on products that included a right to return or otherwise required customer acceptance after December 31, 2006. We have established a program which, in certain situations, allows customers or prospective customers to field test our products for a specified period of time. Revenues from field test arrangements are recognized upon customer acceptance of the products.

During 2006, we began to sell the dANF product which contains software that is essential to the functionality of the product and as such is required to be accounted for in accordance with SOP 97-2, “Software Revenue Recognition,” as amended by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” The revenue recognized for each separate element of a multiple-element software contract is based upon vendor-specific objective evidence of fair value, which is based upon the price the customer is required to pay when the element is sold separately. The dANF product is recognized as revenue upon shipment while the maintenance is deferred and recognized on a straight line basis during the applicable maintenance period, typically 1-3 years.

Product Warranty

The Company warrants its products against defects in materials and workmanship typically for a 1-2 year period from the date of shipment, though these terms may be negotiated on a case-by-case basis. A provision for estimated future costs related to warranty expenses is recorded when revenues are recognized. At both December 31, 2006 and 2005 the Company accrued $34,000 for warranty costs. This warranty reserve is based on the cost to replace a percentage of products in the field at a given point, adjusted by actual experience. Returns and allowances were not significant in any period reported, and form a data point in establishing the reserve. Should this warranty reserve estimate be deemed insufficient, by new information, experience, or otherwise, an increase to warranty expense would be required.

Concentration of Credit Risk

Sales to three of the Company’s customers accounted for 98%, 97% and 94% of the Company’s total revenues for 2006, 2005 and 2004, respectively. The balance of Accounts Receivable from our top three customers was $2.5 Million and $1.7 Million as of December 31, 2006 and  2005, respectively. During 2006 the top three customers were Verizon Wireless, Alltel Corporation, and Bluegrass Cellular Corporation, respectively.

Advertising Costs

Advertising costs are charged to expense in the period incurred.

Research and Development Costs

Research and development costs related to both present and future products are charged to expense in the period incurred.

Net Loss Per Common Share

Basic and diluted net loss per common share are computed based upon the weighted average number of common shares outstanding. Approximately 5 million common shares issuable as of December 31, 2006 upon the exercise of options and warrants, and 9 million unvested shares of restricted stock, are not included in the per share calculations since the effect of their inclusion would be antidilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Description of Certain Concentrations and Risks

The Company operates in a highly competitive and rapidly changing industry. Product revenues are currently concentrated with a limited number of customers, and the supply of certain materials is concentrated among a few providers. The development and commercialization of new technologies by any competitor could adversely affect the Company’s results of operations.

Goodwill and Intangible Assets

Patents and trademarks represent costs, primarily legal fees and expenses, incurred in order to prepare and file patent applications related to various aspects of the Company’s technology and to its current and proposed products. Patents and trademarks are recorded at cost and are amortized using the straight-line method over the shorter of their estimated useful lives or 17 years. The recoverability of the carrying values of patents and trademarks is evaluated on an ongoing basis by Company management. Factors involved in this evaluation include whether the item is in force, whether it has been directly threatened or challenged in litigation or administrative process, continued usefulness of the item in current and/or expected utilization by the Company in its solution offerings, perceived value of such material or invention in the marketplace, availability and utilization of alternative or other technologies, the perceived protective value of the item, and other factors.

During 2006 and 2005, the Company wrote off approximately $0 and $200,000, respectively, in patent-related costs. Total capitalized patent and trademark costs were approximately $841,000 and $844,000 at December 31, 2006 and 2005, respectively. Capitalized patent costs related to pending patents were approximately $289,000 and $266,000 at December 31, 2006 and 2005, respectively. Patents and trademarks were reported net of accumulated amortization of approximately $321,000 and $268,000 at December 31, 2006 and 2005, respectively.

As of the reporting date, the Company had recorded goodwill resulting from the acquisitions of Spectral Solutions, Inc. and the Adaptive Notch Filter division of Lockheed Martin Canada, Inc., both during 2000. Beginning January 1, 2002, goodwill is no longer to be amortized but rather to be tested for impairment on an annual basis and between annual tests whenever there is an indication of potential impairment. Impairment losses would be recognized whenever the implied fair value of goodwill is determined to be less than its carrying value. SFAS 142 prescribes a two-step impairment test to determine whether the carrying value of the Company’s goodwill is impaired. The first step of the goodwill impairment test is used to identify potential impairment, while the second step measures the amount of the impairment loss. Step one to this test requires the comparison of the fair value of each reporting unit with its carrying amount, including goodwill. As the Company is comprised of a single reporting unit, the question of fair value is centered upon whether the market value, as measured by market capitalization, of the Company exceeds shareholders’ equity. The excess of the Company’s market capitalization over its reported shareholders’ equity indicates that the goodwill of the Company’s sole reporting unit was not impaired as of December 31, 2006 and 2005.

The Company’s balances of Goodwill and Intangible Assets were as follows:

	Year Ended December 31,
	2006	2005
	(in thousands of dollars)
Patent, gross	$1,162	$1,112
Accumulated amortization	(321)	(268)

Other amortizable intangibles, net	$841	$844

Goodwill	$13,370	$13,370

The following table summarizes the estimated annual pretax amortization expense for the intangible assets with definitive lives:
2007	51
2008	51
2009	51
2010	51
2011	50
Thereafter	587
Total	$841

Fair Value of Financial Instruments

The carrying values of financial instruments, including accounts receivable, accounts payable, and long-term debt, approximates fair value.

Long Lived Assets

In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate the carrying amount of the assets may not be fully recoverable. Under SFAS No. 144, an impairment loss is recognized when estimated undiscounted future cash flows expected to result from use of the asset and its eventual disposition are less than the carrying amount. Impairment, if any, is determined using discounted cash flows. The Company had no such impairment losses in 2006 or 2005.

Stock-Based Employee Compensation

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment” (SFAS No.123R). This statement requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. Compensation cost is to be measured based on the estimated fair value of the equity-based compensation awards issued as of the grant date. The related compensation expense will be based on the estimated number of awards expected to vest and will be recognized over the requisite service period (often the vesting period) for each grant. The statement requires the use of assumptions and judgments about future events and some of the inputs to the valuation models will require considerable judgment by management.

SFAS No.123(R) replaces FASB Statement No.123 (SFAS No.123), “Accounting for Share-Based Compensation,” and supersedes APB Opinion No.25, “Accounting for Stock Issued to Employees.” The provisions of SFAS No.123(R) are required to be applied by public companies that do not file as small business issuers, as of the first interim or annual reporting period that begins after June 15, 2005, and all other public companies as of the first interim or annual reporting period that begins after December 15, 2005. On April 14, 2005, the SEC adopted a new rule amending the effective date for Statement 123(R). Based on the amended rule, registrants were required to implement Statement 123(R) as of the first annual period beginning after June 15, 2005, which was January 1, 2006 for us.

On January 1, 2006, we adopted SFAS No.123(R), under the modified prospective application transition method without restatement of prior interim periods. This resulted in our recognizing compensation cost based on the requirements of SFAS No.123(R) for all equity-based compensation awards issued after the effective date of this statement. For all equity-based compensation awards that were unvested as of that date, compensation cost is recognized for the unamortized portion of compensation cost not previously included in the SFAS No.123 pro forma footnote disclosure. The adoption of SFAS No.123(R) had a material effect on the Company’s results of operations with respect to equity issuances during 2006, with an equity compensation charge of $1.5 million during 2006.

The effects on earnings and earnings per share if the value recognition provisions of FAS 123(R) were applied to the twelve-month periods ended December 31, 2005 and 2004, respectively, is presented in the following tables:

In thousands of dollars:	Twelve months ended December 31, 2005	Twelve months ended December 31, 2004
Net loss, as reported	$(2,977)	$(6,967)
Deduct net change in stock-based employee compensation expense determined under fair-value-based method of all rewards, net of tax	$(273)	$(406)
Pro forma net loss	$(3,250)	$(7,373)
Pro forma net loss per share (basic)	$(0.02)	$(0.05)
Pro forma net loss per share (diluted)	$(0.02)	$(0.05)

The following table summarizes the stock option activity during the fiscal year ended December 31, 2006:

Outstanding, December 31, 2005	8,146,000
Granted	-
Forfeited or canceled	(651,000)
Exercised	(2,583,000)
Outstanding, December 31, 2006	4,912,000

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2005: no dividend yield, expected volatility of 105%, risk-free interest rate of 3.8%, and an expected life of 4 years. No options were granted during 2006.

At December 31, 2006, a total of 4.9 million stock options were outstanding under the Company’s equity compensation plans, all but less than 0.1 million of which are fully vested. Stock-based compensation expense recognized during the fiscal year ended December 31, 2006 includes compensation expense for stock options granted prior to this period but not yet vested, based on the grant date fair value estimated in accordance with the pro forma provisions of FAS 123. Included in stock-based compensation expense for the fiscal year ended December 31, 2006 was $0.1 million related to stock options.

Restricted Share Rights

Restricted share grants offer employees the opportunity to earn shares of the Company’s stock over time. Grants issued during 2006 generally vest over two years for employees and one year for non-employee directors. For grants during 2007 and beyond, we expect that the typical vesting period for employees will be four years while the vesting period for non-employee directors will remain tied to the one year service period (directors are elected annually by our shareholders). We recognize the issuance of the shares related to these stock-based compensation awards and the related compensation expense on a straight-line basis over the vesting period, or on an accelerated basis in those cases where the actual vesting is faster than the proportional straight line value. Included within these grants are also performance-based shares, that is, shares that vest based on accomplishing particular objectives as opposed to vesting over time. No performance-based shares were vested during the fiscal year ended December 31, 2006.

The following table summarizes the restricted stock award activity during 2006.

		Weighted
		Average Grant Date
	Shares	Fair Value (per share)
Outstanding, December 31, 2005	None	None
Granted	15,598,000	$0.35
Forfeited or canceled	(3,097,000)	$0.34
Vested	(3,787,000)	$0.35
Outstanding, December 31, 2006	8,714,000	$0.35

The total fair value of restricted shares vested during the fiscal year ended December 31, 2006 was $1.3 million. Total non-cash equity compensation expense recognized during the fiscal year ended December 31, 2006 was $1.6 million. Non-cash equity expense for the fiscal year ended December 31, 2006 included $1.3 million for vested restricted share grants, $0.1 million for the vesting of stock options awarded prior to 2006, and $0.2 million for the straight-line amortization of restricted share grants that did not vest during the fiscal year ended December 31, 2006.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosure related to the use of fair value measures in financial statements. SFAS 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We plan to adopt the provisions of SFAS 157 on January 1, 2008. We are evaluating the potential impact of SFAS 157, but at this time do not anticipate that it will have an impact on our financial statements when adopted.

In September 2006, the Securities and Exchange Commission ("SEC") released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"). SAB 108 provides guidance on how the effects of the carryover or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (1) the error quantified as the amount by which the current year income was misstated ("rollover method") or (2) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated ("iron curtain method"). The guidance provided by SAB 108 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the first filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the nature and amount of each individual error corrected in the cumulative adjustment, as well as a disclosure of the cause of the error and that the error had been deemed to be immaterial in the past. We adopted SAB 108 for the year ended December 31, 2006, as required, and the adoption did not have a significant impact on our financial statements.

During July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes,” which will impact the recognition, measurement, and disclosure of positions taken for income tax purposes. The Interpretation is effective for fiscal years beginning after December 15, 2006 (January 1, 2007 for us). Because we have historically posted losses and have maintained a full valuation allowance on our available future income tax benefit, we do not expect this Interpretation to have a material effect on our results of operations or financial position.

Reclassifications

Certain amounts reported in prior years have been reclassified from what was previously reported to conform to the current year’s presentation.

3. Realization of Assets

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses from operations in recent years, and such losses have continued through the year ended December 31, 2006. In addition, the Company has used, rather than provided, cash in its operations. Consistent with these facts, the accompanying report from Grant Thornton, LLP, the Company’s independent registered public accounting firm, includes the comment that there is substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company has incurred, and continues to incur, losses from operations. For the years ended December 31, 2006, 2005, and 2004, the Company incurred net losses of $4.4 million, $3.0 million, and $7.0 million, respectively. During those years the Company implemented strategies to reduce its cash used in operating activities. The Company’s strategy included the consolidation of its manufacturing and research and development facilities and a targeted reduction of the employee workforce, increasing the efficiency of the Company’s processes, focusing development efforts on products with a greater probability of commercial sales, reducing professional fees and discretionary expenditures, and negotiating favorable payment arrangements with suppliers and service providers. More importantly, the Company configured itself along an outsourcing model, thus allowing for relatively large, efficient production without the associated overhead. The combination of these factors has been effective in bringing the Company closer to profitability (from a net loss as high as $28 million during 2001) while enabling it to deliver significant quantities of solutions. Beginning in 2005, the Company began to invest in additional product development (engineering) and sales and marketing resources as it began to increase its volume of business. While viewed as a positive development, these expenditures have added to the funding requirements listed above.

We believe that we have sufficient funds to operate our business until $11.3 million of our debt becomes due in August 2007. That debt is held by our two largest shareholders, including affiliates. While we expect to refinance this debt no such refinancing has occurred as of the reporting date, therefore, the ability to refinance our debt and maintain adequate working capital is necessary for us to continue as a going concern Additionally, we project increases in working capital requirements in order to pursue significant business opportunities during 2007 and beyond, and also expect to spend additional financial resources in the expansion of our business and product offerings. As such, we may require additional capital prior to August 2007. We intend to look into augmenting our existing capital position by continuing to evaluate potential short-term and long-term sources of capital whether from debt, equity, hybrid, or other methods. The primary covenant in our existing debt arrangement involves the right of the lenders to receive debt repayment from the proceeds of new financing activities. This covenant may restrict our ability to obtain additional financing or to apply the proceeds of a financing event toward operations until the debt is repaid in full.

4. Inventories

Inventories consist of the following:

	December 31,	December 31,
	2006	2005
Raw materials	$2,675,000	$1,368,000
Work in process	2,332,000	443,000
Finished product	1,362,000	904,000
Total	$6,369,000	$2,715,000

Cost of product sales for the years ended December 31, 2006 and 2005 includes approximately $165,000 and $0, respectively, of costs in excess of the net realizable value of inventory (including obsolete materials).

Inventory balances are reported net of a reserve for obsolescence. This reserve is computed by taking into consideration the components of inventory, the recent usage of those components, and anticipated usage of those components in the future. At December 31, 2006 and 2005, those reserves were approximately $325,000 and $160,000, respectively.

	For the Years Ended December 31,
	2006	2005	2004
	(in thousands of dollars)
Beginning Balance	$160	$218	$858
Inventory Obsolescence Expense	165	-	57
Inventory Written Off	-	58	697
Recoveries	-	-	-
Ending Balance	$325	$160	$218

5. Allowance for Doubtful Accounts

	For the Years Ended December 31,
	2006	2005	2004
	(in thousands of dollars)
Beginning Balance	$0	$0	$4
Bad Debt Expense	-	-	-
Accounts Written Off	-	-	-
Recoveries	0	0	4

Ending Balance	$0	$0	$0

6. Capital Stock

The Company has an authorized class of undesignated preferred stock consisting of 300,000 shares. Preferred stock may be issued in series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof, to the extent that such are not fixed in the Company’s certificate of incorporation, as the Company’s Board of Directors (“Board of Directors” or “Board”) determines.

On February 9, 1996, the Board of Directors adopted a shareholder rights plan (the “Rights Plan”). In conjunction with the adoption of the Rights Plan, the Company created one series of preferred stock, consisting of 10,000 shares of Series A Junior Participating Preferred Stock (“Series A Preferred”). Each share of Series A Preferred entitled the holder to receive dividends equal to 1,000 times the dividends per share declared with respect to the Company’s common stock and, in the event of liquidation, such holders would have received a preference of 1,000 times the aggregate amount to be distributed per share to the holders of the Company’s common stock. Pursuant to the Rights Plan, a Series A Right was associated with, and would have traded with, each share of common stock outstanding. This Rights Plan expired during February 2006.

At December 31, 2006, authorized but unissued shares of common stock have been reserved for future issuance as follows:

Options outstanding (Note 7)	4,912,000

At December 31, 2006, 8.7 million shares of restricted stock had been issued but had not vested.

7. Stock Options and Warrants

On August 19, 1993, the Board of Directors adopted the 1993 Stock Option Plan for employees, consultants, and directors who were not also employees of the Company (outside directors). This plan reached its ten-year expiration during 2003. During the 2003 annual meeting of shareholders, the Company’s shareholders approved a new 2003 Equity Incentive Plan to take the place of the expiring 1993 plan. Unissued options from the 1993 plan were used to fund the 2003 plan. During the 2005 annual meeting of shareholders, the Company’s shareholders approved 12 million additional shares of stock to be included in the 2003 Plan, and clarified the ability for the 2003 Plan to utilize up to 5 million unused shares originally allocated to the 1993 Plan. The maximum number of shares issuable under these plans is 26,011,468. These Plans are collectively referred to as the “Plan”.

For employees and consultants, the Plan provides for granting of restricted shares of stock, Incentive Stock Options (ISOs) and Nonstatutory Stock Options (NSOs). In the case of ISOs, the exercise price shall not be less than 100% (110% in certain cases) of the fair value of the Company’s common stock, as determined by the Compensation Committee or full Board as appropriate (the “Committee”), on the date of grant. In the case of NSOs, the exercise price shall be determined by the Committee, on the date of grant. The term of options granted to employees and consultants will be for a period not to exceed 10 years (five years in certain cases). Options granted under the Plan default to vest over a four-year period (one-fourth of options granted vest after one year from the grant date and the remaining options vest ratably each month thereafter), but the vesting period is determined by the Committee and may differ from the default period. In addition, the Committee may authorize option and restricted stock grants with vesting provisions that are not based solely on employees’ rendering of additional service to the Company.

For outside directors, the Plan provides that each outside director will be automatically granted NSOs on the date of their initial election to the Board of Directors. On the date of the annual meeting of the stockholders of the Company, each outside director who is elected, reelected, or continues to serve as a director, shall be granted additional NSOs, except for those outside directors who are first elected to the Board of Directors at the meeting or three months prior. The options granted vest ratably over one or two years, based on the date of grant, and expire after ten years from the grant date. Beginning in 2006, the Compensation Committee of the Board approved grants of Restricted Stock to be used as compensation for outside directors in lieu of NSO’s.

During 2005, the Board elected to utilize a transition rule provided under FAS 123R, and accelerated the vesting to December of 2005 a total of 364,198 options that were priced above the Company’s stock price (i.e., “out of the money” options) and scheduled to vest after 2005. There was no compensation expense recognized upon the acceleration of the options in 2005. The majority of these accelerated options were scheduled to vest during the first quarter 2006. By employing this method, these options are excluded from the Company’s FAS 123R calculation in 2006, but are included in the FAS 148 pro forma disclosure presented in Note 2. Beginning in 2006, the Board began providing restricted stock grants in lieu of stock options within both employee and non-employee compensation programs. The impact of the new accounting standard, industry trends, and the ability to use fewer shares to achieve intended results are a few of the reasons behind this change in view. The Board has also expressed an intention to continue to utilize performance-based equity incentives for more cases of equity compensation than in years past.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2005 and 2004: risk-free interest rate of 4.1% and 2.7%, respectively; a dividend yield of 0%; annual volatility factor of the expected market price of the Company’s common stock of 0.85 and 1.14, respectively (the daily “volatility”, which is measured as the standard deviation of the closing stock price for the same periods, would be 0.05 and 0.10); and expected life of the options of 4.0 years.   No options were issued during 2006.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The table below summarizes all option activity during the three year period ended December 31, 2006:

	Options
	Outstanding	Exercise Price Per Share
Outstanding at December 31, 2003	6,660,000	$0.11 —21.50

Granted	4,540,000	$0.14 — 0.89
Exercised	(1,046,000)	$0.11 — 0.49
Forfeited	(1,095,000)	$0.11 — 21.50
Outstanding at December 31, 2004	9,059,000	$0.11 — 18.25

Granted	2,815,000	$0.25 — 0.43
Exercised	(2,038,000)	$0.11 — 0.14
Forfeited	(1,690,000)	$0.11 — 18.25
Outstanding at December 31, 2005	8,146,000	$0.11 — 18.25

Granted	-
Exercised	(2,583,000)	$0.11 - 0.39
Forfeited	(651,000)	$0.25 - 18.25
Outstanding at December 31, 2006	4,912,000	$0.11 - 1.81

The weighted-average exercise price of options outstanding at December 31, 2006, 2005 and 2004, was $0.41, $0.28, and $0.40, respectively. The weighted-average exercise price of options granted, exercised, and forfeited during 2006 was N/A, $0.35 and $0.95, respectively. The weighted-average fair value of options granted during 2006, 2005 and 2004 was N/A, $0.36, and $0.18, respectively. No stock option grants were issued during 2006.

Following is additional information with respect to options outstanding at December 31, 2006:

	$0.11 to	$0.24 to	$0.45 to
	$0.22	$0.43	$1.81
OUTSTANDING AT DECEMBER 31, 2006
Number of options	1,145,000	2,755,000	1,012,000
Weighted-average exercise price	$0.14	$0.35	$0.89
Weighted-average remaining contractual life in years	7	7	4
EXERCISABLE AT DECEMBER 31, 2006
Number of options	1,104,000	2,755,000	1,012,000
Weighted-average exercise price	$0.14	$0.35	$0.89

The total number of unvested options outstanding at December 31, 2006 was less than 0.1 million, which will vest based on employees’ continued service to the Company.

8. Long-Term Debt

Uncommitted Line of Credit (2002 Credit Line)

As of the reporting date, we have drawn $8.5 million of debt financing under a credit line, as described below. During October 2002, we entered into an uncommitted line of credit with our two largest shareholders, an affiliate of Elliott Associates, L.P. (Manchester Securities Corporation) and Alexander Finance, L.P. This line initially provided up to $4 million to us. This line was uncommitted, such that each new borrowing under the facility would be subject to the approval of the lenders. Borrowings on this line bore an initial interest rate of 9.5% and were collateralized by all the assets of the Company. Outstanding loans under this agreement would be required to be repaid on a priority basis should we receive new funding from other sources. Additionally, the lenders were entitled to receive warrants to the extent funds were drawn down on the line. The warrants bore a strike price of $0.20 per share of common stock and were to expire on April15, 2004. The credit line was to mature and be due, including accrued interest thereon, on March 31, 2004. Due to a subsequent agreement between the parties no warrants were issued with subsequent borrowings.

According to existing accounting pronouncements and SEC guidelines, we allocated the proceeds of these borrowings between their debt and equity components. As a result of these borrowings during 2002, we recorded a non-cash charge of $1.2 million through the outstanding term of the warrants (April, 2004). $250,000 and $862,000 of that amount were recorded during 2004 and 2003, respectively. These warrants were valued at $1.2 million of the $2 million debt instrument based on a Black-Scholes valuation that included the difference between the value of our common stock and the exercise price of the warrants on the date of each warrant issuance and a 30% discounted face value of the notes, leaving the remaining $0.8 million as the underlying value of the debt. This $1.2 million was amortized over the vesting period of the warrants (six quarters from the fourth quarter 2002 through the first quarter 2004).

During October 2003, we entered into an agreement with our lenders to supplement the credit line with an additional $2 million, $1 million of which was drawn immediately and $1 million subsequently drawn upon our request and subject to the approval of the lenders. This supplemental facility bore a 14% rate of interest and was due October 31, 2004. The term of the previous credit line was not affected by this supplement, and as such the $4 million borrowed under that line, plus accrued interest, remained due March 31, 2004.

During February 2004, the credit line was extended to a due date of April 2005, with interest after the initial periods to be charged at 14%. No warrants or other inducements were issued with respect to this extension. Additionally, lenders exercised their 10 million warrants during February 2004, agreeing to let us use the funds for general purposes as opposed to repaying debt.

During July 2004, we and our lenders agreed to increase the aggregate loan commitments under the credit line from $6,000,000 to $6,500,000. Simultaneously, we drew the remaining $1,500,000 of the financing.

During November 2004, we and our lenders agreed to increase the line of credit to up to an additional $2 million to an aggregate loan commitment of $8,500,000, $1 million of which was drawn immediately by us with the remaining $1 million drawable upon our request and subject to the approval of the lenders, which occurred during January 2005.

During February 2005, the credit line was extended until April 2006. Interest during the extension period was to be charged at 9%. No warrants or other inducements were issued with respect to this extension.

On August 2, 2005, we and our lenders agreed to extend the due date from April 2006 until August 2007, and the lenders also agreed to waive the Company’s obligation to repay its debt with proceeds from an equity financing transaction with its lenders, including affiliates, in August 2005. No warrants or other inducements were issued as a result of this transaction.

2006 Convertible Debt

During June 2006 we entered into a Securities Purchase Agreement (the “Agreement”) and convertible notes (the “Notes”) with Alexander Finance, L.P., and Manchester Securities Corporation L.P. (together, the “Lenders”), pursuant to which the Lenders have agreed, to each loan us $2,500,000, or an aggregate of $5,000,000, in convertible debt. The Lenders, including affiliates, are our two largest shareholders and the lenders of the 2002 Credit Line referenced above. The transaction was structured as a private placement of securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.

The Notes will mature on June 22, 2010 and bear an interest rate of 5% due at maturity. Both the principal amount and any accrued interest on the Notes are convertible into our common stock at a rate of $0.33 per share, subject to certain anti-dilution adjustments. The Lenders have the right to convert the Notes, both principal and accrued interest, into shares of common stock at the rate of $0.33 per share at any time. We have the right to redeem the Notes in full in cash at any time beginning two years after the date of the Agreement. The conversion rate of the Notes will be subject to customary anti-dilution protections, provided that the number of additional shares of common stock issuable as a result of changes to the conversion rate will be capped so that the aggregate number of shares of common stock issuable upon conversion of the Notes will not exceed 19.99% of the aggregate number of shares of common stock presently issued and outstanding.

The Notes are secured on a first priority basis by all of our intangible and tangible property and assets. Payment of the Notes is guaranteed by our two inactive subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation. The Agreement contains customary representations, warranties and covenants. We filed a registration statement covering the resale of the shares of common stock issuable upon conversion of the Notes with the Securities and Exchange Commission Concurrently with the execution of the Agreement, the Lenders have waived their right under the 2002 Credit Line to receive the financing proceeds from the issuance of the Notes, allowing us to use the funds for product development or general working capital purposes. No fees were paid to any financial advisor, placement agent, broker or finder in connection with the transactions contemplated by the Agreement and the Notes.

Assuming the Notes are held for the full four year term, 18,505,719 shares of common stock would be required upon settlement, for both principal and interest. This amount is approximately 10% of the then approximately 186 million shares of common stock currently issued and outstanding. As of December 31, 2006, the Lenders, including their affiliates, owned approximately 43% of the Company’s outstanding shares. As a result of this transaction, the combined holdings of the Lenders would be approximately 48% of the Company’s outstanding common stock.

9. Income Taxes

The Company has net operating loss carryforwards for tax purposes of approximately $137,002,000 at December 31, 2006. The net operating loss carryforwards expire in the following years:
Year	Amount
2007	974,000
2008	1,658,000
2009	3,973,000
2010	8,199,000
2011	11,953,000
2012	11,922,000
2018	11,146,000
2019	10,726,000
2020	15,501,000
2021	24,904,000
2022	13,982,000
2023	5,284,000
2024	9,758,000
2025	3,371,000
2026	3,651,000
Total	$137,002,000

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:
	2006	2005	2004
Tax benefit computed at the Federal statutory rate	34.00%	34.00%	34.00%
Increase (decrease) in taxes due to:
Change in valuation allowance	-38.80%	-38.80%	-38.80%
State taxes, net of Federal benefit	4.80%	4.80%	4.80%

Significant components of the Company’s deferred tax assets and liabilities are as follows:
	December 31,	December 31,
	2006	2005
Deferred tax assets
Net operating loss carryforward	$52,061,000	$50,490,000
Accrued liabilities	1,223,000	840,000
Inventories	124,000	61,000
Property and Equipment	893,000	893,000

Total deferred tax assets	54,301,000	52,284,000
Deferred liabilities:
Patent costs	(320,000)	(321,000)

Net deferred tax assets	53,981,000	51,963,000
Valuation allowance	(53,981,000)	(51,963,000)
Net Deferred tax assets	$—	$—

The valuation allowance increased during 2006 and 2005 by $2,018,000 and $1,595,000, respectively, due primarily to the increase in the net operating loss carryforward. Based on the Internal Revenue Code and changes in the ownership of the Company, utilization of the net operating loss carryforwards will be subject to annual limitations.

10. Leases

The Company leases its manufacturing and office space, as well as some testing and office equipment. Under the terms of its two leases in Elk Grove Village, IL, which expire October 2014, the Company is responsible for proportionate real estate taxes and operating expenses.

Future minimum payments under the operating leases consist of the following at December 31, 2006:

Year	Amount
2007	$201,000
2008	205,000
2009	208,000
2010	211,000
2011	216,000

Rent expense totaled $251,000, $151,000, and $260,000 for the years ended December 31, 2006, 2005, and 2004, respectively.

11. 401(k) Plan

The Company has a 401(k) plan covering all employees who meet prescribed service requirements. The plan provides for deferred salary contributions by the plan participants and a Company contribution. Through 2005, Company contributions, if any, have been at the discretion of the Board of Directors and not to exceed the amount deductible under applicable income tax laws. No Company contribution was made for the years ended December 31, 2005 and 2004. Beginning in 2006, the Company began providing a partial match of employee contributions, up to a maximum of 3% of employee salary.

12. Litigation

There was no existing, pending, or threatened litigation at the time of this filing.

13. Segment Reporting

The Company adopted SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operated as a single segment for all periods presented.

14. Selected Quarterly Financial Data (Unaudited)

A summary of selected quarterly information for 2006 and 2005 is as follows:

	2006 Quarter Ended
	March 31	June 30	September 30	December 31
	(in thousands of U.S. dollars except per share amounts)
Net Sales	$1,326	$3,446	$6,433	$3,792
Gross Profit	495	1,387	2,583	1,464
Net Loss	(1,700)	(1,231)	(167)	(1,267)
Loss per Share	$(0.01)	$(0.01)	$(0.00)	$(0.01)

	2005 Quarter Ended
	March 31	June 30	September 30	December 31
	(in thousands of U.S. dollars except per share amounts)
Net Sales	$3,293	$2,484	$2,037	$2,450
Gross Profit	1,372	1,290	1,265	1,216
Net Loss	(482)	(811)	(596)	(1,088)
Loss per Share	$0.00	$(0.01)	$0.00	$(0.01)

As an after-market vendor, the Company’s revenue has fluctuated from quarter to quarter, consistent with buying patterns of planning processes within wireless telecommunications carriers. With the advent of significant projects such as data networks, funds are often reallocated between periods and thus diminish the pool of funds available for normal activities. The Company’s objective is to be included in these projects, and thus realize a higher, more stable revenue stream.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures

(a) An evaluation was performed under the supervision and with the participation of the Company’s management, including its Chief Executive Officer, or CEO, and Chief Financial Officer, or CFO, of the effectiveness of the Company’s disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of December 31, 2006. Based on that evaluation, the Company’s management, including the CEO and CFO, concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act, is recorded, processed, summarized and reported as specified in Securities and Exchange Commission rules and forms.

(b) There were no significant changes in the Company’s internal control over financial reporting identified in connection with the evaluation of such controls that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Item 9B. Other Information

None.

PART III

Item 10. Directors, Executive Officers, and Corporate Governance

The information required by this item is incorporated herein by reference to the similarly named sections in our definitive proxy statement for the 2007 annual meeting of shareholders.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest.

The Code of Ethics includes procedures for reporting violations of the Code of Ethics. In addition, the Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Ethics is intended to comply with the rules of the SEC and AMEX and includes these required procedures. The Code of Ethics is available on our website at www.iscointl.com (under “Investors”). We have also filed the Code of Ethics as Exhibit 14 to this Annual Report on Form 10-K for the year ended December 31, 2006.

Item 11. Executive Compensation

The information required by this item is incorporated herein by reference to the similarly named sections in our definitive proxy statement for the 2007 annual meeting of shareholders.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item is incorporated herein by reference to the similarly named sections in our definitive proxy statement for the 2007 annual meeting of shareholders.

Item 13. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is incorporated herein by reference to the similarly named sections in our definitive proxy statement for the 2007 annual meeting of shareholders.

Item 14. Principal Accountant Fees and Services

The information required by this item is incorporated herein by reference to the similarly named sections in our definitive proxy statement for the 2007 annual meeting of shareholders.

 Item 15. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this Form 10-K:

1. The following financial statements of the Company, with the report of independent auditors, are filed as part of this Form 10-K:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2006 and 2005

Consolidated Statements of Operations for the Years Ended December 31, 2006, 2005, and 2004

Consolidated Statements of Stockholders’ Equity (Net Capital Deficiency) for the Years Ended December 31, 2006, 2005 and 2004

Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, 2005, and 2004

Notes to Consolidated Financial Statements

2. The following financial statement schedules of the Company are filed as part of this Form 10-K:

All financial schedules are omitted because such schedules are not required or the information required has been presented in the aforementioned financial statements.

3. Exhibits are listed in the Exhibit Index to this Form 10-K.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of March, 2007.

ISCO INTERNATIONAL

By:	/s/ JOHN THODE
John Thode
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 28th day of March, 2007.

Signature	Title

/s/ JOHN THODE	Chief Executive Officer and Director (Principal Executive Officer and Director)
John Thode

/s/ FRANK CESARIO	Chief Financial Officer (Principal Financial and Accounting Officer)
Frank Cesario

/s/ JAMES FUENTES	Director and Chairman of the Board
James Fuentes

/s/ AMR ABDELMONEM	Director and Chief Technology Officer
Amr Abdelmonem

/s/ GEORGE CALHOUN	Director
George Calhoun

/s/ MICHAEL FENGER	Director
Michael Fenger

/s/ RALPH PINI	Director
Ralph Pini

/s/ TOM POWERS	Director
Tom Powers

/s/ MARTY SINGER	Director
Marty Singer

ISCO INTERNATIONAL
EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1
Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3/A, filed with the Securities and Exchange Commission (“SEC”) on August 13, 1998, Registration No. 333-56601 (the “August 1998 S-3”).

3.2
By-Laws of the Company, incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 26, 1993, Registration No. 33-67756 (the “IPO Registration Statement”).

3.3	Certificate of Amendment of Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to the IPO Registration Statement.

3.4
Certificate of Amendment of Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3/A, filed with the SEC on July 1, 1999, Registration No. 333-77337.

3.5
Certificate of Amendment of Certificate of Incorporation of the Company filed July 18, 2000, incorporated by reference to the Company’s registration statement on Form S-8 filed August 7, 2000 (the August 2000 S-8”).

3.6
Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 25, 2001, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 27, 2001.

3.7
Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 16, 2004, incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K filed on March 31, 2005 (the “2004 10-K”).

4.1	Specimen stock certificate representing common stock, incorporated by reference to Exhibit 4.1 to the IPO Registration Statement.

4.2
Rights Agreement dated as of February 9, 1996 between the Company and LaSalle National Trust, N.A., incorporated by reference to the Exhibit to the Company’s Registration Statement on Form 8-A, filed with the SEC on February 12, 1996.

4.3
The SSI Replacement Nonqualified Stock Option Plan, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on November 3, 2000, Registration No. 333-49268.*

4.4
Amendment No. 1 to the Rights Agreement between ISCO International, Inc. (formerly Illinois Superconductor Corporation) and LaSalle National Trust Association (formerly known as LaSalle National Trust Company) dated as of February 9, 1996, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2002.

10.1 *
Form of Amended and Restated Director Indemnification Agreement, incorporated by reference to Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.

10.2	Public Law Agreement dated February 2, 1990 between Illinois Department of Commerce and Community Affairs and the Company, incorporated by reference to Exhibit 10.5 to the IPO Registration Statement.

10.3
Public Law Agreement dated December 30, 1991 between Illinois Department of Commerce and Community Affairs and the Company, amended as of June 30, 1992, incorporated by reference to Exhibit 10.6 to the IPO Registration Statement.

10.4
Subcontract and Cooperative Development Agreement dated as of June 1, 1993 between American Telephone and Telegraph Company and the Company, incorporated by reference to Exhibit 10.9 to the IPO Registration Statement.

10.5	Intellectual Property Agreement dated as of June 1, 1993 between American Telephone and Telegraph Company and the Company, incorporated by reference to Exhibit 10.10 to the IPO Registration Statement.

10.6	License Agreement dated January 31, 1990 between the Company and Northwestern University, incorporated by reference to Exhibit 10.13 to the IPO Registration Statement.

10.7	License Agreement dated February 2, 1990 between the Company and ARCH Development Corporation, incorporated by reference to Exhibit 10.14 to the IPO Registration Statement.

10.8	License Agreement dated August 9, 1991 between the Company and ARCH Development Corporation, incorporated by reference to Exhibit 10.15 to the IPO Registration Statement.

10.9	License Agreement dated October 11, 1991 between the Company and ARCH Development Corporation, incorporated by reference to Exhibit 10.16 to the IPO Registration Statement.

10.10	Public Law Agreement dated August 18, 1993 between Illinois Department of Commerce and Community Affairs and the Company, incorporated by reference to Exhibit 10.17 to the IPO Registration Statement.

10.11 *	Form of Officer Indemnification Agreement incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

10.12
Escrow Agreement dated August 8, 2000 among the Company, Russell Scott, III, as stockholder representative, and American National Bank and Trust Company, as escrow agent, incorporated by reference to Exhibit 10.25 to the Company’s registration statement on Form S-2 filed September 7, 2000, Registration No. 333-45406 (the “September S-2”).

10.13 *	Employment Agreement with Amr Abdelmonem dated January 1, 2001, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-3 filed on April 20, 2001.

10.14	ISCO International, Inc. Amended and Restated 1993 Stock Option Plan, incorporated by reference to Appendix C and D of the Company’s Definitive Proxy materials filed on May 22, 2001.

10.15
Secured 9 [1] / 2 % Grid Note dated October 23, 2002 between ISCO International, Inc. and Alexander Finance L.P. in the principal amount of $1,752,400, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 24, 2002.

10.16
Secured 9 [1] / 2 % Grid Note dated October 23, 2002 between ISCO International, Inc. and Manchester Securities Corporation in the principal amount of $2,247,600, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 24, 2002.

10.17
Registration Rights Agreement dated October 23, 2002 between ISCO International, Inc. Manchester Securities Corporation, and Alexander Finance L.P., incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 24, 2002.

10.18	ISCO International, Inc. 2003 Equity Incentive Plan, incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on June 20, 2006.

10.19
Secured 14% Grid Note dated October 24, 2003 between ISCO International, Inc. and Alexander Finance, L.P. in the principal amount of $876,200, incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on October 27, 2003.

10.20
Secured 14% Grid Note dated October 24, 2003 between ISCO International, Inc. and Manchester Securities Corporation in the principal amount of $1,123,800, incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on October 27, 2003.

10.21
Secured 14% Grid Note dated July 23, 2004 between ISCO International, Inc. and Alexander Finance, L.P. in the principal amount of $386,900, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 28, 2004.

10.22
Secured 14% Grid Note dated July 23, 2004 between ISCO International, Inc. and Manchester Securities Corporation in the principal amount of $113,100, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 28, 2004.

10.23
Stock Purchase Agreement dated December 15, 2003 between ISCO International, Inc. and Morgan & Finnegan, L.L.P., incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on December 16, 2003.

10.24	Office/Service Center Lease Agreement dated July 20, 2004 between ISCO International, Inc. and D&K Elk Grove Industrial II, LLC, incorporated by reference to Exhibit 10.24 to the 2004 10-K.

10.25
Third Amended and Restated Loan Agreement dated November 10, 2004 between ISCO International, Inc., Manchester Securities Corporation, and Alexander Finance L.P., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 12, 2004.

10.26
Third Amended and Restated Security Agreement dated November 10, 2004 between ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation, and Alexander Finance L.P., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 12, 2004.

10.27
Secured 14% Grid Note dated November 10, 2004 between ISCO International, Inc. and Alexander Finance, L.P. in the principal amount of $1,100,000, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 12, 2004.

10.28
Secured 14% Grid Note dated November 10, 2004 between ISCO International, Inc. and Manchester Securities Corporation in the principal amount of $900,000, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 12, 2004.

10.29
Third Amended and Restated Guaranty of Spectral Solutions, Inc. dated November 10, 2004, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on November 12, 2004.

10.30
Third Amended and Restated Guaranty of Illinois Superconductor Canada Corporation dated November 10, 2004, incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on November 12, 2004.

10.31*
Letter Agreement dated January 6, 2005 between ISCO International, Inc. and John Thode (including Non-Qualified Stock Option Agreement) incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on January 12, 2005.

10.32
Amendment to Loan Documents dated February 10, 2005 between ISCO International, Inc., Manchester Securities Corporation, Alexander Finance, L.P., Spectral Solutions, Inc. and Illinois Superconductor Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 15, 2005.

10.33
Securities Purchase Agreement dated July 25, 2005 by and among ISCO International, Inc. Alexander Finance, L.P., Grace Brothers LTD, Elliott Associates, L.P., and Elliott International, L.P., .incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on July 26, 2005

10.34
Amendment to and Waiver Under Loan Documents dated July 25, 2005 by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P., incorporated by reference to Exhibit 10.2 to the Company’s Current Report of Form 8-K filed on July 26, 2005

10.35
Letter Agreement dated August 5, 2005 by and among ISCO International, Inc., Elliott Associates, L.P., and Elliott International, L.P., incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on August 9, 2005.

10.36*
Thode Employment Agreement dated January 10, 2006 between ISCO International, Inc. and John S. Thode, incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on January 17, 2006.

10.37*
Abdelmonem Employment Agreement dated January 12, 2006 between ISCO International, Inc. and Dr. Amr Abdelmonem, incorporated by reference to Exhibit 10.2 to the Company’s Current Report of Form 8-K filed on January 17, 2006.

10.38*
Restricted Stock Agreement dated January 12, 2006 by and between ISCO International, Inc. and Dr. Amr Abdelmonem, incorporated by reference to Exhibit 10.3 to the Company’s Current Report of Form 8-K filed on January 17, 2006.

10.39*
Employment Agreement dated February 6, 2006 between ISCO International, Inc. and Frank J. Cesario, incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on February 9, 2006.

10.40*	Summary of Non-Employee Director Compensation Policy, incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on February 24, 2006.

10.41
Securities Purchase Agreement by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

10.42
5% Senior Secured Convertible Note by and between ISCO International, Inc. and Manchester Securities Corporation, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

10.43
5% Senior Secured Convertible Note by and between ISCO International, Inc. and Alexander Finance, L.P., incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

10.44
Registration Rights Agreement by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

10.45
Fourth Amended and Restated Security Agreement by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

10.46	Fourth Amended and Restated Guaranty of Spectral Solutions, Inc., incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

10.47	Fourth Amended and Restated Guaranty of Illinois Superconductor Canada Corporation, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

10.48
Amendment to and Waiver Under the Third Amended and Restated Loan Agreement by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006, incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on June 28, 2006.

14	Code of Ethics incorporated by reference to Exhibit 14 to the Company’s Annual Report on Form 10-K filed on March 30, 2004.

21**	List of subsidiaries: Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation

23.1**	Consent of Grant Thornton LLP

31.1**	Certification by Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.

31.2**	Certification by Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.

32**	Certification Pursuant To 18 U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit on this Form 10-K.
**	Filed herewith.

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2007, accompanying the consolidated balance sheet of ISCO International Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years then ended included in its Annual Report on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-3 (File numbers: 333-136612, 333-129339, 333-109127, 333-111242, 333-53338 and 333-53646) and Form S-8 (File numbers: 333-136613, 333-126623, 333-115967, 333-39342, 333-64818, 333-43164 and 333-49268).

Chicago, Illinois
Date: March 30, 2007	By:	/s/ GRANT THORNTON LLP

Exhibit 31.1

CERTIFICATIONS

I, John Thode, certify that:

1. I have reviewed this annual report on Form 10-K of ISCO International, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the registrant and have:

a. designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation;

c. disclosed in this annual report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that was materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the Audit Committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

ISCO International, Inc.

Date: March 30, 2007	By:	/s/ JOHN THODE
John Thode
Chied Executive Officer

Exhibit 31.2

CERTIFICATIONS
I, Frank Cesario, certify that:

1. I have reviewed this annual report on Form 10-K of ISCO International, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the registrant and have:

a. designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation;

c. disclosed in this annual report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that was materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the Audit Committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

ISCO International, Inc.

Date: March 30, 2007	By:	/s/ FRANK CESARIO
Frank Cesario
Chief Financial Officer

Exhibit 32

CERTIFICATION PURSUANT
TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ISCO International, Inc. (the “Company”) on Form 10-K for the fiscal year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN THODE	/s/ FRANK CESARIO

John Thode Chief Executive Officer March 30, 2007	Frank Cesario Chief Financial Officer March 30, 2007